UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MELLANOX TECHNOLOGIES, LTD.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Ordinary shares, par value NIS 0.0175 per share.
(2)

Aggregate number of securities to which transaction applies:

58,914,005 ordinary shares are subject to the transaction (consisting of (i) 54,542,557 issued and outstanding ordinary shares; (ii) 311,967 ordinary shares underlying share options; (iii) 3,996,481 ordinary shares underlying outstanding restricted share unit awards; and (iv) 63,000 ordinary shares underlying outstanding performance share unit awards).

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined by multiplying 0.0001212 by the underlying value of the transaction of $7,364,250,625, which has been calculated as the sum of: (i) 54,542,557 ordinary shares issued and outstanding, multiplied by $125.00 per share; (ii) 311,967 ordinary shares underlying share options, (iii) 3,996,481 ordinary shares issuable upon settlement of restricted share unit awards, multiplied by $125.00 per share; and (iv) 63,000 ordinary shares underlying outstanding performance share unit awards, multiplied by $125.00 per share.

	(4)	Proposed maximum aggregate value of transaction: $7,364,250,625
	(5)	Total fee paid: $892,548

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION—APRIL 22, 2019

Mellanox Technologies, Ltd.

Hakidma 26, Ofer Industrial Park

Yokneam, Israel 2069200

+972-4-909-7200

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

To our Shareholders:

You are cordially invited to attend an extraordinary general meeting of shareholders (the “extraordinary general meeting”) of Mellanox Technologies, Ltd., a company organized under the laws of the State of Israel (“Mellanox,” the “Company,” “we,” “us” or “our”), to be held on                 , 2019, at         (Israel time) (         Eastern Time), at the Company’s offices at 8B Habarzel Street, Tel Aviv, Israel 6971012.

At the extraordinary general meeting, you will be asked to consider and vote on nine matters:

1.

a proposal to approve the acquisition of the Company by NVIDIA International Holdings Inc., a Delaware corporation (“Parent”), including the approval of (a) the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated March 10, 2019, by and among Parent, Teal Barvaz Ltd., a company organized under the laws of the State of Israel and a wholly-owned subsidiary of Parent (“Merger Sub”), NVIDIA Corporation, a Delaware corporation (“NVIDIA”), and the Company, pursuant to which Merger Sub will merge with and into the Company, and the Company will be the surviving company (the “Surviving Company”) and will become a wholly-owned subsidiary of Parent (the “Merger”); (b) the Merger itself; (c) the consideration to be received by the shareholders of the Company in the Merger, consisting of $125.00 per share in cash, without interest and less any applicable withholding taxes, for each ordinary share, par value NIS 0.0175 per share, of the Company (each, a “Company Share”) owned immediately prior to the effective time of the Merger; (d) the purchase by the Company of a tail liability insurance policy for directors and officers of the Company for a period of seven years commencing at the effective time of the Merger in accordance with the terms of the Merger Agreement; (e) the adoption by the Surviving Company of the articles of association of Merger Sub upon and subject to the consummation of the Merger, in accordance with the terms of the Merger Agreement; and (f) all other transactions and arrangements contemplated by the Merger Agreement, a copy of which is attached as Annex A to the proxy statement (collectively, the “Merger Proposal”);

2.

a proposal to adjourn the extraordinary general meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the extraordinary general meeting (the “Adjournment Proposal”);

3.

a non-binding, advisory proposal to approve any “golden parachute compensation” that will or may become payable to the Company’s named executive officers in connection with the Merger (the “Merger-Related Executive Compensation Proposal”);

4.	a proposal to increase the annual base cash compensation for Eyal Waldman, our chief executive officer (“CEO”), from $610,000 to $650,000 (the “CEO Base Salary Proposal”);

5.

a proposal to approve the grant to Mr. Waldman of a 2019 performance-based cash incentive award, which will be tied to the Company’s achievement of pre-established revenue and adjusted operating income objectives for fiscal 2019 and which will be measured and paid, if earned, in 2020 (the “CEO Cash Incentive Proposal”);

6.

a proposal to amend and restate Mr. Waldman’s executive severance benefits agreement (the “Amended Severance Agreement”), in accordance with the Amended Severance Agreement attached as Annex D to this proxy statement, to (i) amend the benefits thereunder to two years of base salary and two years of target bonus (to be paid in accordance with the terms and conditions therein) and vesting acceleration of 100% of his equity awards in the event of certain employment terminations within 12 months following a change in control of the Company and (ii) make such other changes to conform the Amended Severance Agreement to the current executive severance benefits agreements with our executive officers (the “CEO Severance Proposal”);

7.	a proposal to approve the grant to Mr. Waldman of a 2019 equity incentive award of 55,696 restricted share units (the “CEO Equity Award Proposal”);

8.

a proposal to approve certain tax equalization payments to Mr. Waldman to reimburse Mr. Waldman for additional personal income tax liability incurred as the result of him allocating his time between Israel and the United States in the amount of $54,000 for the 2018 tax year and an amount to be determined consistently with past practice but not to exceed $125,000 for the 2019 tax year to be made as soon as administratively practicable after the tax differential is substantiated to the reasonable satisfaction of the Company’s chief financial officer or, in the event that the Merger has been consummated, to the reasonable satisfaction of the chief executive officer or the chief financial officer of NVIDIA (the “CEO Tax Equalization Proposal”); and

9.

a proposal to approve payment of a cash bonus of $25,000 to Greg Waters, an independent member of the Company’s board of directors (the “Board”), in recognition of his services with respect to the Merger (the “Waters Bonus Proposal,” and collectively with the CEO Base Salary Proposal, the CEO Cash Incentive Proposal, the CEO Severance Proposal, the CEO Equity Award Proposal and the CEO Tax Equalization Proposal, the “Compensation Proposals”).

If the Merger is completed, you will be entitled to receive $125.00 in cash, without interest and less any applicable withholding taxes, for each Company Share that you own.

The Board, after considering the factors more fully described in the enclosed proxy statement, has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby (the “Transactions”), including the Merger, are fair to, and in the best interests of, the Company and its shareholders and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of the Company to its creditors; and (ii) approved the Merger, the execution of the Merger Agreement and the consummation of the Transactions. The Board unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Adjournment Proposal; (3) “FOR” the Merger-Related Executive Compensation Proposal; (4) “FOR” the CEO Base Salary Proposal; (5) “FOR” the CEO Cash Incentive Proposal; (6) “FOR” the CEO Severance Proposal; (7) “FOR” the CEO Equity Award Proposal; (8) “FOR” the CEO Tax Equalization Proposal; and (9) “FOR” the Waters Bonus Proposal.

The enclosed proxy statement provides detailed information about the extraordinary general meeting, the Merger Agreement, the Merger, the Adjournment Proposal, the Merger-Related Executive Compensation Proposal and the Compensation Proposals. A copy of the Merger Agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read the proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information.

The extraordinary general meeting will begin promptly at                      (Israel time) (                     Eastern Time) and check-in will begin at local Israeli time. Only holders of record of Company Shares at the close of business on                     , 2019, the record date, are entitled to notice of, to attend and to vote at the extraordinary general meeting and any adjournments or postponements of the extraordinary general meeting.

All shareholders are cordially invited to attend the extraordinary general meeting in person. Even if you plan to attend the extraordinary general meeting, please complete, sign and date the enclosed proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the extraordinary general meeting. Even if you have given your proxy, you may still attend and vote in person at the extraordinary general meeting after revoking your proxy prior to the meeting.

If you hold your Company Shares in “street name,” you should instruct your bank, broker or other nominee how to vote your Company Shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.

Your vote is very important, regardless of the number of Company Shares that you own. We cannot complete the Merger unless the Merger Proposal is approved by the affirmative vote of the holders of at least a majority of the outstanding voting power of the Company. The foregoing majority must be achieved after excluding any votes on account of Company Shares held by (a) Parent, Merger Sub or any person or entity holding, directly or indirectly, 25% or more of the voting power or the right to appoint 25% or more of the directors of Parent or Merger Sub, (b) a person or entity acting on behalf of Parent, Merger Sub or a person or entity described in clause (a) above, or (c) a family member of an individual contemplated by either of clause (a) or (b) above, or an entity controlled by, Parent, Merger Sub or either of the foregoing.

If you have any questions or need assistance voting your Company Shares, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

+1-800-322-2885

proxy@mackenziepartners.com

On behalf of the Board, I thank you for your support and appreciate your consideration of these matters.

Sincerely,

Irwin Federman

Chairman of the Board

The accompanying proxy statement is dated                 , 2019, and, together with the enclosed form of proxy card, is first being mailed to shareholders on or about                     , 2019.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION—APRIL 22, 2019

Mellanox Technologies, Ltd.

Hakidma 26, Ofer Industrial Park

Yokneam, Israel 2069200

+972-4-909-7200

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON             , 2019

Notice is hereby given that an extraordinary general meeting of shareholders (the “extraordinary general meeting”) of Mellanox Technologies, Ltd., a company organized under the laws of the State of Israel (“Mellanox,” the “Company,” “we,” “us” or “our”), will be held on, 2019, at          (Israel time) (         Eastern Time) at the Company’s offices at 8B Habarzel Street, Tel Aviv, Israel 6971012.

We are holding the extraordinary general meeting for the following purposes:

1.

The Merger Proposal. To approve the acquisition of the Company by NVIDIA International Holdings Inc., a Delaware corporation (“Parent”), including the approval of (a) the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated March 10, 2019, by and among Parent, Teal Barvaz Ltd., a company organized under the laws of the State of Israel and a wholly-owned subsidiary of Parent (“Merger Sub”), NVIDIA Corporation, a Delaware corporation (“NVIDIA”) and the Company, pursuant to which Merger Sub will merge with and into the Company, and the Company will be the surviving company (the “Surviving Company”) and will become a wholly-owned subsidiary of Parent (the “Merger”); (b) the Merger itself; (c) the consideration to be received by the shareholders of the Company in the Merger, consisting of $125.00 per share in cash, without interest and less any applicable withholding taxes, for each ordinary share, par value NIS 0.0175 per share, of the Company (each, a “Company Share”), owned immediately prior to the effective time of the Merger; (d) the purchase by the Company of a tail liability insurance policy for directors and officers of the Company for a period of seven years commencing at the effective time of the Merger in accordance with the terms of the Merger Agreement; (e) the adoption by the Surviving Company of the articles of association of Merger Sub upon and subject to the consummation of the Merger, in accordance with the terms of the Merger Agreement; and (f) all other transactions and arrangements contemplated by the Merger Agreement, a copy of which is attached as Annex A to the proxy statement;

2.

The Adjournment Proposal. To approve the adjournment of the extraordinary general meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the extraordinary general meeting;

3.

The Merger-Related Executive Compensation Proposal. To approve, on a non-binding, advisory basis, any “golden parachute compensation” that will or may become payable to the Company’s named executive officers in connection with the Merger;

4.	The CEO Base Salary Proposal. To approve the increase in annual base compensation to Eyal Waldman, our chief executive officer, from $610,000 to $650,000;

5.

The CEO Cash Incentive Proposal. To approve the grant to Mr. Waldman of a 2019 performance-based cash incentive award, which will be tied to the Company’s achievement of pre-established revenue and adjusted operating income objectives for fiscal 2019 and which will be measured and paid, if earned, in 2020;

6.

The CEO Severance Proposal. To approve the amendment and restatement of Mr. Waldman’s executive severance benefits agreement (the “Amended Severance Agreement”), in accordance with the Amended Severance Agreement attached as Annex D to this proxy statement, to (i) amend the benefits thereunder to two years of base salary and two years of target bonus (to be paid in accordance with the terms and conditions therein) and vesting acceleration of 100% of his equity awards in the event of certain employment terminations within 12 months following a change in control of the Company and (ii) make such other changes to conform the Amended Severance Agreement to the current executive severance benefits agreements with our executive officers;

7.	The CEO Equity Award Proposal. To approve the grant to Mr. Waldman of a 2019 equity incentive award of 55,696 restricted share units;

8.

The CEO Tax Equalization Proposal. To approve certain tax equalization payments to Mr. Waldman to reimburse Mr. Waldman for additional personal income tax liability incurred as the result of him allocating his time between Israel and the United States in the amount of $54,000 for the 2018 tax year and an amount to be determined consistently with past practice but not to exceed $125,000 for the 2019 tax year to be made as soon as administratively practicable after the tax differential is substantiated to the reasonable satisfaction of the Company’s chief financial officer or, in the event that the Merger has been consummated, to the reasonable satisfaction of the chief executive officer or the chief financial officer of NVIDIA; and

9.

The Waters Bonus Proposal. To approve payment of a cash bonus of $25,000 to Greg Waters, an independent member of the Company’s board of directors (the “Board”), in recognition of his services with respect to the Merger.

Only shareholders of record as of the close of business on             , 2019 are entitled to notice of the extraordinary general meeting and to vote at the extraordinary general meeting or any adjournment, postponement or other delay thereof.

The Board, after considering the factors more fully described in the enclosed proxy statement, has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby (the “Transactions”), including the Merger, are fair to, and in the best interests of, the Company and its shareholders and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of the Company to its creditors; and (ii) approved the Merger, the execution of the Merger Agreement and the consummation of the Transactions. The Board unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Adjournment Proposal; (3) “FOR” the Merger-Related Executive Compensation Proposal; (4) “FOR” the CEO Base Salary Proposal; (5) “FOR” the CEO Cash Incentive Proposal; (6) “FOR” the CEO Severance Proposal; (7) “FOR” the CEO Equity Award Proposal; (8) “FOR” the CEO Tax Equalization Proposal; and (9) “FOR” the Waters Bonus Proposal.

All shareholders are cordially invited to attend the extraordinary general meeting in person. Even if you plan to attend the extraordinary general meeting, please complete, sign and date the enclosed proxy card and return it promptly in the postage-paid return envelope in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the extraordinary general meeting. Even if you have given your proxy, you may still attend and vote in person at the extraordinary general meeting after revoking your proxy prior to the extraordinary general meeting.

If you hold your Company Shares in “street name,” you should instruct your bank, broker or other nominee how to vote your Company Shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.

Your vote is very important, regardless of the number of Company Shares that you own. We cannot complete the Merger unless the Merger Proposal is approved by the affirmative vote of the holders of at least a majority of the outstanding voting power of the Company. The foregoing majority must be achieved after excluding any votes on account of Company Shares held by (a) Parent, Merger Sub or any person or entity holding, directly or indirectly, 25% or more of the voting power or the right to appoint

25% or more of the directors of Parent or Merger Sub, (b) a person or entity acting on behalf of Parent, Merger Sub or a person or entity described in clause (a) above, or (c) a family member of an individual contemplated by either of clause (a) or (b) above, or an entity controlled by, Parent, Merger Sub or either of the foregoing.

By the Order of the Board,

Irwin Federman Chairman of the Board , 2019

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE EXTRAORDINARY GENERAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE; OR (2) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. YOU MAY REVOKE YOUR PROXY OR CHANGE YOUR VOTE AT ANY TIME BEFORE IT IS VOTED AT THE EXTRAORDINARY GENERAL MEETING.

If you hold your Company Shares in “street name,” you should instruct your bank, broker or other nominee how to vote your Company Shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.

If you are a shareholder of record, voting in person by ballot at the extraordinary general meeting will revoke any proxy that you previously submitted. If you hold your Company Shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote in person at the extraordinary general meeting.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) attend the extraordinary general meeting and vote in person, your Company Shares will not be counted for purposes of determining whether a quorum is present at the extraordinary general meeting and, if a quorum is present, will have the same effect as a vote “against” the proposal to adopt the Merger Agreement.

We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the Merger, the extraordinary general meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your Company Shares, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

+1-800-322-2885

proxy@mackenziepartners.com

ii

SUMMARY

This summary highlights selected information from this proxy statement related to the merger of Teal Barvaz Ltd., a wholly-owned subsidiary of NVIDIA International Holdings Inc., with and into Mellanox Technologies, Ltd., which we refer to as the “Merger,” and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.” The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to read the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.

Except as otherwise specifically noted in this proxy statement, “Mellanox,” the “Company,” “we,” “us” or “our” and similar words refer to Mellanox Technologies, Ltd., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to NVIDIA International Holdings Inc. as “Parent,” Teal Barvaz Ltd. as “Merger Sub” and NVIDIA Corporation as “NVIDIA.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated March 10, 2019, by and among the Company, Parent, Merger Sub and NVIDIA, as it may be amended from time to time, as the “Merger Agreement.” All currency amounts are in U.S. dollars unless otherwise indicated.

Parties Involved in the Merger

Mellanox Technologies, Ltd.

Mellanox is a company organized under the laws of the State of Israel. We are a fabless semiconductor company that designs, manufactures (through subcontractors) and sells high-performance interconnect products and solutions primarily based on the Ethernet and InfiniBand standards.

The Company’s ordinary shares, par value NIS 0.0175 per share (the “Company Shares”), are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “MLNX.”

NVIDIA Corporation

NVIDIA is a corporation organized under the laws of Delaware. NVIDIA’s invention of the GPU in 1999 sparked the growth of the PC gaming market, redefined modern computer graphics and revolutionized parallel computing. More recently, GPU deep learning ignited modern AI—the next era of computing—with the GPU acting as the brain of computers, robots and self-driving cars that can perceive and understand the world.

NVIDIA’s common stock is listed on Nasdaq under the symbol “NVDA.”

NVIDIA International Holdings Inc.

Parent is a corporation organized under the laws of Delaware. Parent is a wholly-owned subsidiary of NVIDIA.

Teal Barvaz Ltd.

Merger Sub is a company organized under the laws of the State of Israel. Merger Sub is a wholly-owned subsidiary of Parent that was formed on February 28, 2019, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.

The Merger

Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the provisions of Sections 314-327 of the Companies Law 5759-1999 of the State of Israel (together with the rules and regulations promulgated thereunder, the “ICL”), if the Merger is completed, Merger Sub will merge with and into the Company, and the Company will continue as the surviving company and as a wholly-owned subsidiary of Parent (the “Surviving Company”). As a result of the Merger, the Company will cease to be a publicly traded company, all outstanding Company Shares (except for any Company Shares owned by the Company, Parent, Merger Sub or any of their direct or indirect subsidiaries or held in the Company’s treasury (which will remain outstanding and no merger consideration (as defined below) or any other consideration will be delivered in exchange therefor) (the “Excluded Shares”)) will be deemed to be transferred to Parent in exchange for the right to receive $125.00 per share in cash, without interest and less any applicable withholding taxes (the “merger consideration”), and you will no longer own any shares of the Surviving Company.

After the Merger is completed, you will have the right to receive the merger consideration.

Treatment of Company Equity Awards

Company Options

At the time at which the Merger will become effective (the “Effective Time”), each option to purchase Company Shares granted by the Company (each, a “Company Option”), whether or not vested, that is outstanding and unexercised immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash amount equal to the product of the number of Company Shares subject to such Company Option, and the excess, if any, of $125.00 over the applicable per share exercise price of such Company Option.

Cashed-Out Company RSUs

At the Effective Time, each restricted share unit award granted by the Company (each, a “Company RSU”) that is outstanding immediately prior to the Effective Time and either (i) has fully vested as of immediately prior to the Effective Time in accordance with its terms as in effect on the date of the Merger Agreement, but has not been settled in Company Shares prior to the Effective Time, or (ii) is held by a member of the Company’s board of directors (the “Board”) that is not an employee of the Company or a Company subsidiary (whether vested or unvested) (each, a “Cashed-Out Company RSU”), will be cancelled and converted into the right of the holder to receive from the Surviving Company immediately following the Effective Time an amount in cash equal to the product of (x) the number of Company Shares subject to such Company RSU and (y) $125.00.

Assumed Company RSUs

At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time and is not a Cashed-Out Company RSU will be assumed by NVIDIA and converted automatically into a restricted stock unit covering shares of NVIDIA common stock (each, an “Assumed RSU”) having substantially the same terms and conditions as the Company RSU, including vesting schedule and payment timing, but entitling the holder to a number of NVIDIA common shares equal to the product of the number of Company Shares that were issuable with respect to the Assumed RSU immediately prior to the Effective Time multiplied by a fraction (such ratio, the “Exchange Ratio”), the numerator of which is $125.00 and the denominator of which is the volume weighted average price for a common share of NVIDIA on Nasdaq, calculated based on the 10 consecutive trading days ending on the third complete trading day prior to (and excluding) the closing date of the Merger.

Assumed Company PSUs

At the Effective Time, the number of Company Shares subject to each performance share unit award granted by the Company (each, a “Company PSU”) that is outstanding immediately prior to the Effective Time shall be determined by the compensation committee of the Board, as reasonably agreed to by Parent, as the greater of (i) the target number of Company PSUs set forth in the applicable Company PSU grant notice and (ii) such number determined based on the Company’s actual achievement of the applicable performance goals as of the closing date of the Merger and as reasonably agreed to by Parent (such final amount, the “Performance Satisfied

PSUs”). The resulting Performance Satisfied PSUs will be assumed by NVIDIA and converted automatically at the Effective Time into a restricted stock unit award covering shares of NVIDIA common stock having substantially the same terms and conditions as the Company PSU, other than the performance goals, and entitling the holder to a number of shares of NVIDIA common stock equal to the product of the number of Company Shares that were issuable with respect to the Performance Satisfied PSUs multiplied by the Exchange Ratio (each, an “Assumed PSU”).

All of the amounts described in this section will be subject to any applicable withholding taxes and deduction.

For a more complete description of the treatment of Company equity awards, see the section of this proxy statement captioned “The Merger Agreement—Treatment of Company Equity Awards.”

The Extraordinary General Meeting

Date, Time and Place

An extraordinary general meeting of shareholders of the Company (the “extraordinary general meeting”) will be held on,                 2019, at          (Israel time) (         Eastern Time), at the Company’s offices at 8B Habarzel Street, Tel Aviv, Israel 6971012.

Record Date; Shares Entitled to Vote

You are entitled to vote at the extraordinary general meeting if you owned Company Shares at the close of business on                     , 2019 (the “Record Date”). You will have one vote at the extraordinary general meeting for each Company Share that you owned at the close of business on the Record Date.

Purpose

At the extraordinary general meeting, the Company will ask shareholders to vote on proposals to:

(1) approve the acquisition of the Company by Parent, including the approval of (a) the Merger Agreement, dated March 10, 2019, by and among Parent, Merger Sub, NVIDIA and the Company, pursuant to which Merger Sub will merge with and into the Company, and the Company will be the surviving company and will become a wholly-owned subsidiary of Parent; (b) the Merger itself; (c) the consideration to be received by the shareholders of the Company in the Merger, consisting of $125.00 per share in cash, without interest and less any applicable withholding taxes, for each Company Share owned immediately prior to the effective time of the Merger; (d) the purchase by the Company of a tail liability insurance policy for directors and officers of the Company for a period of seven years commencing at the effective time of the Merger in accordance with the terms of the Merger Agreement; (e) the adoption by the Surviving Company of the articles of association of Merger Sub upon and subject to the consummation of the Merger, in accordance with the terms of the Merger Agreement; and (f) all other transactions and arrangements contemplated by the Merger Agreement, a copy of which is attached as Annex A to this proxy statement (collectively, the “Merger Proposal”);

(2) adjourn the extraordinary general meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the extraordinary general meeting (the “Adjournment Proposal”);

(3) approve, on a non-binding, advisory basis, any “golden parachute compensation” that will or may become payable to the Company’s named executive officers in connection with the Merger (the “Merger-Related Executive Compensation Proposal”);

(4) approve an increase to the annual base cash compensation for Eyal Waldman, our chief executive officer (“CEO”), from $610,000 to $650,000 (the “CEO Base Salary Proposal”);

(5) approve the grant to Mr. Waldman of a 2019 performance-based cash incentive award, which will be tied to the Company’s achievement of pre-established revenue and adjusted operating income objectives for fiscal 2019 and which will be measured and paid, if earned, in 2020 (the “CEO Cash Incentive Proposal”);

(6) approve the amendment and restatement of Mr. Waldman’s executive severance benefits agreement (the “Amended Severance Agreement”), in accordance with the Amended Severance Agreement attached as Annex D to this proxy statement, to (i) amend the benefits thereunder to two years of base salary and two years of target bonus (to be paid in accordance with the terms and conditions therein) and vesting acceleration of 100% of his equity awards in the event of certain employment terminations within 12 months following a change in control of the Company and (ii) make such other changes to conform the Amended Severance Agreement to the current executive severance benefits agreements with our executive officers (the “CEO Severance Proposal”);

(7) approve the grant to Mr. Waldman of a 2019 equity incentive award of 55,696 restricted share units (the “CEO Equity Award Proposal”);

(8) approve certain tax equalization payments to Mr. Waldman to reimburse Mr. Waldman for additional personal income tax liability incurred as a result of him allocating his time between Israel and the United States in the amount of $54,000 for the 2018 tax year and an amount to be determined consistently with past practice but not to exceed $125,000 for the 2019 tax year to be made as soon as administratively practicable after the tax differential is substantiated to the reasonable satisfaction of the Company’s chief financial officer or, in the event that the Merger has been consummated, to the reasonable satisfaction of the chief executive officer or the chief financial officer of NVIDIA (the “CEO Tax Equalization Proposal,” and collectively with the CEO Base Salary Proposal, the CEO Cash Incentive Proposal, the CEO Severance Proposal and the CEO Equity Award Proposal, the “Compensation Proposals”); and

(9) approve payment of a cash bonus of $25,000 to Greg Waters, an independent member of the Board, in recognition of his services with respect to the Merger (the “Waters Bonus Proposal”).

Required Vote

The affirmative vote of the holders of at least a majority of the outstanding voting power of the Company is required to approve the Merger Proposal, provided that the following votes on account of Company Shares held by (a) Parent, Merger Sub or any person or entity holding, directly or indirectly, 25% or more of the voting power or the right to appoint 25% or more of the directors of Parent or Merger Sub, (b) a person or entity acting on behalf of Parent, Merger Sub or a person or entity described in clause (a) above, or (c) a family member of an individual contemplated by either of clause (a) or (b) above, or an entity controlled by, Parent, Merger Sub or either of the foregoing (any person or entity described in clauses (a) through (c), a “Parent Affiliate”), shall be excluded. In order for your vote to count in respect of the Merger Proposal, you must affirm in your proxy card that you are not a Parent Affiliate (by indicating “FOR” in Item 1a of the proxy card). If you do not so affirm, your vote will not count towards the tally for the Merger Proposal. Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the voting power represented at the meeting in person or by proxy or written ballot and voting thereon. If the Adjournment Proposal is approved and a quorum is present, the chairman of the extraordinary general meeting may recess and/or adjourn the meeting to a later time or date pursuant to the articles of association or the Company. Under the terms of the Merger Agreement, the meeting cannot be adjourned for more than five business days at a time or 15 business days in the aggregate after the date appointed for the meeting without the prior written consent of Parent. Approval of the Merger-Related Executive Compensation Proposal requires the affirmative vote of the holders of a majority of the voting power represented at the meeting in person or by proxy or written ballot and voting thereon. Approval of the CEO Base Salary Proposal requires the affirmative vote of the holders of a majority of the voting power represented at the meeting in person or by proxy or written ballot and voting thereon provided that the Personal Interest Condition (as defined below) is met. Approval of the CEO Cash Incentive Proposal requires the affirmative vote of the holders of a majority of the voting power represented at the meeting in person or by proxy or written ballot and voting thereon provided that the Personal Interest Condition is met. Approval of the CEO Severance Proposal requires the affirmative vote of the holders of a majority of the voting power represented at the meeting in person or by proxy or written ballot and voting thereon provided that the Personal Interest Condition is met. Approval of the CEO Equity Award Proposal requires the affirmative vote of the holders of a majority of the voting power represented at the meeting in person or by proxy or written ballot and voting thereon provided that the Personal Interest Condition is met. Approval of the CEO Tax Equalization Proposal requires the affirmative vote of the holders of a majority of the voting power represented at the meeting in person or by proxy or written ballot and voting thereon provided that the Personal Interest Condition is met. Approval of the Waters Bonus Proposal requires the affirmative vote of the holders of a majority of the voting power represented at the meeting in person or by proxy or written ballot and voting thereon.

Share Ownership of Our Directors and Executive Officers

As of April 15, 2019, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 2,297,473 Company Shares, representing approximately 4.2% of the outstanding Company Shares on such date. Our directors and executive officers have informed us that they currently intend to vote (1) “FOR” the Merger Proposal; (2) “FOR” the Adjournment Proposal; (3) “FOR” the Merger-Related Executive Compensation Proposal; (4) “FOR” the CEO Base Salary Proposal; (5) “FOR” the CEO Cash Incentive Proposal; (6) “FOR” the CEO Severance Proposal; (7) “FOR” the CEO Equity Award Proposal; (8) “FOR” the CEO Tax Equalization Proposal; and (9) “FOR” the Waters Bonus Proposal.

Voting and Proxies

Any shareholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or granting a proxy electronically over the Internet or by telephone, or may vote in person by appearing at the extraordinary general meeting. If you are a beneficial owner and hold your Company Shares in “street name” through a bank, broker or other nominee, you should instruct your bank, broker or other nominee of how you wish to vote your Company Shares using the instructions provided by your bank, broker or other nominee. You may also vote in person at the extraordinary general meeting if you obtain a “legal proxy” from your bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the extraordinary general meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your Company Shares.

You may change your vote or revoke your proxy at any time prior to the vote at the extraordinary general meeting. If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the extraordinary general meeting by (1) signing another proxy card with a later date and returning it prior to the extraordinary general meeting; (2) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy and prior to the extraordinary general meeting; (3) delivering a written notice of revocation to the secretary of the Company prior to the extraordinary general meeting; or (4) attending the extraordinary general meeting and voting in person by ballot. If you wish to change your vote by mail, you should contact MacKenzie Partners, Inc., a proxy solicitation firm (the “Proxy Solicitor”), at the address set forth below and request a new proxy card or voting instruction form.

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

+1-800-322-2885

proxy@mackenziepartners.com

If you hold your Company Shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote.

Interests of the Company’s Directors and Executive Officers in the Merger

When considering the recommendation of the Board that you vote to approve the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a shareholder. The Board was aware of these interests during its deliberations on the merits of the Merger and in deciding to recommend that shareholders vote in favor of the Merger Agreement. These interests generally include, among others, the rights to accelerated vesting of equity awards and certain payments and benefits in connection with a qualifying termination of employment on or following the Merger, as described in more detail under the caption “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger.”

Market Price Information

Our Company Shares are listed on Nasdaq under the trading symbol “MLNX.” The closing sale price of our Company Shares on Nasdaq on October 25, 2018, the last trading day prior to third-party media reports speculating about a possible merger transaction involving the Company, was $72.77, compared to which the merger consideration represents a premium of approximately 72%. On                 , 2019, the latest practicable trading day before the printing of this proxy statement, the closing price of our Company Shares on Nasdaq was $        .

Recommendation of the Board

The Board, after considering various factors described under the caption “The Merger—Reasons for the Merger and Recommendation of the Board,” has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby (the “Transactions”), including the Merger, are fair to, and in the best interests of, the Company and its shareholders and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of the Company to its creditors; and (ii) approved the Merger, the execution of the Merger Agreement and the consummation of the Transactions. The Board unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Adjournment Proposal; (3) “FOR” the Merger-Related Executive Compensation Proposal; (4) “FOR” the CEO Base Salary Proposal; (5) “FOR” the CEO Cash Incentive Proposal; (6) “FOR” the CEO Severance Proposal; (7) “FOR” the CEO Equity Award Proposal; (8) “FOR” the CEO Tax Equalization Proposal; and (9) “FOR” the Waters Bonus Proposal.

Fairness Opinion of J.P. Morgan

Pursuant to an engagement letter dated February 28, 2019, the Company retained J.P. Morgan Securities LLC (“J.P. Morgan”) as its financial advisor in connection with a possible acquisition of the Company and to deliver a fairness opinion in connection with the proposed Merger.

At the meeting of the Board on March 10, 2019, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, the merger consideration to be paid to holders of Company Shares in the proposed Merger was fair, from a financial point of view, to such holders. J.P. Morgan has confirmed its March 10, 2019 oral opinion by delivering its written opinion to the Board, dated March 10, 2019, that, as of such date, the merger consideration to be paid to holders of Company Shares in the proposed Merger was fair, from a financial point of view, to such holders. The full text of the written opinion of J.P. Morgan, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company’s shareholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the consideration to be paid in the Merger and did not address any other aspect of the Merger. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by Company to engage in the proposed Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the proposed Merger or any other matter.

For more information, see the section of this proxy statement captioned “The Merger—Fairness Opinion of J.P. Morgan.”

Fairness Opinion of Credit Suisse

In October 2018, the Company retained Credit Suisse Securities (USA) LLC (“Credit Suisse”) as its financial advisor in connection with a possible acquisition of the Company.

On March 10, 2019, Credit Suisse rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion addressed to the Board dated the same date) as to, as of March 10, 2019, the fairness, from a financial point of view, to the holders of Company Shares of the merger consideration to be received by such holders in the Merger pursuant to the Merger Agreement. Credit Suisse’s opinion was directed to the Board (in its capacity as such), and only addressed the fairness, from a financial point of view, to the holders of Company Shares of the merger consideration to be received by such holders in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger. The summary of Credit Suisse’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Credit Suisse in connection with the preparation of its opinion. However, neither Credit Suisse’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and they do not constitute, advice or a recommendation to any security holder as to how such holder should vote or act on any matter relating to the Merger.

For more information, see the section of this proxy statement captioned “The Merger—Fairness Opinion of Credit Suisse.”

Merger Agreement

Conditions to Completion of the Merger

The respective obligations of each party to consummate the Merger will be subject to the satisfaction or waiver (to the extent permitted by applicable law) on or prior to the closing date of the Merger (the “Closing Date”) of each of the following conditions:

•	the approval of the Merger Agreement by the requisite affirmative vote of the Company’s shareholders;

•	no governmental authority in any jurisdiction has by any law or order, restrained, enjoined or otherwise prohibited the consummation of the Merger;

•

(1) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”); (2) clearance or approval, as applicable, by the Anti-Monopoly Bureau of the State Administration for Market Regulation (“SAMR”) in the People’s Republic of China (“PRC”); (3) clearance or approval by the German Federal Cartel Office (“FCO”) or expiration of the applicable waiting period; (4) clearance of approval by the Czech Republic Office for the Protection of Competition (“OPC”) or expiration of the applicable waiting period; (5) clearance or approval by the Hungarian Competition Authority (“GVH”) or the expiration of the applicable waiting period; and (6) the clearance or approval by the Mexican competition authority (“COFECE”); and

•

at least 50 days shall have elapsed after the filing of the Merger Proposal with the Companies Registrar (as defined in the section of this proxy statement captioned “The Merger—Effect of the Merger”) and at least 30 days shall have elapsed after the approval of the Merger by the Company’s shareholders has been received.

The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or written waiver on or prior to the Closing Date of each of the following additional conditions:

•	with specified qualifications and exceptions, the truth and correctness of the Company’s representations and warranties contained in the Merger Agreement as of the Effective Time;

•

the Company having complied with or performed, in all material respects, the covenants, obligations and agreements to be complied with or performed by it under the Merger Agreement prior to the Effective Time;

•

no Company Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties,” excepting any effects that, individually or in the aggregate, would not prevent or materially impair the Company from consummating the Merger or performing any of its material obligations under the Merger Agreement) shall have occurred since March 10, 2019, and be continuing; and

•

the receipt by Parent of a certificate dated as of the Closing Date and signed on behalf of the Company by the Company’s CEO or chief financial officer, to the effect that the conditions described in the preceding three items have been satisfied.

The obligation of the Company to consummate the Merger will be subject to the satisfaction or written waiver on or prior to the Closing Date of each of the following additional conditions:

•

with specified qualifications and exceptions, the truth and correctness of the representations and warranties of Parent, Merger Sub and NVIDIA contained in the Merger Agreement as of the Effective Time;

•

each of Parent and Merger Sub having complied with or performed, in all material respects, the covenants, obligations and agreements to be complied with or performed by it under the Merger Agreement on or prior to the Closing Date; and

•

the receipt by the Company of a certificate, dated as of the Closing Date and signed on behalf of the Parent and Merger Sub by the chief executive officers or chief financial officers of Parent and Merger Sub, to the effect that the conditions described in the preceding two items have been satisfied.

Non-Solicitation; Competing Proposals; Change of Recommendation

Pursuant to the terms of the Merger Agreement, the Company is subject to customary restrictions on its ability to solicit Competing Proposals (as defined in the section of this proxy statement captioned “The Merger Agreement—Competing Proposals”) from third parties and to provide information to, and enter into discussions or negotiations with, third parties regarding Competing Proposals.

However, prior to the approval of the Merger Agreement by the Company’s shareholders, the solicitation restrictions are subject to a customary “fiduciary-out” provision that allows the Company, in response to its receipt of an unsolicited bona fide Competing Proposal, to provide information to and participate in negotiations or discussions with third parties with respect to a Competing Proposal if the Company determines in good faith, after consultation with its outside legal counsel and financial advisor, that the Competing Proposal constitutes or would reasonably be likely to lead to a Superior Proposal (as defined in the section of this proxy statement captioned “The Merger Agreement—The Board’s Recommendation; Company Board Recommendation Change”) and the Company receives or has already received an acceptable confidentiality agreement.

In addition, at any time prior to the approval of the Merger Agreement by the Company’s shareholders, in response to its receipt of an unsolicited bona fide Competing Proposal, (i) the Board may change its recommendation that the holders of Company Shares approve the Merger Agreement or (ii) the Company may terminate the Merger Agreement to enter into a definitive written agreement providing for such Competing Proposal, if the Board has determined in good faith after consultation with the Company’s outside legal counsel and financial advisor that such Competing Proposal constitutes a Superior Proposal and the failure to change its recommendation or to terminate the Merger Agreement would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Board under Israeli law (though the Board may also consider and act on the basis of the fiduciary duties owed by a board of directors to the shareholders of a company under Delaware law). However, prior to taking these actions, the Company must provide Parent with written notice of such determination and a four business day period for the purpose of engaging in discussions and negotiations with the Company, and is obligated to consider in good faith any proposals made by Parent, in order to amend the terms of the proposed transaction such that the Competing Proposal no longer constitutes a Superior Proposal.

Also, prior to the approval of the Merger by the Company’s shareholders, the Board may change its recommendation that the holders of Company Shares approve the Merger Agreement for a reason unrelated to a Competing Proposal if it determines in good faith (after consultation with its outside legal counsel and financial advisor) that, in light of the occurrence of certain intervening events, the failure to take such action would be reasonably likely to be inconsistent with the Board’s fiduciary duties under Israeli law (though the Board may also consider and act on the basis of the fiduciary duties owed by a board of directors to the shareholders of a company under Delaware law), provided that the Company gives Parent written notice of such determination and a four business day period for the purpose of engaging in discussions and negotiations with the Company so as to avoid such recommendation change.

Financing of the Merger

The Company anticipates that the total amount of funds necessary to complete the Merger and the Transactions will be approximately $6.9 billion. NVIDIA is able to fund the acquisition through cash on hand, and Parent has represented to the Company that it will have sufficient funds to pay all cash amounts required to be paid by Parent under the Merger Agreement at the Closing Date. This amount includes funds needed to (i) pay the Company’s shareholders the amounts due under the Merger Agreement and (ii) make payments in respect of certain of the Company’s outstanding equity-based awards pursuant to the Merger Agreement.

For more information, see the section of this proxy statement captioned “The Merger—Financing of the Merger.”

Material U.S. Federal and Israeli Income Tax Consequences of the Merger

The receipt by a U.S. Holder (as defined in “The Merger—Material U.S. Federal Income Tax Consequences”) of cash in exchange for Company Shares in connection with the Merger will be a taxable transaction for U.S. federal income tax purposes. Generally, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash it receives in connection with the Merger and its aggregate adjusted tax basis in Company Shares that it exchanges therefor.

The receipt of merger consideration in exchange for Company Shares is generally a taxable transaction to holders of Company Shares for Israeli tax purposes. Certain exemptions from Israeli tax laws may be applicable to non-Israeli holders.

For more information, see the section of this proxy statement captioned “The Merger—Material U.S. Federal and Israeli Income Tax Consequences of the Merger.” Holders of Company Shares should consult their own tax advisors concerning the tax consequences relating to the Merger in light of their particular circumstances.

Regulatory Approvals Required for the Merger and Other Regulatory Filings

Under the Merger Agreement, the Merger cannot be completed until (i) the expiration or termination of the applicable waiting period under the HSR Act; (ii) the approval or clearance by SAMR has been obtained;

(iii) clearance or approval by the FCO or expiration of the applicable waiting period; (iv) clearance of approval by the OPC or expiration of the applicable waiting period; (v) clearance or approval by the GVH or the expiration of the applicable waiting period; and (vi) the clearance or approval by COFECE.

The Company is further required to prepare and file with the Israeli Investment Center of the Israeli Ministry of Economy and Industry (the “Investment Center”), as soon as practicable after the date of the Merger Agreement, but no later than 15 business days thereafter, an application to obtain the approval of the Investment Center (the “Investment Center Approval”) with respect to the change of ownership of the Company to be effected by the Merger. Each of the Company and Parent are required to coordinate all activities, and to cooperate with each other, with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Investment Center Approval. Investment Center Approval is not a condition to completion of the Merger.

In addition, due to the funding the Company received from the Israeli Innovation Authority (“IIA”) (formerly, the Office of the Chief Scientist of the Ministry of Economy and Industry), pursuant to the provisions of the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law 1984 (the “Innovation Law”), the Company must file a notice to the IIA, to inform the IIA of the change of ownership of the Company to be effected by the Merger. In addition, Parent must provide a signed undertaking towards the IIA in a standard form required by the IIA in which Parent agrees to be bound by and to comply with the provisions of the Innovation Law. The Company intends to file the notice to the IIA prior to the Closing Date. The filing of the IIA notice also is not a condition to completion of the Merger.

For further details regarding the regulatory approvals required for the Merger, please refer to the section of this proxy statement captioned “The Merger—Regulatory Approvals Required for the Merger and Other Regulatory Filings.”

No Appraisal Rights

Under Israeli law, holders of Company Shares are not entitled to statutory appraisal rights in connection with the Merger.

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the extraordinary general meeting. These questions and answers may not address all questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption “Where You Can Find More Information.”

Q:	Why am I receiving these materials?

A:

You are receiving this proxy statement from us because you were a shareholder of record at the close of business on the Record Date of                 , 2019. As a shareholder of record as of such date, you are invited to attend the extraordinary general meeting and are entitled to vote on the items of business described in this proxy statement.

As of the Record Date,                 , 2019, there were                 Company Shares outstanding. The Company Shares are our only class of voting stock.

Q:	What am I being asked to vote on at the extraordinary general meeting?

A:	You are being asked to vote on the following proposals:

1.	the Merger Proposal;

2.	the Adjournment Proposal;

3.	the Merger-Related Executive Compensation Proposal;

4.	the CEO Base Salary Proposal;

5.	the CEO Cash Incentive Proposal;

6.	the CEO Severance Proposal;

7.	the CEO Equity Award Proposal;

8.	the CEO Tax Equalization Proposal; and

9.	the Waters Bonus Proposal.

Q:	What happens if additional matters are presented at the extraordinary general meeting?

A:

The only items of business that the Board intends to present at the extraordinary general meeting are set forth in this proxy statement. No shareholder has advised us of the intent to present any other matter, and we are not aware of any other matters to be presented at the meeting. If any other matter or matters are brought before the meeting in accordance with the provisions of our articles of association and the ICL, the person(s) named as your proxyholder(s), if any, will have the discretion to vote your Company Shares on the matters in accordance with their best judgment and as they deem advisable.

Shareholders holding at least 1% of the voting power in the Company have the right to ask the Board to include an item in the agenda of the extraordinary general meeting pursuant to and in accordance with Section 66(b) of the ICL, provided that the proposed item is suitable for discussion at the extraordinary general meeting.

The chairman of the Board shall preside as chairman of the extraordinary general meeting. If at such meeting the chairman of the Board shall not be present, prior to voting on the proposals at the extraordinary general meeting, the shareholders present in person or by proxy shall elect another shareholder to preside as chairman of the extraordinary general meeting.

Q:	When and where is the extraordinary general meeting?

A:	The extraordinary general meeting will take place on, 2019, at (Israel time) ( Eastern Time), at Company’s offices at 8B Habarzel Street, Tel Aviv, Israel 6971012.

Q:	Who is entitled to vote at the extraordinary general meeting?

A:

Shareholders as of the Record Date of         , 2019 are entitled to notice of the extraordinary general meeting and to vote at the extraordinary general meeting. Each holder of Company Shares is entitled to cast one vote on each matter properly brought before the extraordinary general meeting for each Company Share owned as of the Record Date.

Q:	What shares can I vote at the extraordinary general meeting?

A:

You may vote all of the Company Shares you owned as of the Record Date, including Company Shares held directly in your name as the shareholder of record and all Company Shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

Q:	What is a “broker non-vote”?

A:

Under the rules that govern brokers and banks that have record ownership of Company Shares that are held in street name for their clients, brokers and banks have the discretion to vote such shares on routine matters. Each of the proposals to be voted on at the extraordinary general meeting is considered a non-routine matter on which brokers do not have discretion to vote. We encourage you to provide instructions to your broker regarding the voting of your Company Shares; otherwise, if you do not provide instructions to your broker or bank regarding how to vote your Company Shares, then your Company Shares will not be voted on these important proposals. A “broker non-vote” will occur when you do not provide instructions to your broker or bank regarding how to vote your Company Shares.

Q:	How are “broker non-votes” counted?

A:

Broker non-votes will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal. If a quorum is present, a broker non-vote will have no effect on the outcome of the vote with respect to any proposal other than the Merger Proposal. A broker non-vote with respect to the Merger Proposal will have the same effect as a vote against the Merger Proposal.

Q:	How are abstentions counted?

A:

If you return a proxy card that indicates an abstention from voting on all matters, the Company Shares represented by your proxy will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal. If a quorum is present, an abstention will not have any effect on the outcome of the vote with respect to any proposal other than the Merger Proposal. An abstention with respect to the Merger Proposal will have the same effect as a vote against the Merger Proposal.

Q:	May I attend the extraordinary general meeting and vote in person?

A:

Yes. All shareholders as of the Record Date may attend the extraordinary general meeting and vote in person. Even if you plan to attend the extraordinary general meeting in person, to ensure that your Company Shares will be represented at the extraordinary general meeting, we encourage you to sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the extraordinary general meeting and vote in person by ballot, your vote will revoke any proxy previously submitted.

If you hold your Company Shares in “street name,” you should instruct your bank, broker or other nominee how to vote your Company Shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions. If you hold your Company Shares in “street name,” you may not vote your Company Shares in person at the extraordinary general meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is the proposed Merger and what effects will it have on the Company?

A:

The proposed Merger is the acquisition of the Company by Parent. If the Merger Proposal is approved by shareholders and the other closing conditions under the Merger Agreement have been satisfied or waived, Merger Sub will merge with and into the Company, with the Company continuing as the Surviving Company. As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent, and the Company Shares will no longer be publicly traded and will be delisted from Nasdaq. In addition, the Company Shares will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).

Q:	What will I receive if the Merger is completed?

A:

Upon completion of the Merger, you will be entitled to receive the merger consideration for each Company Share that you own. For example, if you own 100 Company Shares, you will receive $12,500.00 in cash in exchange for your Company Shares, less any applicable withholding taxes.

Q:	How does the merger consideration compare to the unaffected market price of the Company Shares?

A:

The $125.00 per share merger consideration (before any applicable withholding taxes) constitutes a premium of: (1) approximately 14% to the closing price of the Company Shares on March 8, 2019, the last trading day prior to the announcement that the Company entered into the Merger Agreement, and (2) approximately 72% to the closing price of the Company Shares on October 25, 2018, the last trading day prior to third-party media reports speculating about a possible merger transaction involving the Company. On                 , 2019, the latest practicable trading day before the printing of this proxy statement, the closing price of our Company Shares on Nasdaq was $        .

Q:	What do I need to do now?

A:

We encourage you to read this proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement carefully and consider how the Merger affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone, so that your Company Shares can be voted at the extraordinary general meeting. If you hold your Company Shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your Company Shares.

Q:	Should I send in my share certificates now?

A:

No. After the Merger is completed, you will receive a letter of transmittal containing instructions for how to send your share certificates to the payment agent in order to receive the appropriate cash payment for the Company Shares represented by your share certificates. You should use the letter of transmittal to exchange your share certificates for the cash payment to which you are entitled. Please do not send your share certificates with your proxy card.

Q:	What happens if I sell or otherwise transfer my Company Shares after the Record Date but before the extraordinary general meeting?

A:	The Record Date for the extraordinary general meeting is earlier than the date of the extraordinary general meeting and the date the Merger is expected to be completed.

If you sell or transfer your Company Shares after the Record Date but before the extraordinary general meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your Company Shares and each of you notifies the Company in writing of such special arrangements, you will transfer the right to receive the merger consideration, if the Merger is completed, to the person to whom you sell or transfer your Company Shares, but you will retain your right to vote those shares at the extraordinary general meeting. Even if you sell or otherwise transfer your Company Shares after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone.

Q:	How does the Board recommend that I vote?

A:

The Board, after considering the various factors described under the caption “The Merger—Reasons for the Merger and Recommendation of the Board,” has unanimously (1) determined that the Merger Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and its shareholders and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of the Company to its creditors; and (2) approved the Merger, the execution of the Merger Agreement and the consummation of the Transactions.

The Board unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Adjournment Proposal; (3) “FOR” the Merger-Related Executive Compensation Proposal; (4) “FOR” the CEO Proposal; (5) “FOR” the CEO Cash Incentive Proposal; (6) “FOR” the CEO Severance Proposal; (7) “FOR” the CEO Equity Award Proposal; (8) “FOR” the CEO Tax Equalization Proposal; and (9) “FOR” the Waters Bonus Proposal.

Q:	What happens if the Merger is not completed?

A:

If the Merger Proposal is not approved by shareholders or if the Merger is not completed for any other reason, shareholders will not receive any payment for their Company Shares. Instead, the Company will remain an independent public company, the Company Shares will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and the Company will continue to file periodic reports with the SEC.

The Company will be required to pay Parent a termination fee of $225,000,000 if the Merger Agreement is terminated under certain circumstances that are specified in the Merger Agreement, and Parent will be required to pay to the Company a termination fee of $350,000,000 if the Merger Agreement is terminated under certain other circumstances related to a failure to obtain certain antitrust approvals that are specified in the Merger Agreement. For more details see the section of this proxy statement captioned “The Merger Agreement—Termination Fees.”

Q:	What vote is required to approve the Merger Agreement?

A:

The affirmative vote of the holders of at least a majority of the outstanding voting power of the Company is required to approve the Merger Proposal. The foregoing majority must be achieved after excluding any votes on account of Company Shares held by Parent, Merger Sub or any Parent Affiliate.

You may vote either “FOR” or “against” the Merger Proposal, or you may abstain. If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your bank, broker or other nominee, it will have the same effect as a vote against the Merger Proposal.

The enclosed proxy card provides that you may indicate whether or not you are a Parent Affiliate with regards to the Merger Proposal by voting on Proposal 1a. A selection of “FOR” confirms that you ARE NOT a Parent Affiliate and a selection of “against” confirms that you are a Parent Affiliate. Failure to make a selection will be deemed a confirmation that you are a Parent Affiliate.

If you indicate that you are a Parent Affiliate or fail to make a selection with regards to the Merger Proposal, your vote will NOT be counted with respect to the Merger Proposal.

The failure of any shareholder of record to (1) submit a signed proxy card; (2) grant a proxy electronically over the Internet or by telephone; or (3) vote in person by ballot at the extraordinary general meeting will have the same effect as a vote against the Merger Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your Company Shares will have the same effect as a vote against the Merger Proposal.

Q:	What vote is required to approve each of the remaining proposals?

A:

The approval of each of the remaining proposals requires the affirmative vote of the holders of a majority of the voting power represented at the extraordinary general meeting in person or by proxy or written ballot and voting thereon.

In addition, the CEO Base Salary Proposal, the CEO Cash Incentive Proposal, the CEO Severance Proposal, the CEO Equity Award Proposal and the CEO Tax Equalization Proposal also require the satisfaction of the Personal Interest Condition (defined below).

For each proposal, you may vote either “FOR” or “against” such proposal, or you may abstain.

Abstentions will be treated as neither a vote “FOR” or “against” any proposal other than the Merger Proposal, although they will be counted as present in determining whether a quorum is present.

The failure of any shareholder of record to (1) submit a signed proxy card; (2) grant a proxy electronically over the Internet or by telephone; or (3) vote in person by ballot at the extraordinary general meeting will not have any effect on the proposals other than the Merger Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your Company Shares will not have any effect on the proposals other than the Merger Proposal.

Q:	How many shares must be present or represented to conduct business at the extraordinary general meeting (that is, what constitutes a quorum)?

A:

The presence at the extraordinary general meeting, in person or represented by proxy, of at least two shareholders (not in default in payment of all calls and other sums then payable by such shareholder in respect of his or her shares) holding at least 33 1/3% of the voting power of the Company on the Record Date will constitute a quorum for the extraordinary general meeting.

Q:	What happens if a quorum is not present?

A:

If within half an hour from the time appointed for the extraordinary general meeting a quorum is not present, the extraordinary general meeting will stand adjourned for one week, to                 , 2019 at the same hour and place, without any notification to shareholders. If a quorum is not present at the adjourned date of the extraordinary general meeting on                 , 2019, within half an hour of the time fixed for the commencement thereof, subject to the terms of applicable law, the persons present at the extraordinary general meeting on the adjourned date of                 , 2019 will constitute a quorum. Under the terms of the Merger Agreement, the extraordinary general meeting cannot be adjourned for more than five business days at a time or 15 business days in the aggregate after the date appointed for the meeting without the prior written consent of Parent.

Q:	What happens if the meeting is adjourned?

A:

Assuming the presence of a quorum, if our extraordinary general meeting is adjourned to another time and place, as shall be decided by holders of a majority of the voting power represented at the extraordinary general meeting in person or by proxy or written ballot and voting thereon, additional notice will be given regarding the date of the adjourned meeting in accordance with the ICL, unless the adjournment is for more than 21 days, in which case a new notice of the adjourned meeting setting forth a new record date will be given to the Company’s shareholders. At the adjourned meeting, we may transact any items of business that might have been transacted at the extraordinary general meeting.

Q:	What if I have a Personal Interest in any proposal?

A:

Certain of the proposals require the approval of the holders of a majority of the voting power represented at the meeting in person or by proxy or written ballot and voting thereon, provided that either (a) such majority includes at least a majority of the shares of non-controlling shareholders or shareholders that do not have a Personal Interest (as such term is defined in the ICL) in such approval voted at the meeting (disregarding abstentions) or (b) the total number of shares of non-controlling shareholders or shareholders that do not have such Personal Interest and voted against this proposal does not exceed two percent of the aggregate voting rights in the Company (satisfaction of either (a) or (b) above, the “Personal Interest Condition”).

The enclosed proxy card provides that you may indicate whether or not you have a Personal Interest with regards to certain proposals by voting on the “a” sub-proposal portion of the proxy card. A selection of “FOR” confirms that you DO NOT HAVE a Personal Interest and a selection of “against” confirms that you DO HAVE a Personal Interest. Failure to make a selection will be deemed a confirmation that you DO NOT HAVE a Personal Interest.

If you indicate that you DO HAVE a Personal Interest with regards to those proposals subject to the Personal Interest Condition, your vote will NOT be counted with respect to the Personal Interest Condition.

Q:	Why am I being asked to cast a non-binding, advisory vote regarding compensation that will or may become payable to the Company’s named executive officers in connection with the Merger?

A:	SEC rules require the Company to seek a non-binding, advisory vote regarding compensation that will or may become payable by the Company to its named executive officers in connection with the Merger.

Q:	What is the compensation that will or may become payable to the Company’s named executive officers in connection with the Merger for purposes of this advisory vote?

A:

The compensation that will or may become payable by the Company to its named executive officers in connection with the Merger is certain compensation that is based on or otherwise relates to the Merger and is or may become payable to the Company’s named executive officers. For further details, see the section captioned “Proposal 3: Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements.”

Q:	What will happen if shareholders do not approve the Merger-Related Executive Compensation Proposal?

A:

Approval of Proposal 3: Advisory, Non-Binding Vote on Merger-Related Executive Compensation Arrangements is not a condition to completion of the Merger. The vote with respect to such proposal is an advisory vote and will not be binding on the Company or Parent. Further, the underlying plans, agreements and arrangements are contractual in nature and not, by their terms, subject to binding shareholder approval. If the Merger Proposal is approved by the shareholders and the Merger is completed, the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger may be paid to the Company’s named executive officers even if shareholders fail to approve the Merger-Related Executive Compensation Proposal.

Q:	What will happen if shareholders do not approve the Compensation Proposals?

A:	Approval of the Compensation Proposals is not a condition to completion of the Merger. The votes with respect to the Compensation Proposals are binding on the Company.

Q:	What is the difference between holding Company Shares as a shareholder of record and as a beneficial owner?

A:

Most of our shareholders hold their Company Shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholders of Record. If your Company Shares are registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, you are considered, with respect to those shares, the shareholder of record, and proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to vote in person at the meeting or direct the proxyholder how to vote your Company Shares on your behalf at the meeting by fully completing, signing and dating the enclosed proxy card and returning it to us in the enclosed postage-paid return envelope.

Beneficial Owner. If your Company Shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and proxy materials are being forwarded to you together with a voting instruction form. As the beneficial owner, you have the right to direct your broker, trustee or nominee to vote your Company Shares as you instruct in the voting instruction form. The broker, trustee or other nominee may either vote in person at the meeting or grant a proxy and direct the proxyholder to vote your Company Shares at the meeting as you instruct in the voting instruction form. If you hold Company Shares through a broker, trustee or nominee, you may also vote in person at the meeting, but only after you obtain a “legal proxy” from the broker, trustee or nominee that holds your Company Shares, giving you the right to vote your Company Shares at the meeting. Your broker, trustee or nominee has enclosed or provided a voting instruction form for you to use in directing the broker, trustee or nominee how to vote your Company Shares.

Q:	How may I vote?

A:

You can vote either in person at the extraordinary general meeting or by authorizing another person as your proxy, whether or not you attend the extraordinary general meeting. You may vote by proxy in any of the manners below:

•

By mail—If you are a shareholder of record, you can submit a proxy by completing, dating, signing and returning your proxy card or voting instruction form in the postage-paid envelope provided. You should sign your name exactly as it appears on the enclosed proxy card or voting instruction form. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney or officer of a corporation), please indicate your name and title or capacity. If you are a beneficial owner, you have the right to direct your brokerage firm, bank or other similar organization on how to vote your Company Shares, and the brokerage firm, bank or other similar organization is required to vote your Company Shares in accordance with your instructions. To provide instructions to your brokerage firm, bank or other similar organization by mail, please complete, date, sign and return your proxy card or voting instruction form in the postage-paid envelope provided by your brokerage firm, bank or other similar organization.

•

By telephone—If you are a shareholder of record, you can submit a proxy by telephone by calling the toll-free number listed on the enclosed proxy card or voting instruction form, entering your control number located on the enclosed proxy card or voting instruction form and following the prompts. If you are a beneficial owner and if the brokerage firm, bank or other similar organization that holds your Company

Shares offers telephone voting, you will receive instructions from the brokerage firm, bank or other similar organization that you must follow in order to submit a proxy by telephone.

•

By Internet—If you are a shareholder of record, you can submit a proxy over the Internet by logging on to the website listed on the enclosed proxy card or voting instruction form, entering your control number located on the enclosed proxy card or voting instruction form and submitting a proxy by following the on-screen prompts. If you are a beneficial owner, and if the brokerage firm, bank or other similar nominee that holds your Company Shares offers Internet voting, you will receive instructions from the brokerage firm, bank or other similar organization that you must follow in order to submit your proxy over the Internet.

If you vote by proxy, your Company Shares will be voted at the extraordinary general meeting in the manner you indicate. If your Company Shares are held in your name (and not in “street name” through a broker) and if you sign your proxy card or voting instruction form, but do not specify how you want your Company Shares to be voted, they will be voted as the Board recommends.

Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?

A:

No. Your bank, broker or other nominee is permitted to vote your Company Shares on any proposal currently scheduled to be considered at the extraordinary general meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your Company Shares. Without instructions, your Company Shares will not be voted on such proposals, which will have the same effect as if you voted against approved of the Merger Proposal, but will have no effect on the other proposals.

Q:	May I change my vote after I have mailed my signed proxy card?

A:

Yes. You may change your vote or revoke your proxy at any time prior to the vote at the extraordinary general meeting. If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the extraordinary general meeting by (1) signing another proxy card with a later date and returning it prior to the extraordinary general meeting; (2) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy and prior to the extraordinary general meeting; (3) delivering a written notice of revocation to our Corporate Secretary prior to the extraordinary general meeting; or (4) attending the extraordinary general meeting and voting in person by ballot. If you wish to change your vote by mail, you should contact our Proxy Solicitor at the address set forth below and request a new proxy card or voting instruction form.

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

+1-800-322-2885

proxy@mackenziepartners.com

If you hold your Company Shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the extraordinary general meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is a proxy?

A:

A proxy is a document by which you authorize a person to be your representative at a meeting of the Company and to vote for you at that meeting of shareholders in the way that you have directed. That document is called a “proxy card” or, if your Company Shares are held in street name and you give instructions to the record holder of your Company Shares, is called a “voting instruction form.”

This proxy statement and the accompanying proxy card or voting instruction form is furnished in connection with the solicitation by the Board of proxies for use at the extraordinary general meeting and at any adjournments or postponements of the meeting. We are mailing this proxy statement and a proxy card to our shareholders on or about                 , 2019. Eyal Waldman, our President, Chief Executive Officer and Director, and Gideon Rosenberg our Deputy General Counsel & Vice President of Legal Affairs, with full power of substitution, are the proxy holders for the extraordinary general meeting.

Q:	If a shareholder gives a proxy, how are the shares voted?

A:

Regardless of the method you choose to vote, the proxy holders will vote your Company Shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your Company Shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the extraordinary general meeting.

If you properly sign your proxy card but do not mark the boxes showing how your Company Shares should be voted on a matter, the Company Shares represented by your properly signed proxy will be voted (1) “FOR” the Merger Proposal; (2) “FOR” the Adjournment Proposal; (3) “FOR” the Merger-Related Executive Compensation Proposal; (4) “FOR” the CEO Proposal; (5) “FOR” the CEO Cash Incentive Proposal; (6) “FOR” the CEO Severance Proposal; (7) “FOR” the CEO Equity Award Proposal; (8) “FOR” the CEO Tax Equalization Proposal; and (9) “FOR” the Waters Bonus Proposal.

Q:	What should I do if I receive more than one proxy card or voting instruction form?

A:

Please complete, sign, date and return all proxy cards and voting instruction forms, or vote each group of Company Shares by mail, telephone or over the Internet to ensure that all your Company Shares are voted.

You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your Company Shares in more than one brokerage account, you may receive a separate voting instruction form for each brokerage account in which you hold Company Shares. In addition, if you are a shareholder of record and your Company Shares are registered in more than one name, you may receive more than one proxy card.

Q:	Where can I find the voting results of the extraordinary general meeting?

A:

If available, the Company may announce preliminary voting results at the conclusion of the extraordinary general meeting. The Company intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the extraordinary general meeting. All reports that the Company files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Will the merger consideration payable to me be subject to Israeli capital gains tax?

A:

As a general rule, Israeli resident shareholders are subject to Israeli capital gains tax on the merger consideration. Non-Israeli resident shareholders who acquired their Company Shares prior to February 8, 2007 (the date on which these shares were registered for trading on Nasdaq) and who do not qualify for an exemption from Israeli capital gains tax under the Ordinance (as defined below) and regulations promulgated thereunder or an applicable tax treaty to which the State of Israel is a party (subject to the receipt in advance of a valid certificate from the Israel Tax Authority (the “ITA”) allowing for an exemption), including the Convention Between the Government of the United States of America and the Government of the State of Israel with Respect to Taxes on Income (the “Treaty”) described in this proxy statement, may be subject to Israeli capital gains tax on the disposition of their Company Shares in the Merger. Such shareholders, as well as shareholders who were Israeli residents in the past, should consult their tax advisors regarding the tax consequences of the Merger to them.

Non-Israeli resident shareholders who have acquired their Company Shares after such shares were registered for trading (i.e., after February 8, 2007) are generally exempt from Israeli capital gains tax (subject to delivery to the paying agent of the relevant documentation as instructed in the pre-tax ruling discussed below or the receipt in advance of a valid certificate from the ITA), unless such shareholders have a permanent establishment in Israel or such shareholders or the particular capital gain is subject to the Israeli Income Tax Law (Inflationary Adjustments) 5745-1985.

Q:	Will the merger consideration payable to me be subject to Israeli tax withholding?

A:

According to Israeli law, Parent is required to withhold Israeli taxes from the merger consideration even if you are not subject to Israeli capital gains tax. We intend to submit an application to the ITA in order to clarify the withholding mechanism. As part of the application, we will request that non-Israeli shareholders holding Company Shares subject to the shares register maintained by the Company’s U.S. transfer agent that are held through non-Israeli or Israeli brokers who hold less than 5% of the outstanding Company Shares and which were purchased after February 8, 2007 (the date on which the Company listed its shares on Nasdaq) be exempt from withholding to the extent that such shareholders provide the paying agent with certain declarations regarding their residency and the date on which the Company Shares were purchased. We cannot assure you that our application will be accepted.

Q:	Will U.S. Holders (as defined in The Merger—Material U.S. Federal Income Tax Consequences) be subject to U.S. federal income tax upon the exchange of Company Shares for cash pursuant to the Merger?

A:

The exchange of the Company Shares for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. For more details, see “The Merger—Material U.S. Federal Income Tax Consequences.”

Q:	What will the holders of Company equity awards receive in the Merger?

A:	Company Options

At the Effective Time, each Company Option, whether or not vested, that is outstanding and unexercised immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash amount equal to the product of the number of Company Shares subject to such Company Option, and the excess, if any, of $125.00 over the applicable per share exercise price of such Company Option.

Cashed-Out Company RSUs

At the Effective Time, each Cashed-Out Company RSU will be cancelled and converted into the right of the holder to receive from the Surviving Company immediately following the Effective Time an amount in cash equal to the product of (x) the number of Company Shares subject to such Company RSU and (y) the merger consideration.

Assumed Company RSUs

At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time and is not a Cashed-Out Company RSU will be assumed by NVIDIA and converted automatically into an Assumed RSU having substantially the same terms and conditions as the Company RSU, including vesting schedule and payment timing, but entitling the holder to a number of NVIDIA common shares equal to the product of (A) the number of Company Shares that were issuable with respect to the Assumed RSU immediately prior to the Effective Time and (B) the Exchange Ratio.

Assumed Company PSUs

At the Effective Time, the Board shall determine the Performance Satisfied PSUs, as reasonably agreed to by Parent. The resulting Performance Satisfied PSUs will be assumed by NVIDIA and converted automatically at the Effective Time into an Assumed PSU.

All of the amounts described in this section will be subject to any applicable withholding taxes and deduction.

For more details on the treatment of Company equity awards in the Merger please refer to the section captioned “The Merger Agreement—Treatment of Company Equity Awards.”

Q:	What will happen to the Company’s employee share purchase plan?

A:

With respect to the Company’s employee share purchase plan (the “Company ESPP”), on a date determined by the Board that is no later than three business days prior to the Effective Time, the outstanding “Offering Period” (as defined in the Company ESPP) that is in progress on such date will terminate and be the final Offering Period under the Company ESPP. The accumulated payroll deductions of each participant under the Company ESPP will be used to purchase Company Shares on the earlier of (x) the scheduled purchase date for the final Offering Period and (y) the date that is not less than three business days prior to the Effective Time (with any participant payroll contributions not applied to the purchase of shares returned to the participant) (the “Final Purchase Date”). The Company ESPP shall terminate as of immediately prior to the Effective Time. Any Company Shares acquired under the Company ESPP prior to or on the Final Purchase Date will be treated as outstanding Company Shares for purposes of the Merger.

Q:	When do you expect the Merger to be completed?

A:

The Merger has been approved by the boards of directors of Parent, the Company and Merger Sub and is expected to close by the end of calendar year 2019. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control.

Q:	Am I entitled to appraisal rights?

A:	No. Under Israeli law, holders of Company Shares are not entitled to statutory appraisal rights in connection with the Merger.

Q:	Do any of the Company’s directors or officers have interests in the Merger that may differ from those of the Company’s shareholders generally?

A:

Yes. In considering the recommendation of the Board with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, your interests as a shareholder. The Board was aware of these interests during its deliberations on the merits of the Merger and in deciding to recommend that shareholders vote in favor of the Merger Proposal. These interests generally include, among others, the rights to accelerated vesting of equity awards and certain payments and benefits in connection with a qualifying termination of employment on or following the Merger, as described in more detail under the caption “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger.”

Our directors and executive officers have informed us that they currently intend to vote (1) “FOR” the Merger Proposal; (2) “FOR” the Adjournment Proposal; (3) “FOR” the Merger-Related Executive Compensation Proposal; (4) “FOR” the CEO Proposal; (5) “FOR” the CEO Cash Incentive Proposal; (6) “FOR” the CEO Severance Proposal; (7) “FOR” the CEO Equity Award Proposal; (8) “FOR” the CEO Tax Equalization Proposal; and (9) “FOR” the Waters Bonus Proposal.

Q:	Who can help answer my questions?

A:

If you have any questions concerning the Merger, the extraordinary general meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your Company Shares, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

+1-800-322-2885

proxy@mackenziepartners.com

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Throughout this proxy statement, the Company makes forward-looking statements, within the meaning of the federal securities laws. You should not place undue reliance on these statements. These statements relate to future events that are based on current expectations, estimates, beliefs, assumptions, and projections of the Company’s senior management about future events with respect to the Company’s business and its industry in general. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. All statements other than statements of historical fact or relating to present facts or current conditions included in this communication are forward-looking statements. Such forward-looking statements include, among others, the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business, required approval of the Merger Agreement by the Company’s shareholders, required approvals of the Merger by governmental regulatory authorities, the satisfaction of the closing conditions to the Merger and the timing of the completion of the Merger. Forward-looking statements can usually be identified by the use of terminology such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “goals,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” and variations of such words (or negatives of these words) and similar expressions of a future or forward-looking nature. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its businesses or operations. Factors which could cause the Company’s actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors:

•	the risk that the Transactions may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the trading price of the Company Shares;

•

the failure to satisfy any of the conditions to the consummation of the Transactions, including the approval of the Merger Agreement by the shareholders of the Company and the receipt of certain governmental and regulatory approvals;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the effect of the announcement or pendency of the Transactions on the Company’s business relationships, operating results and business generally;

•	risks that the Transactions disrupt current plans and operations and the potential difficulties in employee retention as a result of the Transactions;

•	risks related to diverting management’s attention from the Company’s ongoing business operations;

•	the outcome of any legal proceedings that may be instituted against us related to the Merger Agreement or the Transactions;

•	unexpected costs, charges or expenses resulting from the Transactions;

•	general economic conditions, particularly those in the semiconductor technology sector, war, terrorist attacks or natural disasters;

•	the response of activist shareholders to the Merger; and

•

other risks described in the Company’s filings with the SEC, such as its Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated herein by reference and subsequent Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K and Current Reports on Form 8-K (which you may obtain for free at the SEC’s website at www.sec.gov or on the Company’s website at ir.mellanox.com).

The foregoing list is not exhaustive. Any forward-looking statement made in this communication speaks only as of the date on which it is made. The Company can give no assurance that the conditions to the Merger will be satisfied. You should not put undue reliance on any forward-looking statements. The Company undertakes no obligation, and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required by law. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

THE EXTRAORDINARY GENERAL MEETING

The enclosed proxy is solicited on behalf of the Board for use at the extraordinary general meeting.

Date, Time and Place

The Company will hold the extraordinary general meeting on, 2019, at          (Israel time) (         Eastern Time), at the Company’s offices at 8B Habarzel Street, Tel Aviv, Israel 6971012.

Purpose of the Extraordinary General Meeting

At the extraordinary general meeting, the Company will ask shareholders to vote on:

(1) the Merger Proposal;

(2) the Adjournment Proposal;

(3) the Merger-Related Executive Compensation Proposal;

(4) the CEO Base Salary Proposal;

(5) the CEO Cash Incentive Proposal;

(6) the CEO Severance Proposal;

(7) the CEO Equity Award Proposal;

(8) the CEO Tax Equalization Proposal; and

(9) the Waters Bonus Proposal.

Board Recommendation

The Board, after considering various factors described under the caption “The Merger—Reasons for the Merger and Recommendation of the Board,” has unanimously (i) determined that the Merger Agreement and the Transactions, including the Merger, are fair to, and in the best interests of, the Company and its shareholders and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of the Company to its creditors; and (ii) approved the Merger, the execution of the Merger Agreement and the consummation of the Transactions. The Board unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Adjournment Proposal; (3) “FOR” the Merger-Related Executive Compensation Proposal; (4) “FOR” the CEO Base Salary Proposal; (5) “FOR” the CEO Cash Incentive Proposal; (6) “FOR” the CEO Severance Proposal; (7) “FOR” the CEO Equity Award Proposal; (8) “FOR” the CEO Tax Equalization Proposal; and (9) “FOR” the Waters Bonus Proposal.

Record Date; Shares Entitled to Vote; Quorum

Only shareholders of record as of the Record Date are entitled to notice of the extraordinary general meeting and to vote at the extraordinary general meeting. A list of shareholders entitled to vote at the extraordinary general meeting will be available at our principal executive offices, located at Hakidma 26, Ofer Industrial Park Yokneam, Israel 2069200, during regular business hours for a period of no less than 10 days before the extraordinary general meeting and at the place of the extraordinary general meeting during the meeting.

As of the Record Date,                 , 2019, there were                  Company Shares outstanding and entitled to vote at the extraordinary general meeting.

The presence at the meeting, in person or represented by proxy or by voting instruction form, of at least two shareholders holding at least 33 1/3% of Company Shares issued and outstanding on the Record Date and entitled to vote at the extraordinary general meeting will constitute a quorum for the transaction of business at the extraordinary general meeting in accordance with the articles of association of the Company.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of at least a majority of the outstanding voting power of the Company on the Record Date is required to approve the Merger Proposal. The foregoing majority must be achieved after excluding any votes on account of Company Shares held by a Parent Affiliate.

Approval of the Merger Agreement by the Company’s shareholders is a condition to the closing of the Merger. You may vote either “FOR” or “against” this proposal, or you may abstain. A properly executed proxy marked “abstain” with respect to this proposal will not be voted with respect to such proposal, although it will be counted for purposes of determining whether there is a quorum present. If you abstain from voting on the Merger Proposal, it will have the same effect as a vote against the Merger Proposal. In addition, in order for your vote to count in respect of the Merger Proposal, you must affirm in your proxy card that you are not a Parent Affiliate (by indicating “FOR” in Item 1a of the proxy card). If you do not so affirm, your vote will not count towards the tally for the Merger Proposal.

Broker non-votes will be counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal. A broker non-vote will have the same effect as a vote against the Merger Proposal.

The approval of each of the remaining proposals requires the affirmative vote of the holders of a majority of the voting power represented at the meeting in person or by proxy or written ballot and voting thereon. In addition, the CEO Base Salary Proposal, the CEO Cash Incentive Proposal, the CEO Severance Proposal, the CEO Equity Award Proposal and the CEO Tax Equalization Proposal also require the satisfaction of the Personal Interest Condition.

For each proposal, you may vote either “FOR” or “against” such proposal, or you may abstain. Abstentions with regard to the proposals other than the Merger Proposal will be treated as neither a vote “FOR” or “against” such proposal, although they will be counted as present in determining whether a quorum is present. If a quorum is present, a broker non-vote will have no effect on the outcome of the vote with respect to any proposal other than the Merger Proposal.

The failure of any shareholder of record to (1) submit a signed proxy card; (2) grant a proxy electronically over the Internet or by telephone; or (3) vote in person by ballot at the extraordinary general meeting will not have any effect on any proposal other than the Merger Proposal. If you hold your Company Shares in “street name,” the failure to instruct your bank, broker or other nominee how to vote your Company Shares will not have any effect on any proposal other than the Merger Proposal.

Shares Held by the Company’s Directors and Executive Officers

As of April 15, 2019, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 2,297,473 Company Shares, representing approximately 4.2% of our Company Shares outstanding on such date. Our directors and executive officers have informed us that they currently intend to vote (1) “FOR” the Merger Proposal; (2) “FOR” the Adjournment Proposal; (3) “FOR” the Merger-Related Executive Compensation Proposal; (4) “FOR” the CEO Base Salary Proposal; (5) “FOR” the CEO Cash Incentive Proposal; (6) “FOR” the CEO Severance Proposal; (7) “FOR” the CEO Equity Award Proposal; (8) “FOR” the CEO Tax Equalization Proposal; and (9) “FOR” the Waters Bonus Proposal.

Voting of Proxies

You can vote either in person at the extraordinary general meeting or by authorizing another person as your proxy, whether or not you attend the extraordinary general meeting. You may vote by proxy in any of the manners below:

•

By mail—If you are a shareholder of record, you can submit a proxy by completing, dating, signing and returning your proxy card or voting instruction form in the postage-paid envelope provided. You should sign your name exactly as it appears on the enclosed proxy card or voting instruction form. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney or officer of a corporation), please indicate your name and title or capacity. If you are a beneficial owner, you have the right to direct your brokerage firm, bank or other similar organization on how to vote your Company Shares, and the brokerage firm, bank or other similar organization is required to vote your Company Shares in accordance with your instructions. To provide instructions to your brokerage firm, bank or other similar organization by mail, please complete, date, sign and return your proxy card or voting instruction form in the postage-paid envelope provided by your brokerage firm, bank or other similar organization.

•

By telephone—If you are a shareholder of record, you can submit a proxy by telephone by calling the toll-free number listed on the enclosed proxy card or voting instruction form, entering your control number located on the enclosed proxy card or voting instruction form and following the prompts. If you are a beneficial owner and if the brokerage firm, bank or other similar organization that holds your Company Shares offers telephone voting, you will receive instructions from the brokerage firm, bank or other similar organization that you must follow in order to submit a proxy by telephone.

•

By Internet—If you are a shareholder of record, you can submit a proxy over the Internet by logging on to the website listed on the enclosed proxy card or voting instruction form, entering your control number located on the enclosed proxy card or voting instruction form and submitting a proxy by following the on-screen prompts. If you are a beneficial owner, and if the brokerage firm, bank or other similar nominee that holds your Company Shares offers Internet voting, you will receive instructions from the brokerage firm, bank or other similar organization that you must follow in order to submit your proxy over the Internet.

If you vote by proxy, your Company Shares will be voted at the extraordinary general meeting in the manner you indicate. If your Company Shares are held in your name (and not in “street name” through a broker) and if you sign your proxy card or voting instruction form, but do not specify how you want your Company Shares to be voted, they will be voted as the Board recommends.

Voting instructions are included on your proxy card. All Company Shares represented by properly signed and dated proxies received in time for the extraordinary general meeting will be voted at the extraordinary general meeting in accordance with the instructions of the shareholder. Properly signed and dated proxies that do not contain voting instructions will be voted (1) “FOR” the Merger Proposal; (2) “FOR” the Adjournment Proposal; (3) “FOR” the Merger-Related Executive Compensation Proposal; (4) “FOR” the CEO Base Salary Proposal; (5) “FOR” the CEO Cash Incentive Proposal; (6) “FOR” the CEO Severance Proposal; (7) “FOR” the CEO Equity Award Proposal; (8) “FOR” the CEO Tax Equalization Proposal; and (9) “FOR” the Waters Bonus Proposal.

If your Company Shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the extraordinary general meeting and voting in person with a “legal proxy” from your bank, broker or other nominee. You may also vote in person at the extraordinary general meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Revocability of Proxies

You may change your vote or revoke your proxy at any time prior to the vote at the extraordinary general meeting. If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the extraordinary general meeting by (1) signing another proxy card with a later date and returning it prior to the extraordinary general meeting; (2) submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy and prior to the extraordinary general meeting; (3) delivering a written notice of revocation to our Corporate Secretary prior to the extraordinary general meeting; or (4) attending the extraordinary general meeting and voting in person by ballot. If you wish to change your vote by mail, you should contact our Proxy Solicitor at the address set forth below and request a new proxy card or voting instruction form.

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

+1-800-322-2885

proxy@mackenziepartners.com

If you hold your Company Shares in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote.

Solicitation of Proxies

The expense of soliciting proxies will be borne by the Company. The Company has retained MacKenzie Partners, Inc. as our Proxy Solicitor to solicit proxies in connection with the extraordinary general meeting at a cost of approximately $25,000 plus expenses. The Company will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf. In addition, the Company may reimburse banks, brokers and other nominees representing beneficial owners of Company Shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.

Adjournments or Postponements

The extraordinary general meeting may be adjourned if a quorum is not present. If within half an hour from the time appointed for the extraordinary general meeting a quorum is not present, the extraordinary general meeting will stand adjourned for one week, to                 , 2019 at the same hour and place, without any notification to shareholders. If a quorum is not present at the adjourned date of the extraordinary general meeting on                 , 2019, within half an hour of the time fixed for the commencement thereof, subject to the terms of applicable law, the persons present at the extraordinary general meeting on the adjourned date of                 , 2019 will constitute a quorum. Under the terms of the Merger Agreement, the extraordinary general meeting cannot be adjourned for more than five business days at a time or 15 business days in the aggregate after the date appointed for the extraordinary general meeting without the prior written consent of Parent.

Assuming the presence of a quorum, if the extraordinary general meeting is adjourned to another time and place, as shall be decided by holders of a majority of the voting power represented at the meeting in person or by proxy or written ballot and voting thereon, additional notice will be given regarding the date of the adjourned meeting in accordance with the ICL, unless the adjournment is for more than 21 days, in which case a new notice of the adjourned meeting setting forth a new record date will be given to the Company’s shareholders. At the adjourned meeting, the Company may transact any items of business that might have been transacted at the extraordinary general meeting.

If the Adjournment Proposal is approved and a quorum is present, the chairman of the extraordinary general meeting may recess and/or adjourn the meeting to a later time or date pursuant to the articles of association or the Company. Any signed proxies received by us for which no voting instructions are provided on such matter will be voted “FOR” the proposal to adjourn the extraordinary general meeting.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting

to be Held on                 , 2019

The proxy statement is available at www.stockholderdocs.com/MLNX.

Questions and Additional Information

If you have any questions concerning the Merger, the extraordinary general meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your Company Shares, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

+1-800-322-2885

proxy@mackenziepartners.com

PROPOSAL 1: APPROVAL OF THE MERGER AGREEMENT

We are asking you to approve the acquisition of the Company by Parent, including the approval of (a) the Merger Agreement by and among Parent, Merger Sub, NVIDIA and the Company, pursuant to which Merger Sub will merge with and into the Company, and the Company will be the surviving company and will become a wholly-owned subsidiary of Parent; (b) the Merger itself; (c) the consideration to be received by the shareholders of the Company in the Merger, consisting of $125.00 per share in cash, without interest and less any applicable withholding taxes, for each Company Share owned immediately prior to the effective time of the Merger; (d) the purchase by the Company of a tail liability insurance policy for directors and officers of the Company for a period of seven years commencing at the effective time of the merger in accordance with the terms of the Merger Agreement; (e) the adoption by the Surviving Company of the articles of association of Merger Sub upon and subject to the consummation of the Merger, in accordance with the terms of the Merger Agreement; and (f) all other transactions and arrangements contemplated by the Merger Agreement, a copy of which is attached as Annex A to this proxy statement.

For a summary of and detailed information regarding this proposal, see the information about the Merger Proposal, the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in the sections captioned “The Merger” beginning on page 40 of this proxy statement and “The Merger Agreement” beginning on page 99 of this proxy statement. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.

Under applicable law, we cannot complete the Merger without the affirmative vote of at least a majority of the outstanding voting power of the Company voting in favor of the Merger Proposal. The foregoing majority must be achieved after excluding any votes on account of Company Shares held by (a) Parent, Merger Sub or any person or entity holding, directly or indirectly, 25% or more of the voting power or the right to appoint 25% or more of the directors of Parent or Merger Sub, (b) a person or entity acting on behalf of Parent, Merger Sub or a person or entity described in clause (a) above, or (c) a family member of an individual contemplated by either of clause (a) or (b) above, or an entity controlled by, Parent, Merger Sub or either of the foregoing (each, a “Parent Affiliate”). If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your bank, broker or other nominee, it will have the same effect as a vote against the Merger Proposal.

The enclosed proxy card provides that you may indicate whether or not you are a Parent Affiliate with regards to Proposal 1 by voting on Proposal 1a. A selection of “FOR” confirms that you ARE NOT a Parent Affiliate and a selection of “against” confirms that you are a Parent Affiliate. Failure to make a selection will be deemed a confirmation that you are a Parent Affiliate.

If you indicate that you are a Parent Affiliate with regards to this Proposal 1, your vote will NOT be counted with respect to this Proposal 1.

You may vote either “FOR” or “against” this Proposal 1, or you may abstain by voting on the enclosed proxy card on Proposal 1b.

The Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 2: ADJOURNMENT OF THE EXTRAORDINARY GENERAL MEETING

We are asking you to approve a proposal to adjourn the extraordinary general meeting to a later date or dates if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the Merger Agreement at the time of the extraordinary general meeting. If shareholders approve the Adjournment Proposal, we could adjourn the extraordinary general meeting and any adjourned session of the extraordinary general meeting and use the additional time to solicit additional proxies, including proxies from shareholders that have previously returned properly executed proxies voting against approval of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of the Merger Agreement such that the Merger Proposal would be defeated and a quorum is present, we could adjourn the extraordinary general meeting without a vote on the approval of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of approval of the Merger Agreement. If the Adjournment Proposal is approved and a quorum is present, the chairman of the extraordinary general meeting may recess and/or adjourn the meeting to a later time or date pursuant to the articles of association or the Company. Under the terms of the Merger Agreement, the meeting cannot be adjourned for more than five business days at a time or 15 business days in the aggregate after the date appointed for the meeting without the prior written consent of Parent.

You may vote either “FOR” or “against” this Proposal 2, or you may abstain by voting on the enclosed proxy card on Proposal 2.

The Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 3: ADVISORY, NON-BINDING VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

The Company is providing its shareholders with the opportunity to cast a vote, on an advisory (non-binding) basis, to approve the compensation payments that will or may be paid by the Company to its named executive officers, as determined in accordance with Item 402(t) of Regulation S-K, in connection with the Merger as disclosed in the section of this proxy statement captioned “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Golden Parachute Compensation,” as required by Section 14A of the Exchange Act.

Through this proposal, we are asking the shareholders of the Company to indicate their approval, on an advisory (non-binding) basis, of the various change of control, equity acceleration and other payments that our named executive officers will or may be eligible to receive in connection with the Merger as described in the section captioned “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Golden Parachute Compensation,” including the table captioned “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger.”

You should carefully review the “golden parachute” compensation information disclosed in the section of this proxy statement referred to above. The Board unanimously recommends that shareholders of the Company approve the following resolution at the extraordinary general meeting:

“RESOLVED, that the shareholders of Mellanox Technologies, Ltd. approve, solely on an advisory, non-binding basis, the ‘golden parachute’ compensation that will or may become payable to the Company’s named executive officers in connection with the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section captioned “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger—Golden Parachute Compensation,” including the table captioned “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger,” in the Company’s proxy statement for the extraordinary general meeting.”

The vote on this merger-related compensation proposal is a vote separate and apart from the vote to approve the Merger Agreement.

Shareholders should note that this proposal is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on the Company, the Board or Parent. Further, the underlying plans, agreements and arrangements are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, the compensation payments that are contractually required to be paid by the Company to its named executive officers will or may be paid, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of the shareholders of the Company on this merger-related compensation proposal.

You may vote either “FOR” or “against” this Proposal 3, or you may abstain by voting on the enclosed proxy card on Proposal 3.

The Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 4: APPROVAL OF SALARY INCREASE AND CONTRIBUTIONS

TO SEVERANCE, PENSION AND EDUCATION FUNDS TO BE PAID TO EYAL WALDMAN

Under Israeli law, any arrangement between a public company and its CEO as to the terms of service of the CEO requires the approval of the compensation committee, board of directors and holders of a majority of the voting power represented at the general meeting in person or by proxy or written ballot and voting thereon, provided that the Personal Interest Condition is met, and provided that such arrangement was in compliance with such company’s compensation philosophy statement (“Compensation Philosophy”) at the time of the approval of its compensation committee and the board of directors, as it was in our case.

In recognition of Mr. Waldman’s significant contribution to our Company as president and CEO, each of the compensation committee and the Board, subject to the approval of the shareholders at this extraordinary general meeting, has approved an increase in the annual base salary of Mr. Waldman from $610,000 to $650,000, effective retroactively from April 1, 2019, and accordingly any contribution to Israeli severance, pension and education funds shall be made based on the updated base salary. Such increase in Mr. Waldman’s annual base salary would align his base salary with the median of the Company’s peer group, based on a competitive assessment performed by Radford, the Company’s independent compensation consultant, in October 2018.

The enclosed proxy card provides that you may indicate whether or not you have a Personal Interest with regards to Proposal 4 by voting on Proposal 4a. A selection of “FOR” confirms that you DO NOT HAVE a Personal Interest and a selection of “against” confirms that you DO HAVE a Personal Interest. Failure to make a selection will be deemed a confirmation that you DO NOT HAVE a Personal Interest.

If you indicate that you DO HAVE a Personal Interest with regards to this Proposal 4, your vote will NOT be counted with respect to the Personal Interest Condition of this Proposal 4.

You may vote either “FOR” or “against” this Proposal 4, or you may abstain by voting on the enclosed proxy card on Proposal 4b.

The Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 5: APPROVAL OF 2019 PERFORMANCE-BASED

CASH INCENTIVE AWARD TO EYAL WALDMAN

Under Israeli law, any arrangement between a public company and its CEO as to the terms of service of the CEO requires the approval of the compensation committee, board of directors and holders of a majority of the voting power represented at the general meeting in person or by proxy or written ballot and voting thereon, provided that the Personal Interest Condition is met, and provided that such arrangement was in compliance with such company’s Compensation Philosophy at the time of the approval of its compensation committee and the board of directors, as it was in our case.

In order to provide performance-based compensation to Mr. Waldman consistent with the Company’s compensation objectives, each of the compensation committee and the Board, subject to the approval of the shareholders at the extraordinary general meeting, has approved a performance-based cash incentive award under the Company’s annual cash bonus program to Mr. Waldman that may only be earned based on the Company’s 2019 performance (the “2019 Incentive Award”). The 2019 Incentive Award will be targeted at 100% of Mr. Waldman’s base salary (with a maximum payment of 200%), and achievement will be measured in 2020 based on the Company’s achievement of revenue and adjusted operating income (as a percentage of revenue) goals for fiscal 2019, each weighted 50%, as determined by the compensation committee and approved by the Board. The target level of the 2019 Incentive Award remains unchanged from Mr. Waldman’s target performance-based cash incentive award for fiscal 2018 at 100% of base salary. Based on data provided in Radford’s October 2018 competitive analysis, Mr. Waldman’s total target cash compensation for 2019, if approved by shareholders, including base salary and target performance-based cash incentive, would position him slightly above the 25th percentile of market.

The enclosed proxy card provides that you may indicate whether or not you have a Personal Interest with regards to Proposal 5 by voting on Proposal 5a. A selection of “FOR” confirms that you DO NOT HAVE a Personal Interest and a selection of “against” confirms that you DO HAVE a Personal Interest. Failure to make a selection will be deemed a confirmation that you DO NOT HAVE a Personal Interest.

If you indicate that you DO HAVE a Personal Interest with regards to this Proposal 5, your vote will NOT be counted with respect to the Personal Interest Condition of this Proposal 5.

You may vote either “FOR” or “against” this Proposal 5, or you may abstain by voting on the enclosed proxy card on Proposal 5b.

The Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 6: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF EYAL WALDMAN’S SEVERANCE AGREEMENT

Under Israeli law, any arrangement between a public company and its CEO as to the terms of service of the CEO of a public company require the approval of the compensation committee, board of directors and holders of a majority of the voting power represented at the general meeting in person or by proxy or written ballot and voting thereon, provided that the Personal Interest Condition is met, and provided that such arrangement was in compliance with such company’s Compensation Philosophy at the time of the approval of its compensation committee and the board of directors, as it was in our case.

The Company and Mr. Waldman are currently party to an executive severance benefits agreement, which provides that in the event Mr. Waldman is terminated by the Company without “cause” or if he experiences a “constructive termination” (each, as defined in the agreement), in each case, during the 12 months following a change in control of the Company (a “Covered Termination”), Mr. Waldman will be eligible to receive: (i) continuation of his base salary for six months at a per annum rate of 120% of his annual base salary in effect on the termination date; and (ii) accelerated vesting as to 50% of the unvested shares subject to outstanding equity awards.

Subject to the approval of the shareholders of the Company, the compensation committee and Board have approved the entry into an Amended Severance Agreement with Mr. Waldman, which provides that in the event of a Covered Termination, Mr. Waldman will be eligible to receive (in addition to any additional payment or benefit Mr. Waldman may be entitled to receive under applicable Israeli law or arrangement with the Company): (i) an amount equal to twice the sum of his annual base salary and his target annual bonus for the year of such termination, payable in 24 monthly installments, provided that all or a portion shall be paid in a lump sum to the maximum extent such payment would not incur any penalties under Section 409A of the Internal Revenue Code of 1986, as amended; and (ii) full accelerated vesting of his outstanding equity awards.

As under his existing agreement, payments and benefits received by Mr. Waldman under the Amended Severance Agreement are in addition to any payments or other benefits that he would be eligible to receive under applicable Israeli law. Mr. Waldman is not subject to the section 14 arrangement pursuant to the Severance Pay Law, 5723-1963. Accordingly, upon termination of his employment under circumstances which would entitle Mr. Waldman to receive statutory severance pay, in addition to releasing the amounts accrued in the severance component of Mr. Waldman’s pension arrangement (the “Severance Fund”), the Company will be required to pay an additional payment, in order to fulfill its statutory obligation. Such additional payment is equivalent to the shortfall between the amounts accrued in the Severance Fund and Mr. Waldman’s statutory severance entitlement.

As under his existing agreement, Mr. Waldman’s entitlement to the payments and benefits under the Amended Severance Agreement is subject to his execution of a release of claims against the Company. The Amended Severance Agreement also effects certain additional changes to conform the agreement to the current executive severance benefits agreements with the Company’s other executive officers. The terms of the Amended Severance Agreement as described in this proposal are qualified by reference to the full text of the Amended Severance Agreement, which is attached as Annex D to this proxy statement.

Based on a competitive assessment by Radford performed in November 2018, the severance benefits provided under Mr. Waldman’s current executive severance agreement are below market, and the benefits that would be provided under the Amended Severance Agreement would align Mr. Waldman’s change in control severance benefits with prevailing market practice. Specifically, upon a qualifying termination in connection with a change in control: (i) 83% of the Company’s peers provide 24 months of base salary; (ii) among those companies providing both base salary and bonus, nearly all align the bonus multiple with base salary; and (iii) all companies in the peer group providing for cash severance also provide for full equity acceleration. As under his current agreement, Mr. Waldman will not be eligible to receive any severance benefits on any termination not in connection with a change in control under the Amended Severance Agreement, despite the fact that a large majority of the Company’s peer provide such benefits.

If this Proposal 6 is not approved, Mr. Waldman’s current executive severance benefits agreement will remain in effect, and he will remain eligible to receive benefits thereunder subject to its terms and conditions.

The enclosed proxy card provides that you may indicate whether or not you have a Personal Interest with regards to Proposal 6 by voting on Proposal 6a. A selection of “FOR” confirms that you DO NOT HAVE a Personal Interest and a selection of “against” confirms that you DO HAVE a Personal Interest. Failure to make a selection will be deemed a confirmation that you DO NOT HAVE a Personal Interest.

If you indicate that you DO HAVE a Personal Interest with regards to this Proposal 6, your vote will NOT be counted with respect to the Personal Interest Condition of this Proposal 6.

You may vote either “FOR” or “against” this Proposal 6, or you may abstain by voting on the enclosed proxy card on Proposal 6b.

The Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 7: APPROVAL OF THE 2019 GRANT OF RESTRICTED SHARE UNITS

TO EYAL WALDMAN

Under Israeli law, any arrangement between a public company and its CEO as to the terms of service of the CEO of a public company require the approval of the compensation committee, board of directors and holders of a majority of the voting power represented at the general meeting in person or by proxy or written ballot and voting thereon, provided that the Personal Interest Condition is met, and provided that such arrangement was in compliance with such company’s Compensation Philosophy at the time of the approval of its compensation committee and the board of directors, as it was in our case.

Following the approval of the compensation committee, and in recognition of the Company’s strong performance in 2018, the Board has approved 55,696 restricted share units for grant to Eyal Waldman, our CEO, which will be granted from the share pool reserved for future issuance under our Third Amended and Restated Global Share Incentive Plan, in accordance with the terms described below. Given the lower than median positioning on Mr. Waldman’s cash compensation, Mr. Waldman’s equity award is targeted at above the 75th percentile of market based on data provided in Radford’s October 2018 competitive analysis.

If approved by shareholders, the restricted share units will vest at the rate of one-fourth (1/4th) of the original number of Company Shares on August 1, 2020, and the remaining thereafter at the rate of one-sixteenth (1/16th) of the original number of Company Shares on the first day of each quarterly period of November, February, May and August, commencing November 1, 2020, with the last one-sixteenth (1/16th) of the original number of Company Shares vesting on August 1, 2023, so long as Mr. Waldman continues to provide services to the Company.

The enclosed proxy card provides that you may indicate whether or not you have a Personal Interest with regards to Proposal 7 by voting on Proposal 7a. A selection of “FOR” confirms that you DO NOT HAVE a Personal Interest and a selection of “against” confirms that you DO HAVE a Personal Interest. Failure to make a selection will be deemed a confirmation that you DO NOT HAVE a Personal Interest.

If you indicate that you DO HAVE a Personal Interest with regards to this Proposal 7, your vote will NOT be counted with respect to the Personal Interest Condition of this Proposal 7.

You may vote either “FOR” or “against” this Proposal 7, or you may abstain by voting on the enclosed proxy card on Proposal 7b.

The Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 8: APPROVAL OF CERTAIN TAX EQUALIZATION REIMBURSEMENTS TO EYAL WALDMAN

Under Israeli law, any arrangement between a public company and its CEO as to the terms of service of the CEO of a public company require the approval of the compensation committee, board of directors and holders of a majority of the voting power represented at the general meeting in person or by proxy or written ballot and voting thereon, provided that the Personal Interest Condition is met, and provided that such arrangement was in compliance with such company’s Compensation Philosophy at the time of the approval of its compensation committee and the board of directors, as it was in our case.

Mr. Waldman is an Israeli citizen and resident and primarily performs services for the Company in Israel. However, the Company requires Mr. Waldman to spend approximately 20% of his business time at the Company’s offices in the United States. As a result of the amount of time Mr. Waldman performs services in the United States, he is subject to U.S. taxation on amounts earned by him from the Company in proportion to his time spent in the United States, including from the vesting of Company restricted share units. Under the tax system in Israel, Mr. Waldman is able to achieve deferred taxation at a more favorable tax rate by having his restricted share units and shares issued in settlement of his restricted share units held in trust for a period of at least two years. Under the tax system in the United States, Mr. Waldman must pay income taxes at ordinary income rates when the portion of restricted share units allocated to Mr. Waldman’s services in the United States vests. The difference in tax treatment between the United States and Israel caused Mr. Waldman to incur an additional tax expense of approximately $54,000 for the 2018 tax year and is estimated to incur an additional tax expense of approximately $125,000 for the 2019 tax year. In early 2019, the compensation committee and the Board, subject to shareholder approval, approved making a payment to Mr. Waldman in the amount of $54,000 to reimburse him for the additional taxes incurred by him as a result of the Company’s requirement that he perform services in the United States and authorized, subject to shareholder approval, the payment of up to $125,000 for the 2019 tax year to reimburse him for the additional taxes to be incurred by him as a result of the Company’s requirement that he perform services in the United States, with the actual amount to be paid for the 2019 tax year to be determined consistent with past practice.

If approved by shareholders, the $54,000 payment for the 2018 tax year will be made as soon as administratively practicable after the extraordinary general meeting, and the up to $125,000 payment for the 2019 tax year will be made as soon as administratively practicable after the tax differential is substantiated to the reasonable satisfaction of the Company’s chief financial officer or, in the event that the Merger has been consummated, to the reasonable satisfaction of the chief executive officer or the chief financial officer of NVIDIA.

The enclosed proxy card provides that you may indicate whether or not you have a Personal Interest with regards to Proposal 8 by voting on Proposal 8a. A selection of “FOR” confirms that you DO NOT HAVE a Personal Interest and a selection of “against” confirms that you DO HAVE a Personal Interest. Failure to make a selection will be deemed a confirmation that you DO NOT HAVE a Personal Interest.

If you indicate that you DO HAVE a Personal Interest with regards to this Proposal 8, your vote will NOT be counted with respect to the Personal Interest Condition of this Proposal 8.

You may vote either “FOR” or “against” this Proposal 8, or you may abstain by voting on the enclosed proxy card on Proposal 8b.

The Board unanimously recommends that you vote “FOR” this proposal.

PROPOSAL 9: APPROVAL OF A CASH BONUS TO BE PAID TO GREG WATERS

Under Israeli law, the terms of service of the members of the board of directors of a public company, including remuneration, require the approval of the holders of a majority of the voting power represented at the general meeting in person or by proxy or written ballot and voting thereon, following the approval of the compensation committee and the board of directors, provided that such terms were in compliance with such company’s Compensation Philosophy at the time of the approval of its compensation committee and the board of directors, as it was in our case.

Subject to shareholder approval, the compensation committee and Board have approved the payment of a one-time cash bonus in the amount of $25,000 to Greg Waters, a non-employee member of the Board, in recognition of his services with respect to the sale process and the Merger. If approved by the shareholders, such transaction bonus shall be paid as soon as administratively practicable after the extraordinary general meeting.

You may vote either “FOR” or “against” this Proposal 9, or you may abstain by voting on the enclosed proxy card on Proposal 9.

The Board unanimously recommends that you vote “FOR” this proposal.

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

Parties Involved in the Merger

Mellanox Technologies, Ltd.

Hakidma 26, Ofer Industrial Park

Yokneam, Israel 2069200

+972-4-909-7200

The Company is a company organized under the laws of the State of Israel. The Company is a fabless semiconductor company that designs, manufactures (through subcontractors) and sells high-performance interconnect products and solutions primarily based on the Ethernet and InfiniBand standards.

The Company Shares are listed on Nasdaq under the symbol “MLNX.”

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

+1-800-322-2885

proxy@mackenziepartners.com

The Company has retained MacKenzie Partners, Inc., a proxy solicitation firm, to solicit proxies in connection with the extraordinary general meeting.

NVIDIA Corporation

2788 San Tomas Expressway

Santa Clara, California 95051

(408) 486-2000

NVIDIA is a corporation organized under the laws of Delaware. NVIDIA’s invention of the GPU in 1999 sparked the growth of the PC gaming market, redefined modern computer graphics and revolutionized parallel computing. More recently, GPU deep learning ignited modern AI—the next era of computing—with the GPU acting as the brain of computers, robots and self-driving cars that can perceive and understand the world.

NVIDIA’s common stock is listed on Nasdaq under the symbol “NVDA.”

NVIDIA International Holdings Inc.

2788 San Tomas Expressway

Santa Clara, California 95051

(408) 486-2000

Parent is a corporation organized under the laws of Delaware. Parent is a wholly-owned subsidiary of NVIDIA.

Teal Barvaz Ltd.

2788 San Tomas Expressway

Santa Clara, California 95051

(408) 486-2000

Merger Sub is a company organized under the laws of the State of Israel. Merger Sub is a wholly-owned subsidiary of Parent that was formed on February 28, 2019, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement.

Effect of the Merger

Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the ICL, if the Merger is completed, Merger Sub will merge with and into the Company, and the Company will continue as the Surviving Company and as a wholly-owned subsidiary of Parent. As a result of the Merger, the Company Shares will no longer be publicly traded and will be delisted from Nasdaq. In addition, the Company Shares will be deregistered under the Exchange Act, and the Company will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any share capital of the Surviving Company.

The Effective Time will occur upon the issuance by the Companies Registrar of the Israeli Corporations Authority (the “Companies Registrar”) of a certificate evidencing the Merger in accordance with Section 323(5) of the ICL (the “Certificate of Merger”).

Effect on the Company if the Merger is Not Completed

If the Merger Agreement is not approved by the Company’s shareholders or if the Merger is not completed for any other reason, the Company’s shareholders will not receive any payment for their Company Shares. Instead, the Company will remain an independent public company, the Company Shares will continue to be listed and traded on Nasdaq and registered under the Exchange Act and the Company will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, the Company expects that management will operate the business in a manner similar to that in which it is being operated today and that the shareholders will continue to be subject to the same risks and opportunities to which they are currently subject, including risks related to the highly competitive industry in which the Company operates and risks related to adverse economic or industry conditions.

Furthermore, if the Merger is not completed, and depending on the circumstances that caused the Merger not to be completed, the price of the Company Shares may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the Company Shares would return to the price at which the Company Shares trade as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities or the future value of your Company Shares. If the Merger is not completed, the Board will continue to evaluate and review the Company’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate. If the Merger Agreement is not approved by the Company’s shareholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board will be offered or that the Company’s business, prospects or results of operations will not be adversely impacted.

In addition, the Company will be required to pay to Parent a termination fee of $225,000,000 if the Merger Agreement is terminated under certain circumstances, and Parent will be required to pay to the Company a termination fee of $350,000,000 if the Merger Agreement is terminated under certain other circumstances related to a failure to obtain certain antitrust approvals. For more information please see the section  captioned “The Merger Agreement—Termination Fees.”

Merger Consideration

In the Merger, each outstanding Company Share (other than Excluded Shares) shall be deemed to have been transferred to Parent in exchange for the right to receive the merger consideration.

After the Merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as a shareholder.

Background of the Merger

The Board, together with the Company’s senior management, regularly reviews and assesses the Company’s performance, share price, risks, opportunities and strategy in light of the current business and economic environment, as well as evolving industry dynamics, as they may affect the Company’s long-term strategic goals and plans. As a matter of practice, the Board and the Company’s senior management, together with their legal and financial advisors, regularly review and evaluate a wide range of strategic opportunities for business combinations, acquisitions and other financial and strategic alternatives for the Company, including continuing as a standalone company, with a view to maximizing shareholder value.

On April 24, 2018, the Chief Executive Officer of a U.S.-based, publicly traded company in the semiconductor industry (“Party A”) emailed Mellanox’s President and Chief Executive Officer, Eyal Waldman, to schedule a time to discuss opportunities for a potential strategic collaboration between Party A and Mellanox.

On June 12, 2018, Mr. Waldman and the Chief Executive Officer of Party A met to discuss the potential for a strategic collaboration. Mr. Waldman and the Chief Executive Officer of Party A did not discuss a potential acquisition of Mellanox by Party A at that time.

On August 28, 2018, Mr. Waldman met the Chief Executive Officer of Party A and the Chief Executive Officer of Party A raised the possibility of a potential acquisition of Mellanox by Party A and shared his rationale. No offer to acquire Mellanox was made by the Chief Executive Officer of Party A, and no purchase price or other material terms were discussed by the Chief Executive Officer of Party A and Mr. Waldman.

On September 24, 2018, the Chief Executive Officer of Party A and Mr. Waldman discussed a potential acquisition of Mellanox by Party A. During that conversation, the Chief Executive Officer of Party A indicated that Party A was prepared to make a non-binding offer to acquire Mellanox at a price per share of $102.00 in cash. The closing price per share of Mellanox’s ordinary shares as reported on Nasdaq was $76.90 on September 24, 2018. Mr. Waldman expressed to the Chief Executive Officer of Party A that the proposal was below the $109.50 average of the estimates of share price targets of Wall Street equity research analysts that cover Mellanox, but informed the Chief Executive Officer of Party A that, if he provided a written proposal for an acquisition of Mellanox, Mr. Waldman would share the written proposal with the Board. Mr. Waldman and the Chief Executive Officer of Party A did not have any further discussions regarding the purchase price for Mellanox or any discussions regarding other material terms of an acquisition of Mellanox.

Later on September 24, 2018, the Chief Executive Officer of Party A delivered to Mr. Waldman a non-binding written proposal to acquire Mellanox at a price per share of $102.00 in cash and a highly confident letter from a prominent international investment bank for up to $4.0 billion in debt financing for the acquisition. Mr. Waldman and the Chief Executive Officer of Party A also corresponded later on September 24, 2018 regarding a potential due diligence meeting of members of the management of Party A and Mellanox to discuss Mellanox and its business.

As further described in this “Background of the Merger,” from the August 28, 2018 meeting, at which the Chief Executive Officer of Party A first raised the possibility of a potential acquisition of Mellanox by Party A, to March 7, 2019, Mellanox ultimately contacted or was contacted by seven parties regarding their potential interest in acquiring Mellanox, including NVIDIA and Party A. Each of these parties was a publicly traded technology company. Mellanox did not contact any potential financial acquirers or any other companies because they were not perceived by the Board to have (1) a high probability of interest in engaging in discussions regarding an acquisition of Mellanox or (2) the financial capacity to engage in an acquisition of Mellanox at or above the offer price in Party A’s non-binding written proposal delivered on September 24, 2018. During this period, the Company entered into confidentiality agreements with four parties, including NVIDIA and Party A. Each of these confidentiality agreements contained standstill provisions, which terminated in accordance with their terms upon the public announcement of the Company’s entry into the Merger Agreement. Members of the senior management of Mellanox held in-person due diligence meetings with all four parties, and Mellanox received non-binding written proposals for an acquisition of Mellanox from all four parties as further described herein.

Between September 26, 2018 and October 8, 2018, Mr. Waldman and the Chief Executive Officer of Party A corresponded regarding the timing of the Board’s review of Party A’s non-binding written proposal delivered on September 24, 2018.

On September 27, 2018, the Board met, together with members of the senior management of Mellanox, and discussed the non-binding written proposal received from Party A on September 24, 2018. Mr. Waldman informed the Board that Mellanox’s financial advisor, J.P. Morgan, had been provided with a copy of the proposal, and Mr. Waldman reminded the Board that J.P. Morgan had been engaged by Mellanox on February 9, 2018 in connection with shareholder activism and, under the terms of the engagement of J.P. Morgan by the Company in connection with shareholder activism matters, the Company also agreed to offer J.P. Morgan the role of financial advisor with respect to any strategic transaction in the event that Mellanox determined to pursue or proceed with any strategic transaction prior to December 31, 2019. J.P. Morgan had been selected as a financial advisor to the Company in connection with shareholder activism based on its reputation as an independent financial advisor, familiarity with and experience as a financial advisor to companies in the semiconductor industry, and experience as a financial advisor in shareholder activism matters. Following discussion, the Board asked Mr. Waldman to request J.P. Morgan’s assistance as the Board’s financial advisor in connection with its evaluation of the non-binding written proposal received from Party A and the strategic alternatives available to Mellanox, including continuing as a stand-alone business. J.P. Morgan was selected as a financial advisor to the Company in connection with evaluating a business combination transaction based on the reasons described above, as well as its experience as a financial advisor in mergers and acquisitions and other strategic transactions.

On October 8, 2018, the non-management members of the Board held a meeting, together with representatives of the Company’s outside legal counsel, Latham & Watkins LLP (“Latham & Watkins”) and Herzog Fox and Neeman (“HFN”), to discuss the process for the Board’s evaluation of the proposal received from Party A. Representatives of Latham & Watkins and HFN reviewed with the members of the Board their fiduciary duties in the context of considering a potential business combination or sale of the Company.

On October 11, 2018, the Board held a meeting, together with representatives of Mellanox’s management, Latham & Watkins, HFN and J.P. Morgan. Representatives of Mellanox’s management reviewed the business plan and forecasts prepared at the request of the Board, and J.P. Morgan presented a preliminary financial analysis based on such management projections. For a description of these management projections, please see “—Management Projections.” J.P. Morgan and Mr. Waldman reviewed with the Board a list of other large publicly traded companies in addition to Party A that might be both interested in and able to purchase Mellanox at a price per share equal to or greater than the price offered by Party A. J.P. Morgan also reviewed a preliminary valuation analysis for Mellanox relative to the price offered by Party A based upon the management projections. After representatives of J.P. Morgan left the meeting, and following further discussion, the Board directed Mr. Waldman to respond to Party A and inform Party A that, assuming Party A was prepared to significantly improve the per share price it had offered to acquire Mellanox, Mellanox would be prepared to proceed with a management meeting and additional due diligence on Mellanox subject to entry into a customary confidentiality agreement between Mellanox and Party A. The Board also directed Mr. Waldman to work with J.P. Morgan and contact two additional potential acquirers, NVIDIA and a U.S.-based, publicly traded company in the semiconductor industry (“Party B”), to explore whether there was interest from either party in an acquisition of Mellanox. NVIDIA and Party B were selected by the Board following discussions with representatives of Mellanox’s management and J.P. Morgan on the basis of (1) the perceived probability of interest in engaging in discussions regarding a strategic transaction with Mellanox, (2) the perceived financial capacity to engage in a strategic transaction with Mellanox at or above the offer price in Party A’s non-binding written proposal delivered on September 24, 2018, including the perceived opportunities for such parties to recognize synergies in an acquisition of Mellanox, and (3) the perceived antitrust and foreign investment risks associated with engaging in a strategic transaction with such parties. The Board also discussed engaging the services of an additional prominent international investment bank, Credit Suisse, as a financial advisor in connection with a potential strategic transaction involving the Company. Credit Suisse had been engaged as a financial advisor in January 2018 to assist the Company in connection with shareholder activism matters. Credit Suisse was engaged to assist the Company in connection with shareholder activism matters based on its reputation as a financial advisor, its familiarity with and experience as a financial advisor to companies in the semiconductor industry, and its experience as a financial advisor with respect to shareholder activism matters. The Board noted that, under the terms of the engagement of Credit Suisse by the Company in connection with shareholder activism matters,

Mellanox had agreed to offer Credit Suisse the role of financial advisor with respect to a strategic transaction in the event that Mellanox determined to pursue or proceed with any strategic transaction prior to December 31, 2019. Following further discussion, the Board authorized Mr. Waldman to request Credit Suisse’s assistance as a financial advisor to the Company in connection with the Board’s evaluation of strategic alternatives available to Mellanox if and when Mr. Waldman deemed appropriate and beneficial to the Company.

On October 15, 2018, Mr. Waldman spoke with Mr. Huang and discussed NVIDIA’s interest in participating in a potential strategic review process for Mellanox. On October 16, 2018, a representative of J.P. Morgan also spoke with a senior executive of NVIDIA to discuss NVIDIA’s interest in participating in a potential strategic review process for Mellanox. Between October 17, 2018 and October 29, 2018, Messrs. Waldman and Huang coordinated an initial management meeting to provide further details regarding Mellanox and its business, and representatives of Mellanox and NVIDIA negotiated the confidentiality agreement, which was agreed to and executed on October 28, 2018 and which contained a customary standstill provision that terminated upon the public announcement of the Company’s entry into the Merger Agreement.

On October 17, 2018, Mr. Waldman spoke with the Chief Executive Officer of Party B to discuss Party B’s interest in participating in a potential strategic review process for Mellanox. Between October 17, 2018 and October 23, 2018, Mr. Waldman and the Chief Executive Officer of Party B coordinated an initial in-person management meeting to provide further details regarding Mellanox and its business, and Mellanox and Party B negotiated a confidentiality agreement, which was agreed to and executed on October 23, 2018 and which contained a customary standstill provision that terminated upon the public announcement of the Company’s entry into the Merger Agreement.

Later on October 17, 2018, the Board met, together with representatives of the senior management of Mellanox, Latham & Watkins, HFN and J.P. Morgan, to discuss developments regarding Mr. Waldman’s outreach to NVIDIA and Party B and the process and timeline for additional engagement with Party A. Representatives of J.P. Morgan and Mr. Waldman again reviewed with the Board a list of other large publicly traded companies in addition to NVIDIA, Party A and Party B that might be both interested in and able to purchase Mellanox at a price per share equal to or greater than the price offered by Party A. Following discussion, the Board directed Mr. Waldman and the representatives of J.P. Morgan to contact one additional potential acquirer, a U.S.-based, publicly traded company in the semiconductor industry (“Party C”), to explore whether there was interest from Party C in an acquisition of Mellanox. Party C was selected by the Board following discussions with members of the senior management of Mellanox and J.P. Morgan on the basis of (1) the perceived probability of interest in engaging in discussions regarding a strategic transaction with Mellanox, (2) the perceived financial capacity to engage in a strategic transaction with Mellanox at or above the offer price in Party A’s non-binding written proposal delivered on September 24, 2018, including the perceived opportunities for Party C to recognize synergies in an acquisition of Mellanox, and (3) the perceived antitrust and foreign investment risks associated with engaging in a strategic transaction with Party C. Representatives of Latham & Watkins discussed regulatory approvals that might be required in connection with a potential sale of Mellanox, and reviewed related considerations with respect to each of the potential acquirers.

On October 18, 2019, Mr. Waldman spoke to the Chief Executive Officer of Party A and informed him that, assuming that Party A was prepared to significantly improve the per share price it had offered to acquire Mellanox, Mellanox would be prepared to proceed with a management meeting and additional due diligence on Mellanox. Between October 18, 2018 and October 22, 2018, Mr. Waldman and the Chief Executive Officer of Party A coordinated an in-person management meeting between Mellanox and Party A to provide further details regarding Mellanox and its business, and representatives of Mellanox and Party A negotiated a confidentiality agreement. On October 23, 2018, Mellanox and Party A entered into a confidentiality agreement, which contained a customary standstill provision that terminated upon the public announcement of the Company’s entry into the Merger Agreement.

Also, on October 18, 2018, Mr. Waldman spoke with the Chief Executive Officer of Party C to discuss Party C’s interest in participating in a potential strategic review process for Mellanox. Between October 18, 2018 and October 25, 2018, Mellanox and Party C negotiated a confidentiality agreement.

Between October 20, 2018 and October 21, 2018, representatives of J.P. Morgan reached out to representatives of each of NVIDIA, Party B and Party C to schedule separate meetings with members of the senior management of Mellanox and its representatives to provide further details regarding Mellanox and its business.

On October 22, 2018, the Board held a regularly scheduled quarterly meeting. Representatives of the senior management of Mellanox, Latham & Watkins, HFN and J.P. Morgan also attended the Board meeting. The Board discussed developments in the strategic review process, and Mr. Waldman informed the Board that Mellanox was negotiating confidentiality agreements with each of NVIDIA, Party A, Party B and Party C. Mr. Waldman provided the Board with an update regarding certain material unresolved items in the negotiation of the confidentiality agreement with Party C, discussed the unresolved items with the Board, and noted that none of the other potential participants in the strategic review process had insisted upon the same terms as Party C. Representatives of J.P. Morgan discussed the interest, readiness and financial and strategic capacity of each of the parties that had been contacted in the strategic review process to enter into and consummate a potential acquisition with Mellanox and proposed a timeline for initial due diligence and receipt of non-binding proposals from interested potential acquirers. Representatives of J.P. Morgan and Mr. Waldman again reviewed with the Board a list of other large publicly traded companies that might be both interested in and able to purchase Mellanox. After deliberations, the Board determined that Mellanox had contacted the potential acquirers that were most likely to be interested in and capable of completing an acquisition of Mellanox and determined that members of the senior management of Mellanox and Mellanox’s representatives should not reach out to additional parties at that time.

On the morning of October 23, 2018, representatives of Party B held a meeting with representatives of Mellanox and J.P. Morgan. Following that meeting, Mr. Waldman also met with the Chief Executive Officer of Party B and further discussed Mellanox and its business. There was no discussion at this time regarding price or other material terms related to an acquisition of Mellanox between Mr. Waldman and the Chief Executive Officer of Party B.

Later on October 23, 2018, representatives of Party A met with representatives of Mellanox to discuss Mellanox and its business.

On October 24, 2018, a representative of J.P. Morgan spoke with a representative of Party C to discuss the terms of the confidentiality agreement with Party C and Party C’s reluctance to agree to a restriction on its ability to use Mellanox’s confidential information beyond the duration of any standstill provision. Following the discussion, Mellanox and Party C were not able to agree upon the final terms of a confidentiality agreement. Later on October 24, 2018, Mr. Waldman spoke with the Chief Executive Officer of Party C, and the Chief Executive Officer of Party C informed him that Party C was able to evaluate Mellanox and make a proposal to acquire Mellanox without access to confidential information and that Party C would contact Mellanox if it decided to make an offer but that Party C was not interested in further exploring a potential acquisition of Mellanox at that time. Because Party C indicated that it was not interested in pursuing a potential acquisition of Mellanox at that time and did not enter into a confidentiality agreement, Party C did not have a management meeting with Mellanox and did not receive access to confidential due diligence information regarding Mellanox, and Party C did not submit any proposal to acquire Mellanox.

Also on October 24, 2018, Mellanox announced earnings for the third quarter of 2018 after the close of market.

On October 25, 2018, a representative of J.P. Morgan delivered instructions regarding submission of a written non-binding proposal to representatives of each of Party A and Party B and requested such proposal by November 2, 2018, including price and other material terms regarding a potential acquisition of Mellanox.

After the close of market on October 25, 2018, CNBC and other media sources, citing anonymous individuals with alleged familiarity with the strategic review process, reported that Mellanox had hired a financial advisor to seek a potential sale after receiving takeover interest from more than one company. Mellanox did not comment with respect to the market rumors. The closing price per share of Mellanox’s ordinary shares as reported on Nasdaq was $72.77 on October 25, 2018, and $83.30 on October 26, 2018.

On October 26, 2018, a senior executive of a U.S.-based, publicly traded company in the semiconductor industry (“Party D”) requested a meeting with Mr. Waldman. On October 30, 2018, Mr. Waldman spoke with the Chief Executive Officer of Party D. During the conversation, the Chief Executive Officer of Party D inquired about the market rumors regarding a potential strategic review process for Mellanox and the Chief Executive Officer of Party D requested an opportunity to meet with Mr. Waldman and to be involved in any potential strategic review process for Mellanox.

On October 27, 2018, the Chief Executive Officer of a U.S.-based, publicly traded company in the semiconductor industry (“Party E”) contacted Mr. Waldman. The Chief Executive Officer of Party E and Mr. Waldman discussed the market rumors regarding a potential sale process for Mellanox and whether Party E might be interested in participating in a strategic review process for Mellanox. Following the discussion, the Chief Executive Officer of Party E informed Mr. Waldman that Party E would evaluate the feasibility of a transaction and contact Mr. Waldman if it determined it was interested in participating in a strategic review process.

Later on October 27, 2018, a representative of J.P. Morgan delivered instructions regarding submission of a written non-binding proposal to acquire Mellanox to a representative of NVIDIA, which requested such proposal by November 5, 2018, including price and other material terms regarding a potential acquisition of Mellanox.

On October 28, 2018, Mellanox and NVIDIA entered into a confidentiality agreement, which contained a customary standstill provision.

On October 30, 2018, representatives of NVIDIA, including Mr. Huang, and representatives of Mellanox, including Mr. Waldman, and J.P. Morgan discussed Mellanox and its business.

On October 31, 2018, the Board met to discuss developments in discussions between Mellanox and various parties interested in participating in the strategic review process, together with, at the invitation of the Board, members of the senior management of Mellanox and representatives of Latham & Watkins, HFN, J.P. Morgan and Credit Suisse. Mr. Waldman updated the Board that Credit Suisse had agreed to act as an additional financial advisor to the Company in connection with the strategic review process consistent with the Board’s direction at the meeting on October 11, 2019. Representatives of J.P. Morgan informed the Board that preliminary non-binding acquisition proposals were expected from Party A, Party B and NVIDIA between November 2, 2018 and November 5, 2018 and summarized media coverage and market reaction following the report by CNBC and other media sources that Mellanox had received takeover interest. Mr. Waldman also informed the Board that he had received outreach from representatives of Party D and Party E following these press reports, that Party D had expressed interest in participating in the strategic review process and that Party E would evaluate the feasibility of a transaction and contact Mr. Waldman if Party E determined that it was interested in participating in the strategic review process. Following further discussion, the Board directed Mr. Waldman to invite Party D to participate in the strategic review process subject to entry into an acceptable confidentiality agreement. Party D was selected by the Board following discussions with representatives of the senior management of Mellanox, J.P. Morgan and Credit Suisse on the basis of (1) the perceived probability of interest in engaging in discussions regarding a strategic transaction with Mellanox, (2) the perceived financial capacity to engage in a strategic transaction with Mellanox at or above the offer price in Party A’s non-binding written proposal delivered on September 24, 2018, including the perceived opportunities for Party D to recognize synergies in an acquisition of Mellanox, and (3) the perceived antitrust and foreign investment risks associated with engaging in a strategic transaction with Party D. Mr. Waldman also noted for the Board that Mellanox had been unable to reach an acceptable confidentiality agreement with Party C following discussions with the Chief Executive Officer of Party C. Mr. Waldman and representatives of J.P. Morgan and Credit Suisse again reviewed with the Board certain other large publicly traded companies that might be both interested in and able to purchase Mellanox. After discussion, the Board determined not to reach out to any other additional parties at that time.

Between October 31, 2018 and November 2, 2018, Mellanox and Party D negotiated a confidentiality agreement, which was agreed to and executed on November 2, 2018, and which contained a customary standstill provision that terminated upon the public announcement of the Company’s entry into the Merger Agreement.

Following execution of the applicable confidentiality agreement described above, NVIDIA, Party A, Party B and Party D conducted due diligence on Mellanox pursuant to meetings with representatives of Mellanox and its advisors and had access to information about Mellanox until January 2019, in the case of Party D, and March 2019, in the case of the other parties.

On November 2, 2018, a member of the senior management of Party A delivered to representatives of J.P. Morgan by email a revised non-binding written proposal to acquire Mellanox at a price per share of $103.00 in cash. The closing price per share of Mellanox’s ordinary shares as reported on Nasdaq was $88.42 on November 2, 2018. No other preliminary non-binding acquisition proposals to acquire Mellanox were submitted between November 2, 2018 and November 16, 2018.

On November 4, 2018, representatives of Party D had a discussion with representatives of Mellanox, including Mr. Waldman, and J.P. Morgan to discuss Mellanox and its business.

On November 5, 2018, the Chief Executive Officer of Party A sent an email to Mr. Waldman referencing Party A’s revised non-binding written proposal submitted on November 2, 2018 and requested a response from Mellanox.

On November 7, 2018, a representative of J.P. Morgan reached out to representatives of Party A and communicated that its proposal dated November 2, 2018 undervalued the Company and that the Board would require substantially higher consideration to engage in a serious dialogue.

During market hours on November 7, 2018, CNBC published a report stating that a U.S.-based, publicly traded company in the semiconductor industry had engaged a financial advisor to advise it on a potential acquisition of Mellanox and that a potential deal could value Mellanox at more than $100.00 per share and could be announced in December 2018. Mellanox did not comment with respect to the market rumors. The closing price per share of Mellanox’s ordinary shares as reported on Nasdaq was $88.57 on November 6, 2018 and $92.74 on November 7, 2018.

Between November 7, 2018 and November 16, 2018, Mr. Waldman and, as directed by the Board and Mr. Waldman, representatives of J.P. Morgan and Credit Suisse communicated with NVIDIA, Party A, Party B and Party D regarding the timing and process for submission and review of non-binding proposals to acquire Mellanox, and requested that each of NVIDIA, Party B and Party D submit non-binding proposals to acquire Mellanox by November 16, 2018 and that Party A submit a revised non-binding proposal to acquire Mellanox by November 16, 2018, in each case ahead of a scheduled Board meeting on November 19, 2018.

On November 8, 2018, during a meeting between Jack Lazar, a member of the Board, and representatives of Party B regarding business matters unrelated to the Company, the representatives of Party B expressed continued interest in participating in the strategic review process and discussed the diligence process.

On November 10, 2018 and November 14, 2018, Mr. Waldman spoke with the Chief Executive Officer of Party A regarding the strategic review process and the Board’s review of Party A’s bid. Mr. Waldman communicated that Mellanox would not be providing Party A guidance regarding Party A’s revised non-binding proposal prior to review by the Board, that the Board was expected to review the proposal at its planned meeting on November 19, 2018, and that if Party A would like a further revised proposal to be reviewed by the Board, it should submit an updated proposal prior to that time.

On November 13, 2018, Messrs. Waldman and Huang met to discuss the timing and process for Mellanox’s continued strategic review process, including whether NVIDIA would be able to meet a revised bid deadline of November 16, 2019 for submission of a preliminary non-binding proposal to acquire Mellanox.

On November 14, 2018, Mr. Waldman spoke with Mr. Huang regarding the timing and process for Mellanox’s continued strategic review process, and Mr. Huang informed Mr. Waldman that NVIDIA was interested in submitting a proposal to acquire Mellanox.

On November 16, 2018, representatives of Party D delivered to representatives of J.P. Morgan a non-binding written proposal to acquire Mellanox at a price per share of $102.00 in cash and a highly confident letter from a prominent international investment bank for up to $6.62 billion in debt financing for the acquisition. The closing price per share of Mellanox’s ordinary shares as reported on Nasdaq was $93.85 on November 16, 2018.

Also on November 16, 2018, representatives of Party B also delivered to representatives of J.P. Morgan a non-binding written proposal to acquire Mellanox at a price per share of $107.00 in cash utilizing Party B’s cash reserves and readily available capacity under its existing credit facilities.

On November 18, 2018, the Chief Executive Officer of Party A delivered a revised non-binding written proposal by Party A to acquire Mellanox at a price per share of $104.50 in cash, along with an exclusivity agreement to be executed on behalf of Mellanox and a request to discuss the proposal following a meeting of the Board on November 19, 2018.

On November 19, 2018, the Board met, together with, at the invitation of the Board, members of the senior management of Mellanox and representatives of Latham & Watkins, HFN, J.P. Morgan and Credit Suisse, to discuss the non-binding written proposals received from each of Party A, Party B and Party D, which had been previously provided to the Board. Representatives of J.P. Morgan provided an overview of each non-binding proposal that had been received and a summary of the due diligence conducted to date by each party and outstanding due diligence requests from each party. Mr. Waldman also noted that NVIDIA had not submitted an acquisition proposal. Representatives of J.P. Morgan and Credit Suisse each reviewed their preliminary financial analyses for Mellanox and the non-binding proposals received by Mellanox based on the forecasts prepared by the Company’s management at the direction of the Board that were delivered to the Board as described in the section “—Management Projections.” After deliberation, the Board directed Mr. Waldman and representatives of J.P. Morgan and Credit Suisse to communicate to Party A, Party B and Party D that each such party should substantially increase its proposed purchase price and to NVIDIA that it should provide a non-binding written proposal to remain in the strategic review process. The Board directed Greg Waters, a member of the Board, and Irwin Federman, the Chairman of the Board, to assist in communications with participating bidders in the strategic review process. The Board also directed Mr. Waldman to provide access to more diligence information to each of the participating bidders in order to enable them to further increase their proposed purchase prices and requested that representatives of J.P. Morgan and Credit Suisse assist Mr. Waldman and other members of management in facilitating such diligence.

Later on November 19, 2018, Mr. Waldman spoke with Mr. Huang and informed him that Mellanox expected a non-binding written proposal from NVIDIA by the end of the week of November 26, 2019 in order for NVIDIA to progress to the next stage of the strategic review process.

On November 20, 2018, Mr. Waldman and Mr. Waters, a member of the Board, spoke with the Chief Executive Officer of Party A and a representative of the senior management of Party A regarding the revised proposal by Party A and the timing and process for Mellanox’s continued strategic review process.

Also on November 20, 2018, Mr. Waldman spoke with Mr. Huang to further discuss NVIDIA continuing as a participant in the strategic review process, and Mr. Huang informed Mr. Waldman that NVIDIA expected to provide a non-binding written proposal to acquire Mellanox during the week of November 26, 2019.

On November 21, 2018, the Board met, together with, at the invitation of the Board, members of the senior management of Mellanox and representatives of Latham & Watkins, HFN, J.P. Morgan and Credit Suisse, to discuss developments in the strategic review process, including that NVIDIA had indicated that it would provide a proposal the following week, an overview of the due diligence process for each bidder, status for each participant in the strategic review process and the Board’s request that each of Party A, Party B and Party D submit a revised proposal with a substantial increase in the offer price.

On November 23, 2018, Messrs. Waldman and Waters spoke with the Chief Executive Officer of Party B to discuss submission of a further revised proposal by Party B and the timing and process for Mellanox’s continued strategic review process.

Also on November 23, 2018, Messrs. Waldman and Waters spoke with the Chief Executive Officer of Party D regarding the submission of a further revised proposal by Party D and the timing and process for Mellanox’s continued strategic review process.

On November 25, 2018, representatives of NVIDIA delivered to Mr. Waldman a non-binding written proposal to acquire Mellanox at a price per share of $105.00 in cash utilizing NVIDIA’s available cash. The closing price per share of Mellanox’s ordinary shares as reported on Nasdaq was $89.68 on November 23, 2018, which was the last trading day prior to the submission of NVIDIA’s proposal on November 25, 2018.

On November 26, 2018, Messrs. Waldman and Waters spoke with Mr. Huang to discuss the continuing strategic review process.

On November 27, 2018, representatives of Credit Suisse met with the Chief Executive Officer of Party E. During the meeting, the Chief Executive Officer of Party E informed the representatives of Credit Suisse that Party E would not be pursuing a potential transaction with Mellanox because Party E expected that the best offer would be all or substantially all cash and did not believe Party E would be prepared to make such an offer.

On November 28, 2018, the Board met, together with, at the invitation of the Board, representatives of the senior management of Mellanox, Latham & Watkins, HFN, J.P. Morgan and Credit Suisse, to discuss developments in the strategic review process, including Mellanox’s response to due diligence requests from the participating bidders and each bidder’s due diligence to date, the timeline for submission of revised proposals and the views of representatives of both J.P. Morgan and Credit Suisse regarding each party’s potential ability to increase its proposed purchase price for Mellanox. The Board acknowledged its previous request on November 21, 2018 that each of Party A, Party B and Party D submit a revised proposal with a substantial increase in the offer price and directed Mr. Waldman and the representatives of J.P. Morgan and Credit Suisse to request NVIDIA to submit a revised proposal with a substantial increase in the offer price.

Between November 28, 2018 and January 17, 2019, representatives of senior management of Mellanox and, as directed by the Board and Mr. Waldman, representatives of J.P. Morgan and Credit Suisse corresponded with representatives of each of NVIDIA, Party A, Party B and Party D regarding due diligence and the submission of revised proposals.

On December 4, 2018, the Board met for a regularly scheduled meeting, together with, at the invitation of the Board, representatives of Mellanox’s senior management and representatives of Latham & Watkins, HFN, J.P. Morgan and Credit Suisse. Representatives of J.P. Morgan provided an overview of developments in the strategic review process, including proposals received from each party, communications with each party and the due diligence information shared by Mellanox. Representatives of J.P. Morgan and Credit Suisse each reviewed updated preliminary financial analyses for Mellanox and the non-binding proposals received by Mellanox based on the forecasts prepared by the Company’s management at the direction of the Board that were delivered to the Board as described in the section “—Management Projections.” Following discussion, the Board directed J.P. Morgan to deliver instructions to each of NVIDIA, Party A, Party B and Party D to submit revised proposals to acquire Mellanox by January 17, 2019 in order to allow additional time for due diligence by each of the bidders on Mellanox.

Later on December 4, December 6 and December 17, 2018, Mr. Waldman spoke with Mr. Huang to discuss the strategic review process, due diligence and the timing for submission of a revised non-binding proposal to acquire Mellanox reflecting a substantial increase in the offer price proposed by NVIDIA.

On December 6, 2018, Mr. Lazar met with the Chief Executive Officer of Party D at an industry event, who discussed Party D’s ongoing due diligence with respect to the Company during their conversation.

Later on December 14, 2018, Mr. Waters spoke with Mr. Huang to discuss the timing and process for the continued strategic review process.

On December 17, 2018, Messrs. Federman and Waters spoke with the Chief Executive Officer of Party D to discuss the process for the continued strategic review process, due diligence and the timing for submission of a revised non-binding proposal to acquire Mellanox reflecting a substantial increase in the offer price proposed by Party D.

Also on December 17, 2018, Mr. Waters spoke with the Chief Executive Officer of Party B to discuss the process for the continued strategic review process, due diligence and the timing for submission of a revised non-binding proposal to acquire Mellanox reflecting a substantial increase in the offer price proposed by Party B.

On or about December 17, 2018, Mr. Federman spoke with each of Mr. Huang and the Chief Executive Officer of Party D to discuss the timing and process for the continued strategic review process.

On December 18, 2018 and December 19, 2018, at the instruction of the Board, representatives of J.P. Morgan delivered letters separately to representatives of NVIDIA, Party A, Party B and Party D, requesting that each party provide a revised proposal to representatives of J.P. Morgan by January 17, 2019.

On December 19, 2018, the Board met, together with, at the invitation of the Board, representatives of Mellanox’s senior management and representatives of Latham & Watkins, HFN, J.P. Morgan and Credit Suisse, to discuss developments in the strategic review process, including the conversations that Messrs. Waldman, Federman and Waters had with the parties involved in the strategic review process since the last Board meeting, the process letters for revised proposals that had been sent to each of the bidders by J.P. Morgan and potential management meetings with each of the participants in the strategic review process in early January ahead of the January 17, 2019 proposal submission deadline.

Prior to market open on December 19, 2018, an Israeli news website reported a rumor that a U.S.-based, publicly traded company in the software industry had engaged a financial advisor to advise it on a potential acquisition of Mellanox. Mellanox did not comment with respect to the market rumor. The closing price per share of Mellanox’s ordinary shares as reported on Nasdaq was $88.89 on December 18, 2018 and $91.04 on December 19, 2018.

Between December 20, 2018 and January 5, 2019, Mr. Waldman and, as directed by the Board and Mr. Waldman, representatives of J.P. Morgan and Credit Suisse communicated with each of NVIDIA, Party A, Party B and Party D regarding the scheduling of management meetings in the first and second weeks of January 2019.

On January 6, 2019, representatives of Mellanox, J.P. Morgan and Credit Suisse met with representatives of Party D for due diligence meetings. Following the meetings, the Chief Executive Officer of Party D emailed Mr. Waldman on January 12, 2019 that he was meeting with the board of directors of Party D and planned to provide a revised proposal to acquire Mellanox by January 17, 2019.

Also on January 8, 2019, representatives of Mellanox, J.P. Morgan and Credit Suisse met with representatives of Party A for due diligence meetings.

On January 9, 2019 and January 10, 2019, representatives of Mellanox, J.P. Morgan and Credit Suisse met with representatives of Party B for due diligence meetings.

On January 10, 2019, the Board met, together with, at the invitation of the Board, representatives of the senior management of Mellanox and representatives of Latham & Watkins, HFN, J.P. Morgan and Credit Suisse, to discuss developments in the strategic review process, including the status of due diligence requests, and to receive an update regarding Mellanox’s management meetings with each of Party A, Party B and Party D.

On January 14, 2019 and January 15, 2019, representatives of Mellanox and J.P. Morgan met with representatives of NVIDIA for due diligence meetings.

On January 16, 2019, Mr. Waldman emailed Mr. Huang to request an update on the timing of NVIDIA’s revised proposal and whether it would be received by the January 17, 2019 proposal deadline. Mr. Huang responded that NVIDIA’s revised proposal would be delivered the week of January 21, 2019 following a scheduled meeting of NVIDIA’s Board of Directors.

On January 17, 2019, Mr. Waldman spoke with the Chief Executive Officer of Party D to discuss Party D’s updated proposal prior to it being submitted to the Company.

Also on January 17, 2019, representatives of Party A delivered to representatives of J.P. Morgan a revised non-binding written proposal to acquire Mellanox at a price per share of $106.60 in cash using $3.0 billion in available cash and a highly confident letter from an internationally recognized investment bank for up to $4.0 billion in debt financing for the acquisition. The closing price per share of Mellanox’s ordinary shares as reported on Nasdaq was $84.06 on January 17, 2019.

Also on January 17, 2019, representatives of Party B delivered to representatives of J.P. Morgan a revised non-binding written proposal to acquire Mellanox at a price per share of $110.00 in cash. The proposal contained a request to enter into a 21-day period of exclusivity to conduct due diligence and negotiate definitive documentation.

Also on January 17, 2019, representatives of Party D delivered to Mr. Waldman a revised non-binding written proposal to acquire Mellanox at a price per share of $104.50 consisting of $90.00 in cash and $14.50 of Party D’s common stock. The cash component of the purchase price would be financed by $1.25 billion in available cash and a highly confident letter from a prominent international investment bank for up to $5.736 billion in debt financing for the acquisition.

On January 23, 2019, the Board met, together with, at the invitation of the Board, representatives of the senior management of Mellanox and representatives of Latham & Watkins, HFN, J.P. Morgan and Credit Suisse, to discuss the non-binding acquisition proposals that Mellanox had received from each of Party A, Party B and Party D. Representatives of J.P. Morgan and Credit Suisse reviewed updated preliminary financial analyses for Mellanox and the non-binding proposals received by Mellanox based on the forecasts prepared by the Company’s management at the direction of the Board that were delivered to the Board as described in the section “—Management Projections.” The Board reviewed the potential timeline for completing the strategic review process and also discussed the appropriate communication to each of the bidders.

Later on January 23, 2019, representatives of NVIDIA delivered to Mr. Waldman a revised non-binding written proposal to acquire Mellanox at a price per share of $107.00 in cash. The closing price per share of Mellanox’s ordinary shares as reported on Nasdaq was $80.75 on January 23, 2019.

Also on January 23, 2019, Mr. Waldman met with representatives of Party B to discuss the continuing strategic review process.

On January 24, 2019, representatives of Mellanox, including Mr. Waldman, had a due diligence meeting with NVIDIA’s representatives, including Mr. Huang.

On January 28, 2019, the Board held a regularly scheduled meeting, at which representatives of the senior management of Mellanox and representatives of Latham & Watkins, HFN, J.P. Morgan and Credit Suisse also attended at the invitation of the Board. Representatives of Latham & Watkins and HFN reviewed the fiduciary duties of the directors with the Board. Representatives of J.P. Morgan and Credit Suisse provided an overview of developments in the strategic review process, including that a non-binding written proposal had been received from NVIDIA on January 23, 2019 following the prior meeting of the Board, and reviewed updated preliminary financial analyses of Mellanox and the non-binding proposals received by Mellanox based on the forecasts prepared by the Company’s management at the direction of the Board that were delivered to the Board as described in the section “—Management Projections.” The Board, with the assistance of representatives of J.P. Morgan and Credit Suisse, also reviewed and discussed proposed responses to each of the bidders. Following discussion, the Board determined to continue the strategic review process with NVIDIA, Party A and Party B and to exclude Party D from further participation in the strategic review process given that the Board perceived Party D’s proposal to be less favorable than the other proposals received and did not believe that Party D would be able to materially improve its offer.

On January 29, 2019, Mr. Waldman spoke with Mr. Huang and with the Chief Executive Officer of Party A to inform each of them that the Board had determined to progress each of them to the next stage of the strategic review process and that the Company would provide more detailed diligence information in a virtual dataroom.

Also on January 29, 2019, Mr. Waldman spoke with a representative of Party B and on January 30, 2019, Mr. Waldman spoke with the Chief Executive Officer of Party B, in each case to inform them that the Board had determined to progress Party B to the next stage of the strategic review process and that the Company would provide more detailed diligence information in a virtual dataroom.

Also on January 29, 2019, Mr. Waldman spoke with the Chief Executive Officer of Party D to inform him that the Board had determined not to progress Party D to the next stage of the strategic review process.

Prior to market open on January 30, 2019, an Israeli news website reported that a U.S.-based, publicly traded company in the semiconductor industry was one of several companies interested in the acquisition of Mellanox and that such party had bid approximately $5 billion to $6 billion for Mellanox. Mellanox did not comment with respect to the market rumor. The closing price per share of Mellanox’s ordinary shares as reported on Nasdaq was $81.67 on January 29, 2019, and $87.54 on January 30, 2019.

On January 30, 2019, the Board met, together with, at the invitation of the Board, representatives of the senior management of Mellanox and representatives of Latham & Watkins, HFN, J.P. Morgan and Credit Suisse, and reviewed with Mr. Waldman communications with NVIDIA, Party A, Party B and Party D following the last Board meeting and developments in the strategic review process. A representative of Latham & Watkins reviewed the principal terms of a draft merger agreement to be provided to each of the participants in the sale process with the Board. Following discussion, the Board directed J.P. Morgan to deliver instructions to each of NVIDIA, Party A and Party B to conclude due diligence, submit a revised non-binding proposal to acquire Mellanox and provide a markup of the draft merger agreement by February 26, 2019.

On February 1, 2019, at the instruction of the Board, representatives of J.P. Morgan delivered to representatives of each of NVIDIA, Party A and Party B a letter containing instructions detailing the submission of a final proposal to acquire Mellanox and requesting that a final proposal be provided by February 26, 2019, together with a draft of a definitive merger agreement for the acquisition of Mellanox.

Between February 1, 2019 and February 26, 2019, Mr. Waldman, representatives of Mellanox’s management and representatives of J.P. Morgan, communicated with each of NVIDIA, Party A and Party B regarding due diligence matters and the submission of revised proposals by February 26, 2019.

On February 2, 2019, each of NVIDIA, Party A and Party B was provided access to information about Mellanox and its business in a virtual dataroom.

On February 3, 2019, Mr. Waldman spoke with the Chief Executive Officer of Party C, who commented on a press report regarding the fact that an offer had been submitted by a U.S.-based, publicly traded semiconductor company to acquire Mellanox. The Chief Executive Officer of Party C indicated that Party C was monitoring press reports regarding the strategic review process but that Party C was not interested in exploring an acquisition of Mellanox at that time.

Also on February 3, 2019, Mr. Waldman spoke with the Chief Executive Officer of a U.S.-based, publicly traded company in the networking industry (“Party F”) at the request of the Chief Executive Officer of Party F. The Chief Executive Officer of Party F believed that Mellanox had already entered into a definitive agreement to sell Mellanox and offered to purchase Mellanox’s systems business in a divestment. Mr. Waldman responded that Mellanox had not yet entered into a definitive agreement and asked if Party F would be interested in purchasing Mellanox. The Chief Executive Officer of Party F stated that Party F would need to discuss a potential acquisition of Mellanox internally before responding to Mr. Waldman. On February 6, 2019, the Chief Executive Officer of Party F responded to Mr. Waldman and confirmed that Party F was not interested in an acquisition of Mellanox.

On February 6, 2019, the Board met, together with, at the invitation of the Board, representatives of the senior management of Mellanox and representatives of Latham & Watkins, HFN, J.P. Morgan and Credit Suisse, to discuss developments in the strategic review process, including the delivery of a process letter for final round acquisition proposals and an initial draft of the definitive merger agreement to each party, the timing for submission of markups of the initial draft merger agreement by each party, the status of due diligence and the scheduling of additional management due diligence meetings with Party A and Party B. Mr. Waldman also informed the Board that he spoke with the Chief Executive Officer of Party C who indicated that Party C was not interested in exploring an acquisition of Mellanox at that time. Mr. Waldman also informed the Board that he spoke with the Chief Executive Officer of Party F who expressed interest in purchasing Mellanox’s systems business but not the entire company.

On February 7, 2019 representatives of Mellanox had meetings with representatives of Party B to discuss due diligence matters.

On February 8, 2019, a representative of NVIDIA told Mr. Waldman that NVIDIA would require further due diligence information from Mellanox to stay on schedule for its submission of a revised proposal on February 26, 2019. On February 10, 2019, Messrs. Waldman and Huang also communicated regarding the status of due diligence matters.

On February 9, 2019 and February 10, 2019, representatives of Mellanox and J.P. Morgan had meetings with representatives of Party A to discuss due diligence matters.

On February 10, 2019, Mr. Waldman and the Chief Executive Officer of Party A met to discuss the timing and process for Mellanox’s continued strategic review process.

On the morning of February 13, 2019, an Israeli news website reported a rumor that a U.S.-based, publicly traded company in the software industry was in talks to purchase Mellanox. Mellanox did not comment with respect to the market rumor. The closing price per share of Mellanox’s ordinary shares as reported on Nasdaq was $100.75 on February 12, 2019 and $100.57 on February 13, 2019.

On February 13, 2019, the Board met, together with, at the invitation of the Board, representatives of the senior management of Mellanox and representatives of Latham & Watkins, HFN, J.P. Morgan and Credit Suisse, to discuss developments in the strategic review process, including due diligence activities and a review of a regulatory analysis of a potential acquisition of Mellanox by each of NVIDIA, Party A and Party B.

On February 14, 2019, Mr. Waters spoke with the Chief Executive Officer of Party A to discuss the timing and process for the continued strategic review process, including the due diligence process.

On February 15, 2019, Party A’s outside legal advisor delivered a markup of the draft merger agreement to Latham & Watkins. Between February 15, 2019 and March 7, 2019, Party A’s outside legal advisor and Latham & Watkins negotiated the terms of the draft merger agreement, including allocation of regulatory risks, obligation to seek debt financing, treatment of equity awards and employee retention terms, magnitude of termination fees and terms of non-solicitation covenants and fiduciary outs.

On February 19, 2019, the Board met, together with, at the invitation of the Board, representatives of the senior management of Mellanox and representatives of Latham & Watkins, HFN, J.P. Morgan and Credit Suisse, and reviewed with Mr. Waldman developments in the strategic review process, including the status of due diligence by NVIDIA, Party A and Party B.

Later on February 19, 2019, Mr. Waldman met with the Chief Executive Officer and other members of the senior management team of Party B to discuss diligence matters and the strategic rationale for a combination of Party B and Mellanox. Mr. Waldman and the representatives of Party B did not have any discussions regarding the purchase price for Mellanox or any other material terms of an acquisition of Mellanox at that time.

On February 20, 2019, representatives of Jones Day, NVIDIA’s outside legal advisor (“Jones Day”), delivered a markup of the draft merger agreement to Latham & Watkins. Between February 20, 2019 and March 10, 2019, Latham & Watkins and Jones Day negotiated the terms of the draft merger agreement, including allocation of regulatory risks, remedies upon a failure to obtain regulatory approvals, necessary closing conditions, treatment of equity awards and employee retention terms, magnitude of termination fees and terms of non-solicitation covenants and fiduciary outs.

Also on February 20, 2019, Party B’s outside legal advisor delivered a markup of the draft merger agreement to Latham & Watkins. Between February 20, 2019 and March 7, 2019, Party B’s outside legal advisor and Latham & Watkins negotiated the terms of the draft merger agreement, including allocation of regulatory risks, remedies upon a failure to obtain regulatory approvals, necessary closing conditions, treatment of equity awards and employee retention terms, magnitude of termination fees and terms of non-solicitation covenants and fiduciary outs.

On February 21, 2019, Mr. Waldman and the Chief Executive Officer of Party A had a meeting in to discuss the status of the strategic review process, including the timeline for signing a definitive merger agreement and

Party A’s plans for Mellanox after its acquisition, during which the Chief Executive Officer of Party A emphasized that Party A remained highly interested in an acquisition of Mellanox. Mr. Waldman and the Chief Executive Officer of Party A discussed the merger consideration in Party A’s last proposal and Mr. Waldman suggested it would need to be significantly improved.

Later on February 21, 2019, Mr. Waldman and members of the senior management of Mellanox had a meeting with Mr. Huang and members of the senior management of NVIDIA. Mr. Waldman and the representatives of NVIDIA did not have any discussions regarding the purchase price for Mellanox or any other material terms of an acquisition of Mellanox at that time.

On February 26, 2019, representatives of NVIDIA delivered to Mr. Waldman and representatives of J.P. Morgan a revised non-binding written proposal to acquire Mellanox at a price per share of $115.00 in cash utilizing NVIDIA’s available cash. The proposal also included a list of outstanding due diligence requests, an updated markup of the draft merger agreement and a list of anticipated regulatory approvals required for closing a potential acquisition of Mellanox. The closing price per share of Mellanox’s ordinary shares as reported on Nasdaq was $106.28 on February 26, 2019.

Also on February 26, 2019, representatives of Party A delivered to representatives of J.P. Morgan a revised non-binding written proposal to acquire Mellanox at a price per share of $109.75 in cash using $3.0 billion in available cash and the remaining in committed debt financing. Representatives of Party A also delivered to representatives of J.P. Morgan a commitment letter from two prominent international investment banks for up to $3.9 billion in debt financing and an updated markup of the draft merger agreement. The proposal from Party A also contained a request to enter into a three-day period of exclusivity to negotiate definitive documentation.

Also on February 26, 2019, representatives of Party B delivered to representatives of J.P. Morgan a revised non-binding written proposal to acquire Mellanox which did not include an updated purchase price. The letter requested that Mellanox enter into a short exclusivity period to finalize due diligence and negotiate a transaction. The letter was accompanied by an updated markup of the draft merger agreement.

On February 27, 2019, Mr. Waldman had a meeting with the Chief Executive Officer and another representative of Party B to discuss Party B’s letter during which Mr. Waldman requested that Party B send a revised price proposal. Following the discussion, a representative of Party B delivered a revised non-binding written proposal to acquire Mellanox at a price per share of $115.00 in cash and otherwise on the terms described in its letter submitted on February 26, 2019. The closing price per share of Mellanox’s ordinary shares as reported on Nasdaq was $107.26 on February 27, 2019.

On February 28, 2019, the Board met, together with, at the invitation of the Board, representatives of the senior management of Mellanox and representatives of Latham & Watkins, HFN, J.P. Morgan and Credit Suisse, to discuss the proposals that Mellanox had received from each of NVIDIA, Party A and Party B. Mr. Waldman also noted that Party B had requested that Mr. Waldman remain with Mellanox for some to be determined period following an acquisition, and Mr. Waldman informed the Board that he had made no commitments with regard to this request from Party B or discussed any terms of continued employment with Party B. Representatives of J.P. Morgan and Credit Suisse reviewed updated preliminary financial analyses for Mellanox and the non-binding proposals received from NVIDIA and Party A, based on the forecasts prepared by the Company’s management at the direction of the Board that were delivered to the Board as described in the section “—Management Projections.” The updated preliminary financial analyses for Mellanox reviewed with the Board on February 28, 2019 did not include an analysis of the non-binding proposal received from Party B due to the timing of the submission of the updated proposal. Representatives of Latham & Watkins and HFN provided presentations to the Board regarding its fiduciary duties in considering a potential sale of Mellanox. Representatives of Mellanox’s senior management reviewed with the Board engagement letters for each of J.P. Morgan and Credit Suisse in connection with the strategic review process. Following discussion, the Board directed Mellanox’s management to enter into new engagement letters to retain the services of J.P. Morgan and Credit Suisse as financial advisors to the Company in connection with the Board’s evaluation of a potential strategic transaction involving Mellanox, including the transactions contemplated by the non-binding written proposals received from NVIDIA, Party A and Party B. Following additional discussion of the proposals received from each of the bidders, the Board determined to proceed with NVIDIA and Party B and to request “best and final” acquisition proposals from each of NVIDIA and Party B the following week, and to inform Party A that its bid was lower than the other bidders and that Party A would not be progressing in the strategic review process.

Later on February 28, 2019, the Company entered into a new engagement letter with each of J.P. Morgan and Credit Suisse in connection with the Company’s review of strategic alternatives.

Also on February 28, 2019, Mr. Waldman spoke with the Chief Executive Officer of Party A and informed the Chief Executive Officer of Party A that its bid was lower than the other bidders in the process and the Board had decided that Party A would not be progressing in the strategic review process. The Chief Executive Officer of Party A indicated it could increase its purchase price and would like to remain in the sale process.

Also on February 28, 2019, Messrs. Waldman and Huang met, and Mr. Waldman informed Mr. Huang that the Board had determined to continue in the strategic review process with NVIDIA.

Also on February 28, 2019 representatives of Party A spoke separately with Mr. Waters and Mr. Lazar, during which conversations Messrs. Waters and Lazar reiterated the message Mr. Waldman had delivered to the Chief Executive Officer of Party A.

Also on February 28, 2019, a representative of Party A emailed a revised proposal to Mr. Waldman with a proposal to acquire Mellanox at a price per share of $115.00 in cash. The closing price per share of Mellanox’s ordinary shares as reported on Nasdaq was $107.44 on February 28, 2019. On March 1, 2019, Mr. Waldman replied that he would present the revised proposal to the Board.

On March 1, 2019, Mr. Waldman spoke with the Chief Executive Officer of Party A to discuss the revised proposal from Party A and the potential for Party A to continue in the strategic review process. Later that day, a representative of Party A emailed Mr. Waldman a notice that Party A was withdrawing its offer for an acquisition of Mellanox, effective immediately.

Also on March 1, 2019, Mr. Waldman communicated with each of Mr. Huang and a representative of Party B informing each of them that the process to acquire Mellanox was very competitive, that NVIDIA and Party B, respectively, needed to significantly improve the price it had offered to acquire Mellanox and that the Board would like to receive such party’s best and final proposal to acquire Mellanox by March 5, 2019.

On March 2, 2019, Mr. Waters met with the Chief Executive Officer of Party A, and the Chief Executive Officer of Party A expressed his continued interest in an acquisition of Mellanox. Mr. Waters suggested that Party A submit an updated non-binding written proposal to acquire Mellanox with a higher price.

On March 3, 2019, Mr. Waldman spoke with a representative of Party B and discussed the submission of a revised non-binding proposal to acquire Mellanox by Party B.

On March 4, 2019, Mr. Waldman, following discussion with Mr. Waters, spoke with the Chief Executive Officer of Party A to discuss the timing and process for the continued strategic review process and the submission of Party A’s best and final non-binding proposal to acquire Mellanox by March 5, 2019.

Also on March 4, 2019, Mr. Waldman spoke with a representative of Party B to discuss the timing of Party B’s revised proposal. Mr. Waldman told the representative of Party B that Party B’s offer was potentially inferior to other proposals due to the expected time to close any transaction as a result of the likelihood of a more in-depth regulatory review process with Party B relative to other bidders. The representative of Party B communicated that Party B would submit a revised proposal on the following day and that Party B felt confident with regard to its ability to successfully obtain regulatory approvals.

On March 5, 2019, Messrs. Waldman and Waters, representatives of Mellanox management and representatives of Party A, including the Chief Executive Officer of Party A, discussed the strategic review process and the timing for the submission of an updated proposal by Party A.

Also on March 5, 2019, a representative of Party B delivered to Mr. Waldman a revised non-binding written proposal to acquire Mellanox at a price per share of $117.00 in cash utilizing Party B’s cash reserves and readily available capacity under its existing credit facilities. Party B’s proposal was characterized as its “best and final” proposal. The proposal also contained a request to enter into a period of exclusivity through March 11, 2019 to finalize due diligence and negotiate definitive documents, assuming that Party B received responses to all outstanding due diligence areas by the morning of March 8, 2019. The proposal was accompanied by an updated markup of the draft merger agreement.

Also on March 5, 2019, representatives of NVIDIA delivered to Mr. Waldman a non-binding written proposal to acquire Mellanox at a price per share of $115.00 in cash. The proposal was accompanied by an updated markup of the draft merger agreement, which included NVIDIA’s proposed terms for break-up fees payable by NVIDIA and the Company under certain circumstances and an equity retention pool for Mellanox’s employees. The closing price per share of Mellanox’s ordinary shares as reported on Nasdaq was $108.98 on March 5, 2019.

Also on March 5, 2019, Mr. Waldman spoke with a representative of Party B, and encouraged Party B to increase its prior offer to acquire Mellanox prior to the meeting of the Board on March 6, 2019.

On March 6, 2019, Mr. Waldman spoke with the Chief Executive Officer of Party A to discuss the strategic review process and encouraged Party A to increase its prior offer to acquire Mellanox. Later that day, a representative of Party A delivered to Mr. Waldman a revised non-binding written proposal to acquire Mellanox at a price per share of $121.00 and otherwise on the same terms as its prior offer dated February 26, 2019, which was characterized as a “final” offer and contained a request to enter into a three-day period of exclusivity to negotiate definitive documentation. The revised offer from Party A was set to expire on March 7, 2019 at 10:00 a.m. Pacific Time if Party A did not receive substantive verbal or written feedback regarding its offer.

Also on March 6, 2019, a representative of Party B delivered to Mr. Waldman a further revised non-binding written proposal to acquire Mellanox at a price per share of $122.50 in cash utilizing Party B’s cash reserves and readily available capacity under its existing credit facilities. Party B’s proposal was characterized as its “best and final” proposal. The proposal also contained a request to enter into a period of exclusivity through March 11, 2019 to finalize due diligence and negotiate definitive documents, assuming that Party B received responses to all outstanding due diligence areas by the morning of March 8, 2019. The closing price per share of Mellanox’s ordinary shares as reported on Nasdaq was $107.53 on March 6, 2019.

Later on March 6, 2019, the Board met, together with, at the invitation of the Board, representatives of the senior management of Mellanox and representatives of Latham & Watkins, HFN, J.P. Morgan and Credit Suisse, to discuss the proposals that Mellanox had received from each of NVIDIA, Party A and Party B. Representatives of J.P. Morgan and Credit Suisse presented updated preliminary financial analyses for Mellanox and the non-binding proposals received based on the forecasts prepared by the Company’s management at the direction of the Board that were delivered to the Board as described in the section “—Management Projections.” Representatives of Latham & Watkins provided a review of the regulatory analysis of a potential acquisition of Mellanox by each of NVIDIA, Party A and Party B and reviewed a comparative analysis of the treatment of certain terms in the draft merger agreement by each of NVIDIA, Party A and Party B. Following discussion, and given the close proximity of the non-binding proposals received from Party A and Party B and the perceived relative regulatory risks presented by an acquisition of Mellanox by each of Party A and Party B, the Board directed Mr. Waldman to inform the bidders that the Board was soliciting one final round of bids by the morning of March 7, 2019, and that Mellanox intended to enter into exclusivity with the party providing the highest and best offer on the morning of March 7, 2019.

Later on March 6, 2019, Mr. Waldman spoke with Mr. Huang to inform him that the Board was soliciting one final round of bids, during which Mr. Waldman encouraged NVIDIA to provide a higher price in the high $120s and indicated that Mellanox intended to enter into exclusivity with the party providing the highest and best offer.

Also on March 6, 2019, Mr. Waldman spoke with the Chief Executive Officer of Party A to state that the Board was soliciting one final round of bids and encouraged Party A to provide a higher price in the high $120s and indicated that Mellanox intended to enter into exclusivity with the party providing the highest and best offer.

The Chief Executive Officer of Party A informed Mr. Waldman that Party A would not increase its price above $121.00 per share.

Also on March 6, 2019, Mr. Waldman spoke with the Chief Executive Officer of Party B to state that the Board was soliciting one final round of bids and encouraged Party B to provide a higher price in the high $120s and indicated that Mellanox intended to enter into exclusivity with the party providing the highest and best offer. The Chief Executive Officer of Party B declined to increase its price above $122.50 per share.

On the morning of March 7, 2019, Mr. Huang delivered to Mr. Waldman a revised non-binding written proposal to acquire Mellanox at a price per share of $125.00 in cash. NVIDIA’s proposal was characterized as its “best and final” proposal. The revised proposal was set to expire on March 7, 2019 at 8:00 a.m. Pacific Time if Mellanox had not entered into an exclusivity agreement for a period of exclusivity through March 12, 2019 with NVIDIA.

Later on the morning of March 7, 2019, the Board met, together with, at the invitation of the Board, representatives of the senior management of Mellanox and representatives of Latham & Watkins and HFN to discuss the proposal received from NVIDIA and Mr. Waldman’s conversations with each of Party A and Party B. Representatives of J.P. Morgan and Credit Suisse also attended the beginning of this meeting at the request of the Board and left prior to the discussion of the proposals from the bidders. Representatives of Latham & Watkins and HFN reviewed the Board’s fiduciary duties in considering a potential sale of Mellanox and an agreement to enter into exclusivity. After further discussion, the Board authorized Mr. Waldman to enter into an exclusivity agreement with NVIDIA on behalf of Mellanox through March 12, 2019 at 6:00 a.m. Pacific Time for the purposes of negotiating and finalizing for consideration by the Board a definitive merger agreement providing for the acquisition of Mellanox by NVIDIA at a price of $125.00 per share.

Later on March 7, 2019, Mr. Waldman spoke with a representative of Party A and informed him that Party A did not have the highest and best offer and that Mellanox would be entering into exclusivity with another party.

Later on March 7, 2019, Mr. Waldman spoke with the Chief Executive Officer of Party B and informed him that Party B did not have the highest and best offer and that Mellanox would be entering into exclusivity with another party.

Later on March 7, 2019, Mellanox terminated access to the virtual dataroom for Party A and Party B.

Later on March 7, 2019, Mellanox entered into an exclusivity agreement with NVIDIA providing that Mellanox would exclusively negotiate with NVIDIA through March 12, 2019 at 6:00 a.m. Pacific Time.

Later on March 7, 2019, Messrs. Waldman and Huang met and discussed timing for the potential execution and announcement of a definitive acquisition agreement.

Between March 7, 2019 and March 10, 2019, representatives of Latham & Watkins, with the assistance of Mellanox’s management, and Jones Day, with the assistance of NVIDIA’s management, discussed and negotiated the terms of the merger agreement.

In addition, on March 8, 2019, Mr. Waldman emailed Mr. Huang regarding certain terms in the merger agreement subject to ongoing negotiation, including allocation of regulatory risks, treatment of equity awards and employee retention terms and magnitude of termination fees, and on March 9, 2019, Mr. Waldman exchanged emails and spoke with Mr. Huang concerning certain terms in the merger agreement subject to ongoing negotiations and the anticipated public announcement of the transaction.

On March 10, 2019, the Board met, together with, at the invitation of the Board, representatives of the senior management of Mellanox and representatives of Latham & Watkins, HFN, J.P. Morgan and Credit Suisse. Representatives of J.P. Morgan and Credit Suisse reviewed and discussed their respective financial analyses regarding the proposed merger consideration contemplated by the proposal received from NVIDIA based on the forecasts prepared by the Company’s management at the direction of the Board that were delivered to the Board as described in the section “—Management Projections.” Thereafter, at the request of the Board, J.P. Morgan and

Credit Suisse each rendered their respective oral opinions, which were subsequently confirmed by delivery of written opinions, dated March 10, 2019, to the Board that, as of March 10, 2019 and based upon and subject to the procedures followed and assumptions, qualifications and limitations considered in connection with the preparation of the opinions, the consideration to be received by the holders of Company Shares in the proposed Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Latham & Watkins and HFN reviewed with the Board its fiduciary duties in connection with a decision to sell Mellanox, and Latham & Watkins reviewed with the Board the proposed final terms of a definitive Merger Agreement with NVIDIA—including, without limitation, the closing conditions, non-solicitation covenants, break-up fees, termination rights, interim covenants, covenants related to regulatory approvals, provision for a seven-year tail on directors and officers liability insurance following the closing—and related materials. After discussion and taking into account the factors described below in greater detail under the section entitled “—Reasons for the Merger and Recommendation of the Board,” the Board unanimously determined the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, Mellanox and its shareholders, and that, considering the financial position of the merging companies, no reasonable concern exists that the surviving company will be unable to fulfill the obligations of Mellanox to its creditors, and the Board unanimously approved the Merger, the execution of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, directed that the Merger Agreement be submitted for consideration at the Extraordinary General Meeting for approval to the holders of Company Shares and recommended that the holders of Company Shares vote their shares in favor of approving the Merger Agreement.

Following the meeting of the Board on March 10, 2019, Mellanox, NVIDIA, Parent and Merger Sub executed and delivered the Merger Agreement and, on the morning of March 11, 2019, the Company and NVIDIA issued a joint press release announcing the execution of the Merger Agreement.

Reasons for the Merger and Recommendation of the Board

At its meeting on March 10, 2019 held to evaluate the proposed Merger, the Board unanimously approved the Merger Agreement and determined that the terms of the Merger are fair to and in the best interests of the Company’s shareholders and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of the Company to its creditors. The Board unanimously recommends that the Company’s shareholders vote:

1. “FOR” the Merger Proposal;

2. “FOR” the Adjournment Proposal; and

3. “FOR” the Merger-Related Executive Compensation Proposal.

In evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, the Board consulted with the Company’s senior management, the Company’s financial advisors, J.P. Morgan and Credit Suisse, and the Company’s outside legal counsel, Latham & Watkins LLP and Herzog Fox & Neeman, and, in the course of reaching its determination to approve the terms of the Merger Agreement and the Merger and to recommend, upon the terms and subject to the conditions set forth in the Merger Agreement, that the Company’s shareholders vote in favor of the approval of the Merger Agreement and the Merger, the Board carefully considered a wide and complex range of factors, including the following non-exhaustive list of material factors and benefits of the Merger, each of which the Board believed supported its determination and recommendation:

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Attractive Value.    The belief of the Board that the merger consideration of $125.00 in cash per share represents a full and fair value for the Company Shares, taking into account the Board’s familiarity with our current and historical financial condition and results of operations and the Company’s business strategy, financial requirements, assets and business prospects.

•	Negotiations with NVIDIA. The Board considered the course of negotiations between the Company and NVIDIA, which resulted in an increase in the price that NVIDIA was willing to pay to acquire the

Company of $20.00 per share (from the $105.00 price per share initially offered by NVIDIA to $125.00 per share) and the Board’s belief that, based on those negotiations, the merger consideration of $125.00 in cash per share represented the highest price per share that NVIDIA was willing to pay and that the Merger Agreement contained the most favorable terms to the Company in the aggregate to which NVIDIA was then willing to agree.

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Potential Strategic Alternatives.    The Board considered possible alternatives to the acquisition by NVIDIA reasonably available to the Company, including continuing to operate as a stand-alone company, and the potential benefits to the Company’s shareholders of these alternatives, as well as the Board’s assessment that none of these alternatives was reasonably likely to create greater value for the Company’s shareholders within a reasonable period of time, taking into account risks of execution as well as market, industry, business and competitive risks. In addition, the Board and its representatives contacted or, following public rumors were contacted by, a total of six parties regarding a potential acquisition of the Company (other than NVIDIA) that the Board believed, in consultation with management and its legal and financial advisors, were most likely to be interested in an acquisition of the Company based upon those companies’ familiarity with the Company and/or the Company’s businesses, the fact that those companies would be able to realize efficiencies in an acquisition of the Company, the perceived regulatory risk associated with an acquisition of the Company by those third parties, and those third parties’ perceived financial ability to consummate a transaction in a timely manner. Each of those potential strategic counterparties either indicated that it was not interested in pursuing an acquisition of the Company at that time (or, in the case of Party A, that it was not interested in pursuing an acquisition of the Company at a price per share above $121.00 and in the case of Party B, that it was not interested in pursuing an acquisition of the Company at a price per share above $122.50. Moreover, none of the potential strategic counterparties is subject to standstill obligations that would prohibit them from making an unsolicited proposal to the Board following announcement of entry into the Merger Agreement.

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Risks Relating to Remaining a Stand-Alone Company.    The Board considered the Company’s prospects and risks if the Company were to remain an independent company. The Board considered the Company’s current business and financial plans, including the risks and uncertainties associated with achieving and executing on the Company’s business and financial plans in the short- and long-term, as well as the general risks of market conditions that could reduce the price of the Company Shares. Among the potential risks and uncertainties identified by the Board were:

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the growing challenges faced by the semiconductor industry, including macroeconomic trends and the fact that the industry is highly competitive, cyclical and subject to constant and rapid technological change with a long sales cycle for interconnection products and solutions and wide fluctuations in product supply and demand;

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achieving our growth plans in light of the current and foreseeable market conditions, including the risks and uncertainties in the U.S. and global economy generally and the interconnection products and solutions industry specifically, and the difficulty of finding suitable acquisition targets at reasonable prices to accelerate the Company’s growth and achieve a scale enabling it to compete more effectively with its competitors;

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current and anticipated future competition for our products and our ability to compete successfully in light of the nature of the semiconductor industry, the presence of many larger, well-financed competitors, and our need to continue to develop and commercialize additional products;

•	our ability to sustain our historical revenue growth, improve profitability and generate consistent positive cash flows; and

•

other risks and uncertainties discussed in the Company’s public filings with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated herein by reference.

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Certainty of Value.    The Board considered the fact that the merger consideration consists entirely of cash, which provides liquidity and certainty of value to the shareholders of the Company compared to remaining an independent stand-alone company or any transaction in which the shareholders would receive shares of an acquirer’s stock. The Board weighed the certainty of realizing a compelling value for our Company Shares by virtue of the Merger against the uncertain prospect that the trading value for our Company Shares would approach the merger consideration in the foreseeable future. Based upon its knowledge of, and familiarity with, the Company’s historical and current business, operations, prospects, business strategy, competitive position and the semiconductor industry generally, the Board believed this certainty of value was compelling compared to the long-term value creation potential of the Company’s business, taking into account the risks of remaining independent and pursuing the Company’s current business and financial plans, including the risks and uncertainties associated with our business described above and the other risks and uncertainties discussed in the Company’s public filings with the SEC.

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Premium to Current and Historical Trading Prices.    The Board considered the fact that the merger consideration to be paid by NVIDIA would provide the Company’s shareholders with the opportunity to receive a significant premium over the market price of the Company Shares. The Board reviewed the historical market prices and trading information with respect to the Company Shares, including the fact that the merger consideration of $125.00 in cash per Company Share represents:

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a premium of approximately 72% over the $72.77 per share closing sale price on the Nasdaq Global Select Market as of October 25, 2018, the last full trading day before the first published rumor regarding a potential merger transaction;

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a premium of approximately 14% over the $109.38 per share closing sale price on the Nasdaq Global Select Market as of March 8, 2019, the last full trading day before public announcement of the execution of the Merger Agreement;

•	a premium of approximately 14% over the 12-month high trading price prior to public announcement of the execution of the Merger Agreement of $109.75 per share; and

•	a premium of approximately 4% over the all-time high trading price prior to public announcement of the execution of the Merger Agreement of $119.93 per share.

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Ability to Respond to Unsolicited Acquisition Proposals.    The Board considered the “fiduciary out” provisions of the Merger Agreement, which, subject to the terms and conditions thereof, permit the Company to (1) furnish information to and engage in discussions or negotiations with third parties that make unsolicited acquisition proposals provided the Company advises NVIDIA of any such negotiations and delivers to NVIDIA any material non-public information provided to such third parties, (2) change its recommendation to shareholders regarding the Merger Agreement if the Board has determined in good faith after consultation with outside legal counsel and financial advisors that failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Board and (3) terminate the Merger Agreement in order to approve a superior proposal, subject to payment of a termination fee and certain match rights in favor of NVIDIA if the Board has determined in good faith after consultation with outside legal counsel and financial advisors that the proposal is a superior proposal and failure to terminate the Merger Agreement would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Board. The Board further considered the fact that the $225 million termination fee (approximately 3.1% of the transaction value) payable by the Company (i) is reasonable in light of the overall terms of the Merger Agreement and the benefits of the Merger and (ii) would not preclude another party from making a competing proposal.

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Terms of the Merger Agreement.    The Board considered all of the terms and conditions of the Merger Agreement, including the structure of the transaction, the all-cash form of the merger consideration, the limited scope of the conditions to closing, and the customary nature of the representations, warranties, and the covenants and agreements of the parties. The Board further considered the course and nature of negotiations with NVIDIA, which were conducted at arm’s length and during which the Board was advised by independent legal and financial advisors. These negotiations ultimately resulted in terms that (1) provide for a significant premium over the current trading price of our Company Shares and the trading price prior to the public rumors regarding a potential transaction; (2) provide robust provisions designed to ensure, absent certain circumstances that would cause a closing condition not to be satisfied or allow termination of the Merger Agreement, that the transaction is completed; and (3) provide for a termination fee payable to the Company under certain circumstances involving the failure to obtain certain antitrust approvals, including the expiration or termination of the applicable waiting periods (and any extension thereof) under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Anti-Monopoly Law of the People’s Republic of China and the respective rules and regulations promulgated thereunder.

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Regulatory Approvals.    The Board considered the relative likelihood of significant antitrust or other regulatory impediments to closing and the provisions of the Merger Agreement related to regulatory approvals, including the obligation of NVIDIA and the Company to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the Merger and all steps as may be reasonably necessary to obtain approvals or clearances from applicable antitrust and competition authorities, including by supplying any information that may be required or reasonably requested and agreeing to certain divestitures, hold separates and other conduct remedies (provided that NVIDIA will not be required to take any actions (i) which would reasonably be anticipated to have a material adverse impact on the business of the Company and its subsidiaries taken as a whole following the merger, (ii) with respect to the Company’s core technology or (iii) with respect to the assets, properties or business of NVIDIA and its subsidiaries, other than certain remedies set forth in the Merger Agreement), and NVIDIA’s obligation to pay a $350 million termination fee to the Company in the event that the Merger Agreement is terminated based on the failure to obtain certain antitrust approvals, including the expiration or termination of the applicable waiting periods (and any extension thereof) under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Anti-Monopoly Law of the People’s Republic of China and other applicable antitrust, trade regulation or competition laws and the respective rules and regulations promulgated thereunder.

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J.P. Morgan Opinion and Related Analysis.    The Board considered certain financial analyses reviewed and discussed with the Board by representatives of J.P. Morgan and the oral opinion of J.P. Morgan rendered to the Board on March 10, 2019 (which was subsequently confirmed in writing by delivery of J.P. Morgan’s written opinion dated the same date) as to, as of March 10, 2019, the fairness, from a financial point of view, to the holders of Company Shares of the merger consideration to be received by such holders in the Merger pursuant to the Merger Agreement.

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Credit Suisse Opinion and Related Analysis.    The Board considered certain financial analyses reviewed and discussed with the Board by representatives of Credit Suisse and the oral opinion of Credit Suisse rendered to the Board on March 10, 2019 (which was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion dated the same date) as to, as of March 10, 2019, the fairness, from a financial point of view, to the holders of Company Shares of the merger consideration to be received by such holders in the Merger pursuant to the Merger Agreement.

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Likelihood of Completion.    The likelihood that the Merger will be consummated, based on, among other things, the limited number of conditions to the Merger, the absence of a financing condition, the relative likelihood of obtaining required regulatory approvals, the remedies available under the Merger Agreement to the Company in the event of various breaches by NVIDIA, and NVIDIA’s reputation in the semiconductor industry, its financial capacity to complete an acquisition of this size and its prior track record of successfully completing acquisitions, which the Board believed supported the conclusion that a transaction with NVIDIA could be completed relatively quickly and in an orderly manner.

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Shareholder Approval.    The Board considered that the Merger would be subject to the approval of the shareholders of the Company and that shareholders would be free to vote against the approval of the Merger Agreement and reject the Merger.

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Guaranty.    The Board considered that NVIDIA would guarantee Parent’s payment and performance obligations under the Merger Agreement and be subject to the reasonable best efforts covenant to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the Merger, including obtaining any regulatory approvals.

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Other Factors.    After considering the factors described above and concluding that the Merger was in the best interest of the Company’s shareholders, the Board also acknowledged the commitment that NVIDIA had made to keep the Company’s manufacturing facilities currently located in the State of Israel, subject to any adjustments necessary, until December 31, 2022, and to maintain, during that time, a substantially similar scope of operations as immediately prior to the effective time of the Merger and as contemplated by the Company’s capacity expansion plan, as well as an aggregate number of employees or contractors employed or engaged at such manufacturing facilities, as is sufficient for the operations at such manufacturing facility.

Possible uncertainties, risks and negative factors associated with Merger:

The Board also considered a variety of uncertainties, risks and other potentially negative factors relating to the Merger and the other transactions contemplated by the Merger Agreement, including the following:

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No Shareholder Participation in Future Earnings or Growth.    The Board considered the fact that if the Merger is consummated, holders of the Company Shares will receive the merger consideration in cash, the Company will no longer exist as an independent company, and accordingly, the shareholders of the Company will no longer participate in any future earnings or growth the Company may experience or any potential future appreciation in the value of our Company Shares, and will not participate in any potential future sale of the Company’s business to a third party.

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Inability to Solicit Other Takeover Proposals and Termination Fee.    The Merger Agreement includes a covenant prohibiting the Company from directly or indirectly soliciting, seeking, initiating, encouraging, facilitating or taking actions that would lead to other potential acquisition proposals, subject to certain exceptions, and the Company may be required to pay a termination fee of $225 million (approximately 3.1% of the equity value) in cash if the Merger Agreement is terminated under certain circumstances, including to accept a superior proposal. The Board also considered, but did not consider to be preclusive of a potential acquirer making a competing offer, the potential that such termination fee may deter other potential acquirers from making a competing offer for the Company, the impact of the termination fee on the Company’s ability to engage in certain transactions for 12 months from the date the Merger Agreement is terminated under certain circumstances, and the fact that the right afforded to NVIDIA under the Merger Agreement to re-negotiate the terms of the Merger Agreement in response to superior acquisition proposals may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, the Company. The Board recognized that the provisions in the Merger Agreement relating to these restrictions on takeover proposals and the payment of these fees were insisted upon by NVIDIA as a condition to entering into the Merger Agreement.

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Effect of Public Announcement.    The effect of the public announcement of the Merger Agreement, including effects on the Company’s operations, our relationships with customers, suppliers and distributors, the trading price of the Company Shares, and the Company’s ability to attract and retain management and other key employees, including sales and scientific and research personnel, during the pendency of the transactions contemplated by the Merger Agreement, as well as the potential of litigation in connection with the Merger and other potential adverse effects on the financial results of the Company as a result of any related disruption in the Company’s business during the pendency of the transactions contemplated by the Merger Agreement.

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Timing and Regulatory Risks.    The Board considered the amount of time it could take to complete the Merger, including the possibility that the Merger may not be completed or that completion may be unduly delayed for reasons beyond the control of the Company or NVIDIA, and including the risk that NVIDIA might not receive the necessary regulatory approvals or clearances to complete the Merger or that governmental authorities could attempt to condition their approvals or clearances of the Merger on one or more of the parties’ compliance with certain terms or conditions which may cause one or more of the Merger conditions not to be satisfied.

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Opportunity Costs and Interim Operating Covenants.    The Board considered restrictions on the conduct of the Company’s business due to pre-closing covenants in the Merger Agreement whereby the Company agrees that it will conduct its business, in all material respects, in the ordinary course of business consistent with past practice and, subject to specified exceptions, will not take a number of actions related to the conduct of its business without the prior written consent of NVIDIA.

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Risk Associated with Failure to Consummate the Merger.    While the Board expects that the Merger will be consummated, there can be no assurance that all of the conditions to the consummation of the Merger will be satisfied, that the Merger will receive required regulatory approvals, or that the Merger will be consummated in a timely manner or at all, even if the shareholders of the Company approve the Merger Agreement. The Board considered potential negative effects if the Merger is not consummated, including:

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the Company’s directors, senior management and other employees will have expended extensive time and effort to negotiate, implement and consummate the Merger, and their time may have been diverted from other important business opportunities and operational matters while working to implement the Merger;

•

the Company will have incurred significant transaction and opportunity costs during the pendency of the transactions, without compensation except for the termination fees payable by NVIDIA in the event of a termination under certain circumstances;

•	the Company’s continuing business relationships with customers, suppliers, distributors and other business partners and employees, including key personnel, may be adversely affected;

•	the trading price of the Company Shares could be adversely affected;

•	the market’s perceptions of the Company and the Company’s prospects could be adversely affected; and

•	the Company’s business may be subject to significant disruption and decline.

•

Transaction Costs.    The Board considered the fact that the Company has incurred and will continue to incur significant transaction costs and expenses in connection with the Merger, regardless of whether the Merger is consummated.

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Potential Conflicts of Interest.    The Board considered the risk that certain of our directors and executive officers may have interests in the transactions contemplated by the Merger Agreement as individuals that are in addition to, or that may be different from, the interests of our other shareholders.

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Taxable Nature of the Transaction.    The Board considered the fact that the receipt of cash in connection with the Merger will be a taxable transaction to the shareholders of the Company for U.S. federal income tax purposes and Israeli tax purposes.

The Board concluded that the uncertainties, risks and potentially negative factors relevant to the Merger were outweighed by the benefits that the Board expects the Company and its shareholders would achieve as a result of the Merger.

This discussion of the information and factors considered by the Board includes the principal positive and negative factors considered by the Board, but is not intended to be exhaustive and may not include all of the factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the Merger, and the complexity of these matters, the Board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the Merger and to make its recommendations to the Company’s shareholders. Rather, the Board viewed its decisions as being based on the totality of the information presented to it and the factors it considered. In addition, individual members of the Board may have given differing weights to different factors. The explanation of the Board’s reasons for the Transactions and all other information in this section may be forward-looking in nature and therefore should be read in light of the factors discussed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” elsewhere in this proxy statement.

The Board unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Adjournment Proposal; and (3) “FOR” the Merger-Related Executive Compensation Proposal.

Management Projections

The Company has historically prepared and provided public guidance as to certain projected financial and operational results, including revenues, non-GAAP gross margins, non-GAAP operating expenses, share-based compensation expense and non-GAAP diluted share count for the upcoming quarter in its press releases announcing its financial results for the immediately preceding quarter. The Company also provided public guidance as to: (i) certain projected financial and operational results, including revenues, non-GAAP gross margins, non-GAAP operating expenses, share-based compensation expense and non-GAAP diluted share count for the then-present quarter in February 2018; (ii) revenues, non-GAAP gross margins and non-GAAP operating margins for the then-present quarter in April 2018; and (iii) revenues, non-GAAP gross margins and non-GAAP operating margins for the full year 2018 in each of its press releases announcing its financial results for the fourth quarter of year 2017, the first and second quarters of year 2018, and in April 2018. Other than the publicly disclosed financial guidance discussed above, the Company has not in the ordinary course made public disclosures regarding prospective financial projections for periods beyond the upcoming quarter due to the unpredictability of the underlying assumptions and estimates.

During the normal course of business planning, the Company’s management prepares for internal use certain unaudited prospective financial information for the current year and the immediately following two-year period (the “Business Projections”). The Company’s management updates the unaudited prospective financial information for the current year included in the Business Projections on a quarterly basis to better reflect the information available to the Company’s management at the time of the update, including in the context of potential strategic acquisitions by the Company. The Company’s management reviews the updated Business Projections in the second quarter and the fourth quarter of each year with the Board, and management uses the unaudited prospective financial information for the following year that is included in the Business Projections that are updated and reviewed with the Board in the fourth quarter as the Company’s management’s forecasted business plan for that upcoming year. Consistent with past practice, the Company’s management updated the Business Projections with prospective financial information for years 2018 through 2020 in the second quarter of 2018, and reviewed such updated version of the Business Projections with the Board during a planning session in May 2018 (the “2018 Business Projections”). In addition, the Company’s management updated the 2019 unaudited prospective financial information included in the Business Projections in the fourth quarter of 2018 (the “2019 Management Plan”), and reviewed the 2019 Management Plan with the Board in December 2018.

At the direction of the Board, the Company’s management prepared and shared with the Board for its internal use in connection with the Board’s consideration, analysis and evaluation of the strategic and financial alternatives available to the Company, including the non-binding proposals received from NVIDIA, Party A, Party B and Party D as further described above under “—Background of the Merger,” certain unaudited prospective financial information reflecting three potential cases with respect to the Company and its business, which we refer to as “Case 1,” “Case 2,” and “Case 3” and, collectively with the External Management Projections (as defined below), the “Management Projections.”

Case 1 was initially prepared by the Company’s management in September 2018 based on the 2018 Business Projections, reconciled to reflect updated information available to management as of September 2018, including actual revenue to date for year 2018, and updated to include prospective financial information for years 2021 and 2022. Case 2 was initially prepared by the Company’s management in September 2018 based on Case 1 and reflected management’s view of a higher revenue scenario at that time, which assumed, for years 2019 through 2022, increased revenues based on increased spending by existing customers and increased sales to new customers, increased cost of goods sold, and the same total operating expenses for each year as presented in Case 1. Case 3 was initially prepared by the Company’s management in December 2018 based on Case 2, included the 2019 Management Plan, reflected management’s view of an additional higher revenue scenario based upon actual and anticipated fourth quarter 2018 revenues, and assumed, for years 2019 through 2022, increased revenues and cost of goods sold as well as total operating expenses that were greater than the increases in Case 2. The Company’s management updated each of the Management Projections following the time they were initially prepared to reflect, among other matters, (1) the Company’s management’s updated view of the Company’s year 2018 actual performance and (2) the Company’s management’s updated view of cash flows for years 2018 through 2022. The Company’s management also updated each of the Management Projections to include extrapolated projections for years 2023 through 2026 and terminal year for use in preparation of the discounted cash flow analyses by the Company’s financial advisors, and, at the request of the Board, the Company’s management updated Case 2 in December 2018 to reflect the 2019 Management Plan approved by the Board. The extrapolations for years 2023 through 2026 used for each of the Management Projections were based on certain assumptions related to the Company’s growth over time and its impact on margins, tax rates and cash flows.

We refer to the Management Projections as updated and provided to the Board on February 28, 2019 and as used by the Board in connection with the Board’s evaluation of the approval of the Merger on March 10, 2019 as the “Final Management Projections.”

In addition, the Company provided certain Management Projections set forth below, on a confidential basis, to each of NVIDIA, Party A, Party B and Party D in connection with the due diligence review that each of NVIDIA, Party A, Party B and Party D conducted with respect to the Company and its business. We refer to the Management Projections provided to each of NVIDIA, Party A, Party B and Party D as the “External Management Projections.” The Company did not provide any financial forecasts to NVIDIA, Party A, Party B, Party D or any other third parties in connection with a potential acquisition of the Company other than the External Management Projections.

In developing the Management Projections, the Company’s management made assumptions with respect to the Company’s performance, general business, economic, regulatory, litigation, geopolitical, market and financial conditions, as well as industry and Company specific factors such as supply and demand trends and the status of, and estimated revenues from, products, all of which involve a high degree of uncertainty and are difficult to predict, and many of which are beyond the Company’s control. However, the Company is including in this proxy statement a summary of the Management Projections for the Company on a standalone basis, without giving effect to the Merger, to give the Company’s shareholders access to certain nonpublic information provided to the Board, the Company’s financial advisors, NVIDIA and Party A, Party B and Party D for purposes of considering and evaluating a potential acquisition of the Company. The inclusion of the Management Projections should not be regarded as an indication that the Company, the Board or any other recipient of this information considered, or now considers, it to be an assurance of the achievement of future results or an accurate prediction of future results, and it should not be relied on as such. Additionally, the Management Projections were prepared solely in connection with the evaluation of a potential sale of the Company and the Company’s strategic and financial alternatives, and therefore were not intended to, and do not, provide, update or revise any guidance with respect to future periods.

The Final Management Projections described below were the most recent financial information made available to J.P. Morgan and Credit Suisse in connection with their respective financial analyses summarized above under “—Fairness Opinion of J.P. Morgan” and “—Fairness Opinion of Credit Suisse” and to the Board in connection with its evaluation of the Merger. The Final Management Projections were the only forecasts approved by the Board for use by J.P. Morgan and Credit Suisse in connection with rendering their oral opinions delivered to the Board, which were subsequently confirmed by delivery of written opinions dated as of March 10, 2019, and performing their respective financial analyses in connection therewith, as summarized above under “—Fairness Opinion of J.P. Morgan” and “—Fairness Opinion of Credit Suisse.”

External Management Projections

The Company shared two sets of External Management Projections with NVIDIA, Party A, Party B and Party D in connection with the due diligence review that each of NVIDIA, Party A, Party B and Party D conducted with respect to the Company and its business. In late October 2018 and in November 2018, the Company shared the unaudited prospective financial information for years 2018 through 2022 set forth in the table below with NVIDIA, Party A, Party B and Party D.

($ in millions, except where noted)	Projected Non-GAAP
	Year ended December 31,
	2018	2019	2020	2021	2022
Revenue	$1,084	$1,280	$1,503	$1,723	$1,903
% year on year growth	25%	18%	17%	15%	10%
COGS(1)	336	403	481	551	609
Gross profit(1)	748	877	1,022	1,172	1,294
% gross margin	69%	69%	68%	68%	68%
R&D(2)	322	346	362	389	417
% of revenue	30%	27%	24%	23%	22%
S&M(2)	124	123	127	140	154
% of revenue	11%	10%	8%	8%	8%
G&A(3)	39	35	38	42	45
% of revenue	4%	3%	3%	2%	2%
Total operating expenses(4)	485	504	527	570	616
% of revenue	45%	39%	35%	33%	32%
Income from operations(4)	263	374	496	602	678
% margin	24%	29%	33%	35%	36%
Income before taxes(4)	265	382	513	627	711
Tax rate	0.3%	2%	2%	2%	8%
Net income(5)	264	373	500	614	651
% margin	24%	29%	33%	36%	34%
Plus D&A(6)	40	40	46	50	58
Plus Tax	1	9	13	13	0
Less Capex(7)	(45)	(50)	(54)	(58)	(62)
Less inventory growth	(44)	(19)	(24)	(20)	(18)
Free cash flow(8)	156	353	480	599	629

For purposes of the External Management Projections and the Final Management Projections:

(1)	Non-GAAP cost of goods sold and gross profit are defined in accordance with GAAP, adjusted for share-based compensation expense, amortization of acquired intangibles and settlement costs.

(2)

Non-GAAP research and development expenses, and sales and marketing expenses, are defined in accordance with GAAP, adjusted for share-based compensation expense, amortization of acquired intangibles and acquisition and other charges.

(3)	Non-GAAP general and administrative expenses are defined in accordance with GAAP, adjusted for share-based compensation expense and acquisition and other charges.

(4)

Non-GAAP total operating expenses, income from operations and income before taxes are defined in accordance with GAAP, adjusted for share-based compensation expense, amortization of acquired intangible assets, acquisition and other charges, and restructuring and impairment charges.

(5)

Non-GAAP net income is defined in accordance with GAAP, adjusted for share-based compensation expense, amortization of acquired intangibles, settlement costs, acquisition and other charges, restructuring and impairment charges, and tax effects and adjustments.

(6)	Depreciation and amortization are defined in accordance with GAAP.

(7)	Non-GAAP capital expenditure is the Company’s forecasted capital expenditure.

(8)

Non-GAAP free cash flow is calculated as non-GAAP net income, adjusted for capital expenditures, changes in net working capital, depreciation and amortization (including amortization of acquired intangibles) and tax credits.

And in December 2018, the Company shared the unaudited prospective financial information for years 2018 through 2022 set forth in the table below with NVIDIA, Party A, Party B and Party D.

($ in millions, except where noted)	Projected Non-GAAP
	Year ended December 31,
	2018	2019	2020	2021	2022
Revenue	$1,089	$1,350	$1,585	$1,817	$2,006
% year on year growth	26%	24%	17%	15%	10%
COGS(1)	336	425	507	581	642
Gross profit(1)	753	925	1,078	1,236	1,364
% Gross margin	69%	69%	68%	68%	68%
Income from operations(4)	269	405	518	636	722
% of revenue	25%	30%	33%	35%	36%
Income before taxes(4)	271	413	535	661	755
Net income(5)	270	404	522	648	692
% of revenue	25%	30%	33%	36%	34%
Net income per share(9)	$5.05	$7.27	$9.05	$10.79	$11.07

For purposes of the External Management Projections and the Final Management Projections:

(9)

Non-GAAP net income per share is defined in accordance with GAAP, adjusted for share-based compensation expense, amortization of acquired intangibles, settlement costs, acquisition and other charges, restructuring and impairment charges, and tax effects and adjustments, divided by GAAP diluted shares adjusted for the effect of dilutive securities under GAAP and total options vested and exercisable.

Final Management Projections

Case 1

The table below sets forth Case 1 presented to the Board on February 28, 2019 and used by the Board in connection with the Board’s evaluation of the approval of the Merger on March 10, 2019.

($ in millions, except where noted)	Projected Non-GAAP
Year ended December 31,
2019	2020	2021	2022	2023	2024	2025	2026	2027
Revenue	$1,255	$1,441	$1,652	$1,825	$2,008	$2,168	$2,277	$2,333	$2,392
% year on year growth	15%	15%	15%	10%	10%	8%	5%	3%	3%
COGS(1)	395	461	529	584	—	—	—	—	—
Gross profit(1)	860	980	1,123	1,241	—	—	—	—	—
% Gross margin	69%	68%	68%	68%	—	—	—	—	—
Total operating expenses(4)	504	527	570	616	—	—	—	—	—
% of revenue	40%	37%	35%	34%	—	—	—	—	—
Income from operations(4)	356	453	553	625	—	—	—	—	—
% of revenue	28%	31%	33%	34%	—	—	—	—	—
Income before taxes(4)	365	470	578	658	—	—	—	—	—
Net income(5)	356	458	565	598	—	—	—	—	—
% of revenue	28%	32%	34%	33%	—	—	—	—	—
Net income per share(9)	$6.39	$7.93	$9.40	$9.56	—	—	—	—	—
EBITDA(10)	396	499	603	683	752	813	855	877	899
% margin	32%	35%	37%	37%	37%	38%	38%	38%	38%
EBIT(11)	356	453	553	625	688	743	780	799	819
% margin	28%	31%	33%	34%	34%	34%	34%	34%	34%
Less: taxes	(9)	(12)	(12)	(57)	(83)	(89)	(94)	(96)	(123)
% tax rate	2%	3%	2%	9%	12%	12%	12%	12%	15%
EBIAT(12)	348	441	541	568	605	653	686	703	696
Plus: Depreciation	40	46	50	58	65	71	75	78	80
Less: SBC net of tax(13)	(70)	(81)	(93)	(95)	(102)	(110)	(115)	(118)	(117)
Less: Capex(7)	(50)	(54)	(58)	(62)	(68)	(74)	(77)	(79)	(81)
Less: Change in NWC(14)	(19)	(24)	(20)	(18)	(20)	(18)	(12)	(6)	(6)
Plus: Tax credit	9	13	13	0	0	0	0	0	0
Unlevered free cash flow(15)	257/218	(A)	341	433	451	480	523	556	577	571

For purposes of the Final Management Projections:

(A)	This second figure represents cash flow from February 25, 2019 to December 31, 2019.

(10)

Non-GAAP earnings before interest, taxes, depreciation and amortization (including amortization of acquired intangibles) is defined in accordance with GAAP, adjusted for share-based compensation expense, settlement costs, acquisition and other charges, and restructuring and impairment charges.

(11)

Non-GAAP earnings before interest and taxes is defined in accordance with GAAP, adjusted for share-based compensation expense, amortization of acquired intangibles, settlement costs, acquisition and other charges, and restructuring and impairment charges.

(12)

Non-GAAP earnings before interest after taxes is defined in accordance with GAAP, adjusted for share-based compensation expense, amortization of acquired intangibles, settlement costs, acquisition and other charges, restructuring and impairment charges, and tax effects and adjustments.

(13)	Non-GAAP share-based compensation is calculated as the Company’s share-based compensation expenses.

(14)	Non-GAAP net working capital means the Company’s forecasted net working capital.

(15)

Non-GAAP unlevered free cash flow is calculated as non-GAAP net earnings before interest after taxes, adjusted for capital expenditures, changes in net working capital, share-based compensation expense net of tax, depreciation and amortization (including amortization of acquired intangibles) and tax credits.

Case 2

The table below sets forth Case 2 presented to the Board on February 28, 2019, and used by the Board in connection with the Board’s evaluation of the approval of the Merger on March 10, 2019.

($ in millions, except where noted)	Projected Non-GAAP
Year ended December 31,
2019	2020	2021	2022	2023	2024	2025	2026	2027
Revenue	$1,350	$1,503	$1,723	$1,903	$2,093	$2,261	$2,374	$2,433	$2,494
% year on year growth	24%	11%	15%	10%	10%	8%	5%	3%	3%
COGS(1)	425	481	551	609	—	—	—	—	—
Gross profit(1)	925	1,022	1,172	1,294	—	—	—	—	—
% Gross margin	69%	68%	68%	68%	—	—	—	—	—
Income from operations(4)	405	496	602	678	—	—	—	—	—
% of revenue	30%	33%	35%	35%	—	—	—	—	—
Income before taxes(4)	413	513	627	711	—	—	—	—	—
Net income(5)	404	500	614	651	—	—	—	—	—
% of revenue	30%	33%	36%	34%	—	—	—	—	—
Net income per share(9)	$7.27	$8.64	$10.21	$10.42	—	—	—	—	—
EBITDA(10)	445	542	652	736	810	876	921	945	968
% margin	33%	36%	38%	39%	39%	39%	39%	39%	39%
EBIT(11)	405	496	602	678	746	806	846	867	889
% margin	30%	33%	35%	36%	36%	36%	36%	36%	36%
Less: taxes	(9)	(12)	(12)	(57)	(90)	(97)	(102)	(104)	(133)
% tax rate	2%	2%	2%	8%	12%	12%	12%	12%	15%
EBIAT(12)	396	483	589	621	656	709	744	763	755
Plus: Depreciation	40	46	50	58	65	71	75	78	80
Less: SBC net of tax(13)	(76)	(84)	(97)	(100)	(106)	(114)	(120)	(123)	(122)
Less: Capex(7)	(50)	(54)	(58)	(62)	(68)	(74)	(77)	(79)	(81)
Less: Change in NWC(14)	(30)	(24)	(20)	(18)	(22)	(19)	(13)	(7)	(7)
Plus: Tax credit	10	13	13	0	0	0	0	0	0
Unlevered free cash flow(15)	290/247	(B)	379	477	499	525	572	609	631	625

(B)	This second figure represents stub cash flow from February 25, 2019 to December 31, 2019.

Case 3

The table below sets forth Case 3 presented to the Board on February 28, 2019, and used by the Board in connection with the Board’s evaluation of the approval of the Merger on March 10, 2019.

($ in millions, except where noted)	Projected Non-GAAP
Year ended December 31,
2019	2020	2021	2022	2023	2024	2025	2026	2027
Revenue	$1,350	$1,585	$1,817	$2,006	$2,207	$2,383	$2,502	$2,565	$2,629
% year on year growth	24%	17%	15%	10%	10%	8%	5%	3%	3%
COGS(1)	425	507	581	642	—	—	—	—	—
Gross profit(1)	925	1,078	1,236	1,364	—	—	—	—	—
% Gross margin	69%	68%	68%	68%	—	—	—	—	—
Income from operations(4)	405	518	636	722	—	—	—	—	—
% of revenue	30%	33%	35%	36%	—	—	—	—	—
Income before taxes(4)	413	535	661	755	—	—	—	—	—
Net income(5)	404	522	648	692	—	—	—	—	—
% of revenue	30%	33%	36%	34%	—	—	—	—	—
Net income per share(9)	$7.27	$9.05	$10.79	$11.07	—	—	—	—	—
EBITDA(10)	445	564	686	780	859	928	976	1,001	1,026
% margin	33%	36%	38%	39%	39%	39%	39%	39%	39%
EBIT(11)	405	518	636	722	794	858	901	923	946
% margin	30%	33%	35%	36%	36%	36%	36%	36%	36%
Less: taxes	(9)	(12)	(12)	(61)	(95)	(103)	(108)	(111)	(111)
% tax rate	2%	2%	2%	8%	12%	12%	12%	12%	12%
EBIAT(12)	396	506	623	661	699	755	793	812	804
Plus: Depreciation	40	46	50	58	65	71	75	78	80
Less: SBC net of tax(13)	(76)	(89)	(102)	(106)	(112)	(121)	(127)	(130)	(129)
Less: Capex(7)	(50)	(54)	(58)	(62)	(68)	(74)	77)	(79)	(81)
Less: Change in NWC(14)	(30)	(16)	(29)	(12)	(19)	(16)	(11)	(6)	(6)
Plus: Tax credit	10	13	14	0	0	0	0	0	0
Unlevered free cash flow(15)	290/247	(C)	406	498	540	565	615	653	675	668

(C) This second figure represents stub cash flow from February 25, 2019 to December 31, 2019.

Cautionary Statements Regarding the Management Projections

The Management Projections are unaudited and should be read together with the historical financial statements of the Company, which have been filed with the SEC and incorporated in this proxy statement, and the other information regarding the Company contained elsewhere or incorporated in this proxy statement. See the section of this proxy statement captioned “Where You Can Find More Information.” Although presented with numerical specificity, the Management Projections were prepared in the context of numerous variables, estimates, and assumptions that are inherently uncertain and may be beyond the control of the Company, and which may prove not to have been, or to no longer be, accurate. Although considered reasonable by the Company’s management as of the date of their preparation, the Management Projections are subject to many risks and uncertainties. The Management Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Management Projections do not purport to present financial information in accordance with U.S. generally accepted accounting principles. Kost Forer Gabbay & Kasierer (a member of Ernst & Young Global), the Company’s independent registered public accounting firm, has not examined, compiled or otherwise applied or performed any procedures with respect to the Management Projections, nor has it expressed any opinion or given any form of assurance with respect to such information or their reasonableness, achievability or accuracy, and accordingly, such independent registered public accounting firm assumes no responsibility for them.

The Management Projections are based solely upon information available to the Company’s management as of the date they were prepared and estimates and assumptions made by the Company’s management as of the date when the Management Projections were prepared. The Management Projections do not give effect to the Merger, including the impact of negotiating or executing the Merger Agreement, the expenses that have been and may be incurred in connection with consummating the Merger, the potential synergies that may be achieved by the combined company as a result of the Merger, the effect on the Company of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Merger Agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the Merger. Further, the Management Projections do not take into account the effect on the Company of any possible failure of the Merger to occur.

For the foregoing reasons, and considering that the extraordinary general meeting will be held a number of months after the Management Projections were prepared, as well as the uncertainties inherent in any forecasting information, readers of this proxy statement are cautioned not to place unwarranted reliance on the Management Projections set forth above. No one has made or makes any representation to any of the Company’s shareholders regarding the information included in the Management Projections, and the Company urges all shareholders of the Company to review its most recent SEC filings for a description of its reported financial results. See the section of this proxy statement captioned “Where You Can Find More Information.”

NONE OF THE COMPANY OR ITS AFFILIATES, ADVISORS, OFFICERS, DIRECTORS OR REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY SHAREHOLDER OR TO ANY OTHER PERSON REGARDING THE ULTIMATE PERFORMANCE OF THE COMPANY COMPARED TO THE INFORMATION CONTAINED IN THE MANAGEMENT PROJECTIONS OR THAT FORECASTED RESULTS WILL BE ACHIEVED, AND EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, NONE OF THEM INTEND TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE MANAGEMENT PROJECTIONS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH PROJECTIONS WERE GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FORECASTS ARE SHOWN TO BE IN ERROR.

Fairness Opinion of J.P. Morgan

Pursuant to an engagement letter dated February 28, 2019, the Company retained J.P. Morgan as its financial advisor in connection with a possible acquisition of the Company and to deliver a fairness opinion in connection with the proposed Merger.

At the meeting of the Board on March 10, 2019, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, the merger consideration to be paid to holders of Company Shares in the proposed Merger was fair, from a financial point of view, to such holders. J.P. Morgan has confirmed its March 10, 2019 oral opinion by delivering its written opinion to the Board, dated March 10, 2019, that, as of such date, the merger consideration to be paid to holders of Company Shares in the proposed Merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan dated March 10, 2019, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company’s shareholders are urged to read the opinion in its entirety.

J.P. Morgan’s written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the merger consideration to be paid in the Merger and did not address any other aspect of the Merger. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by Company to engage in the proposed Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the proposed Merger or any other matter.

In arriving at its opinions, J.P. Morgan, among other things:

•	reviewed a draft dated March 10, 2019 of the Merger Agreement;

•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

•

compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration received for such companies;

•

compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Company Shares and certain publicly traded securities of such other companies;

•	reviewed the Management Projections, which are summarized in the section entitled “—Management Projections”); and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of the Company with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (and did not assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or Parent or NVIDIA under any applicable laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the Merger and the other transactions contemplated by the Merger Agreement will be consummated as described in the Merger Agreement, and that the definitive Merger Agreement would not differ in any material respect from the draft thereof provided to J.P. Morgan. J.P. Morgan further assumed that the representations and warranties made by the Company and Parent and NVIDIA in the Merger Agreement and the related agreements were and will be true and correct in all respects material to J.P. Morgan’s analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the Merger.

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the merger consideration to be paid to holders of Company Shares in the proposed Merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to the holders of any other class of securities, creditors or other constituencies of the Company or the underlying decision by the Company to engage in the Merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees of any party to the proposed merger, or any class of such persons, relative to the consideration in the proposed Merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which the Company Shares will trade at any future time.

The terms of the Merger Agreement, including the merger consideration, were determined through arm’s length negotiations between the Company and Parent, and the decision to enter into the Merger Agreement was solely that of the Board. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Board or the Company’s management with respect to the proposed Merger or the consideration.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Board on March 10, 2019. The following is a summary of the material analyses utilized by J.P. Morgan contained in the presentation delivered to the Board on such date in connection with the rendering of such opinion. The summary below does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Public Trading Multiples Analysis

Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for certain selected publicly traded companies. The companies selected by J.P. Morgan were as follows:

•	Broadcom Corporation;

•	Inphi Corporation;

•	Intel Corporation;

•	MACOM Technology Solutions Holdings, Inc.; and

•	Marvell Technology Group Ltd.

None of the selected companies reviewed is identical or directly comparable to the Company and certain of these companies may have characteristics that are materially different from those of the Company. However, these companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered sufficiently similar in certain respects to those of the Company. The analysis necessarily involves complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect the Company.

With respect to the selected companies, the information J.P. Morgan presented included (i) the multiple of price per share to the Wall Street research analyst consensus estimates of earnings per share of the applicable selected company for calendar year 2019 (“CY2019E P/E”) and (ii) the multiple of firm value to the Wall Street research analyst consensus estimates of earnings before interest, taxes, depreciation and amortization (“EBITDA”) of the applicable selected company for calendar year 2019 (“CY2019E FV/EBITDA”). Financial data for the selected companies were based on the selected companies’ filings with the SEC and publicly available Wall Street research analyst consensus estimates for calendar year 2019 that J.P. Morgan obtained from FactSet Research Systems. This analysis indicated the following CY2019E P/E and CY2019E FV/EBITDA multiples:

Selected Company	CY2019E P/E	CY2019E FV/EBITDA
Broadcom Corporation	11.3x	11.5x
Inphi Corporation	26.4x	15.9x
Intel Corporation	11.0x	7.7x
MACOM Technology Solutions Holdings, Inc.	24.5x	16.1x
Marvell Technology Group Ltd.	18.9x	15.8x

For informational purposes only, J.P. Morgan also calculated CY2019E P/E and CY2019E FV/EBITDA multiples for the Company based on the closing price per Company Share as of October 25, 2018 (the date that speculation regarding a Company acquisition became public) and publicly available analyst consensus estimates of the Company’s earnings per share and EBITDA for 2019, indicating a CY2019E P/E multiple of 12.2x and a CY2019E FV/EBITDA multiple of 9.7x.

Based on the results of this analysis and other factors that J.P. Morgan considered appropriate in its professional judgment, J.P. Morgan selected (i) a CY2019E P/E multiple reference range for the Company of 14x to 18x and (ii) a CY2019E FV/EBITDA multiple reference range for the Company of 12x to 16x. J.P. Morgan then applied such ranges to the estimates of, respectively, the Company’s estimated earnings per share for 2019 and estimated EBITDA for 2019 included in each of the three cases included in the Management Projections. The analysis indicated the following ranges of implied equity values per Company Share (rounded to the nearest $0.50), which J.P. Morgan compared to the merger consideration of $125.00 per Company Share in cash, the closing price per Company Share as of October 25, 2018 of $72.77 and the closing price per Company Share as of March 8, 2019 of $109.38:

Implied Equity Value Per Company Share Reference Range CY2019E EPS / CY2019E FV/EBITDA
Case 1	$89.50—115.00
Case 2	$102.00—131.00
Case 3	$102.00—131.00

Selected Transaction Multiples Analysis

Using publicly available information, J.P. Morgan examined selected transactions with respect to which J.P. Morgan judged to be analogous to the Company’s business or aspects thereof based on J.P. Morgan’s experience and familiarity with the industries in which the Company operates. These transactions were selected by J.P. Morgan as relevant in evaluating the proposed Merger. Using publicly available information, J.P. Morgan calculated, for each selected transaction, among other things, the multiple of the target company’s firm value implied in the relevant transaction to the target company’s estimated EBITDA for the next 12 months following announcement of each applicable transaction (“FV/NTM EBITDA”). Financial data for the target companies were based on press releases, FactSet Research Systems and the target company’s filings with the SEC, including filings made in connection with the applicable selected transaction. Results of this analysis were presented for the selected transactions, as indicated in the following table:

Month/Year Announced	Acquiror	Target	FV/NTM EBITDA
September 2018	Renesas Electronics Corporation	Integrated Device Technology, Inc.	21.1x
March 2018	Microchip Technology Incorporated	Microsemi Corporation	14.1x
November 2017	Marvell Technology Group Ltd.	Cavium, Inc.	18.6x
November 2016	Broadcom, Ltd.	Brocade Communications Systems, Inc.	9.5x
October 2016	Qualcomm Incorporated	NXP Semiconductors N.V.	13.9x
September 2016	Renesas Electronics Corporation	Intersil Corporation	20.2x
July 2016	Analog Devices, Inc.	Linear Technology Corporation	16.2x
June 2016	Cavium, Inc.	QLogic Corporation	8.2x
January 2016	Microchip Technology Incorporated	Atmel Corporation	16.3x
November 2015	ON Semiconductor Corporation	Fairchild Semiconductor International, Inc.	9.6x
October 2015	Microsemi Corporation	PMC-Sierra, Inc.	15.9x
October 2015	Western Digital Corporation	SanDisk Corporation	10.6x
June 2015	Intel Corporation	Altera Corporation	22.9x
May 2015	Avago Technologies Limited	Broadcom Corporation	12.2x
April 2015	Hua Capital Management Co., Ltd.	OmniVision Technologies, Inc.	11.3x
March 2015	NXP Semiconductors N.V.	Freescale Semiconductor, Ltd.	13.3x
October 2014	Qualcomm Incorporated	CSR plc	16.6x
August 2014	Infineon Technologies AG	International Rectifier Corporation	9.4x
June 2014	Analog Devices, Inc.	Hittite Microwave Corporation	13.8x

For reference purposes only, J.P. Morgan also calculated FV/NTM EBITDA multiples for the Company based on the merger consideration of $125.00 per Company Share in cash and publicly available analyst consensus estimates of the Company’s EBITDA for 2019.

None of the selected transactions reviewed was identical to the proposed Merger. Certain of these transactions may have characteristics that are materially different from those of the proposed Merger. However, the transactions selected were chosen because the participants in and certain other aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the participants in and aspects of the Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the Merger.

Based on the above analysis and other factors that J.P. Morgan considered appropriate in its professional judgment, J.P. Morgan then selected a FV/NTM EBITDA multiple reference range for the Company of 12.0x to 18.5x. J.P. Morgan then applied that range to the estimate of the Company’s EBITDA for 2019 included in each of the three cases included in the Management Projections. The analysis indicated the following ranges of implied equity values per Company Share (rounded to the nearest $0.50), which J.P. Morgan compared to the merger consideration of $125.00 per Company Share in cash, the closing price per Company Share as of October 25, 2018 of $72.77 and the closing price per Company Share as of March 8, 2019 of $109.38:

Implied Equity Value Per Company Share Reference Range 2019E EBITDA
Case 1	$89.50—133.50
Case 2	$99.50—149.00
Case 3	$99.50—149.00

Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per Company Share.

A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset, and taking into consideration the time value of money with respect to those future cash flows by calculating their “present value.” The “unlevered free cash flows” refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. “Present value” refers to the current value of the future cash flows generated by the asset, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macroeconomic assumptions and estimates of risk, the cost of capital and other appropriate factors. “Terminal value” refers to the present value of all future cash flows estimated to be generated by the asset for periods beyond the projections period.

J.P. Morgan used the unlevered free cash flows that the Company is expected to generate during the remainder of fiscal year 2019 through fiscal year 2026 based upon each of the three cases included in the Management Projections. Based on the Company management’s estimate of a 2.5% terminal value growth rate in the industry in which the Company operates, J.P. Morgan calculated a range of terminal values of the Company at the end of this period by applying a perpetual growth rate ranging from 2.0% to 3.0% to the unlevered free cash flow of the Company during the final year of such period. The unlevered free cash flows and the range of terminal values were then discounted to present values using a range of discount rates from 10% to 12%, which were chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company. These present values, when added together, resulted in an implied firm value for the Company. To calculate an estimated equity value per Company Share, J.P. Morgan then adjusted the implied firm value for the Company’s net cash, and divided the result by the fully diluted number of the Company Shares outstanding.

The analysis indicated the following ranges of implied equity values per Company Share (rounded to the nearest $0.50), which J.P. Morgan compared to the merger consideration of $125.00 per Company Share in cash, the closing price per Company Share as of October 25, 2018 of $72.77 and the closing price per Company Share as of March 8, 2019 of $109.38:

Implied Equity Value Per Company Share Reference Range
Case 1	$89.00—119.00
Case 2	$97.00—129.50
Case 3	$102.50—137.50

Other Information

Historical Trading Range for the Company. For reference purposes only and not as a component of its fairness analysis, J.P. Morgan reviewed the historical prices of the Company Shares during the 52-week period prior to October 25, 2018 (the date that speculation regarding a Company acquisition became public), noting that the low and high closing prices during such period ranged from $42.25 per Company Share to $90.45 per Company Share, in each case, as compared to the merger consideration of $125.00 in cash, the closing price per Company Share as of October 25, 2018 of $72.77 and the closing price per Company Share as of March 8, 2019 of $109.38.

Analyst Price Targets for the Company. For reference purposes only and not as a component of its fairness analysis, J.P. Morgan reviewed (i) certain publicly available equity research analyst share price targets for the Company Shares, noting that these share price targets ranged from $90.00 per Company Share to $130.00 per Company Share, and (ii) certain publicly available equity research analyst share price targets for the Company Shares, discounted to present values, using a discount rate of 11.5%, noting that these present values of share price targets ranged from $80.50 per Company Share to $116.50 per Company Share, in each case, as compared to the merger consideration of $125.00 in cash, the closing price per Company Share as of October 25, 2018 of $72.77 and the closing price per Company Share as of March 8, 2019 of $109.38.

Miscellaneous

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed was identical to the Merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the Merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the Merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.

For financial advisory services rendered in connection with the Merger, the Company has agreed to pay J.P. Morgan a fee of approximately $73 million, $1 million of which became payable upon delivery by J.P. Morgan of its opinion, approximately $4 million of which has already been paid to J.P. Morgan in connection with services it previously rendered and are creditable against the total fee payable, and the remainder of which will become due upon the closing of the Merger. In addition, the Company has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had, and continue to have, commercial or investment banking relationships with the Company for which J.P. Morgan and such affiliates have received, or will receive, customary compensation. Such services during such period have included acting as the Company’s financial advisor in connection with its defenses in March 2017 and March 2018. Neither J.P. Morgan nor its affiliates have had any material financial advisory or other material commercial or investment banking relationships with NVIDIA or Parent during the same time period. During the two year period preceding delivery of its opinion ending on March 10, 2019, the aggregate fees recognized by J.P. Morgan from the Company were approximately $4,200,000 and from NVIDIA were approximately $670,000. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 2% of the outstanding

Company Shares and less than 1% of the outstanding ordinary shares of NVIDIA. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, Parent or NVIDIA for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.

Fairness Opinion of Credit Suisse

In October 2018, the Company retained Credit Suisse as its financial advisor in connection with a possible acquisition of the Company.

On March 10, 2019, Credit Suisse rendered its oral opinion to the Board (which was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion dated the same date) as to, as of March 10, 2019, the fairness, from a financial point of view, to the holders of Company Shares of the merger consideration to be received by such holders in the Merger pursuant to the Merger Agreement.

Credit Suisse’s opinion was directed to the Board (in its capacity as such), and only addressed the fairness, from a financial point of view, to the holders of Company Shares of the merger consideration to be received by such holders in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger. The summary of Credit Suisse’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex C to this proxy statement and sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Credit Suisse in connection with the preparation of its opinion. However, neither Credit Suisse’s written opinion nor the summary of its opinion and the related analyses set forth in this proxy statement are intended to be, and they do not constitute, advice or a recommendation to any security holder as to how such holder should vote or act on any matter relating to the Merger.

In arriving at its opinion, Credit Suisse:

•	reviewed the Merger Agreement;

•	reviewed certain publicly available business and financial information relating to the Company;

•

reviewed certain other information relating to the Company, including three financial forecast cases regarding the Company’s future financial performance for the years ending December 31, 2019 through December 31, 2027, referred to in this section as “Case 1,” “Case 2” and “Case 3” and collectively as “Management Projections” in each case prepared and provided by the Company, which are summarized in the section entitled “—Management Projections”;

•	met with the Board and management of the Company and certain other representatives of the Company regarding the business and prospects of the Company;

•

considered certain financial and stock market data of the Company and compared that data with similar data for other companies with publicly traded equity securities in businesses Credit Suisse deemed similar to those of the Company;

•	considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which had been effected or announced; and

•	considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which Credit Suisse deemed relevant.

In connection with its review, Credit Suisse did not independently verify any of the foregoing information, and, with the Company’s consent, Credit Suisse assumed and relied upon such information being complete and accurate in all respects material to its analyses and opinion. At the Company’s direction, Credit Suisse assumed that the Management Projections were a reasonable basis on which to evaluate the Company and the Merger and, at the Company’s direction, Credit Suisse relied upon the Management Projections for purposes of its analyses and opinion. Credit Suisse expressed no view or opinion with respect to the Management Projections or the assumptions and methodologies upon which they were based.

Credit Suisse also assumed, with the Company’s consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no modification, delay, limitation, restriction or condition would be imposed that would have an adverse effect on the contemplated benefits of the Merger and that the Merger would be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement thereof that was material to Credit Suisse’s analyses or opinion. In addition, Credit Suisse was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor was Credit Suisse furnished with any such evaluations or appraisals.

Credit Suisse’s opinion only addressed the fairness, from a financial point of view, to the holders of Company Shares of the merger consideration to be received by such holders in the Merger pursuant to the Merger Agreement and did not address any other aspect or implication of the Merger or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the form or structure of the Merger and the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received or otherwise payable to any officers, directors, employees, security holders or affiliates of any party to the Merger, or class of such persons, relative to the merger consideration or otherwise. Furthermore, Credit Suisse did not express any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, intellectual property, tax, environmental, executive compensation or other similar professional advice. Credit Suisse assumed that the Company had obtained or would obtain such advice or opinions from the appropriate professional sources. The issuance of Credit Suisse’s opinion was approved by Credit Suisse’s authorized internal committee.

Credit Suisse’s opinion was necessarily based upon information made available to Credit Suisse as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on the date of its opinion. Credit Suisse did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring or coming to Credit Suisse’s attention after the date of its opinion. Credit Suisse’s opinion did not address the relative merits of the Merger as compared to alternative transactions or strategies that might have been available to the Company, nor did it address the underlying business decision of the Board or the Company to proceed with or effect the Merger.

Credit Suisse’s opinion and analyses were provided to the Board (in its capacity as such) in connection with its consideration of the Merger and were among many factors considered by the Board in evaluating the Merger. Credit Suisse’s opinion did not constitute a recommendation to the Board with respect to the Merger or advice or a recommendation to any security holder as to how such holder should act or vote on any matter relating to the proposed Merger. Neither Credit Suisse’s opinion nor its analyses were determinative of the merger consideration or of the views of the Board with respect to the proposed Merger.

In preparing its opinion to the Board, Credit Suisse performed a variety of analyses, including those described below. The summary of Credit Suisse’s financial analyses is not a complete description of the analyses underlying Credit Suisse’s opinion. The preparation of such an opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of those methods to the unique facts and circumstances presented. As a consequence, neither Credit Suisse’s opinion nor the analyses underlying its opinion are readily susceptible to partial analysis or summary description. Credit Suisse arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, Credit Suisse believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In performing its analyses, Credit Suisse considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, business or transaction used in Credit Suisse’s analyses for comparative purposes is identical to the

Company or the proposed Merger. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Credit Suisse did not make separate or quantifiable judgments regarding individual analyses. The implied valuation reference ranges indicated by Credit Suisse’s analyses are illustrative and not necessarily indicative of actual values nor predictive of actual future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the Company’s control and the control of Credit Suisse. Much of the information used in, and accordingly the results of, Credit Suisse’s analyses are inherently subject to substantial uncertainty.

Financial Analyses

The following is a summary of the material financial analyses performed in connection with Credit Suisse’s opinion rendered to the Board on March 10, 2019. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. The summary does not contain all of the financial data security holders of the Company may want or need for purposes of making an independent determination of fair value. Security holders of the Company are encouraged to consult their own financial and other advisors before making any investment decision in connection with the Merger. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying, and the assumptions, qualifications and limitations affecting, each analysis, could create a misleading or incomplete view of Credit Suisse’s analyses.

For purposes of its analyses, Credit Suisse reviewed a number of financial metrics including:

•

Enterprise Value—generally the value as of a specified date of the relevant company’s outstanding equity securities (taking into account its options and other outstanding convertible securities) plus the value as of such date of its net debt (the value of its outstanding indebtedness, preferred stock and capital lease obligations less the amount of cash, cash equivalents and equity investments (as applicable) on its balance sheet) and minority interests (as applicable).

•

Adjusted EBITDA—generally the amount of the relevant company’s earnings before interest, taxes, depreciation and amortization for a specified time period, adjusted (x) to exclude, as applicable, certain non-recurring items and (y) to the extent such information was available to Credit Suisse, to add back share-based compensation expense.

•

Adjusted EPS—generally the amount of the relevant company’s earnings for a specified time period per share outstanding (using the treasury stock method), adjusted (x) to exclude, as applicable, certain non-recurring items and (y) to the extent such information was available to Credit Suisse, to add back share-based compensation expense.

Selected Companies Analyses

Credit Suisse reviewed certain financial and stock market information relating to the Company and the selected companies with publicly traded equity securities that Credit Suisse deemed similar, based on its professional judgment and experience, to the Company in one or more respects, referred to collectively as the “selected companies.” Stock prices for the selected companies used in the selected companies analysis described below were closing prices as of March 8, 2019. Estimates of the future financial performance of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. Estimates of the future financial performance and other financial data for the Company were based on information provided by the Company, including the Management Projections, and public filings.

The financial data for the selected companies reviewed by Credit Suisse included:

•	Enterprise Value as a multiple of estimated Adjusted EBITDA for calendar year 2019 (“CY 2019E Adj. EBITDA”);

•	Enterprise Value as a multiple of estimated Adjusted EBITDA for calendar year 2020 (“CY 2020E Adj. EBITDA”);

•	Per share stock price as a multiple of calendar year 2019 estimated Adjusted EPS (“CY2019 Adj. EPS”); and

•	Per share stock price as a multiple of calendar year 2020 estimated Adjusted EPS (“CY2020 Adj. EPS”).

The selected companies and the corresponding multiples were:

	Enterprise Value /	Enterprise Value /	Stock Price /	Stock Price /
	CY 2019E Adj. EBITDA	CY 2020E Adj. EBITDA	CY 2019E Adj. EPS	CY 2020E Adj. EPS
Intel Corporation	7.7x	7.3x	11.0x	10.5x
Broadcom Inc.	11.3x	10.2x	11.3x	10.0x
Marvell Technology Group	16.1x	14.9x	18.9x	13.4x
Inphi Corporation	15.6x	13.2x	26.4x	19.4x

Taking into account the results of the selected companies analysis, Credit Suisse applied a multiple range of 9.0x to 13.0x to the Company’s CY2019E Adj. EBITDA; a multiple range of 12.0x to 16.0x to the Company’s CY2019E Adj. EPS; a multiple range of 8.0x to 12.0x to the Company’s CY2020E Adj. EBITDA; and a multiple range of 10.0x to 14.0x to the Company’s CY2020E Adj. EPS. The selected companies analysis indicated the following approximate implied per share equity value reference ranges for the Company based on each of the three cases included in the Management Projections, as compared to the merger consideration:

Case 1 Implied Per Share Equity Value Reference Range	Case 2 Implied Per Share Equity Value Reference Range	Case 3 Implied Per Share Equity Value Reference Range	Merger Consideration
$68.32—$111.02	$75.86—$120.96	$75.86—$126.70	$125.00

Selected Transactions Analysis

Credit Suisse reviewed financial information relating to the selected transactions since 2014 listed below with implied transaction values in excess of $1 billion involving target companies with publicly traded securities that Credit Suisse deemed relevant, based on its professional judgment and experience, referred to in this section collectively as the “selected transactions.” Estimates of the future financial performance and other financial data for the target companies in the selected transactions were based on publicly available research analysts’ estimates, press releases, public filings and other publicly available information. Estimates of the future financial performance and other financial data for the Company were based on information provided by the Company, including the Management Projections.

The financial data for the selected transactions reviewed by Credit Suisse included Enterprise Value implied by the consideration paid in the selected transactions, as a multiple of the target companies’ estimated next 12 months Adjusted EBITDA as of the date of announcement of the transaction (“NTM Adj. EBITDA”).

The selected transactions and the corresponding multiples were:

Date Announced	Acquiror	Target	Enterprise Value / NTM Adj. EBITDA
09/2018	Renesas Electronics Corp.	Integrated Device Technology, Inc.	21.2x
03/2018	Microchip Technology Inc.	Microsemi Corporation	14.0x
11/2017	Marvell Technology Group	Cavium, Inc.	17.4x
11/2016	Broadcom Inc.	Brocade Communications Systems	9.6x
10/2016	Qualcomm, Inc.	NXP Semiconductors N.V.	14.7x
09/2016	Renesas Electronics Corp.	Intersil Corporation	19.8x
07/2016	Analog Devices, Inc.	Linear Technology Corporation	15.9x
06/2016	Cavium, Inc.	QLogic Corporation	8.3x
01/2016	Microchip Technology Inc.	Atmel Corporation	16.5x
11/2015	Microsemi Corporation	PMC-Sierra, Inc.	14.7x
11/2015	ON Semiconductor Corp	Fairchild Semiconductor	9.5x
10/2015	Western Digital Corp	SanDisk Corporation	10.7x
06/2015	Intel Corp	Altera Corporation	22.3x
05/2015	Avago Technologies Limited	Broadcom	12.3x
04/2015	Consortium	OmniVision Technologies, Inc.	10.9x
03/2015	NXP Semiconductors N.V.	Freescale Semiconductor, Ltd.	13.6x
10/2014	Qualcomm, Inc.	CSR plc	17.0x
08/2014	Infineon Technologies AG	International Rectifier Corp	9.9x
06/2014	Analog Devices, Inc.	Hittite	13.8x

Taking into account the results of the selected transactions analysis, Credit Suisse applied a multiple range of 12.0x to 18.0x to the Company’s 2019E Adjusted EBITDA, based on each of the three cases included in the Management Projections. The selected transactions analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the merger consideration:

Case 1 Implied Per Share Equity Value Reference Range	Case 2 Implied Per Share Equity Value Reference Range	Case 3 Implied Per Share Equity Value Reference Range	Merger Consideration
$88.56—$128.98	$98.62—$144.04	$98.62—$144.04	$125.00

Discounted Cash Flow Analysis

Credit Suisse also performed a discounted cash flow analysis of the Company by calculating the estimated net present value of the projected after-tax, unlevered free cash flow of the Company for the eight calendar years ending December 31, 2026, treating share-based compensation as a cash expense, based on each of the three cases included in the Management Projections. Credit Suisse applied a range of terminal value multiples of 7.5x to 10.5x to the Company’s 2027E Adjusted EBITDA (without deduction of share-based compensation) and discount rates to the unlevered free cash flow estimates based on each of the three cases included in the Management Projections and the estimated terminal value ranging from 9.0% to 12.0%. The discounted cash flow analysis indicated the following approximate implied per share equity value reference ranges for the Company, as compared to the merger consideration:

Case 1 Implied Per Share Equity Value Reference Range	Case 2 Implied Per Share Equity Value Reference Range	Case 3 Implied Per Share Equity Value Reference Range	Merger Consideration
$92.20—$130.85	$99.69—$141.38	$105.25—$149.47	$125.00

Other Matters

The Company retained Credit Suisse as its financial advisor in connection with the proposed Merger based on Credit Suisse’s qualifications, experience and reputation as an internationally recognized investment banking and financial advisory firm. Credit Suisse will receive a transaction fee based on the implied value of the Merger currently estimated to be approximately $44 million, of which approximately $43 million is contingent upon the consummation of the Merger and $1 million became payable upon the rendering of its opinion in connection with the Merger. In addition, the Company has agreed to reimburse certain of Credit Suisse’s expenses and to indemnify Credit Suisse and certain related parties for certain liabilities and other items arising out of or related to its engagement.

Credit Suisse and its affiliates have in the past provided investment banking and other financial advice and services to the Company and its affiliates including, among other things, during the past two years, having acted as financial advisor to the Company in connection with certain shareholder activism matters for which Credit Suisse received a fee of $2.9 million (which, to the extent previously paid, is creditable against the transaction fee payable by the Company in connection with the Merger). Credit Suisse and its affiliates may in the future provide investment banking and other financial advice and services to the Company, NVIDIA or Parent and their respective affiliates for which advice and services Credit Suisse and its affiliates would expect to receive compensation. Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial advice and services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for its and its affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, NVIDIA, Parent and any other company that may be involved in the Merger, as well as provide investment banking and other financial advice and services to such companies and their affiliates.

Interests of the Company’s Directors and Executive Officers in the Merger

When considering the recommendation of the Board that you vote to approve the Merger Proposal, you should be aware that the Company’s directors and executive officers may have interests in the Merger that are different from, or in addition to, those of the Company’s shareholders more generally. The Board was aware of these interests during its deliberations on the merits of the Merger and in deciding to recommend that Company shareholders vote to approve the Merger Agreement.

As described further below, the interests of the Company’s non-employee directors and executive officers include the rights to:

•	in the case of non-employee directors of the Company as of immediately before the Effective Time, their Company RSU Awards will fully accelerate in exchange for a cash payment;

•

in the case of all current executive officers, in the event of a qualifying termination of employment on or within 12 months following the Effective Time, certain contractual cash severance payments, certain acceleration of Company equity awards, and, for U.S.-based executive officers, payment for continued healthcare coverage for a specified period of time following such termination of employment;

•

in the case of all current executive officers, continuation of certain employee benefits following the Effective Time pursuant to the Merger Agreement, which is consistent with the treatment of employee benefits for other employees of the Company and its subsidiaries; and

•

in the case of all non-employee directors and current executive officers, subject to shareholder approval, the right to indemnification and liability insurance coverage that will survive the completion of the Merger.

Treatment of Company Equity Awards

The equity awards held by the Company’s non-employee directors and executive officers will be treated as described below in the section captioned “The Merger Agreement—Treatment of Company Equity Awards.” As described in that section, certain Company equity awards will become fully vested at the Effective Time, including Company RSU Awards held by the Company’s non-employee directors.

As described below under “—Change of Control Severance Benefits,” pursuant to the terms of the change of control severance benefits agreements with the Company’s current executive officers, outstanding and unvested

Company equity awards are subject to certain accelerated vesting upon a qualifying termination of employment on or within one year following the Effective Time.

For an estimate of the amounts that would become payable to each of the Company’s named executive officers in respect of their unvested equity awards, see the table below captioned “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger” under the section captioned “—Golden Parachute Compensation.”

Based on the applicable assumptions set forth under the section captioned “—Golden Parachute Compensation,” including the applicable footnotes to the table captioned “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger,” as of July 31, 2019:

•

the estimated aggregate amount that would be payable to the Company’s executive officers who are not named executive officers if the Closing Date occurred on July 31, 2019 and they were to experience a qualifying termination of employment on that date is $             million; and

•	the aggregate amount that would be payable to the Company’s non-employee directors for their unvested Company equity awards assuming the Closing Date occurred on July 31, 2019 is $ million.

Change of Control Severance Benefits

The Company has entered into executive severance benefits agreements (the “Executive Agreements”) with each of its current executive officers as well as Eric Johnson, who is a named executive officer. The Executive Agreements provide for certain change of control severance benefits upon a qualifying termination of employment on or within 12 months following a “change of control” (as defined in the applicable agreements). The Merger would constitute a change of control under each of the Executive Agreements. Mr. Johnson’s agreement remains in effect until the first anniversary of the Closing Date, provided that in the event the Merger Agreement is terminated following June 21, 2019, his agreement will automatically terminate.

Under the Executive Agreements, if an executive is terminated without Cause or the executive experiences a Constructive Termination (each, as defined below) on or during the 12-month period following a change of control (or for Doug Ahrens, our Chief Financial Officer, during the three months prior to or 12 months following a change of control), subject to the executive’s timely execution and non-revocation of a release of claims and continued compliance with the applicable Executive Agreement, the executive would be entitled to the following payments and benefits:

•

for Mr. Waldman, continuation of his base salary for six months at a per annum rate of 120% of his base salary as in effect on the termination date, or for each other executive, an amount equal to the sum of his or her annual base salary and target bonus (or if no target bonus was established, then the average of the three most recent bonuses paid to the executive), paid in a lump sum to the extent such payment would not incur any penalties under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);

•

for each executive who resides in the United States, payment for the cost to continue COBRA coverage for him or her and his or her eligible dependents for up to 12 months following the termination date; and

•

for Mr. Waldman, accelerated vesting of 50% of his unvested shares subject to outstanding equity awards, for each other executive other than Mr. Ahrens, full accelerated vesting of all outstanding equity awards, and for Mr. Ahrens, accelerated vesting of the following percentage of unvested shares subject to outstanding equity awards: (i) 25% if such termination occurs before July 2, 2019; (ii) 50% if such termination occurs between July 2, 2019 and April 2, 2020; and (iii) 100% if such termination occurs after April 2, 2020.

The Company and Mr. Waldman are currently party to an executive severance benefits agreement which provides for the benefits described above. However, subject to shareholder approval of the CEO Severance Proposal, the compensation committee and Board have approved the entry into an Amended Severance Agreement with Mr. Waldman, which provides that in the event of a termination without Cause or a Constructive

Termination on or during the 12-month period following a change of control, Mr. Waldman will be eligible to receive: (i) an amount equal to twice the sum of his annual base salary and his target annual bonus for the year of such termination; and (ii) full accelerated vesting of his outstanding equity awards. If the Amended Severance Agreement is not approved by the shareholders of the Company, Mr. Waldman will continue to be eligible to receive the severance benefits provided under his current agreement.

For the purposes of the executive severance benefits agreements,

•

“Cause” means that, in the reasonable determination of the Company (or the Board, in the case of the CEO), the executive: (a) has committed an act of fraud or embezzlement or has intentionally committed some other illegal act that has a material adverse impact on the Company or any successor or parent or subsidiary thereof; (b) has been convicted of, or entered a plea of “guilty” or “no contest” to, a felony which causes or may reasonably be expected to cause substantial economic injury to or substantial injury to the reputation of the Company or any subsidiary or affiliate of the Company; (c) has made any unauthorized use or disclosure of confidential information or trade secrets of the Company or any successor or parent or subsidiary thereof that has a material adverse impact on any such entity; (d) has committed any other intentional misconduct that has a material adverse impact on the Company or any successor or parent or subsidiary thereof; or (e) has intentionally refused or intentionally failed to act in accordance with any lawful and proper direction or order of the Board or the appropriate individual to whom the executive reports, provided such direction is not materially inconsistent with the executive’s customary duties and responsibilities.

•

“Constructive Termination” generally means that the executive voluntarily terminates his or her employment with the Company after any of the following are undertaken without the executive’s express written consent: (a) the removal of or a material reduction in the nature or scope of the executive’s responsibilities, or the assignment to the executive of duties that are materially inconsistent with the executive’s position other than a change in reporting relationship; (b) a change in the executive’s direct reporting relationship so that the executive no longer reports directly to the CEO (or the Board in the case of the CEO); (c) a material reduction in the executive’s base salary (or target annual bonus or annual bonus for certain executives), unless such compensation of all other executives are similarly reduced; or (d) a relocation of the executive’s place of employment by more than thirty (30) miles from such the executive’s place of employment on the effective date of the severance benefits agreement. The termination of the executive’s employment as a result of the executive’s death or disability shall not be deemed to be a Constructive Termination.

The benefits payable under the executive severance benefits agreements are in addition to payments or other benefits, if any, that any executive officer who resides in Israel may be entitled to receive under applicable Israeli law or arrangement with the Company.

Under the terms of the Company PSUs, in the event of a change in control, the number of shares earned will be the greater of target and actual achievement during the performance period, and such number of shares will vest at the end of the original performance period if the award is assumed by the successor or upon the consummation of the change in control if the award is not assumed by the successor, provided that, in the event the Company PSU is assumed and the holder is terminated without Cause or experiences a Constructive Termination on or within 12 months following a change in control, such assumed Company PSU will vest in full.

Indemnification and Insurance

From and after the Effective Time, the Company, Parent and the Surviving Company will indemnify and hold harmless (a) all of our and our subsidiaries’ past and present directors and officers and (b) each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of the Company or any Company subsidiary (collectively, together with such persons’ heirs, executors, administrators and assigns, the “Covered Persons”) (i) against any costs and expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened action or investigation, whether civil, criminal, administrative or investigative, arising out of acts or omissions occurring at or prior to the Effective Time and (ii) for acts or omissions occurring in connection with the process resulting in and the approval of the Merger Agreement and the consummation of the Transactions.

In addition, from and after the Effective Time, the Company, Parent and the Surviving Company will advance expenses (including reasonable legal fees and expenses) incurred in the defense of any action or investigation with respect to the matters subject to indemnification described in the immediately preceding sentence in accordance with the procedures (if any) set forth (a) in the Company’s or any of its subsidiaries’ articles of association (or, to the extent applicable, other organizational or governance documents) and (b) in indemnification agreements, if any, in existence on the date of the Merger Agreement.

For not less than seven years from and after the Effective Time, the articles of association of the Surviving Company will contain provisions no less favorable with respect to exculpation, indemnification of and advancement of expenses to Covered Persons for periods at or prior to the Effective Time than are currently set forth in the articles of association and other organization documents of the Company and its subsidiaries. If any action or investigation (whether arising before, at or after the Effective Time) is made against any Covered Person with respect to matters subject to indemnification under the Merger Agreement on or prior to the seventh anniversary of the Effective Time, the obligations described above will continue in effect until the final disposition of such action or investigation. Following the Effective Time, the indemnification agreements, if any, in existence on the date of the Merger Agreement with any of the directors, officers or employees of the Company or any of its subsidiaries will be assumed by the Surviving Company, and will continue in full force and effect in accordance with their terms.

The Merger Agreement also provides that for not less than seven years from and after the Effective Time, the Surviving Company will, and Parent will cause the Surviving Company to, maintain for the benefit of the Covered Persons, an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than our and our subsidiaries’ existing policies relating to errors and omissions of directors and officers or, if substantially equivalent insurance coverage is unavailable, the best available coverage, provided that the Surviving Company shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid prior to the date of the Merger Agreement, but in such case shall purchase as much coverage as is available for such amount.

Under the Merger Agreement, prior to the Effective Time, the Company will use its reasonable best efforts to purchase prepaid “tail” policies which provide the Covered Persons with coverage for an aggregate period of at least seven years from and after the Effective Time with respect to claims arising from facts or events that occurred on or before the Effective Time, including the Transactions. If the Company obtains these prepaid policies, the Surviving Company will maintain such policies in full force and effect and will continue to honor the obligations thereunder.

Employee Benefits Following the Effective Time

The Merger Agreement provides that Parent will, or will cause the Surviving Company to, provide each employee of the Company or its subsidiaries who continues to be employed by Parent or the Surviving Company or any of their respective subsidiaries following the Effective Time with certain compensation and benefits during the period commencing at the Effective Time and ending on the first anniversary of the Effective Time, as described below in the section captioned “The Merger Agreement—Employee Benefits.”

Arrangements with Parent

As of the date of this proxy statement, none of our executive officers has entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Company or one or more of its affiliates. Prior to or following the Closing Date, certain of our executive officers may have discussions, or may enter into agreements with, Parent or Merger Sub or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Company or one or more of its affiliates.

Golden Parachute Compensation

The information set forth in the table below titled “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger,” is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of the Company that is based on, or otherwise relates to, the Merger. For additional details regarding the terms of the payments and benefits described below, see the discussion under the caption “—Interests of the Company’s Directors and Executive Officers in the Merger” above.

The amounts shown in the table below titled “Quantification of Potential Payments and Benefits to Named Executive Officers in Connection with the Merger” are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below and the footnotes accompanying the table, and do not reflect certain compensation actions that may occur before completion of the Merger, including certain compensation actions that the Company is permitted to take as described in the section below captioned “The Merger Agreement—Conduct of Business Pending the Merger.” As a result, the amount, if any, that a named executive officer actually receives in the Merger may materially differ from the amounts set forth in the table below. For purposes of calculating the amounts set forth in the table below, the following assumptions were used:

•	A per share price of the Company Shares of $125.00, which is the merger consideration.

•	The Closing Date is July 31, 2019, which is assumed solely for purposes of the disclosure in this section.

•	Each named executive officer experienced a qualifying termination of his employment on July 31, 2019 (the assumed Closing Date).

•	The CEO Severance Proposal is approved by Company shareholders such that Mr. Waldman and the Company enter into the Amended Severance Agreement.

•

The outstanding and unvested equity awards held by the named executive officers, other than Mr. Ahrens, become vested in full, and the outstanding and unvested equity awards held by Mr. Ahrens become vested as to 25% of the shares subject thereto, in each case, on a “double trigger” basis as of the Effective Time pursuant to the terms of the Executive Agreements, as described above under “—Interests of the Company’s Directors and Executive Officers in the Merger—Treatment of Company Equity Awards.”

•	Quantification of outstanding and unvested equity awards is calculated based on the outstanding and unvested equity awards held by each named executive officer as of July 31, 2019.

Quantification of Potential Payments and

Benefits to Named Executive Officers in

Connection with the Merger(1)

Name	Cash ($)(2)	Equity ($)(3)	Benefits ($)(4)	Total ($)
Eyal Waldman	3,421,855	28,087,000	—	31,508,855
Doug Ahrens	580,000	2,062,500	23,833	2,666,333
Marc Sultzbaugh	493,333	4,194,500	23,833	4,711,666
Michael Kagan(5)	939,978	4,956,375	—	4,896,353
Eric Johnson	317,589	2,020,125	23,833	2,361,547

(1)

Payments of “double-trigger” benefits under the Executive Agreements, or the Amended Severance Agreement in respect of Mr. Waldman, are contingent on signing and not revoking a standard release of claims, as described above under the section captioned “—Interests of the Company’s Directors and Executive Officers in the Merger—Change of Control Severance Benefits.”

(2)

Under the Executive Agreements and the Amended Severance Agreement, each named executive officer is eligible to receive “double trigger” cash severance benefits upon a qualifying termination of his employment within 12 months following a change of control of the Company (or for Mr. Ahrens, during the three months prior to or 12 months following a change of control of the Company), as described above in “—Interests of the Company’s Directors and Executive Officers in the Merger—Change of Control Severance Benefits.” For each named executive officer other than Mr. Waldman, the amount represents the sum of 12 months of base salary and the average of the three most recent bonuses paid to the executive (or fewer if the executive has been employed for less than three years). In addition, the amount reported for Mr. Kagan includes $554,125 of statutory severance payable to him in accordance with applicable Israeli law. For Mr. Waldman, the amount assumes the CEO Base Salary Proposal, the CEO Cash Incentive Proposal and the CEO Severance Proposal are approved and represents the twice the sum of Mr. Waldman’s base salary and target bonus plus statutory severance of $821,855 payable to Mr. Waldman in accordance with applicable Israeli law. If the CEO Severance Proposal is not approved (but assuming approval of the CEO Base Salary Proposal), then the amount payable to Mr. Waldman would be equivalent to six months of salary at a per annum rate of 120% of his base salary as provided under his current agreement, which amount would equal $390,000 plus statutory severance of $821,855 payable to Mr. Waldman in accordance with applicable Israeli law.

(3)

Under the “double trigger” arrangements in the Executive Agreements and the Amended Severance Agreement described in footnote (2) above, the named executive officers are entitled to full accelerated vesting, or in the case of Mr. Ahrens, 25%, 50% and 75% in the event his termination occurs prior to July 2, 2019, between July 2, 2019 and April 2, 2020 or after April 2, 2020, respectively, of their outstanding equity awards. Under Mr. Waldman’s current agreement, Mr. Waldman is entitled to accelerated vesting of 50% of the unvested shares subject to his outstanding equity awards. In addition, under the terms of the Company PSUs, in the event of a “double trigger,” such Company PSUs will vest in full based on the greater of target and actual achievement during the shortened performance period ending as of the change of control.

Under the Merger Agreement, at the Effective Time each Company Option held by a named executive officer will be cancelled and converted into the right to receive a cash amount equal to the product of the number of Company Shares subject to such Company Option, and the excess, if any, of $125.00 over the applicable per share exercise price of such Company Option. Additionally, under the Merger Agreement, each Cashed-Out Company RSU will be cancelled and converted into the right of the holder to receive from the Surviving Company immediately following the Effective Time an amount in cash equal to the product of (x) the number of Company Shares subject to such Company RSU and (y) $125.00, as described below in “The Merger Agreement—Treatment of Company Equity Awards.” At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time and is not a Cashed-Out Company RSU will be assumed by NVIDIA and converted automatically into a restricted share unit covering common shares of NVIDIA having substantially the same terms and conditions as the Company RSU, including vesting schedule and payment timing, but entitling the holder to a number of NVIDIA common shares equal to the product of the number of Company Shares that were issuable with respect to the Assumed RSU immediately prior to the Effective Time multiplied by a fraction, the numerator of which is $125.00 and the denominator of which is the volume weighted average price for a common share of NVIDIA on Nasdaq, calculated based on the 10 consecutive trading days ending on the third complete trading day prior to (and excluding) the closing date of the Merger. At the Effective Time, the number of Company Shares subject to each Company PSU that is outstanding immediately prior to the Effective Time shall be determined by the Board, as reasonably agreed to by Parent, as the greater of (i) the target number of Company PSUs set forth in the applicable Company PSU grant notice and (ii) such number determined based on the Company’s actual achievement of the applicable performance goals as of the Closing Date (such final amount, the “Performance Satisfied PSUs”), as described below in “The Merger Agreement—Treatment of Company Equity Awards.” The resulting Performance Satisfied PSUs will be assumed by NVIDIA and converted automatically at the Effective Time into a restricted share unit covering common shares of NVIDIA having substantially the same terms and conditions as the Company PSU, other than the performance goals, but entitling the holder to a number of NVIDIA common shares equal to the product of the number of Company Shares that were issuable with respect to the Performance Satisfied PSUs multiplied by the Exchange Ratio (each, an “Assumed PSU”), as described below in “The Merger Agreement—Treatment of Company Equity Awards.” The foregoing are “single trigger” benefits, meaning they are triggered solely by a change of control of the Company pursuant to the Merger Agreement.

This column quantifies the value of the unvested Company Options, Company RSUs and Company PSU Awards, under the terms of the Executive Agreements, the Amended Severance Agreement and the Merger Agreement. If the CEO Severance Proposal is not approved by shareholders, the value of his accelerated equity awards would be $18,723,188. The value of unvested and accelerated Company RSU Awards and Company PSU Awards is $125.00 per unit, and the number of units underlying Company PSU Awards assumes maximum achievement of the applicable performance goals. The value of the acceleration of Mr. Waldman’s equity awards includes $20,212,000 in the value of accelerated Company RSUs and $7,875,000 in the value of accelerated Company PSUs. For each other named executive officer, the value in the column represents the value of accelerated Company RSUs.

The following table shows the number of unvested Company RSUs and Company PSUs upon which the value in the aggregate total reported in the column is based:

Name	Unvested Company RSUs (#)	Unvested Company PSUs (#)
Eyal Waldman	161,696	63,000
Doug Ahrens	16,500	—
Marc Sultzbaugh	35,869	—
Michael Kagan	39,651	—
Eric Johnson	16,692	—

(4)

Under the “double trigger” arrangements in the Executive Agreements described in footnote (2) above, in the case of a named executive officer who resides in the United States, if the named executive officer elects COBRA coverage under our group health plan, the Company will pay for the cost to continue COBRA coverage for the named executive officer and his eligible dependents for up to 12 months following the termination date.

(5)	Cash amounts payable to Mr. Kagan have been converted to U.S. dollars based on the spot exchange rate of 3.56 NIS to 1 USD on April 15, 2019.

Financing of the Merger

The Merger is not conditioned on Parent obtaining the proceeds of any financing. The Company anticipates that the total funds necessary to complete the Transactions, including the Merger, will be approximately $6.9 billion. NVIDIA is able to fund the acquisition through cash on hand, and Parent has represented to the Company that it will have sufficient funds to pay all cash amounts required to be paid by Parent under the Merger Agreement at the Closing Date. These funds include the funds needed to:

•	pay the Company’s shareholders the amounts due under the Merger Agreement; and

•	make payments in respect of certain of the Company’s outstanding equity-based awards pursuant to the Merger Agreement.

In addition, NVIDIA absolutely, irrevocably and unconditionally guarantees to the Company the full and punctual payment and performance of Parent’s and Merger Sub’s obligations under the Merger Agreement, including any liabilities arising out of a breach of or non-compliance with the Merger Agreement.

Closing and Effective Time

The Closing Date will be the third business day following the satisfaction or waiver in accordance with the Merger Agreement of all of the conditions to closing of the Merger (as described under the caption “The Merger Agreement—Conditions to the Closing of the Merger”), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions, or such other date agreed upon by the Company and Parent. As soon as practicable after the closing of the Merger (the “Closing”), each of the Company and Merger Sub shall deliver to the Companies Registrar a notice of the contemplated Merger and the proposed date on which the Companies Registrar is requested to issue a Certificate of Merger. The Merger will become effective upon the issuance by the Companies Registrar of the Certificate of Merger, which shall be deemed to be the Effective Time.

No Appraisal Rights

Under Israeli law, holders of Company Shares are not entitled to statutory appraisal rights in connection with the Merger.

Material U.S. Federal and Israeli Income Tax Consequences of the Merger

Tax matters are very complicated, and the tax consequences of the receipt of the merger consideration to you will depend on your particular situation. This discussion is not intended to be a complete analysis or description of all potential tax consequences of the merger consideration and the Merger. You are encouraged to consult your own tax advisor regarding the specific tax consequences of the Merger to you, including tax return reporting requirements, the applicability of U.S. federal, state, local, Israeli and non-U.S. tax laws and the effect of any proposed change in the tax laws.

Material U.S. Federal Income Tax Consequences

The following discussion is a summary of material U.S. federal income tax consequences of the Merger to U.S. Holders (as defined below).

This discussion is based on and subject to the Code, the Treasury Regulations promulgated thereunder (“Treasury Regulations”), published guidance of the U.S. Internal Revenue Service (the “IRS”) and court decisions, in each case, all as currently in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect, and to differing interpretations.

The following discussion assumes that the Merger will be consummated as described in this proxy statement and applies only to U.S. Holders that hold their Company Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion does not constitute tax advice and does not address all aspects of U.S. federal income taxation that may be relevant to any particular U.S. Holders in light of any U.S. Holder’s personal circumstances, including any tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax, or to any U.S. Holders subject to special treatment under the Code, including:

•	banks, thrifts, mutual funds and other financial institutions;

•	real estate investment trusts and regulated investment companies;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	brokers or dealers in securities;

•	tax-exempt organizations or governmental organizations;

•	insurance companies;

•	dealers or brokers in securities or foreign currency;

•	individual retirement and other deferred accounts;

•	persons whose functional currency is not the U.S. dollar;

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons who hold their Company Shares as part of a straddle, hedging, conversion, constructive sale or other risk reduction transaction;

•	persons who purchase or sell their Company Shares as part of a wash sale for tax purposes;

•	“S corporations,” partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes, or other pass-through entities (and investors therein);

•	persons who hold their Company Shares through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside of the United States;

•	persons who own or have owned (directly, indirectly or through attribution) more than 5% of the voting power or value of Company Shares; and

•	persons who received their Company Shares pursuant to the exercise of employee stock options or other compensation arrangements.

This discussion also does not address any considerations under the U.S. federal tax laws other than those pertaining to the income tax, nor does it address any state, local or non-U.S. tax considerations. We do not intend to seek any rulings from the IRS with respect to the Merger, and there can be no assurance that the IRS will not take a position contrary to the tax consequences described herein or that such a contrary position would not be sustained by a court.

If a partnership, including for this purpose any arrangement or entity that is treated as a partnership for U.S. federal income tax purposes, holds Company Shares, the tax treatment of a partner (including for this purpose an investor treated as a partner) in the partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. A holder that is a partnership for U.S. federal income tax purposes and the partners in such partnership are urged to consult their tax advisors about the U.S. federal income tax consequences of the Merger and of the ownership and disposition of Company Shares.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of Company Shares that for U.S. federal income tax purposes is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States as determined under U.S. federal income tax rules;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

THIS DISCUSSION IS NOT TAX ADVICE. HOLDERS OF COMPANY SHARES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS.

HOLDERS OF COMPANY SHARES WHO ARE NOT U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME AND WITHHOLDING TAX CONSEQUENCES AND ANY APPLICABLE NON-U.S. TAX CONSEQUENCES OF THE MERGER.

The receipt by a U.S. Holder of cash in exchange for Company Shares as a result of the Merger will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, a U.S. Holder will recognize gain or loss equal to the difference between the amount of cash it receives as a result of the Merger and its aggregate adjusted tax basis in the Company Shares that it exchanges therefor.

Any gain or loss recognized by a U.S. Holder generally would be long-term capital gain or loss if the Company Shares surrendered were held for more than one year as of the effective date of the Merger and would be short-term capital gain or loss if the Company Shares surrendered were held for one year or less as of the effective date of the Merger. A reduced tax rate generally will apply to long-term capital gain of a non-corporate U.S. Holder (including individuals). The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of Company Shares at different times or at different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of Company Shares.

The foregoing discussion regarding gain recognized by a U.S. Holder as a result of the Merger assumes that the Company is not currently, and has not been, a “passive foreign investment company” (“PFIC”) for U.S. federal income tax purposes during such U.S. Holder’s holding period for the Company Shares exchanged in the Merger.

A non-U.S. corporation is treated as a PFIC for any taxable year if either: (a) at least 75% of its gross income for such year is passive income or (b) at least 50% of the value of its assets (based on a quarterly average) is attributable to assets that produce or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from commodities and securities transactions. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the assets and income of each corporation in which it owns, directly or indirectly, at least 25% interest (by value) is taken into account. Under the PFIC rules, if a non-U.S. corporation were considered a PFIC at any time during which a holder held shares in such non-U.S. corporation, then the non-U.S. corporation would (absent certain elections) generally continue to be treated as a PFIC for all subsequent years with respect to such holder’s shares regardless of whether such non-U.S. corporation continues to meet the tests noted above in any subsequent taxable year.

Based on the historical composition of the Company’s income, assets, and operations, the Company believes that it was not a PFIC for any completed taxable year ending on or after December 31, 2007 (the taxable year in which the Company listed its shares on Nasdaq) through and including the taxable year ended December 31, 2018 and the Company does not expect to be treated as a PFIC for the current taxable year. However, given that the annual PFIC determination is fundamentally factual in nature and is based on the application of complex U.S. federal income tax rules, which are subject to different interpretations, there can be no assurance that the Company was not or will not be classified as a PFIC for one or more of such taxable years. The Company has not made any determination regarding its PFIC status for any taxable year ending on or before December 31, 2006 and cannot provide any assurance that the Company was not a PFIC for one or more such taxable years. The Company also cannot provide any assurances that the Company will assist holders in determining whether the Company was a PFIC during such period.

If the Company were a PFIC in the current taxable year or in any prior taxable year in which a U.S. Holder has held Company Shares, then such U.S. Holder generally would be subject to adverse U.S. federal income tax consequences with respect to gain recognized on any sale or exchange of such shares, including an exchange of such shares pursuant to the Merger, unless such U.S. Holder has in effect certain elections, such as the mark-to-market election.

The U.S. federal income tax rules relating to PFICs are complex. U.S. Holders should consult their own tax advisors concerning whether the Company is or has been a PFIC for any taxable year during which such U.S. Holder has owned Company Shares, the availability of any applicable elections to such U.S. Holder and the tax consequences of exchanging Company Shares pursuant to the Merger.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding in respect of the payment of cash in exchange for Company Shares in the Merger. Backup withholding will not apply if such U.S. Holder furnishes a properly completed and executed IRS Form W-9, or otherwise establishes an exemption.

Generally, backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Each holder should consult such holder’s tax advisor regarding the information reporting and backup withholding tax rules.

Material Israeli Tax Consequences

The following is a summary discussion of certain material Israeli tax considerations in connection with the Merger. The following summary is presented for general information purposes only and should not be conceived as tax advice to any particular holder of Company Shares. This summary is based upon current Israeli tax law. No assurance can be given that new or future legislation, regulations or interpretations will not significantly change the tax considerations described below, and any such change may apply retroactively. This summary does not discuss all material aspects of Israeli tax consequences that may apply to particular holders of Company Shares in light of their particular circumstances, such as investors subject to special tax rules or other investors referred to below.

In general, under the Israeli Income Tax Ordinance (New Version) 1961, as amended (the “Ordinance”), the disposition of shares of an Israeli company is deemed to be a sale of a capital asset. The Ordinance generally imposes a capital gains tax on the sale of capital assets by an Israeli resident, and on the sale of such assets by a non-Israel resident if those assets are either (a) located in Israel, (b) are shares or a right to a share in an Israeli resident company, or (c) represent, directly or indirectly, rights to assets located in Israel, unless a specific exemption is available under the Israeli tax rules or a treaty for the prevention of double taxation between Israel and the transferor’s country of residence provides otherwise (subject to the receipt in advance of a valid certificate from the ITA allowing for an exemption).

Under the Ordinance and regulations promulgated thereunder, the tax rate applicable to real capital gains (after adjustment for inflation surplus) derived from the disposition of Company Shares in the Merger is 25% for individuals, unless such shareholder claims a deduction for certain financing expenses in connection with such shares, in which case the gain will generally be taxed at a rate of 30%. Additionally, if such individual is considered a “Significant Shareholder” at any time during the 12-month period preceding such disposition, i.e., such shareholder holds directly or indirectly, alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, at least 10% of any means of control (including, among other things, the right to receive profits of the Company, voting rights, the right to receive the Company’s liquidation proceeds and the right to appoint a director) in the Company, the tax rate will be 30%. Certain attribution rules apply in determining a status of a “Significant Shareholder” including with respect to holders of Company Shares who are relatives, or holders who are not relatives but who have an agreement regarding regular direct or indirect cooperation on substantive matters relating to the Company. Israeli law distinguishes between real capital gain and inflationary surplus. Please consult with your own tax advisor as to the method you should use to determine the inflationary surplus. The real capital gain is the excess of the total capital gain over the inflationary surplus. Real capital gains derived by Israeli companies are generally taxed at the ordinary corporate tax rate (the ordinary corporate tax rate in Israel in 2018 and thereafter is 23%). The foregoing tax rates will not apply to individual shareholder dealing in securities or to an individual shareholder for whom such income is otherwise taxable as ordinary business income, currently, 23% for companies and a marginal tax rate of up to 47% for individuals. An additional tax of 3% is imposed on individuals whose annual taxable income from all sources, regardless of classification, exceeds a certain threshold (NIS 649,560 for 2019). The additional 3% tax is imposed on any amount which exceeds that threshold.

Under the Treaty, Israeli capital gains tax generally will not apply to the disposition of shares of an Israeli company by a U.S. Holder who is entitled to claim the benefits afforded to such a resident by the Treaty (a “U.S. Treaty Resident”) and holds the shares as a capital asset. However, such exemption will not apply if (a) the U.S. Treaty Resident has held, directly or indirectly, shares representing 10% or more of the voting power in the Company during any part of the 12-month period preceding the disposition, subject to specified conditions, (b) the capital gains from such disposition may be attributed to a permanent establishment of such U.S. Treaty Resident maintained in Israel, (c) the seller, being an individual, is present in Israel for a period or periods of

183 days or more in the aggregate during the tax year, (d) the capital gains arising from such sale, exchange or disposition is attributed to real estate located in Israel, or (e) the capital gains arising from such sale, exchange or disposition is attributed to royalties. In any such case, the sale, exchange or disposition of such shares would be subject to Israeli tax, to the extent applicable; however, under the Treaty, a U.S. Treaty Resident would generally be permitted to claim a credit for the tax against the U.S. federal income tax imposed with respect to the sale, exchange or disposition, subject to the limitations in U.S. laws applicable to foreign tax credits. Eligibility to benefit from tax treaties is conditioned upon the holder of Company Shares presenting a valid certificate from the ITA providing for such an exemption prior to the applicable payment for such shares.

In addition, Israeli law generally exempts non-residents of Israel (whether an individual or a corporation) from Israeli capital gains tax on the sale of shares traded on certain stock exchanges, such as the Nasdaq, provided, among other things, that (a) such gains were not derived from a permanent business or business activity that the non-Israeli resident maintains in Israel and (b) such shareholders are not subject to the Israeli Income Tax Law (Inflationary Adjustments) 5745-1985. These provisions dealing with capital gain are not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income. Nevertheless, a non-Israeli corporation will not be entitled to the foregoing exemptions if an Israeli resident (x) has a controlling interest of more than 25% in such non-Israeli corporation or (y) is the beneficiary of or is entitled to 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. Company shareholders who acquired their Company Shares prior to the Company’s initial public offering in February 2007 and who do not qualify for an exemption from Israeli capital gains tax under the Ordinance or an applicable tax treaty to which the State of Israel is a party, including the Treaty (which exemption requires the receipt in advance of a valid certificate from the ITA providing for such an exemption), may be subject to Israeli capital gains tax on the disposition of their Company Shares in the Merger. Such shareholders should consult their own tax advisors regarding the tax consequences of the Merger to them.

NVIDIA and the Company have agreed to request certain pre-rulings from the ITA, providing, among other things, as follows:

•	The first request (the “Options Ruling”) will address, among others:

•

That the payment of the cash consideration with respect to shares and employee equity awards which are subject to a capital gains route trustee arrangement pursuant to Section 102 of the Ordinance prior to the lapse of the requisite holding period of Section 102 of the Ordinance shall not constitute a violation of the requirements of Section 102 if deposited with ESOP Management and Trust Services Ltd., in its capacity as trustee (which we refer to as Section 102 Trustee) and released only after the lapse of the requisite holding period required by Section 102 of the Ordinance.

•

The assumption of the Company’s unvested equity awards which are subject to capital gains route trustee arrangement pursuant to Section 102 of the Ordinance shall not result in a taxable event and that tax continuity shall apply with respect to the assumed awards including with regard to the requisite holding period of Section 102 of the Ordinance.

•

Parent and anyone acting on its behalf shall be exempt from withholding of tax in relation to any payments made to the Section 102 Trustee with respect to shares and employee equity awards which are subject to a capital gains route trustee arrangement pursuant to Section 102 of the Ordinance.

•

The second request (the “Tax Withholding Ruling”) will ask that the ITA either exempts payments to be made to eligible brokers or financial institutions from any obligation to withhold Israeli tax at source or provides that no such obligation exists, or otherwise provides detailed instructions on how such withholding at source is to be executed in connection with the Merger. In addition, the request will ask that non-Israeli shareholders that purchased their Company Shares on or after February 8, 2007 (the date on which the Company listed its shares on the Nasdaq) and hold less than 5% of the outstanding Company Shares will be exempt from withholding to the extent that such shareholders will provide the paying agent with certain declarations regarding their residency and the date on which the Company Shares were purchased. Such a tax ruling is also expected to include a process for exempting non Israeli holders of options, RSUs and PSUs from Israeli withholding tax. The Company cannot assure you that our requests will be accepted. Pursuant to the Merger Agreement, the paying agent and Parent are entitled to deduct and withhold from any consideration payable in the Merger such amounts as may be required to be deducted or withheld therefrom under the Ordinance and regulations promulgated thereunder, subject to providing the paying agent or Parent a certificate issued by the ITA providing for a specific exemption or reduction with respect to Israeli tax withholding.

No assurance can be made that any of the requests made in the tax ruling request will be granted by the ITA.

If the Options Ruling is not obtained prior to the Closing, the Company will seek to obtain an interim tax ruling confirming that Parent and anyone acting on its behalf shall be exempt from withholding tax in relation to any payment made to the paying agent and the Section 102 Trustee in respect to employees’ equity awards and shares issued upon exercise or vesting of such awards issued under Section 102 of the Ordinance. If the interim tax ruling is not obtained, the following shall apply.

If the Tax Withholding Ruling shall not be granted, Parent, Merger Sub, the Surviving Company, the Section 102 Trustee, the Exchange Agent and any other third-party paying agent (each a “Payor”) shall each be entitled to deduct and withhold, or cause to be deducted and withheld, from any merger consideration, any amounts that Parent reasonably determines are required to be withheld or deducted with respect to such merger consideration under the Code, the Ordinance or any applicable provisions of Israeli Tax Law or any applicable provision of non-Israeli Tax Law. Notwithstanding the aforesaid, with respect to the payment of merger consideration that would be subject to withholding of Israeli Taxes, the consideration otherwise payable to each shareholder of the Company (other than holders of Company Shares which are subject to a trustee arrangement pursuant to Section 102 of the Ordinance) shall, unless Parent or Exchange Agent is otherwise instructed explicitly by the ITA, be retained by the Exchange Agent for the benefit of each such shareholder of the Company for a period of up to three hundred and sixty five (365) days from Closing (the “Withholding Drop Date”), and until the Withholding Drop Date, no Payor shall make any such payments to any shareholder of the Company and withhold any amounts for Israeli Taxes from the merger consideration, except: (i) if a shareholder of the Company delivers, no later than three business days prior to the Withholding Drop Date a declaration for Israeli Tax withholding purposes or a valid certificate, ruling or any other written instructions Tax withholding, issued by the ITA in form and substance reasonably satisfactory to Parent that is applicable to the payments of the merger consideration stating that no withholding, or reduced rate of withholding, of Israeli Tax is required with respect to such payments or providing other instructions regarding such payments or withholding (a “Valid Tax Certificate”) (or such other forms as are required under any applicable Tax Law) to a Payor, then the merger consideration due to such shareholder of the Company shall be paid subject to any non-Israeli withholding which is applicable to the payment, and the deduction and withholding of any Israeli Taxes shall be made only in accordance with the declaration for Israeli Tax withholding purposes or the Valid Tax Certificate, and (ii) if a shareholder of the Company (A) does not provide Payor with a declaration for Israeli Tax withholding purposes or a Valid Tax Certificate (or such other forms as are required under any applicable Tax Law), by no later than three business days before the Withholding Drop Date, or (B) submits a written request with Payor to release such shareholder’s applicable merger consideration prior to the Withholding Drop Date but fails to submit a declaration for Israeli Tax withholding purposes or a Valid Tax Certificate (or such other forms as are required under any applicable Tax Law) at or before such time, then the amount to be withheld from such consideration shall be calculated according to the applicable withholding rate as reasonably determined by the Parent.

Regulatory Approvals Required for the Merger and Other Regulatory Filings

The Company, Parent and Merger Sub have each agreed to use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate the Transactions, including the Merger, as soon as practicable after the date of the Merger Agreement. These reasonable best efforts include supplying any information that may be required or reasonably requested and agreeing to certain divestitures, hold separates and other conduct remedies (provided that NVIDIA will not be required to take any actions (i) which would reasonably be anticipated to have a material adverse impact on the business of the Company and its subsidiaries taken as a whole following the Merger, (ii) with respect to the Company’s core technology or (iii) with respect to the assets, properties or business of NVIDIA, other than certain remedies set forth in Schedule 6.2(g) of the Company Disclosure Letter to the Merger Agreement).

The following is a summary of the material regulatory approvals required for completion of the Transactions. There can be no assurance, however, if and when any of the approvals required to be obtained for the Transactions will be obtained or as to the conditions or limitations that such approvals may contain or impose.

The Company and Parent each have agreed to use its reasonable best efforts to:

(i)	cause the expiration or termination of the applicable waiting period under the HSR Act;

(ii)

obtain the approval or clearance by the relevant governmental authorities in the PRC, Germany, the Czech Republic, Hungary and Mexico, or, as applicable, the expiration of the mandatory waiting period;

(iii)

take all reasonable action and do all things necessary, proper or advisable to obtain the Investment Center Approval as promptly as reasonably practicable (however, such approval is not a condition to the consummation of the Transactions); and

(iv)	obtain the approval of any governmental authority in any other jurisdiction other than that of the United States which has review, approval or regulatory authority over the acquisition of the Company.

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder, certain transactions exceeding the applicable thresholds require notification to the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”) and expiration or termination of the applicable waiting period before the transaction can be consummated, unless an exemption applies. Parent has determined that notification of the Merger to the FTC and DOJ under the HSR Act is required because the Merger exceeds the applicable thresholds and no exemption applies.

At any time before or after consummation of the Merger, even in the event of termination of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary under the applicable statutes, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, even in the event of termination of the waiting period under the HSR Act, any state could take such action under the antitrust laws as it deems necessary. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or terminate existing relationships and contractual rights. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

Other Foreign Competition Laws

The completion of the Merger is also subject to certain filing requirements under the competition laws of (i) the PRC, (ii) Germany, (iii) the Czech Republic, (iv) Hungary and (v) Mexico. The Company, Parent and Merger Sub must also observe, as applicable, mandatory waiting periods and/or obtain the necessary approvals, clearances or consents in these foreign jurisdictions before completing the Merger.

People’s Republic of China. The Merger Agreement provides that in relation to the PRC, the Merger is conditioned on the receipt of approval from State Administration for Market Regulation (“SAMR”) pursuant to the Anti-Monopoly Law of the PRC enacted on August 1, 2008.

Germany. The Merger is also conditioned on the receipt of approval from the German Federal Cartel Office (“FCO”) or the expiry of the applicable waiting period, in each case pursuant to the German Act against Restraints of Competition (“ARC”).

Czech Republic. The Merger is also conditioned on the receipt of approval from the Czech Republic Office for the Protection of Competition (“OPC”) or the expiry of the applicable waiting period, in each case pursuant to the Czech Republic Act on the Protection of Competition of 2001.

Hungary. The Merger is also conditioned on the receipt of approval from the Hungarian Competition Authority (“GVH”) or the expiry of the applicable waiting period, in each case pursuant to Act No. LVII on the Prohibition of Unfair and Restrictive Market Practices of 1996.

Mexico. The Merger is also conditioned on the receipt of approval from the Mexican competition authority (“COFECE”) pursuant to the Federal Law on Economic Competition of 23 May 2014, and its Administrative Provisions, both as amended.

Israeli Investment Center Approval

The change in the composition of our shareholders in connection with the Merger requires the approval of the Investment Center of the Ministry of Economy and Industry of the State of Israel, established under the Law for the Encouragement of Capital Investment, 5719-1959, as amended in order to preserve certain tax benefits granted to us under the Encouragement Law. This law provides that capital investments in eligible facilities may be designated upon application as an “Approved Enterprise” or “Beneficiary Enterprise.” Each certificate of approval relates to a specific investment program delineated both by its financial scope, including sources of funds, and by the physical characteristics of the facility or other assets. The benefits and obligations that apply to the enterprise are set out in the regulations promulgated under law and the specific approval with regard to each enterprise. The benefits include tax benefits and tax holidays.

The Company has agreed under the Merger Agreement to prepare and file, as soon as practicable and no later than 15 business days after the date of the Merger Agreement, an application to obtain the Investment Center Approval with respect to the change in ownership of the Company to be effected by the Merger. That application was filed on March 31, 2019 and approved in principle on                 , 2019. The parties have agreed to coordinate all activities, and to cooperate with each other, with respect to the preparation and filing of the application for such approval and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Investment Center Approval. Receipt from the Investment Center of that approval is not a condition to the closing of the Merger under the Merger Agreement.

Israeli Innovation Authority

Due to the funding the Company received from the Israeli Innovation Authority (“IIA”) (formerly, the Office of the Chief Scientist of the Ministry of Economy and Industry), pursuant to the provisions of the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law 1984 (the “Innovation Law”) the Company has to file a notice to the IIA, to inform the IIA of the change of ownership of the Company to be effected by the Merger. In addition, Parent has to provide a signed undertaking towards the IIA in a standard form required by the IIA in which Parent agrees to be bound by and to comply with the provisions of the Innovation Law. The Company will file the notice to the IIA on after the extraordinary general meeting and prior to the closing date of the Merger.

Israeli Companies’ Registrar

Each of the Company and Merger Sub is required to file with the Companies Registrar a merger proposal setting forth specified details with respect to the Merger within three days of convening an extraordinary general meeting to approve the Merger. Both Merger Sub and the Company filed the required merger proposals with the Israeli Companies Registrar on     , 2019.

After the shareholders’ vote, each of the Company and Merger Sub must file a notice with the Companies Registrar regarding the approval of the Merger by the Company shareholders no later than three days after the date on which such approval is received.

Assuming that the shareholders of the Company approve the Merger Proposal (and all the other conditions set forth in the Merger Agreement have been satisfied) and that all of the statutory procedures and requirements have been complied with, and so long as least 30 days have elapsed after the approval of the Merger by the Company shareholders and at least 50 days have passed from the date of the filing of the merger proposals with the Companies Registrar, the Merger will become effective upon the issuance of a certificate of merger following a request by the Company and Merger Sub, and upon request the Companies Registrar will be required to register the Merger in the Companies’ register.

Israeli Tax Rulings

Parent and the Company have agreed to request certain rulings from the ITA (as defined in the Merger Agreement). See “—Material Israeli Tax Consequences.”

Notice to Creditors

Pursuant to the ICL, a notification of the Merger must be sent to the secured creditors of each merging company within three days after the applicable merging company’s merger proposal was filed with the Companies Registrar and, within four business days of such filing, known substantial creditors must be informed individually by registered mail of such filing and where the merger proposal can be reviewed. Non-secured creditors must be informed of the merger by publication in two daily newspapers in Israel on the day that the applicable merger proposal is submitted to the Companies Registrar and, with respect to the Company, in one daily newspaper in New York within three business days of the date that the Company’s merger proposal is filed with the Companies Registrar. Both merging companies will notify their respective creditors of the merger in accordance with these requirements, to the extent applicable. Both merging companies will notify the Israeli Companies’ Registrar of the notices given to their respective creditors.

Notice to Employees

In addition, pursuant to the ICL, because we employ more than 50 employees, we must provide to the workers’ union a copy of the publication placed in the newspapers or post a copy of the publication placed in the newspapers in a prominent location in the workplace within three business days after the merger proposal was filed with the Companies Registrar. We have satisfied such requirement by posting a copy of the publication in a prominent location in our office.

Other Regulatory Approvals

One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents to the consummation of the Merger. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by shareholders and the completion of the Merger.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement. Capitalized terms used in this section but not defined in this proxy statement have the meaning ascribed to them in the Merger Agreement.

The representations, warranties, covenants and agreements described below and included in the Merger Agreement (1) were made only for purposes of the Merger Agreement and as of specific dates; (2) were made solely for the benefit of the parties to the Merger Agreement; and (3) may be subject to important qualifications, limitations and supplemental information agreed to by the parties in connection with negotiating the terms of the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to reports and documents filed with the SEC and in some cases were qualified by confidential matters disclosed to Parent, Merger Sub and NVIDIA by the Company in connection with the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating contractual risk between the Company, Parent, Merger Sub and NVIDIA rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Shareholders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or NVIDIA or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of the Company, Parent, Merger Sub and NVIDIA because the parties may take certain actions that are either expressly permitted in the confidential Company Disclosure Letter to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the Company, Parent, Merger Sub, NVIDIA or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding the Company and our business, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated herein by reference.

Effects of the Merger; Directors and Officers; Articles of Association

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the provisions of the ICL, at the Effective Time, (1) Merger Sub will be merged with and into the Company, with the Company becoming a wholly-owned subsidiary of Parent; and (2) the separate corporate existence of Merger Sub will thereupon cease. From and after the Effective Time, the Surviving Company will possess all properties, rights, privileges, powers and franchises of the Company and Merger Sub, and all of the debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Company.

The parties will take all necessary action to ensure that, effective as of, and immediately following, the Effective Time, the directors and officers of the Surviving Company will consist of the individuals designated by Parent prior to the Effective Time, to hold office in accordance with the articles of association of the Surviving Company until their successors are duly elected, designated or qualified, or until their earlier death, resignation or removal.

At the Effective Time, the articles of association of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of association of the Surviving Company, until such articles of association are thereafter amended.

Closing and Effective Time

The Closing Date will be the third business day following the satisfaction or, to the extent permitted, waiver of all conditions to closing of the Merger (described below under the caption “The Merger Agreement—Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the closing of the Merger, but subject to satisfaction or waiver, to the extent permitted, of those conditions) or such other time agreed to in writing by the Company and Parent.

As soon as practicable after the determination of the date on which the Closing is to take place, each of the Company and Merger Sub will deliver to the Companies Registrar a notice of the contemplated Merger and the proposed date on which the Companies Registrar is requested to issue a Certificate of Merger after notice that the Closing has occurred is served to the Companies Registrar, which the parties shall deliver promptly following the Closing. The Merger will become effective upon the issuance by the Companies Registrar of the Certificate of Merger in accordance with Section 323(5) of the ICL.

Merger Consideration

At the Effective Time, each Company Share issued and outstanding immediately prior to the Effective Time (other than Company Shares to remain outstanding in accordance with the Merger Agreement) shall be deemed to have been transferred to Parent in exchange for the right to receive the merger consideration (which is $125.00 per share in cash, without interest and less any applicable withholding taxes, if applicable). From and after the Effective Time, (a) except as provided for in the Merger Agreement, the holders of all Company Shares issued and outstanding immediately prior to the Effective Time (including all uncertificated shares of Company Shares represented by book-entry form and each certificate that, immediately prior to the Effective Time, represented any such Company Shares) will cease to have any rights except the right to receive the merger consideration applicable to such Company Shares and (b) the share transfer books of the Company will be closed with respect to all Company Shares outstanding and no further transfer of any such Company Shares will be made on such share transfer books after the Effective Time.

Treatment of Company Equity Awards

Company Options

At the Effective Time, each Company Option, whether or not vested, that is outstanding and unexercised immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash amount equal to the product of the number of Company Shares subject to such Company Option, and the excess, if any, of $125.00 over the applicable per share exercise price of such Company Option.

Cashed-Out Company RSUs

At the Effective Time, each restricted share unit award granted by the Company (each, a “Company RSU”) that is outstanding immediately prior to the Effective Time and either (i) has fully vested as of immediately prior to the Effective Time in accordance with its terms as in effect on the date of the Merger Agreement, but has not been settled in Company Shares prior to the Effective Time or (ii) is held by a member of the Board that is not an employee of the Company or a Company subsidiary (whether vested or unvested) (each, a “Cashed-Out Company RSU”) will be cancelled and converted into the right of the holder to receive from the Surviving Company immediately following the Effective Time an amount in cash equal to the product of (x) the number of Company Shares subject to such Company RSU and (y) $125.00.

Assumed Company RSU

At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time and is not a Cashed-Out Company RSU will be assumed by NVIDIA and converted automatically into a restricted stock unit covering shares of NVIDIA common stock (each, an “Assumed RSU”) having substantially the same terms and conditions as the Company RSU, including the applicable vesting schedule and payment timing as in effect on the date of the Merger Agreement, except that each such Assumed RSU will entitle the holder, upon settlement, to that number of whole common shares of Parent equal to the product of (i) the number of Company Shares that were issuable with regard to such Company RSU immediately prior to the Effective Time multiplied by (ii) a fraction (such ratio, the “Exchange Ratio”), the numerator of which is $125.00 and the denominator of which is the volume weighted average price for a common share of NVIDIA on Nasdaq, calculated to four decimal places and determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours, for the ten (10) consecutive trading days ending on the third complete trading day prior to (and excluding) the Closing Date, as reported by Bloomberg, L.P., and rounding such product down to the nearest whole number of common shares of NVIDIA.

Assumed Company PSUs

At the Effective Time, the level at which the performance goals are satisfied with respect to each performance share unit award granted by the Company (each, a “Company PSU”) that is outstanding immediately prior to the Effective Time shall be determined by the compensation committee of the Board and approved by the Board in accordance with its terms, which number will equal the greater of (i) the target number of Company PSUs set forth in the applicable Company PSU grant notice and (ii) such number determined based on the Company’s actual achievement of the applicable performance goals as of the Closing Date (determined in accordance with the applicable Company PSU award agreement) and as reasonably agreed to by Parent (such final amount, the “Performance Satisfied PSUs”). The resulting Performance Satisfied PSUs will be assumed by NVIDIA and converted automatically at the Effective Time into a restricted stock unit award covering shares of NVIDIA common stock having substantially the same terms and conditions as the Company PSU, other than the performance goals, including the applicable time-based vesting schedule as in effect on the date of the Merger Agreement, but entitling the holder, upon settlement, to a number of shares of NVIDIA common stock equal to the product of (x) the number of Company Shares that were issuable with respect to the Performance Satisfied PSUs multiplied by (y) the Exchange Ratio.

Treatment of Purchase Rights under the Employee Share Purchase Plan

With respect to the Company’s Employee Share Purchase Plan (the “Company ESPP”), on a date determined by the Board that is no later than three business days prior to the Effective Time, the outstanding “Offering Period” (as defined in the Company ESPP) that is in progress on such date will terminate and be the final Offering Period under the Company ESPP. The accumulated payroll deductions of each participant under the Company ESPP will be used to purchase Company Shares on the Final Purchase Date. The Company ESPP shall terminate as of immediately prior to the Effective Time. Any Company Shares acquired under the Company ESPP prior to or on the Final Purchase Date will be treated as outstanding Company Shares for purposes of the Merger.

Exchange and Payment Procedures

On or prior to the Effective Time, Parent or Merger Sub will (i) designate a bank or trust company reasonably acceptable to the Company, which we refer to as the “Exchange Agent,” to make payments of the merger consideration to shareholders (other than consideration to be paid with respect to Section 102 Shares, which payment will be substantially concurrently transferred directly to the 102 Trustee and (ii) to the extent necessary in connection with the Withholding Tax Ruling, an information agent reasonably acceptable to the Company (the “Information Agent”) to assist in obtaining any requisite residency certificate and/or other declaration for tax purposes. At the Closing, Parent or Merger Sub will initiate, or cause to be initiated, a wire transfer to deposit with the Exchange Agent cash in immediately available funds in an amount sufficient to pay the aggregate amount of merger consideration to shareholders (other than consideration to be paid with respect to Section 102 Shares) (the “Exchange Fund”), for the sole benefit of the holders of Company Shares (other than the holders of Section 102 Shares). At the Closing, Parent or Merger Sub will initiate, or cause to be initiated, a wire transfer to deposit the aggregate merger consideration payable with respect to the Section 102 Shares to the 102 Trustee, on behalf of holders of Section 102 Shares. In any event, such funds will be deposited with the Exchange Agent and the 102 Trustee within two business days after the Effective Time.

As soon as reasonably practicable after the Effective Time, the Exchange Agent will mail to each holder of record of a share certificate or book-entry share and whose Company Shares were exchanged into the right to receive the merger consideration (i) a letter of transmittal, (ii) instructions advising shareholders how to surrender share certificates and book-entry shares in exchange for their portion of the aggregate amount of merger consideration and (iii) a declaration or Valid Tax Certificate, or such other forms as are required under applicable tax laws, in which the beneficial owner of a Company Share provides certain information necessary for Parent or the Exchange Agent or Information Agent, as applicable, to determine whether any amounts need to be withheld from the consideration payable to such beneficial owner under the Ordinance. Upon receipt of (1) surrendered certificates (or affidavits of loss in lieu thereof) or book-entry shares representing the Company Shares, as applicable, (2) a signed letter of transmittal and such other documents as may be required pursuant to such instructions and (3) a completed and executed declaration for tax withholding purposes or a Valid Tax Certificate (or such other forms as are required under any applicable tax law), the holder of such shares will be entitled to receive the merger consideration in exchange therefor. The amount of any merger consideration paid to the Company’s shareholders may be reduced by any applicable withholding taxes.

Unless otherwise determined in the Withholding Tax Ruling, if any cash deposited with the Exchange Agent is not claimed within 12 months following the Effective Time, such cash will be returned to the Surviving Company and Parent, upon demand, and any holders of Company Shares who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to the Surviving Company and Parent as general creditor for payment of the merger consideration.

The letter of transmittal will include instructions if a shareholder has lost a share certificate or if such certificate has been stolen or destroyed. In the event any certificates have been lost, stolen or destroyed, then before such shareholder will be entitled to receive the merger consideration, such shareholder will have to provide an affidavit of the loss, theft or destruction, and if required by Parent or the Exchange Agent, deliver a bond in such amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against Parent, Merger Sub, or the Exchange Agent with respect to such certificate.

Representations and Warranties

The Merger Agreement contains representations and warranties of the Company, Parent, Merger Sub and NVIDIA.

Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence (each an “Effect,” and collectively, “Effects”) that, individually or in the aggregate, is, or would reasonably be expected to be, materially adverse to the business, assets, properties, financial condition or results of operations of the Company and the Company subsidiaries, taken as a whole; provided, however, that no Effects relating to the following will be deemed, either alone or in combination, to be or constitute a “Company Material Adverse Effect” or be taken into account when determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur:

(i)	changes in the industry in which the Company and the Company subsidiaries operate;

(ii)	general economic conditions;

(iii)	changes in securities markets, credit markets, currency markets or other financial markets;

(iv)	political conditions or changes in such conditions or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism);

(v)	earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events;

(vi)	changes in Law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof);

(vii)

directly arising from the announcement (whether or not authorized by the parties, including any pre-signing reports in the press or otherwise, reporting on a potential transaction among the parties or otherwise relating to the acquisition of the Company) or pendency of the Merger Agreement or the Transactions, including the identity of, or Effects relating to, Parent or any of its affiliates or any communication by Parent or any of its affiliates regarding plans, proposals or projections with respect to the Company, the Company subsidiaries or their employees (including any impact on the relationship of the Company or any the Company subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, licensors, licensees, lenders, employees or partners), provided that such exceptions will not apply with respect to any representation or warranty set forth in Section 3.5 of the Merger Agreement that by its terms addresses the consequences of the announcement or pendency of the Merger Agreement or the Transactions contemplated thereunder;

(viii)

changes in the Company’s share price or the trading volume (including suspension of trading) of the Company’s share, or any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition);

(ix)	any breach, violation or non-performance of any provision of the Merger Agreement by Parent;

(x)

actions or omissions required of the Company under the Merger Agreement (other than the Company’s obligations to operate is business in the ordinary course) or taken or not taken at the request of, or with the consent of, Parent or any of its affiliates; and

(xi)	any claims or Actions arising from allegations of breach of fiduciary duty or violation of Law relating to the Merger Agreement or the Transactions.

Notwithstanding the foregoing, to the extent the Effects described in any of the first six items described in the above bullet points disproportionately affect the Company and the Company subsidiaries, taken as a whole, in any material respect relative to other companies of comparable size in the same industries and geographies in which the Company and the Company subsidiaries operate, the incremental disproportionate impact will be taken into account in determining whether there has been a Company Material Adverse Effect.

In addition, “Company Material Adverse Effect” includes any Effects that, individually or in the aggregate would prevent or materially impair the Company from consummating the Merger or performing any of its material obligations under the Merger Agreement.

In the Merger Agreement, the Company has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing (to the extent applicable) and authority and qualification to conduct business with respect to the Company and its subsidiaries;

•	the Company’s corporate power and authority to enter into and perform the Merger Agreement, and the enforceability of the Merger Agreement;

•

the absence of any conflict, violation or material alteration of any organizational documents, existing contracts, applicable laws to the Company or its subsidiaries or the resulting creation of any lien upon the Company’s assets due to the performance of the Merger Agreement;

•	the capital structure of the Company and its subsidiaries;

•

the absence of any contract relating to the voting of any of the Company’s or its subsidiaries’ securities and of any contractual obligations of the Company and its subsidiaries to acquire any of the Company’s or its subsidiaries’ securities;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement and performance thereof;

•	the Company’s and its subsidiaries’ compliance with laws and possession of necessary permits;

•	compliance with the anti-bribery laws;

•	the accuracy and required filings of the Company’s and its subsidiaries’ SEC filings and financial statements;

•	the Company’s internal accounting controls and procedures;

•	the Company’s disclosure controls and procedures;

•

the conduct of the business of the Company and its subsidiaries in the ordinary course consistent with past practice and the absence of a Company Material Adverse Effect, in each case since December 31, 2018;

•	the absence of litigation;

•	employee benefit plans;

•	labor and employment matters;

•	the accuracy of information to be provided in the proxy statement;

•	tangible assets of the Company and its subsidiaries and the absence of certain liens thereon;

•	real property owned or leased by the Company and its subsidiaries;

•	trademarks, patents, copyrights and other intellectual property matters;

•	tax matters;

•	environmental matters;

•	the existence and enforceability of specified categories of the Company’s and its subsidiaries’ material contracts and the violation or breach of or default thereunder;

•	compliance with Nasdaq listing criteria and the absence of listing on any stock exchange other than Nasdaq;

•	insurance matters;

•	payment of fees to brokers in connection with the Merger Agreement;

•	the inapplicability of anti-takeover statutes to the Merger;

•	absence of any transactions, relations or understandings between the Company or any of its subsidiaries and any affiliate or related person;

•	the necessary vote of shareholders in connection with the Merger Agreement; and

•	the rendering of J.P. Morgan’s and Credit Suisse’s fairness opinions to the Board.

Each of Parent and Merger Sub has made customary representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	due organization, good standing and authority and qualification to conduct business with respect to Parent and Merger Sub;

•	Parent’s and Merger Sub’s corporate authority to enter into and perform the Merger Agreement and the enforceability of the Merger Agreement;

•	the absence of any conflict, violation or material alteration of any organizational documents, or applicable laws due to the performance of the Merger Agreement;

•	required consents and regulatory filings in connection with the Merger Agreement;

•	the absence of litigation;

•	accuracy of information supplied by Parent and Merger Sub for inclusion in this proxy statement;

•	ownership of the Company’s share capital by Parent and Merger Sub;

•	matters with respect to Parent’s and Merger Sub’s sufficiency of funds;

•	payment of fees to brokers in connection with the Merger Agreement; and

•	the operations of Merger Sub.

Some of the representations and warranties in the Merger Agreement made by Parent and Merger Sub are qualified as to “materiality” or “Parent Material Adverse Effect.” For purposes of the Merger Agreement, “Parent Material Adverse Effect” means any Effect on NVIDIA, Parent or any of their subsidiaries that, individually or in the aggregate, (i) materially impairs the ability of NVIDIA, Parent or Merger Sub to perform its obligations under the Merger Agreement or (ii) would prevent Parent or Merger Sub from consummating the Merger.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.

Conduct of Business Pending the Merger

The Merger Agreement provides that during the period of time between March 10, 2019 (which is the date of the signing of the Merger Agreement) and the earlier to occur of the termination of the Merger Agreement or the Effective Time, except as (1) as set forth in the confidential Company Disclosure Letter to the Merger Agreement; (2) expressly contemplated under the Merger Agreement or required by law or order; or (3) consented to in writing by Parent (which consent will not be unreasonably withheld, conditioned or delayed), the Company:

(a)

will, and will cause each of its subsidiaries to, subject to the restrictions and exceptions in the Merger Agreement, conduct its business, in all material respects, in the ordinary course of business in a manner consistent with past practice, including, to the extent consistent therewith, using commercially reasonable efforts to preserve intact its and their present business organizations and to preserve its and their present relationships with customers, suppliers and other Persons with whom it and they have material business relations;

(b)	will not, and will not permit any of its subsidiaries to, among other things (subject to certain exceptions set forth in the Merger Agreement and Company Disclosure Letter to the Merger Agreement):

•

declare, accrue or pay any dividends on its outstanding shares, except dividends and distributions by a wholly owned subsidiary of the Company to the Company or another wholly owned subsidiary of the Company;

•

split, combine, reduce or reclassify any of its share capital except for any such transaction by a wholly owned subsidiary of the Company that remains a wholly owned subsidiary of the Company after such transaction;

•

except as required by any Company Plan in effect on the date of the Merger Agreement and set forth in the Company Disclosure Letter to the Merger Agreement: (i) grant, provide, amend or increase any retention or change in control payments to any employee or consultant; (ii) grant, provide, amend or increase any severance payments or benefits to any employee or consultant, except, with respect to employees, severance pursuant to the Company’s generally applicable severance policies or practices as in effect on the date of the Merger Agreement and set forth in

Section 3.10(a) of the Company Disclosure Letter to the Merger Agreement; (iii) grant, provide, amend or increase the cash or equity compensation payable or to become payable to any of its current or former employees or individual independent contractors; (iv) accelerate the vesting or payment date of any equity awards of the Company or accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable under a Company Plan; (v) hire or retain any person for employment or to be a consultant at the level of vice president or above other than to fill a position of vice president or higher that becomes vacant after March 10, 2019; (vi) establish, adopt, enter into, amend or terminate collective bargaining agreement or any other labor-related agreement with any labor union, labor organization or works council; or (vii) establish, adopt, enter into, amend or terminate any Company Plan (or any arrangement that would be a Company Plan if in effect on the date hereof), other than ordinary course annual renewals of or modifications to Company Plans that are health or welfare plans consistent with past practice;

•

make any material change in its financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by law, GAAP or SEC policy;

•

acquire, directly or indirectly (including by merger, consolidation, or acquisition of shares or assets or any other business combination), (i) any corporation, partnership other business organization or any division thereof, or (ii) any investment in any other person in an amount excess of $10,000,000 individually or $25,000,000 in the aggregate, including by purchase of capital stock or securities, contributions to capital or property transfer (other than between the Company and any of the Company’s subsidiaries or between any of the Company’s subsidiaries);

•	amend the Company’s or any of the Company’s subsidiaries governing documents;

•

adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization, restructuring or other reorganization of the Company or any of the Company’s subsidiaries or alter through merger, liquidation, reorganization or restructuring the corporate structure of the Company and the Company’s subsidiaries;

•

issue, deliver, grant, sell, pledge, dispose of or encumber, or subject to any Lien, other than Permitted Liens (each, as defined in the Merger Agreement), any shares or voting securities of the Company or any of its subsidiaries or any securities convertible into or exchangeable for any such shares or voting securities, or any rights, warrants or options to acquire any such shares or voting securities or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units;

•	acquire any shares in its capital or any rights, warrants or options to acquire any such shares in its capital;

•

redeem, repurchase, prepay (other than prepayments of revolving loans), defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respects the terms of any Indebtedness (as defined in the Merger Agreement) for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities, except for (i) any Indebtedness among the Company and the Company’s subsidiaries or between the Company’s subsidiaries, (ii) guarantees by the Company of the Indebtedness of the Company’s subsidiaries or guarantees by the Company’s subsidiaries of Indebtedness of the Company or a Company subsidiary, (iii) any other Indebtedness in an amount not to exceed $25,000,000 in aggregate principal amount and (iv) any hedging obligations of the Company or a Company subsidiary in the ordinary course of business consistent with past practice;

•	make any loans or advances, other than to wholly-owned subsidiaries and in respect of travel or other business expenses;

•

allow to lapse, encumber, sell, lease, license, transfer, assign, exchange, swap, abandon, pledge or otherwise waive or dispose of, or subject to any Lien, other than Permitted Liens, any of its properties, rights or assets, except for (i) sales of inventory or Company Products (as defined in the Merger Agreement), or dispositions of obsolete or worthless equipment, in the ordinary course of business, (ii) non-exclusive licenses of intellectual property in the ordinary course of business consistent with past practice and (iii) transactions between the Company and its subsidiaries or between Company subsidiaries;

•

release any Core Technology (as defined in the Merger Agreement) that is material to the business of the Company or the Company’s subsidiaries under any open source material license terms or use any open source material in such a way that would require the release of any Core Technology that is material to the business of the Company or the Company’s subsidiaries under any open source material license terms;

•

settle, pay, discharge or satisfy any Actions other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company’s consolidated balance sheet as of December 31, 2018 in an amount that is less than the amount reserved, and that does not involve the grant of equitable relief or otherwise impose any restriction on the Company’s or any of the Company’s subsidiaries’ business, does not relate to any litigation brought by or on behalf of the Company Shareholders in connection with the Merger Agreement and pursuant to which the Company and the Company’s subsidiaries receive a full release of claims;

•	institute any action by the Company or any of the Company’s subsidiaries, other than for collections in the ordinary course of business consistent with past practice;

•

make (except for elections made in the ordinary course of business consistent with past practice) or change any material Tax election; change any Tax accounting period with respect to a material Tax or material method of Tax accounting; file any material amended Tax Return; settle or compromise any audit or proceeding relating to a material Tax or a material amount of Taxes; except in the ordinary course of business consistent with past practice agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes; enter into any “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local, or non-U.S. Law) with respect to any material Tax or surrender any right to claim a material Tax refund; or obtain a Tax pre-ruling other than as expressly contemplated by the Merger Agreement;

•

(i) enter into any Contract that if entered into prior to March 10, 2019 would have been a Company Material Contract described in subsections (iv), (vii), (ix), (xii), (xiii) or (xiv) of Section 3.17(a) of the Merger Agreement, (ii) modify or amend (or take any other action that would require disclosure under the Exchange Act with respect to) to the extent related to, or waive, release or assign any rights or claims under, any Company Material Contract described in subsections (iv), (vii), (ix), (xii), (xiii) or (xiv) of Section 3.17(a) of the Merger Agreement, or other than in the ordinary course of business any other Company Material Contract, (iii) enter into, modify, amend, waive, release or assign any rights or claims under any other Company Material Contract other than in the ordinary course of business consistent with past practice or (iv) enter into any contract that contains a “take or pay” of similar obligation;

•

except for (i) capital expenditures made in accordance with the Company’s annual budget and capital expenditure plan or (ii) other capital expenditures in in the ordinary course of business consistent with past practice not to exceed the Company’s anticipated 2019-2020 capital by $5,000,000 in the aggregate, make any capital expenditures; or

•

call or convene any general or extraordinary meeting of the Company’s shareholders or seek any action or other approval of or from the Company’s shareholders with respect to a Competing Proposal (as defined below).

Competing Proposals

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, and subject to certain exceptions set forth in the Merger Agreement, the Company has agreed not to, and to cause its subsidiaries and its and their respective representatives not to:

(i)

solicit or initiate or knowingly facilitate or encourage any inquiry, proposal or offer that constitutes or would be reasonably expected to lead to a Competing Proposal (as defined below) or engage in any discussions or negotiations with respect thereto;

(ii)

provide any information regarding, cooperate with or provide access to the properties, personnel, books and records of, the Company or any Company subsidiary to any person or “group” (as defined under Section 13(d) of the Exchange Act) in connection with or under circumstances that would reasonably be expected to lead to a Competing Proposal;

(iii)	approve, endorse or publicly recommend, or propose publicly to approve, endorse or recommend, any Competing Proposal;

(iv)

withdraw or change or qualify in a manner adverse to Parent, the Board’s recommendation that the Company’s shareholders approve the Merger, the Merger Agreement and the consummation of the Transactions (the “Company Board Recommendation”) or fail to include the Company Board Recommendation in the proxy statement when disseminated to the shareholders of the Company;

(v)	fail to publicly reaffirm the Company Board Recommendation within five business days after receipt of a written request by Parent following a Competing Proposal becoming publicly known;

(vi)

if a tender offer or exchange offer that constitutes a Competing Proposal is commenced, fail to publicly recommend against acceptance of such tender offer or exchange offer by the Company Shareholders within 10 business days after the commencement thereof;

(vii)

enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other similar Contract or understanding relating to any Competing Proposal (whether binding or nonbinding); or

(viii)

resolve or agree to do any of the foregoing (each of the acts described in (iii), (iv), (v), (vi) or (viii) (to the extent related to clauses (iii), (iv), (v) or (vi) above) shall be referred to as a “Company Change of Recommendation”).

Notwithstanding the restrictions described above, if the Company receives, after March 10, 2019 and prior to the approval of the Merger Agreement by the Company’s shareholders, from any person an unsolicited bona fide written Competing Proposal and the Board determines in good faith after consultation with the Company’s outside legal counsel and financial advisor that such Competing Proposal constitutes a Superior Proposal (as defined below) or would reasonably be likely to lead to a Superior Proposal, the Company may:

•

furnish information (including nonpublic information) to the Person making such Competing Proposal if, and only if, prior to so furnishing such information, the Company receives (or has previously received) from such Person an executed an acceptable confidentiality agreement; and

•	engage in discussions or negotiations with such Person with respect to such Competing Proposal and any changes thereto, including by making counterproposals thereto.

The Company will notify Parent within two business days after the receipt of any Competing Proposal or any inquiry, indication, request or offer that would be reasonably expected to lead to a Competing Proposal, together with the identity of the Person making any such Competing Proposal inquiry, indication, request or offer, and provide Parent with a copy of the Competing Proposal, inquiry, indication, request or offer, together with any material documents and proposed material terms relating to the financing thereof. The Company will keep Parent reasonably informed on a prompt basis of the status of discussions relating to any Competing

Proposal inquiry, indication, request or offer. The Company will also promptly provide written notice to Parent containing copies of correspondence, documents and other written materials sent by or provided to the Company, the Company subsidiaries or any of their Representatives that describes any financial or other material terms or conditions of such Competing Proposal, inquiry, indication, request or offer (together with written summaries of any additional or modified material terms or conditions conveyed orally to or by the Company).

For purposes of the Merger Agreement:

“Competing Proposal” means any offer or proposal made by a Person or group (other than a proposal or offer by Parent or any of its Subsidiaries) at any time that contemplates, through any transaction or series of transactions (i) a merger, consolidation, business combination or similar transaction involving the Company pursuant to which the Company Shareholders immediately prior to such transaction or series of transactions would own less than 80% of any class of equity securities of the entity surviving or resulting from such transaction or series of transactions or (ii) such Person or group otherwise acquiring beneficial ownership (as defined under Section 13(d) of the Exchange Act) of at least 20% of the assets (on a consolidated basis with its Subsidiaries, as measured by fair market value as determined in good faith by the Board) of or equity interest (including Company Securities) in the Company (whether pursuant to a merger, consolidation or other business combination, sale of shares, sale of assets, tender offer or exchange offer or otherwise, including any single or multi-step or series of related transactions), in each case other than the Merger; and

“Superior Proposal” means a bona fide written offer from a third party (on its most recently amended or modified terms, if amended or modified) constituting a Competing Proposal (with references to 20% and 80% being deemed to be replaced with references to 50%), which did not result from a breach of Section 5.2(a) or Section 5.2(b) of the Merger Agreement and which the Board determines in good faith after consultation with the Company’s outside legal and financial advisors to be more favorable to the shareholders of the Company from a financial point of view than the Merger, taking into account such factors as the Board considers in good faith to be appropriate (including the terms and conditions of such offer, the identity of the Person or group making such offer, the existence of any financing conditions, the conditionality of any financing commitments and the likelihood and timing of consummation).

The Board’s Recommendation; Company Board Recommendation Change

As described above, and subject to the provisions described below, the Board has made the recommendation that the holders of Company Shares vote “FOR” the Merger Proposal. The Merger Agreement provides that the Board will not effect a Company Change of Recommendation (as defined above) except as described below.

At any time prior to the approval of the Merger Agreement by the Company’s shareholders, the Board may make a Company Change of Recommendation in response to a Company Intervening Event (as defined below) if:

•

the Board has determined in good faith after consultation with the Company’s outside legal counsel and financial advisor that the failure to make a Company Change of Recommendation would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Board to the Company’s shareholders under Israeli law (though the Board may also consider and act on the basis of the fiduciary duties owed by a board of directors to the shareholders of a company under Delaware law);

•	the Company has provided Parent with a written notice of such determination and that the Board intends to effect a Company Change of Recommendation;

•	the Company has provided Parent with material agreements and documents relating to such Competing Proposal (including the financing thereof); and

•

during the period commencing on the date of Parent’s receipt of such notice and ending at 5:00 p.m. California time on the date that is the fourth business day thereafter the Company has made its Representatives reasonably available for the purpose of engaging in discussions and negotiations with Parent (to the extent Parent desires to negotiate) regarding a possible amendment to the Merger

Agreement and has considered in good faith any proposals made by Parent, and after taking account of Parent’s proposals, if any, the Board again makes the determination described in the first bullet point above.

At any time prior to the approval of the Merger Agreement by the Company’s shareholders, the Board may, in response to its receipt of a bona fide written Competing Proposal, make a Company Change of Recommendation or terminate the Merger Agreement to enter into a definitive written agreement providing for such Competing Proposal if:

•

the Board has determined in good faith after consultation with the Company’s outside legal counsel and financial advisor that (x) such Competing Proposal constitutes a Superior Proposal and (y) the failure to make such Company Change of Recommendation or to terminate the Merger Agreement would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Board under applicable Law;

•

the Company has provided Parent with a written notice of such determination and that the Board intends to effect a Company Change of Recommendation or that the Company intends to terminate the Merger Agreement; and

•

during the four business day period commencing on the date of Parent’s receipt of such notice the Company has made its Representatives reasonably available for the purpose of engaging in discussions and negotiations with Parent and its Representatives (to the extent Parent desired to negotiate) regarding a possible amendment to the Merger Agreement and has considered in good faith any written proposals made by Parent that if accepted by the Company would be binding upon Parent, and after taking account of Parent’s proposals, if any, the Board again makes the determination described in the first bullet point above.

“Company Intervening Event” means a material positive change, effect, development, circumstance, condition, state of facts, event or occurrence (each an “Effect”) on the business, assets, properties, financial condition or results of operations of the Company and the subsidiaries of the Company, taken as a whole, (a) that was not known to the Board and the material consequences of which (based on facts known to members of the Board as of the date of the Merger Agreement) were not reasonably foreseeable as of the date of the Merger Agreement, but become known to the Board prior to the receipt of approval of the Merger by the Company’s shareholders and (b) that does not relate to any Competing Proposal; provided, however, that any Effect related to any of the following shall not constitute a Company Intervening Event: (i) the Effects arising from the announcement (whether or not authorized by the parties, including any pre-signing reports in the press or otherwise, reporting on a potential transaction among the parties or otherwise relating to the acquisition of the Company), pendency or consummation of the Merger Agreement or the Transactions; or (ii) any change in the trading price or trading volume of Company Shares on Nasdaq or any change in the Company’s credit rating.

Employee Benefits

As described in further detail in the Merger Agreement, Parent has agreed that for the period commencing at the Effective Time and ending 12 months following the Effective Time (such period, the “Transition Period”), Parent will, or will cause the Surviving Company or applicable Subsidiary or affiliate of Parent to provide each employee of the Company or its subsidiaries who continues to be employed by Parent, the Surviving Company or any Subsidiary or affiliate of Parent as of the Effective Time, while they remain employed during the Transition Period (called a “Continuing Employee”) with:

•

at least the same level of annual base salary, global compensation for overtime, or hourly wage rate and health, welfare and defined contribution retirement benefits, as the case may be, that was provided to such Continuing Employee immediately prior to the Effective Time;

•	an annual target cash incentive amount that is no less than the annual target cash incentive amount in effect with respect to such Continuing Employee immediately prior to the Effective Time;

•

an annual target equity or comparable incentive opportunity (which may consist of, for example, actual stock options or equity awards, synthetic / phantom equity or other variable cash awards tied to the performance of Parent, the Surviving Company, or particular business unit thereof, or other incentive arrangements) that is no less favorable than the aggregate annual target equity incentive opportunity in effect with respect to such Continuing Employee immediately prior to the Effective Time;

•

the opportunity to participate in applicable health (including health savings and flexible spending accounts), welfare, and defined contribution retirement benefit plans rates of contributions to any provident fund and programs that are no less favorable to those health, welfare and defined contribution retirement benefits provided to such Continuing Employee immediately prior to the Effective Time;

•

rate of accrual, maximum accrual and permitted use of paid vacation time or comparable paid time off under terms that are no less favorable than the terms of the Company’s policies governing such vacation or paid time off as in effect on the date of the Merger Agreement; and

•

severance benefits in accordance with such Continuing Employee’s individual employment, severance, change in control or similar agreement in effect as of immediately prior to the Effective Time or in accordance with the applicable severance plan or policy or practice of the Company as in effect immediately prior to the Effective Time and in accordance with applicable law.

Effective as of the Effective Time, Parent will, or will use commercially reasonable efforts to cause the Surviving Company to, provide that periods of service with the Company or the Company subsidiaries will be credited for all purposes under all employee benefit plans maintained by Parent or an affiliate of Parent (including the Surviving Company) for the benefit of the Continuing Employees, including vacation or other paid-time-off plans or arrangements, 401(k) or other retirement plans and any severance or health or welfare plans or benefits (other than any equity compensation plans and for purposes of determining any accrued benefit under any defined benefit pension plan or as would result in a duplication of benefits for the same period of service).

In addition, effective as of the Effective Time, Parent will use commercially reasonable efforts to provide or cause the Surviving Company to, with respect to Continuing Employees who reside in the United States: (1) ensure that no eligibility waiting periods, actively-at-work requirements or pre-existing condition limitations or exclusions shall apply with respect to such Continuing Employees under the applicable health, welfare and defined contribution retirement benefits plan of Parent or any affiliate of Parent (except to the extent applicable under Company Plans immediately prior to the Effective Time); (2) waive any and all evidence of insurability requirements with respect to such Continuing Employees to the extent such evidence of insurability requirements were not applicable to the Continuing Employees under the Company Plans immediately prior to the Effective Time; (3) credit each such Continuing Employee with all deductible payments, out-of-pocket or other co-payments paid by such employee under the Company Plans prior to the Closing Date during the plan year in which the Closing occurs for the purpose of determining the extent to which any such employee has satisfied his or her deductible and whether he or she has reached the out-of- pocket maximum under any health benefit plan of Parent or an affiliate of Parent for such plan year; and (4) as applicable, credit each such Continuing Employee with his or her contribution balances, if any, under the health savings accounts, flexible spending accounts and dependent care spending accounts administered under Company Plans which contributions are made during the Company Plan year in which the Closing occurs.

The Merger Agreement does not confer upon any Continuing Employee any right to continue in the employ or service of Parent, the Surviving Company or any affiliate of Parent, or interfere with or restrict in any way the rights of Parent and the Surviving Company, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, subject to the terms of applicable Law.

Efforts to Close the Merger

Under the Merger Agreement, each of the Company, NVIDIA, Parent and Merger Sub has agreed to use its reasonable best efforts to obtain all required governmental and regulatory consents and approvals; provided, however, that, other than certain stipulated actions, neither NVIDIA nor any of its subsidiaries is required to make any divestiture or accept any behavioral remedy (a) that would reasonably be anticipated to have a material adverse impact on the business of the Company and its subsidiaries taken as a whole following the Merger, (b) with respect to the Company’s technology that is core to the benefits that NVIDIA expects to receive from the Merger, including InfiniBand and RDMA technology, or (c) with respect to the assets, properties or business of Parent or its subsidiaries, other than certain remedies set forth in the Company Disclosure Letter to the Merger Agreement.

Indemnification and Insurance

From and after the Effective Time, the Surviving Company will (and Parent will cause the Surviving Company to) indemnify and hold harmless (a) all of the Company’s and the Company subsidiaries’ past and present directors and officers and (b) each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of the Company or any Company subsidiary (collectively, together with such persons’ heirs, executors, administrators and assigns the “Covered Persons”) (i) against any costs and expenses, judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened action or investigation, whether civil, criminal, administrative or investigative, arising out of acts or omissions occurring at or prior to the Effective Time and (ii) for acts or omissions occurring in connection with the process resulting in and the approval of the Merger Agreement and the consummation of the Transactions.

In addition, from and after the Effective Time, the Company, Parent, and the Surviving Company will advance expenses (including reasonable legal fees and expenses) incurred in the defense of any action or investigation with respect to the matters subject to indemnification described in the immediately preceding sentence in accordance with the procedures (if any) set forth (a) in the Company’s or any of its subsidiary’s articles of association (or, to the extent applicable, other organizational or governance documents) and (b) in indemnification agreements, if any, in existence on the date of the Merger Agreement.

For not less than seven years from and after the Effective Time, the articles of association of the Surviving Company and the equivalent organizational documents of each Company subsidiary will contain provisions no less favorable with respect to exculpation, indemnification of and advancement of expenses to Covered Persons for periods at or prior to the Effective Time than are currently set forth in the Company’s articles of association and the equivalent organizational documents of each Company subsidiary. If any action or investigation (whether arising before, at or after the Effective Time) is made against any Covered Person with respect to matters subject to indemnification under the Merger Agreement on or prior to the seventh anniversary of the Effective Time, the obligations described above will continue in effect until the final disposition of such action or investigation. Following the Effective Time, the indemnification agreements, if any, in existence on the date of the Merger Agreement with any of the directors, officers or employees of the Company or any of its subsidiaries will be assumed by the Surviving Company, and will continue in full force and effect in accordance with their terms.

The Merger Agreement also provides that for not less than seven years from and after the Effective Time, the Surviving Company will, and Parent will cause the Surviving Company to, maintain for the benefit of the Covered Persons, an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than our and our subsidiaries’ existing policies relating to errors and omissions of directors and officers or, if substantially equivalent insurance coverage is unavailable, the best available coverage, provided that the Surviving Company shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid prior to the date of the Merger Agreement, but in such case shall purchase as much coverage as is available for such amount.

Under the Merger Agreement, prior to the Effective Time, the Company may purchase prepaid “tail” policies which provide the Covered Persons with coverage for an aggregate period of at least seven years from and after the Effective Time with respect to claims arising from facts or events that occurred on or before the

Effective Time, including the Transactions. If the Company obtains these prepaid policies, the Surviving Company will maintain such policies in full force and effect and will continue to honor the obligations thereunder.

Other Covenants

Extraordinary General Meeting of Shareholders

The Company agreed (in accordance with applicable law and the Company’s organizational documents) to establish, as promptly as reasonably practicable after the date of the Merger Agreement, a record date for, duly call, publish the notice of and schedule an extraordinary general meeting of the Company’s shareholders (the “Notice Date”) for the purpose of voting upon the approval of the Merger Agreement. Within five business days after this proxy statement is approved (or is deemed to have been approved) by the SEC for dissemination to the Company’s shareholders, the Company will mail the proxy statement to the Company’s shareholders and, subject to any postponement and adjournment provided in the Merger Agreement, the extraordinary general meeting will be held no earlier than 35 days, and not later than 45 days, after the Notice Date. Notwithstanding the foregoing, the Company shall not adjourn, postpone or delay the extraordinary general meeting without the prior consent of Parent, except that it may do so if and to the extent that: (i) there are holders of an insufficient number of Company Shares present or represented by a proxy at the extraordinary general meeting to constitute a quorum; (ii) the Company has not received proxies representing a sufficient number of Company Shares to obtain the Company’s shareholder approval; (iii) such adjournment, postponement, delay or cancellation is required by applicable Law or a request from the SEC or its staff; or (iv) in the good faith judgment of the Board (after consultation with its outside legal advisors), the failure to adjourn, postpone or delay the extraordinary general meeting would be reasonably likely to not allow sufficient time under applicable Laws for the distribution of any required or appropriate supplement or amendment to the proxy statement; provided, however, that without the prior written consent of Parent, (1) no single such adjournment or postponement shall be for more than five business days and (2) in no event may the extraordinary general meeting be postponed to later than the date that is 15 business days after the date for which the extraordinary general meeting was originally scheduled.

The Company and Merger Sub have agreed that they will, as promptly as practicable after March 10, 2019, cause a merger proposal (in the Hebrew language) to be executed in accordance with Section 316 of the ICL and delivered to the Companies Registrar within three days from the calling of the extraordinary general meeting. The Company and Merger Sub have further agreed to provide and/or publish notices to their secured creditors, if any, no later than three days after the date on which the Merger Proposal is delivered to the Companies Registrar in accordance with Section 318 of the ICL and to timely inform the Companies Registrar that, in accordance with Section 317(b) of the ICL, such notices were given to their respective creditors.

Shareholder Litigation

The Company agreed (i) to give Parent the opportunity to participate in the Company’s defense or settlement of any shareholder litigation against the Company and/or its directors or executive officers relating to the Merger Agreement and/or the Transactions; and (ii) not to settle any litigation commenced after the date of the Merger Agreement against the Company or its directors, executive officers or similar persons by any shareholder of the Company relating to the Merger Agreement and/or the Transactions without the prior written consent of Parent.

Manufacturing Facility

Parent agreed that until December 31, 2022, the manufacturing facilities of the Company currently located in the State of Israel will continue to be located in the State of Israel with, subject to any adjustments necessary, substantially similar scope of operations as immediately prior to the Effective Time and as contemplated by the Company’s capacity expansion plan. Parent also agreed that the aggregate number of employees or contractors employed or engaged by the Surviving Company and the Company subsidiaries at such manufacturing facility shall, at all times, remain sufficient for the operations conducted at such manufacturing facility.

Obligations to Seek Tax Rulings

The Company agreed to instruct its Israeli counsel, advisors, and/or accountants, as soon as practicable after the date of the Merger Agreement, to prepare and file with the ITA an application for the Options Ruling. The Company agreed to include in the request for the Options Ruling a request to confirm that (i) the cancellation and exchange of the Section 102 Awards and conversion of the Section 102 Shares shall not be regarded as a violation of the “requisite holding period” (as such term is defined in Section 102 of the Ordinance) so long as the respective Option Consideration, payment in respect of Cashed-Out Company RSUs and the merger consideration are deposited with the 102 Trustee until the end of the respective holding period; (ii) the deposit of the respective Option Consideration, payment in respect of Cashed-Out Company RSUs and the merger consideration with the Exchange Agent and the 102 Trustee shall not be subject to any withholding obligation; and (iii) that the assumption of Company RSUs and Company PSUs which are Section 102 Awards shall not constitute a taxable event and that tax continuity shall apply with respect to the Assumed RSUs and Assumed PSUs. If the Options Ruling is not granted prior to the Closing or in accordance with the instructions of the ITA, the Company agreed to seek to obtain prior to the Closing an interim tax ruling confirming, among other things, that Parent and any Person acting on its behalf (including the Exchange Agent) shall be exempt from Israeli withholding tax in relation to any payments made with respect to any Company Options, Section 102 Shares, Company RSUs or Company PSUs (whether or not subject to Section 102 of the Ordinance) to the Exchange Agent, the 102 Trustee or the Company in connection with the Merger.

In addition, the Company agreed to instruct its Israeli counsel, advisors and accountants, as soon as practicable after the date of the Merger Agreement but in no event later than 15 business days after the date of the Merger Agreement, to prepare and file with the ITA an application for the Tax Withholding Ruling.

Conditions to the Closing of the Merger

The respective obligations of each party to consummate the Merger is subject to the satisfaction or waiver (to the extent permitted by applicable law) on or prior to the Closing Date of each of the following conditions:

•	the approval of the Merger Agreement by the requisite affirmative vote of the Company’s shareholders;

•	no governmental authority in any jurisdiction has by any law or order restrained, enjoined or otherwise prohibited the consummation of the Merger that remains in effect;

•

(1) expiration or termination of the applicable waiting period under the HSR Act; (2) clearance or approval, as applicable, by SAMR; and (3) clearance or affirmative approval by or expiration of the mandatory waiting period with respect to certain specified antitrust jurisdictions; and

•

at least 50 days shall have elapsed after the filing of the merger proposal with the Companies Registrar and at least 30 days shall have elapsed after the approval of the Merger by the Company’s shareholders has been received.

The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or written waiver on or prior to the Closing Date of each of the following conditions:

•	with specified qualifications and exceptions, the truth and correctness of the Company’s representations and warranties contained in the Merger Agreement as of the Closing Date;

•

the Company having complied with or performed, in all material respects, the covenants, obligations and agreements to be complied with or performed by it under the Merger Agreement prior to the Effective Time;

•

no Company Material Adverse Effect, excepting any Effects that, individually or in the aggregate would not prevent or materially impair the Company from consummating the Merger or performing any of its material obligations under the Merger Agreement, shall have occurred since March 10, 2019, and be continuing; and

•

the receipt by Parent of a certificate dated as of the Closing Date and signed on behalf of the Company by the Company’s CEO or chief financial officer, to the effect that the conditions described in the preceding three items have been satisfied.

The obligation of the Company to consummate the Merger will be subject to the satisfaction or written waiver on or prior to the Closing Date of each of the following conditions:

•	with specified qualifications and exceptions, the truth and correctness of the representations and warranties of Parent, Merger Sub and NVIDIA contained in the Merger Agreement as of the Closing Date;

•

each of Parent and Merger Sub having complied with or performed, in all material respects, the covenants, obligations and agreements to be complied with or performed by it under the Merger Agreement on or prior to the Closing Date; and

•

the receipt by the Company of a certificate, dated as of the Closing Date and signed on behalf of the Parent and Merger Sub by the chief executive officers or chief financial officers of Parent and Merger Sub, to the effect that the conditions described in the preceding three items have been satisfied.

Termination of the Merger Agreement

The Merger Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, whether before or after the approval of the Merger Agreement by shareholders, in the following ways:

•	by mutual written consent of the Company and Parent;

•

by either the Company or Parent, at any time prior to the Effective Time, if a governmental authority of competent jurisdiction has issued a final and nonappealable adverse law or order that remains in effect and that permanently restrains, permanently enjoins or otherwise permanently prohibits the consummation of the Merger;

•	by Parent, if:

(i)

there has been a breach by the Company of its representations, warranties or covenants contained in the Merger Agreement such that any of the conditions relating to the obligations of Parent and Merger Sub to consummate the Merger is not reasonably capable of being satisfied while such breach is continuing;

(ii)	Parent has delivered to the Company written notice of such breach; and

(iii)

either such breach is not capable of cure in a manner sufficient to allow satisfaction of these conditions prior to 11:59 p.m., local time in Israel, on December 10, 2019 (the “Outside Date”) or at least 45 days have elapsed since the date of delivery of such written notice to the Company and such breach has not been cured in all material respects; provided that Parent will not be permitted to terminate pursuant to this provision of the Merger Agreement if there has been any material breach by Parent or Merger Sub of its representations, warranties or covenants contained in the Merger Agreement that has not been cured in all material respects;

•	by the Company if:

(i)

there has been a breach by Parent or Merger Sub of any of its representations, warranties or covenants contained in the Merger Agreement such that any condition relating to the obligation of the Company to consummate the Merger is not reasonably capable of being satisfied while such breach is continuing;

(ii)	the Company has delivered to Parent written notice of such breach; and

(iii)	either such breach is not capable of cure in a manner sufficient to allow satisfaction of these conditions prior to the Outside Date or at least 45 days have elapsed since the date of delivery of such written notice to Parent and such breach has not been cured in all material respects; provided that the Company will not be permitted to terminate pursuant to this provision of the Merger Agreement if there has been any material breach by the Company of its representations, warranties or covenants contained in the Merger Agreement that has not been cured in all material respects;

•

by either Parent or the Company, if the Effective Time has not occurred by the Outside Date, provided that (i) if on the Outside Date all of the conditions to Closing, other than certain exceptions contained in the Merger Agreement, the Outside Date will automatically be extended one time for an additional three months; and (ii) on the Outside Date as so extended pursuant to the preceding clause, all of the conditions to Closing, other than certain exceptions contained in the Merger Agreement, shall have been satisfied or waived, the Outside Date will automatically be extended one additional time by an additional three months;

•

by Parent, if, prior to approval of the Merger Agreement by shareholders, (i) the Company materially and willfully breaches its obligations described above under the captions “The Merger Agreement—Competing Proposals” and “The Merger Agreement—The Board’s Recommendation; Company Board Recommendation Change” or (ii) the Board has effected a Company Change of Recommendation (as defined above);

•

by either the Company or Parent, if the Company’s shareholders fail to approve the Merger Agreement at the extraordinary general meeting or any adjournment or postponement thereof, in each case at which a vote on such approval was taken; or

•

by the Company in order to accept a Superior Proposal in accordance with the requirements set forth in the Merger Agreement, provided that as a condition to such a termination of the Merger Agreement by the Company, the Company pays Parent the Company Termination Fee (as defined below).

In the event that the Merger Agreement is terminated pursuant to the termination rights above, the Merger Agreement will become null and void and there will be no liability of any party to the other parties, as applicable, except that certain sections of the Merger Agreement will survive the termination of the Merger Agreement in accordance with their respective terms, including terms relating to reimbursement of expenses. In addition, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to the confidentiality agreement between Parent and the Company, which rights, obligations and agreements will survive the termination of the Merger Agreement in accordance with their respective terms.

Termination Fees

Termination Fee Payable by the Company

If the Merger Agreement is terminated in certain circumstances that are specified in the Merger Agreement, the Company has agreed to pay Parent a termination fee of $225,000,000 (the “Company Termination Fee”).

Parent will be entitled to receive the Company Termination Fee from the Company in the following circumstances:

•

The Merger Agreement is terminated by the Company in order to accept a Superior Proposal in accordance with the requirements described above under the caption: “The Merger Agreement—The Board’s Recommendation; Company Board Recommendation Change”;

•

The Merger Agreement is terminated by Parent because, prior to approval of the Merger Agreement by shareholders, the Company materially and willfully breached its obligations described above under the captions “The Merger Agreement—Competing Proposals” and “The Merger Agreement—The Board’s Recommendation; Company Board Recommendation Change” or the Board (or any committee thereof) has effected a Company Change of Recommendation (as defined above); or

•

(A) the Merger Agreement is terminated by Parent or the Company because (i) the Effective Time has not occurred on the Outside Date (but solely in the event that the shareholders have failed to approve the Merger Agreement), or (ii) the Company’s shareholders have failed to approve the Merger Agreement at the extraordinary general meeting or any adjournment or postponement thereof, in each case at which a vote on such approval was taken, and, in each case (i) and (ii), the Company is not entitled to the Parent Termination Fee; (B) a bona fide Competing Proposal (as defined below) made by a third party that has been publicly disclosed after the date of the Merger Agreement and prior to the date of such termination and has not been publicly withdrawn prior to the Outside Date or the date of the Company extraordinary general meeting, as applicable; and (C) within 12 months after such termination, the Company either consummates a Competing Proposal or enters into a definitive agreement with respect to any Competing Proposal and such Competing Proposal (or any “superior proposal” permitted by the terms of such Competing Proposal) is subsequently consummated, whether or not within such 12 month period.

Solely for purposes of the immediately preceding bullet point, the term “Competing Proposal” has the following meaning: Any offer or proposal made by a Person or group (other than a proposal or offer by Parent or any of its Subsidiaries) at any time that contemplates, through any transaction or series of transactions (i) a merger, consolidation, business combination or similar transaction involving the Company pursuant to which the Company Shareholders immediately prior to such transaction or series of transactions would own less than 50% of any class of equity securities of the entity surviving or resulting from such transaction or series of transactions or (ii) such Person or group otherwise acquiring beneficial ownership (as defined under Section 13(d) of the Exchange Act) of at least 50% of the assets (on a consolidated basis with its Subsidiaries, as measured by fair market value as determined in good faith by the Board) of or equity interest (including Company Securities) in the Company (whether pursuant to a merger, consolidation or other business combination, sale of shares, sale of assets, tender offer or exchange offer or otherwise, including any single or multi-step or series of related transactions), in each case other than the Merger.

Termination Fee Payable by Parent

If the Merger Agreement is terminated in certain other circumstances that are specified in the Merger Agreement, Parent has agreed to pay to the Company a termination fee of $350,000,000 (the “Parent Termination Fee”).

The Company will be entitled to receive the Parent Termination Fee from Parent if the following requirements set forth in the Merger Agreement are satisfied:

•

All of the conditions set forth in the section above captioned “—Conditions to the Closing of the Merger” that are (i) conditions to each party’s obligations to effect the Merger or (ii) conditions to obligations of Parent and Merger Sub to effect the Merger, have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing) other than the condition set forth in the second bullet (with respect to a specified antitrust law) or third bullet point of the section captioned “—Conditions to the Closing of the Merger” (No Restraints; Required Antitrust Clearances); and

•

the Merger Agreement is terminated by either the Company or Parent because a governmental authority of competent jurisdiction shall have issued a final and nonappealable adverse law or order that remains in effect and that permanently restrains, permanently enjoins or otherwise permanently prohibits the consummation of the Merger; or

•	the Merger Agreement is terminated by either the Company or Parent because the Effective Time has not occurred on the Outside Date.

Other Material Provisions of the Merger Agreement

Amendment

The Merger Agreement may be amended in a writing signed by the Company and Parent at any time before or after approval of the Merger Agreement by the Company’s shareholders. However, after approval of the Merger Agreement by the Company’s shareholders, no amendment that by Law requires further approval by such shareholders may be made without such approval.

Expenses

Except as otherwise expressly provided in the Merger Agreement, all Expenses (as defined below) incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such Expenses.

“Expenses” means all out-of-pocket expenses (including all fees and expenses of counsel, financing sources, accountants, investment bankers, experts and consultants to a party and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the Merger Agreement, the preparation, printing, filing and mailing of this proxy statement, the solicitation of equityholders and equityholder approvals, any filings with the SEC and all other matters related to the closing of the Merger and the other Transactions.

Governing Law and Jurisdiction

The Merger Agreement is governed by the laws of the State of Israel. Each of the Company, Parent and Merger Sub submitted to the exclusive jurisdiction of any court of competent jurisdiction located in Tel Aviv-Jaffa, Israel.

Specific Performance

In the event of a breach or threatened breach of any covenant or obligation in the Merger Agreement the non-breaching party will be entitled to an injunction, specific performance or other equitable relief to enforce specifically the terms and provisions of the Merger Agreement.

MARKET PRICES AND DIVIDEND DATA

The Company Shares are listed on Nasdaq under the symbol “MLNX.” As of April 15, 2019, there were 54,542,557 Company Shares outstanding, held by approximately 405 holders of record. The number of recordholders does not include the number of persons whose Company Shares are in nominee or in “street name” accounts through brokers.

The Company has not declared or paid any cash dividends on Company Shares in the past, and the Company does not anticipate declaring or paying cash dividends in the foreseeable future. The ICL also restricts our ability to declare dividends. The Company can only distribute dividends from profits (the “Profit Test”) (as defined in the ICL) and only if there is no reasonable concern that the dividend distribution will prevent us from meeting our existing and foreseeable obligations as they come due (the “Insolvency Test”); provided that, with court approval, the Company may distribute dividends if the Company does not meet the Profit Test so long as the Company meets the Insolvency Test.

If the Company elects to distribute dividends out of income derived from “Approved Enterprise” (as defined in the ICL) operations, the Company will be subject to tax on the gross amount distributed. The tax rate will be the rate which would have been applicable had the Company not been granted the beneficial status. These dividend tax rules may also apply to our acquisitions outside Israel if they are made with cash from tax benefited income.

Following the Merger, there will be no further market for the Company Shares and the Company Shares will be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the Merger the Company will no longer file periodic reports with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND DIRECTORS AND OFFICERS

The following table provides information relating to the beneficial ownership of our Company Shares as of April 15, 2019, by:

•	each shareholder known by us to own beneficially more than 5% of our Company Shares (based on information supplied in Schedules 13D and 13G filed with the SEC, as indicated);

•	each of the five named executive officers named in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 21, 2019;

•	each of our directors; and

•	all of our current executive officers and current directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, and includes options that are currently exercisable or exercisable within 60 days of April 15, 2019. Except as indicated by footnote, and subject to community property laws where applicable, the Company believes the persons named in the table have sole voting and investment power with respect to all Company Shares shown as beneficially owned by them.

Unless otherwise indicated below, the address for each beneficial owner listed is c/o Mellanox Technologies, Inc., 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085, Attention: Chief Financial Officer.

	Beneficial Ownership
Name of Beneficial Owner	Ordinary Shares	Options Exercisable within 60 Days	Restricted share Units Vesting or Settled within 60 Days	Shares Beneficially Owned	Percentage of Shares Outstanding(1)
Named Executive Officers and Directors
Eyal Waldman(2)	1,834,748	—	16,875	1,851,623	3.4%
Jacob Shulman(3)	12,286	—	—	12,286	*
Eric Johnson(3)	4,315	—	532	4,847	*
Michael Kagan	153,749	—	3,046	156,795	*
Marc Sultzbaugh	85,501	—	3,437	88,938	*
Irwin Federman	16,350	—	700	17,050	*
Glenda Dorchak	15,850	—	700	16,550	*
Amal M. Johnson	31,350	—	700	32,050	*
Jack Lazar	3,500	—	700	4,200	*
Jon A. Olson	3,500	—	700	4,200	*
Umesh Padval	4,900	—	700	5,600	*
David Perlmutter	16,350	45,000	700	62,050	*
Steve Sanghi	4,900	—	700	5,600	*
Gregory Waters	3,500	—	700	4,200	*
All current executive officers and current directors as a group (16 persons)(3))	2,219,644	45,000	32,829	2,297,473	4.2%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding Company Shares.

(1)

The applicable percentage ownership for 5% shareholders, members of the Board, named executive officers and all current executive officers and current directors as a group is based on 54,542,557 Company Shares outstanding as of April 15, 2019, together with applicable options and restricted share units for such shareholder. The applicable percentage ownership for the other beneficial owners listed in the table is based on the number of outstanding shares as of the dates indicated in the relevant Schedules 13D and 13G filings described in footnote 2 below. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Ordinary shares subject to the options currently exercisable, or exercisable within 60 days of April 15, 2019, and Company Shares underlying restricted share units that vest within 60 days of April 15, 2019 are deemed outstanding for computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person.

(2)

Includes 1,426,041 Company Shares held by Waldo Holdings 2, a general partnership formed pursuant to the laws of Israel, of which Mr. Waldman is a general partner. Mr. Waldman has sole voting and dispositive power over all of these shares.

(3)

Mr. Shulman resigned from the Company effective May 4, 2018. Effective, January 2, 2019, Mr. Johnson no longer serves as the interim principal financial and accounting officer of the Company. Neither person is included in the calculation of shares held by all current executive officers and current directors as a group. The shareholdings of Doug Ahrens and Amir Prescher are included in the calculation of shares held by all current executive officers and current directors as a group.

FUTURE SHAREHOLDER PROPOSALS

If the Merger is completed, the Company will have no public shareholders and there will be no public participation in any future meetings of shareholders of the Company. However, if the Merger is not completed, the Company’s shareholders will continue to be entitled to attend and participate in shareholder meetings.

In light of the execution of the Merger Agreement, the Company does not currently expect to hold an annual general meeting of shareholders in 2020.

Shareholder Proposals for the 2019 Annual General Meeting of Shareholders: For a shareholder proposal to be considered for inclusion in our proxy statement for the 2019 annual general meeting, the proposal must have been in writing and received by the secretary of the Company at the offices of Mellanox Technologies, Ltd., c/o Mellanox Technologies, Inc., 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085, Attention: Corporate Secretary, no later than February 22, 2019, or such proposal was and will be considered untimely under Rule 14a-8 of the Exchange Act. If the date of our 2019 annual general meeting is more than 30 days before or 30 days after the anniversary date of the 2018 annual general meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials. Shareholder proposals must comply with the requirements of Rule 14a-8 of the Exchange Act and any other applicable rules established by the SEC. Proposals of shareholders, other than the nomination of director candidates, intended to be presented at the 2019 annual general meeting without inclusion of such proposals in our proxy statement relating to such annual general meeting must be received not later than sixty (60) days and not more than one hundred twenty (120) days before such annual general meeting. In addition, pursuant to the ICL, shareholders that holds at least 1% of the voting power may, within seven days following the day in which the annual general meeting is convened, ask to add items to the annual general meeting agenda. Shareholders are also advised to review our articles of association, which contain additional requirements with respect to advance notice of shareholder proposals.

Nomination of Director Candidates for the 2019 Annual General Meeting of Shareholders: Any proposals for director candidates must be in writing, include the name and address of the shareholder who is making the nomination and of the nominee and should be directed to the secretary of the Company at the offices of Mellanox Technologies, Ltd, c/o Mellanox Technologies, Inc., 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085, Attention: Corporate Secretary, or such proposal may not be acknowledged by the Company.

Shareholders will be entitled to submit nominees for election as directors at our 2019 annual general meeting, in accordance with our articles of association, ninety (90) days prior to the anniversary date of the 2018 annual general meeting, which is April 26, 2019, or if the 2019 annual general meeting is not held within thirty (30) days of the anniversary date of the 2018 annual general meeting, then by the later of sixty (60) days prior to the date of the 2019 annual general meeting or ten (10) days following and including the day on which public announcement of the date of such 2019 annual general meeting is first made by the Company, which is required to be at least fifty (50) days prior to the date of such meeting. Each nominating shareholder is required to deliver to the Company, at the time it delivers its notice, (1) the consent of each nominee to (i) be named as a nominee for election as a director of the Company in any proxy statement or proxy card used in such meeting, and (ii) the disclosure and use by the Company and each nominating shareholder of any information provided with respect to such nominee pursuant to our articles of association or that is otherwise publicly filed with the SEC with respect to such nominee in any proxy statement, proxy card or other proxy materials used in connection with or relating to the 2019 annual general meeting; (2) the name and address of such nominating shareholder and each of its nominees for election as a director, a representation that the nominating shareholder is a holder of record of at least 1% of ordinary shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate its nominees for election as director, and a description of all arrangements or understandings between the nominating shareholder and each of its nominees for election as director and any other person or persons pursuant to which the nomination or nominations are made by the nominating shareholder, and all information specified in Items 4(b) and 5(b) of Schedule 14A promulgated under the Exchange Act with respect to each shareholder nominee as a participant in the solicitation of proxies by the Company and the information specified in Items 7(a), (b) and (c) of Schedule 14A, with respect to each shareholder nominee as a director nominee; and (3) information and declarations required to be delivered to the Company under the ICL. Shareholders are also advised to review our articles of association, which contain additional requirements with respect to shareholder nominees for the Board.

If a nominating shareholder has delivered its notice of its intent to nominate shareholders at the 2019 annual general meeting and the information and consents required by our articles of association by the required deadline, the Company will be required to provide with regard to its nominees for election as a director at the 2019 annual general meeting, (1) the consent of each nominee to (i) be named as a nominee for election as a director of the Company in any proxy statement or proxy card used in such meeting, and (ii) the disclosure and use by the Company and each nominating shareholder of any information provided with respect to such nominee pursuant to our articles of association or that is otherwise publicly filed with the SEC with respect to such nominee in any proxy statement, proxy card or other proxy materials used in connection with or relating to the 2019 annual general meeting, (2) the information required by Items 4(b), 5(b), 7(a), 7(b) and 7(c) of Schedule 14A with respect to its director nominees and (3) the information and declarations required to be delivered to the Company under the ICL if such nominee were nominated by a shareholder.

The Company will provide each nominating shareholder with the above information and consents with respect to each director nominated by the Company for election at the 2019 annual general meeting sixty (60) days prior to the date of the 2019 annual general meeting, which will be May 26, 2019, or if the 2019 annual general meeting is not held within thirty (30) days of the anniversary date of the 2018 annual general meeting, then within five (5) days after the last day that shareholders may submit notice of their intent to make a nomination or nominations for the election of directors at such meeting.

The Company will also provide each nominating shareholder with the information and consents regarding director nominees received from any other nominating shareholder within five (5) days from and including the last date for a nominating shareholder to provide such information to the Company with respect to any annual general meeting or any extraordinary general meeting, as described above.

The chairman of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our articles of association. Our articles of association were filed with the SEC and can be viewed by visiting the SEC’s website at www.sec.gov. You may also obtain a copy by writing to Investor Relations, c/o Mellanox Technologies, Inc., 350 Oakmead Parkway, Suite 100, Sunnyvale, California 94085.

WHERE YOU CAN FIND MORE INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following Company filings with the SEC are incorporated by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on February 21, 2019; and

•	Current Reports on Form 8-K filed on January 3, 2019 (with respect to Item 5.02 only) and March 11, 2019 (with respect to Item 1.01 only).

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this proxy statement and the earlier of the date of the extraordinary general meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and certain proxy soliciting materials. The information provided on our website is not part of this proxy statement, unless expressly incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s website at www.sec.gov and through our website at www.mellanox.com. You may obtain any of the documents we file with the SEC, without charge and via first class mail or other prompt means, by requesting them in writing or by telephone from us at the following address and telephone number:

Mellanox Technologies, Ltd.

Hakidma 26, Ofer Industrial Park

Yokneam, Israel 2069200

+972-4-909-7200

If you would like to request documents from us, please do so as soon as possible, to receive them before the extraordinary general meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website, www.mellanox.com. The information included on our website is not part of this proxy statement unless expressly incorporated by reference herein.

If you have any questions concerning the Merger, the extraordinary general meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your Company Shares, please contact our Proxy Solicitor:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

+1-800-322-2885

proxy@mackenziepartners.com

MISCELLANEOUS

The Company has supplied all information relating to the Company, and Parent has supplied, and the Company has not independently verified, all of the information relating to Parent, Merger Sub and NVIDIA contained in this proxy statement.

You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated                 , 2019. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

NVIDIA INTERNATIONAL HOLDINGS INC.,

TEAL BARVAZ LTD.,

NVIDIA CORPORATION

and

MELLANOX TECHNOLOGIES, LTD.

dated as of

March 10, 2019

i

ii

Section 9.12	Assignment	A-65
Section 9.13	Enforcement; Remedies; Specific Performance	A-66
Section 9.14	Guaranty	A-66

SCHEDULES

SCHEDULE 1.1	Company Knowledge Persons
SCHEDULE 1.2	Parent Knowledge Persons
SCHEDULE 1.3	Specified Antitrust Authorities
SCHEDULE 3.5(b)	Form of IIA Undertaking
SCHEDULE 5.1	Conduct of Business by the Company Pending the Closing
SCHEDULE 5.3	Company Special Meeting
SCHEDULE 6.2(g)	Antitrust Remedies

EXHIBITS

EXHIBIT A	Form of Voting Agreement

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this “Agreement”), dated March 10, 2019, is by and among NVIDIA International Holdings Inc., a Delaware corporation (“Parent”), Teal Barvaz Ltd., a company organized under the laws of the State of Israel and a wholly owned subsidiary of Parent (“Merger Sub”), NVIDIA Corporation, a Delaware corporation (“Guarantor”), and Mellanox Technologies, Ltd, a company organized under the laws of the State of Israel (the “Company”). All capitalized terms used in this Agreement shall have the meanings ascribed to such terms in Section 9.5 or as otherwise defined elsewhere in this Agreement unless the context clearly provides otherwise. Parent, Merger Sub and the Company are each sometimes referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties wish to effect a merger of Merger Sub with and into the Company, with the Company being the surviving entity (the “Merger”) on the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of Sections 314-327 of the Companies Law 5759-1999 of the State of Israel (together with the rules and regulations promulgated thereunder, the “ICL”), following which Merger Sub will cease to exist, and the Company will become a wholly-owned subsidiary of Parent, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, in connection with the Merger, each ordinary share, par value NIS 0.0175 per share, of the Company (the “Company Shares”) issued and outstanding immediately prior to the Effective Time will be automatically converted into the right to receive the Per Share Merger Consideration upon the terms and conditions set forth in this Agreement and in accordance with the ICL;

WHEREAS, the board of directors of the Company (the “Company Board of Directors”) has, on the terms and subject to the conditions set forth herein, determined that this Agreement and the transactions contemplated hereby, including the Merger (the “Transactions”), are fair to, and in the best interests of, the Company and its shareholders and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of the Company to its creditors;

WHEREAS, the Company Board of Directors has adopted resolutions approving the Merger, the execution of this Agreement and the consummation of the Transactions and recommending that the Company’s shareholders approve the Merger, this Agreement and the consummation of the Transactions (the “Company Board Recommendation”);

WHEREAS, the board of directors of Parent (the “Parent Board of Directors”) has, on the terms and subject to the conditions set forth herein, determined that this Agreement and the Transactions are fair to, and in the best interests of, Parent and its stockholders;

WHEREAS, the Parent Board of Directors has adopted resolutions approving the Merger, the execution of this Agreement and the consummation of the Transactions;

WHEREAS, the board of directors of Merger Sub (the “Merger Sub Board of Directors”) has, on the terms and subject to the conditions set forth herein, (i) determined that this Agreement and the Transactions are fair to, and in the best interests of, Merger Sub and its sole shareholder, (ii) approved the Merger, the execution of this Agreement and the consummation of the Transactions, (iii) determined that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of Merger Sub to its creditors and (iv) resolved to recommend that the sole shareholder of Merger Sub approve the Merger, this Agreement and the consummation of the Transactions;

WHEREAS, simultaneously with the execution and delivery of this Agreement and following the recommendation of the Merger Sub Board of Directors, the sole shareholder of Merger Sub has approved the Merger, the execution of this Agreement and the consummation of the Transactions;

WHEREAS, simultaneously with the execution and delivery of this Agreement and as an inducement to Parent’s willingness to enter into this Agreement, the Chief Executive Officer of the Company and an affiliated entity are executing a voting and support agreement in favor of Parent in the form attached hereto as Exhibit A; and

WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the Parties agree as follows:

AGREEMENT

ARTICLE I.

THE MERGER

Section 1.1    The Merger. Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the ICL, at the Effective Time, Merger Sub (as the target company (Chevrat Ha’Ya’ad) in the Merger) will be merged with and into the Company (as the absorbing company (HaChevra Ha’Koletet) in the Merger), whereupon the separate existence of Merger Sub will cease, with the Company surviving the Merger (the Company, as the surviving entity in the Merger, sometimes being referred to herein as the “Surviving Company”), such that following the Merger, the Surviving Company will (a) be a wholly owned subsidiary of Parent, (b) continue to be governed by the laws of the State of Israel, and (c) succeed to and assume all of the rights, properties and obligations of Merger Sub and the Company in accordance with the ICL.

Section 1.2    Closing. Unless another date or place is agreed to in writing by the Company and Parent, the closing of the Merger (the “Closing”) will take place at 9:00 a.m., local time, at the offices of Herzog, Fox & Neeman, Asia House, 4 Weizman St., Tel Aviv 6423904, Israel, on the third (3rd) Business Day after the satisfaction or waiver of the last of the conditions set forth in Article VII to be satisfied or (to the extent permitted) waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted) waiver of such conditions at the Closing), unless another date or place is agreed to in writing by the Company and Parent. The date on which the Closing actually takes place is referred to as the “Closing Date.”

Section 1.3    Effective Time. As soon as practicable after the determination of the date on which the Closing is to take place, each of the Company and Merger Sub shall (and Parent shall cause Merger Sub to), in coordination with each other, deliver to the Companies Registrar of the Israeli Corporations Authority (the “Companies Registrar”) a notice (the “Merger Notice”) of the contemplated Merger and the proposed date on which the Companies Registrar is requested to issue a certificate evidencing the Merger in accordance with Section 323(5) of the ICL (the “Certificate of Merger”) after notice that the Closing has occurred is served to the Companies Registrar, which the Parties shall deliver promptly following the Closing. The Merger will become effective upon the issuance by the Companies Registrar of the Certificate of Merger in accordance with Section 323(5) of the ICL (the time at which the Merger becomes effective is referred to herein as the “Effective Time”).

Section 1.4    Effect of the Merger. The Merger shall have the effects set forth in the ICL and this Agreement. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, by virtue of, and simultaneously with, the Merger and without any further action on the part of Parent, Merger Sub, the Company or any Company Shareholder, (a) Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease and the Company shall continue as the Surviving Company, (b) all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, (c) all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Company, and (d) all the rights, privileges, immunities, powers and franchises of the Company (as the Surviving Company) shall continue unaffected by the Merger in accordance with the ICL.

Section 1.5    Articles of Association. Subject to Section 6.4, at the Effective Time, the articles of association of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of association of the Surviving Company, until such articles of association are thereafter duly changed or amended as provided therein or by applicable Law.

Section 1.6    Officers and Directors of the Surviving Company. The Parties shall take all actions necessary so that from and after the Effective Time, the individuals designated by Parent no later than ten (10) days prior to the Closing Date shall become the officers and directors of the Surviving Company, until their respective successors have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the articles of association of the Surviving Company.

ARTICLE II.

TREATMENT OF SECURITIES

Section 2.1    Treatment of Securities.

(a)    Treatment of Company Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties or holders of any securities of the Company or of Merger Sub, subject to Section 2.1(d) and except as provided in Section 2.1(b), each Company Share issued and outstanding immediately prior to the Effective Time (other than Company Shares to remain outstanding in accordance with Section 2.1(b)) shall be deemed to have been transferred to Parent in exchange for the right to receive an amount in cash equal to $125.00 (the “Per Share Merger Consideration”), in each case, payable as provided in Section 2.2. From and after the Effective Time, (a) except as provided in Section 2.1(b), the holders of all Company Shares issued and outstanding immediately prior to the Effective Time (including all uncertificated Company Shares represented by book-entry form (“Book-Entry Shares”) and each certificate that, immediately prior to the Effective Time, represented any such Company Shares (each, a “Certificate”)) shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration applicable to such Company Shares, and (b) the share transfer books of the Company shall be closed with respect to all Company Shares outstanding and no further transfer of any such Company Shares shall be made on such share transfer books after the Effective Time.

(b)    Company Shares held by Company, Company Subsidiary, Parent or Merger Sub. At the Effective Time, all Company Shares owned by the Company, any Company Subsidiary, Parent, Merger Sub or by any of their respective Subsidiaries or held in the Company’s treasury shall remain outstanding and no Per Share Merger Consideration or any other consideration shall be delivered in exchange therefor.

(c)    Treatment of Merger Sub Share Capital. At the Effective Time, each ordinary share, par value one (1) Israeli Agora (NIS 0.01) per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically and without further action converted into and become one (1) validly issued, fully paid and nonassessable ordinary share, par value NIS 0.0175 per share, of the Surviving Company and all such ordinary shares shall constitute the only outstanding share capital of the Surviving Company. Each certificate evidencing ownership of such shares of Merger Sub immediately prior to the Effective Time shall, as of the Effective Time, evidence ownership of such shares of Surviving Company.

(d)    Adjustment. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock, or securities convertible or exchangeable into or exercisable for Company Shares shall occur as a result of any merger, business combination, reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any share dividend or share distribution with a record date during such period, the Per Share Merger Consideration, the Exchange Ratio and any other similarly dependent items shall be equitably adjusted, without duplication, to reflect such change; provided that nothing in this Section 2.1(d) shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

Section 2.2    Payment for Company Shares; Surrender of Certificates.

(a)    Payments with respect to Company Shares (other than Section 102 Shares). On or prior to the Effective Time, Parent or Merger Sub shall (i) designate a bank or trust company reasonably acceptable to the Company to act as the exchange agent in connection with the Merger (the “Exchange Agent”) and (ii) to the extent necessary in light of the provisions of the Withholding Tax Ruling, an information agent reasonably acceptable to the Company (the “Information Agent”) to assist in obtaining any requisite residency certificate and/or other declaration for Israeli Tax withholding purposes and/or a Valid Tax Certificate, as applicable, and, in connection therewith, shall enter into agreements with the Exchange Agent and the Information Agent in a form reasonably satisfactory to the Company. The Exchange Agent shall also act as the agent for the holders of Company Shares for the purpose of receiving and holding their Certificates and Book-Entry Shares and shall obtain no rights or interests in the shares represented thereby. At the Closing, Parent or Merger Sub shall initiate, or shall cause to be initiated, a wire transfer to deposit, or cause to be deposited, with the Exchange Agent, cash in immediately available funds in an amount sufficient to pay the aggregate amount of Per Share Merger Consideration (other than consideration to be paid with respect to Section 102 Shares, which payment shall be substantially concurrently transferred directly to the 102 Trustee) (the “Exchange Fund”), in each case, for the sole benefit of the holders of Company Shares (other than the holders of Section 102 Shares), which funds shall be deposited with the Exchange Agent in any event within two (2) Business Days after the Effective Time. In the event that the Exchange Fund shall be insufficient to pay the aggregate amount of all Per Share Merger Consideration due to the Company Shareholders (other than the holders of Section 102 Shares), Parent shall, or shall cause Merger Sub to, promptly deposit additional funds with the Exchange Agent in an amount which is equal to the deficiency in the amount required to make such payment. Parent shall cause the Exchange Agent to make, and the Exchange Agent shall make, pursuant to irrevocable instructions, delivery of the Per Share Merger Consideration out of the Exchange Fund in accordance with this Agreement. The Exchange Fund shall not be used for any purpose that is not expressly provided for in this Agreement. The Exchange Fund shall be invested by the Exchange Agent as reasonably directed by Parent; provided, however, that no such investment or loss thereon shall relieve Parent or the Exchange Agent from making the payments required by this Agreement, including the obligation to deposit additional funds with the Exchange Agent to cover any deficiency in the Exchange Fund, nor shall it affect the amounts payable to holders of a Certificate or Book-Entry Share pursuant to this Article II. Upon release of the Exchange Fund to Parent, or Parent’s earlier request, any interest and other income resulting from such investments shall be paid to Parent or the Surviving Company (at the election of Parent) which shall bear, in either case, any taxes applicable in connection with any such interest or other income.

(b)    Payments with respect to Section 102 Shares. At the Closing, Parent or Merger Sub shall initiate, or shall cause to be initiated, a wire transfer to deposit the aggregate Per Share Merger Consideration payable with respect to the Section 102 Shares to the 102 Trustee, on behalf of holders of Section 102 Shares, in accordance with Section 102 and the Options Tax Ruling, if obtained (the “Section 102 Share Consideration”), which funds shall be deposited with the 102 trustee in any event within two (2) Business Days after the Effective Time. The Section 102 Share Consideration shall be held in trust by the 102 Trustee pursuant to the applicable provisions of Section 102 and the Options Tax Ruling, if obtained, and shall be released by the 102 Trustee, together with any interest earned thereon by virtue of the investment of such amounts by the 102 Trustee, in accordance with the terms and conditions of Section 102 and the Options Tax Ruling, if obtained.

(c)    Procedures for Surrender. As soon as reasonably practicable after the Effective Time, Parent shall, and shall cause the Surviving Company to, cause the Exchange Agent to mail to each holder of record of a Certificate or Book-Entry Share as of the Effective Time and whose Company Shares were exchanged pursuant to Section 2.1 into the right to receive the Per Share Merger Consideration (i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon delivery of the Certificate (or affidavit of loss in lieu thereof as provided in Section 2.2(e)) or Book-Entry Share, as applicable, to the Exchange Agent and shall be in such customary form as Parent may reasonably specify and (ii) instructions for effecting the surrender of the Certificate (or affidavit of loss in lieu thereof as provided in Section 2.2(e)) or Book-Entry Share in exchange for payment of the Per Share Merger Consideration pursuant to Section 2.1, and (iii) a declaration and/or Valid Tax Certificate (or such other forms as are required under any applicable Tax Law) in which the beneficial owner of a Company Share provides certain information necessary for Parent or the Exchange Agent or the Information Agent, as applicable, to determine whether any amounts need to be withheld from the consideration payable to such beneficial owner hereunder pursuant to the terms of the Ordinance (in each case, subject to the terms of the Withholding Tax Ruling, if obtained, the Code, or any provision of applicable Law). Subject to the Withholding Tax Ruling, upon surrender of a Certificate (or an affidavit of loss in lieu thereof) or Book-Entry Share for cancellation to the Exchange Agent, together with such letter of transmittal and declaration for Tax withholding purposes and/or a Valid Tax Certificate (or such other forms as are required under any applicable Tax Law), in each case, duly completed and validly executed in accordance with the respective instructions thereto, Parent shall pay or cause the Exchange Agent to pay to the holder of such Certificate or Book-Entry Share in exchange therefor the applicable Per Share Merger Consideration pursuant to the provisions of this Article II for each Company Share formerly represented by such Certificate or Book-Entry Share, promptly (subject to the delay of up to three hundred sixty-five days contemplated by Section 2.4) following the later to occur of (x) the Effective Time or (y) the Exchange Agent’s receipt of such Certificate (or affidavit of loss in lieu thereof as provided in Section 2.2(e)) or Book-Entry Share and Valid Tax Certificate, and the Certificate (or affidavit of loss in lieu thereof) or Book-Entry Share so surrendered shall be forthwith cancelled. The Exchange Agent shall accept such Certificate (or affidavit of loss in lieu thereof as provided in Section 2.2(e)) or Book-Entry Share upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. If payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (A) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and (B) the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Per Share Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Company that such Tax either has been paid or is not required to be paid. Payment of the applicable Per Share Merger Consideration with respect to a Book-Entry Share shall only be made to the Person in whose name such Book-Entry Share is registered. Until surrendered as contemplated by this Section 2.2, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the applicable Per Share Merger Consideration as contemplated by this Article II, without interest thereon.

(d)    Transfer Books; No Further Ownership Rights in Company Shares. At the Effective Time, the stock transfer books or ledger of the Company shall be closed and thereafter there shall be no further registration of transfers of Company Shares on the records of the Company. From and after the Effective Time, the holder of a Certificate or Book-Entry Share outstanding immediately prior to the Effective Time shall cease to have any rights with respect to the Company Shares represented thereby except as otherwise provided for herein or by applicable Law. If, after the Effective Time, a Certificate or Book-Entry Share is presented to the Surviving Company for any reason, it shall be cancelled and exchanged as provided in this Agreement.

(e)    Termination of Exchange Fund; No Liability. Unless otherwise determined in the Withholding Tax Ruling, at any time following twelve (12) months after the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) remaining in the Exchange Fund that have not been disbursed, or for which disbursement is pending subject only to the Exchange Agent’s routine administrative procedures, to holders of a Certificate or Book-Entry Share, and thereafter such holders shall be entitled to look only to the Surviving Company and Parent (subject to abandoned property, escheat or other similar Laws) as general creditors thereof with respect to the applicable Per Share Merger Consideration, payable upon due surrender of their Certificate or Book-Entry Share and compliance with the procedures in Section 2.2(b) (with Parent acting as the Exchange Agent), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Company, Parent, Merger Sub, or the Exchange Agent shall be liable to any holder of a Certificate or Book-Entry Share for any Per Share Merger Consideration, dividends, or other amounts properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar applicable Law.

(f)    Lost, Stolen or Destroyed Certificates. In the event that any Certificate shall have been lost, stolen or destroyed, Parent shall issue or cause the Exchange Agent to issue, in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof (such affidavit to be in a form reasonably satisfactory to Parent and the Exchange Agent), the Per Share Merger Consideration payable in respect thereof pursuant to Section 2.1 hereof; provided, however, that Parent or the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such reasonable and customary amount as Parent or the Exchange Agent may direct as indemnity against any claim that may be made against Parent, Merger Sub or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

Section 2.3    Treatment of Company Equity Awards and Company ESPP.

(a)    Company Options. At the Effective Time, each option to purchase Company Shares granted by the Company (a “Company Option”) that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested and without any action on the part of Parent, Merger Sub, the Company, the holder of such Company Option or any other Person, will be cancelled and converted at the Effective Time into the right to receive from the Surviving Company an amount in cash equal to the product of (x) the number of Company Shares subject to such Company Option, and (y) the excess, if any, of the Per Share Merger Consideration over the applicable per share exercise price under such Company Option (the “Option Consideration”). Notwithstanding the foregoing, each Company Option that is outstanding and unexercised as of the Effective Time with a per share exercise price that is equal to or greater than the Per Share Merger Consideration, if any, will, as of the Effective Time, be canceled without the payment of any consideration therefor.

(b)    Cashed-Out Company RSUs. At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time and either (i) has fully vested as of immediately prior to the Effective Time in accordance with its terms as in effect on the date of this Agreement, but has not been settled in Company Shares prior to the Effective Time or (ii) is held by a member of the Company Board of Directors that is not an employee of the Company or a Company Subsidiary (whether vested or unvested) (each, a “Cashed-Out Company RSU”), shall without any action on the part of Parent, Merger Sub, the Company, the holder of such Company RSU or any other Person, be canceled and converted at the Effective Time into the right of the holder to receive from the Surviving Company immediately following the Effective Time an amount in cash equal to the product of (x) the number of Company Shares subject to such Company RSU, and (y) the Per Share Merger Consideration.

(c)    Assumed Company RSUs. At the Effective Time, each Company RSU that is outstanding immediately prior to the Effective Time and is not a Cashed-Out Company RSU will be assumed by Guarantor and converted automatically at the Effective Time into a restricted stock unit covering common shares of Guarantor having, except to the extent required to be modified under applicable Laws, substantially the same terms and conditions as the Company RSU, including the applicable vesting schedule and payment timing as in effect on the date of this Agreement (each, an “Assumed RSU”), except that (i) each such Assumed RSU will entitle the holder, upon settlement, to that number of whole common shares of Guarantor equal to the product of (A) the number of Company Shares that were issuable with regard to such Company RSU immediately prior to the Effective Time, multiplied by (B) a fraction (such ratio, the “Exchange Ratio”), the numerator of which is the Per Share Merger Consideration and the denominator of which is the volume weighted average price for a common share of Guarantor on NASDAQ, calculated to four decimal places and determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours, for the ten (10) consecutive trading days ending on the third complete trading day prior to (and excluding) the Closing Date, as reported by Bloomberg, L.P., and rounding such product down to the nearest whole number of common shares of Guarantor, and (ii) all references to the “Company” in the applicable Company Equity Plans and the Company RSU award agreements will be references to Guarantor.

(d)    Assumed Company PSUs. At the Effective Time, the level at which the performance goals are satisfied with respect to each Company PSU that is outstanding immediately prior to the Effective Time shall be determined by the Compensation Committee of the Company Board of Directors and approved by the Company Board of Directors in accordance with its terms, which number shall equal the greater of (i) the target number of Company PSUs set forth in the applicable Company PSU grant notice and (ii) such number determined based on the Company’s actual achievement of the applicable performance goals as of the Closing Date (determined in accordance with the applicable Company PSU award agreement) and as reasonably agreed to by Parent (such final amount, the “Performance Satisfied PSUs”). The resulting Performance Satisfied PSUs shall be assumed by Guarantor and converted automatically at the Effective Time into a restricted stock unit covering common shares of Guarantor having, except to the extent required to be modified under applicable Laws, substantially the same terms and conditions as the Company PSU, other than the performance goals, including the applicable time-based vesting schedule as in effect on the date of this Agreement (each, an “Assumed PSU”), except that (A) each such Assumed PSU shall entitle the holder, upon settlement, to that number of whole common shares of Guarantor equal to the product of (x) the number of Company Shares that were issuable with regard to the Performance Satisfied PSUs, multiplied by (y) the Exchange Ratio, and (B) all references to the “Company” in the applicable Company Equity Plans and the Company PSU award agreements shall be references to Guarantor.

(e)    Company ESPP. With respect to the Company ESPP, the Company will take all actions reasonably necessary to provide that:

(i)    on a date determined by the Company Board of Directors that is no later than three (3) Business Days prior to the Effective Time, the outstanding “Offering Period” (as defined in the Company ESPP) that is in progress on such date shall terminate and be the final Offering Period under the Company ESPP;

(ii)    the accumulated payroll deductions of each participant under the Company ESPP will be used to purchase Company Shares on the earlier of (x) the scheduled purchase date for the final Offering Period and (y) the date that is not less than three (3) Business Days prior to the Effective Time (with any participant payroll contributions not applied to the purchase of shares returned to the participant) (the “Final Purchase Date”); and

(iii)    the Company ESPP shall terminate as of immediately prior to the Effective Time. Any Company Shares acquired under the Company ESPP prior to or on the Final Purchase Date will be treated as outstanding Company Shares for purposes of Section 2.1.

(f)    Payments with respect to Company Options and Cashed-Out Company RSUs. Promptly, but in any event within five (5) Business Days after the Effective Time, Parent shall cause:

(i)    the transfer of the aggregate amount of funds payable with respect to Company Options and Cashed-Out Company RSUs that are Section 102 Awards to the 102 Trustee, on behalf of holders of Section 102 Awards, in accordance with Section 102 and the Options Tax Ruling, if obtained (the “Section 102 Award Consideration”). The Section 102 Award Consideration shall be held in trust by the 102 Trustee pursuant to the applicable provisions of Section 102 and the Options Tax Ruling, if obtained, and shall be released by the 102 Trustee, together with any interest earned thereon by virtue of the investment of such amounts by the 102 Trustee, in accordance with the terms and conditions of Section 102 and the Options Tax Ruling, if obtained; and

(ii)    the deposit of the aggregate amount of funds payable with respect to Company Options and Cashed-Out Company RSUs (in each case, other than Section 102 Awards) with the Company at one or more accounts designated by the Company prior to Closing for the benefit of the holders of Company Options and Cashed-Out Company RSUs (in each case, other than Section 102 Awards), which amounts shall be paid by the Company to the respective holders thereof through the Company’s payroll systems, subject to applicable withholdings, promptly following the Closing.

Notwithstanding the foregoing, in the event that any Company Option or Cashed-Out Company RSU is subject to Section 409A of the Code, the payment of the amount of cash with respect thereto shall be delayed and paid in accordance with the timing requirements of the definitive grant agreement related to such award, to the extent necessary to comply with Section 409A of the Code.

(g)    Parties’ Obligations. As soon as reasonably practicable following the date of this Agreement, the Company, Merger Sub, Guarantor and Parent will take all actions and adopt such resolutions as may be required to provide for the treatment of the Company Equity Awards and outstanding purchase rights under the Company ESPP in the manner contemplated by this Section 2.3. Without limiting the foregoing, the Company will cause resolutions to be adopted in respect of the Company RSUs and Company PSUs that acknowledge that Section 2.3(c) and Section 2.3(d) provide for an assumption or substitution of the Company RSUs and the Company PSUs in accordance with Section 11.2 of the Company’s Third Amended and Restated Global Share Incentive Plan (2006).

(h)    Parent’s Obligations. Parent shall, or shall cause the Surviving Company to, make the payments due under Section 2.3 and Parent shall take all actions necessary to ensure that, if applicable, the Surviving Company and the 102 Trustee have cash sufficient to satisfy the payment obligations set forth in this Section 2.3, including, to the extent necessary, depositing with the Surviving Company and the 102 Trustee the amounts due under this Section 2.3. Promptly following the Closing Date, Parent will file an appropriate Registration Statement on Form S-8 or other appropriate form with respect to the offering of common shares of Parent issuable upon vesting of the Assumed RSUs and Assumed PSUs.

(i)    Guarantor Obligations. Promptly following the Closing Date, Guarantor will file an appropriate Registration Statement on Form S-8 or other appropriate form with respect to the offering of common shares of Guarantor issuable upon vesting of the Assumed RSUs and Assumed PSUs and shall file a request with the Israel Securities Authority for an exemption from prospectus requirements pursuant to Section 15D of the Israeli Securities Law 1968, with respect to such offering. Subject to the receipt of the Options Tax Ruling, Guarantor shall use all reasonable commercial efforts in order to maintain the tax beneficial treatment of the Assumed RSUs and Assumed PSUs which are Section 102 Awards pursuant to Section 102(b)(3) of the Ordinance. Guarantor shall use reasonable best efforts to keep such Form S-8 effective for as long as the Assumed RSUs and Assumed PSUs remain outstanding.

(j)    After the Effective Time, no holder of a Company Equity Award or purchase right under the Company ESPP will have any right to acquire any Company Shares.

Section 2.4    Withholding. Parent, Merger Sub, the Surviving Company, the 102 Trustee, the Exchange Agent and any other third-party paying agent (each a “Payor”) shall each be entitled to deduct and withhold, or cause to be deducted and withheld, from any consideration otherwise payable pursuant to this Agreement, any amounts that Parent or (if the Withholding Tax Ruling imposes responsibility for withholding solely on the Exchange Agent) the Exchange Agent reasonably determine are required to be withheld or deducted with respect to such consideration under the Withholding Tax Ruling and the Options Tax Ruling, if obtained, the Code, the Ordinance or any applicable provisions of Israeli Tax Law or any applicable provision of non-Israeli Tax Law. To the extent that amounts are so withheld and timely remitted to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made. Notwithstanding the provisions of this Agreement relating to the timing of payment of consideration, and subject to any other provision to the contrary in the Withholding Tax Ruling, with respect to the payment of consideration that would be subject to withholding of Israeli Taxes, the consideration otherwise payable to each Company Shareholder pursuant to this Agreement (other than holders of Section 102 Shares) shall, unless Parent or Exchange Agent is otherwise instructed explicitly by the ITA, be retained by the Exchange Agent for the benefit of each such Company Shareholder for a period of up to three hundred and sixty five (365) days from Closing (the “Withholding Drop Date”), and until the Withholding Drop Date no Payor shall make any such payments to any Company Shareholder and withhold any amounts for Israeli Taxes from the payment deliverable pursuant to this Agreement, except as provided below and during which time each Company Shareholder may seek to obtain a Valid Tax Certificate. If a Company Shareholder delivers, no later than three (3) Business Days prior to the Withholding Drop Date a declaration for Israeli Tax withholding purposes or a Valid Tax Certificate to a Payor (or such other forms as are required under any applicable Tax Law) all in accordance with Section 2.2(c)(iii), then the Per Share Merger Consideration due to such Company Shareholder shall be paid to such Company Shareholder, subject to any non-Israeli withholding which is applicable to the payment, and the deduction and withholding of any Israeli Taxes shall be made only in accordance with the declaration for Israeli Tax withholding purposes or the Valid Tax Certificate. Subject to the Withholding Tax Ruling, if any Company Shareholder (i) does not provide Payor with a declaration for Israeli Tax withholding purposes or a Valid Tax Certificate (or such other forms as are required under any applicable Tax Law), by no later than three (3) Business Days before the Withholding Drop Date, or (ii) submits a written request with Payor to release such Person’s applicable consideration prior to the Withholding Drop Date but fails to submit a declaration for Israeli Tax withholding purposes or a Valid Tax Certificate (or such other forms as are required under any applicable Tax Law) at or before such time, then the amount to be withheld from such consideration shall be calculated according to the applicable withholding rate as reasonably determined by the

Parent or (if the Withholding Tax Ruling imposes responsibility for withholding solely on the Exchange Agent) by the Exchange Agent. If so provided in the Withholding Tax Ruling, any withholding made in New Israeli Shekels with respect to payments made hereunder in Dollars shall be calculated based on a conversion rate on the date the payment is actually made to any recipient and any currency conversion commissions will be borne by the applicable payment recipient and deducted from payments to be made to such payment recipient.

Section 2.5    Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Company will be authorized to execute and deliver, in the name and on behalf of the Company, Merger Sub or otherwise, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Company any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in (i) the reports, schedules, forms, statements and other documents filed by the Company with the SEC or furnished by the Company to the SEC since December 31, 2016 and prior to the date of this Agreement (excluding any forward looking disclosures or “risk factors” set forth therein, in each case, to the extent that such statements are predictive, cautionary, protective or forward-looking in nature) or (ii) the correspondingly numbered Section of the disclosure letter delivered by the Company to Parent and Merger Sub concurrent with the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other Section or subsection of this Agreement to which the relevance of such item is reasonably apparent on the face of such disclosure), the Company represents and warrants to Parent and Merger Sub as set forth below in this Article III.

Section 3.1    Qualification, Organization, Subsidiaries, etc.

(a)    The Company is a corporation duly organized and validly existing under the Laws of the State of Israel and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. The Company is in good standing (to the extent such concept is recognized under applicable Law) in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    Except as set forth on Section 3.1(b) of the Company Disclosure Letter, each Subsidiary of the Company (each, a “Company Subsidiary”) is a direct, or indirect, wholly owned Subsidiary of the Company. Each Company Subsidiary is duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its organization and has the requisite power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, except when the failure to be so duly organized, validly existing, in good standing or have such power and authority would not have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Section 3.1(b) of the Company Disclosure Letter, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any Person, excluding securities in any publicly traded company held for investment and comprising less than 2% of the outstanding stock of such company.

Section 3.2    Articles of Association. The Company has made available to Parent a complete and correct copy of its articles of association (as amended to date, the “Articles of Association”) and the Charter Documents of each Company Subsidiary that is a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X of the SEC). Such Articles of Association and Charter Documents are in full force and effect. Neither the Company nor any Company Subsidiary is in material violation of any of the provisions of its Articles of Association or Charter Documents.

Section 3.3    Capitalization.

(a)    The registered (authorized) share capital of the Company is NIS 3,500,000 divided into 200,000,000 Company Shares. All outstanding Company Shares are validly issued, fully paid and nonassessable and are issued free of any preemptive rights or any similar right under any provision of the ICL. All Company Shares subject to issuance upon the exercise, vesting or conversion of any convertible security will, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, be duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights or any similar right under any provision of the ICL.

(b)    As of the close of business on March 7, 2019 (the “Capitalization Date”):

(i)    54,515,916 Company Shares were issued and outstanding;

(ii)    No Company Shares were held by any Company Subsidiary;

(iii)    No Company Shares were held in the treasury of the Company;

(iv)    332,332 Company Shares were subject to outstanding Company Options;

(v)    3,902,447 Company Shares were issuable pursuant to outstanding Company RSUs;

(vi)    up to a maximum of 63,000 Company Shares were issuable pursuant to outstanding Company PSUs; and

(vii)    up to a maximum of 124,346 Company Shares were subject to outstanding purchase rights under the Company ESPP.

(c)    Section 3.3(c) of the Company Disclosure Letter lists (i) each Company Option, Company RSU and Company PSU outstanding as of the Capitalization Date, (ii) the Company Equity Plan under which such Company Option, Company RSU or Company PSU was issued, (iii) whether such Company Option, Company RSU or Company PSU is currently intended to qualify as a nonqualified stock option or incentive stock option pursuant to the Code, or otherwise, (iv) whether such Company Option, Company RSU or Company PSU represents “nonqualified deferred compensation” that is not exempt from the requirements of Section 409A of the Code, (v) the name of the holder thereof, the country in which the holder thereof provides services to the Company or any Company Subsidiary, the grant date, expiration date, the number of Company Shares issuable thereunder, the exercise price, the applicable vesting schedule (including whether such Company Equity Award is subject to any double trigger vesting or other accelerated vesting), (vi) whether each such Company Option, Company RSU or Company PSU is a Section 102 Award, and (vii) for Section 102 Awards the date of deposit of such Section 102 Awards with the 102 Trustee.

(d)    Except for changes since the date specified in Section 3.3(b) resulting from the exercise of Company Options, the exercise of purchase rights under the Company ESPP, the vesting and settlement of Company RSUs outstanding on such date or actions taken after the date of this Agreement in compliance with this Agreement, neither the Company nor any Company Subsidiary has issued or is subject to any (i) options, warrants or other rights, Contracts, arrangements or commitments of any character relating to the issued or unissued share capital of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue, grant or sell any shares of, or other equity interests in, the Company or any Company Subsidiary, (ii) shares of, or other voting securities or ownership interests in, the Company, (iii) shares of, or other voting securities or other ownership interests in, any Company Subsidiary, or (iv) restricted shares, restricted share units, stock appreciation rights, performance shares, contingent value rights, “phantom” stock or similar securities or rights that are derivative of or provide economic benefits based, directly or indirectly, on the value or price of any shares or other voting securities (including any bonds, debentures, notes or other Indebtedness having voting rights or convertible into securities having voting rights) or ownership interests in the Company or any Company Subsidiary (the items in clauses (i) through (iii) being referred to collectively as the “Company Securities”), other than as described in Section 3.3(b).

(e)    There are no voting trusts or other Contracts to which the Company or any Company Subsidiary is a party or, to the knowledge of the Company to which any other Person is a party, with respect to the voting or registration of any shares of, or other equity interest in, the Company or any Company Subsidiary, or restricting any Person from selling, pledging or otherwise disposing of any Company Shares. There is no shareholder rights plan or similar plan such as a “poison pill” to which the Company or any Company Subsidiary is a party.

(f)    There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Shares or any other Company Securities or any shares of any Company Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person. Each outstanding share of each Company Subsidiary is duly authorized, validly issued, fully paid and nonassessable and was issued free of any preemptive rights, and each such share is owned by the Company or another Company Subsidiary free and clear of all Liens or Contracts or other limitations on the Company’s or any Company Subsidiary’s voting rights.

(g)    The per share exercise price for each currently outstanding Company Option is equal to or greater than the per share fair market value of the underlying Company Shares on the applicable grant date as determined in accordance with the applicable Company Equity Plan. Each Company Equity Award was granted under one of the Company Equity Plans.

Section 3.4    Authority Relative to this Agreement.

(a)    The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to receipt of the Company Shareholder Approval, to consummate the Transactions. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (except for (i) receipt of the Company Shareholder Approval and (ii) the filing of the Merger Proposal and Merger Notice with the Companies Registrar and all such other notices or filings required under the ICL with respect to the consummation of the Merger). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, Merger Sub and Guarantor, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)    The Company Board of Directors, at a meeting duly called and held in compliance with the requirements of ICL and the Articles of Association, adopted resolutions (i) resolving that this Agreement and the Transactions are fair to, and in the best interests of, the Company and the Company Shareholders and that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of the Company to its creditors, (ii) approving this Agreement and the Transactions on the terms and subject to the conditions set forth herein, and (iii) resolving to make, subject to Section 5.2, the Company Board Recommendation.

Section 3.5    No Conflict; Required Filings and Consents.

(a)    The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Association or the Charter Documents of any Company Subsidiary, (ii) subject to obtaining the Company Required Approvals and the Company Shareholder Approval, conflict with or violate any Law or Order applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, (iii) subject to filing the IIA Notice and the IIA Undertaking and obtaining the Investment Center Approval, conflict with or violate any of the terms or requirements of, or give a Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate, modify or exercise any right or remedy, or require any refund or recapture with respect to, any Government Grant or other Permit, or any benefit provided or available under any Government Grant or other Permit that is held by the Company or any Company Subsidiary, (iv) subject to obtaining the consents listed in Section 3.5(a) of the Company Disclosure Letter, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default or breach) under, result in the acceleration of any obligation or loss of a benefit of the Company or a Company Subsidiary pursuant to, result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary pursuant to, or give rise to a right of termination or cancellation pursuant to, any Company Material Contract, or (v) result in the imposition or creation of any Lien (other than Permitted Liens) upon any asset owned or used by the Company or any Company Subsidiary, except, in the case of clauses (ii), (iii), (iv) and (v), for any such conflicts, violations, breaches, defaults, Liens or other occurrences that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b)    The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) the Investment Center Approval, IIA Notice and IIA Undertaking, (ii) the filing of the Merger Proposal and Merger Notice with the Companies Registrar and all such other notices or filings required under the ICL with respect to the consummation of the Merger and the issuance of the Certificate of Merger by the Companies Registrar, (iii) the receipt of the Options Tax Ruling and the Withholding Tax Ruling, (iv) any filings as may be required under the rules and regulations of NASDAQ, (v) the filing of the Proxy Statement with the SEC, (vi) applicable requirements, if any, of the Securities Act, the Exchange Act and state securities or “blue sky” Laws (“Blue Sky Laws”), (vii) the pre-merger notification requirements of the HSR Act, SAMR and similar requirements under other applicable Antitrust Laws (collectively, the “Company Required Approvals”) and (viii) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Authority, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.6    Permits; Compliance.

(a)    Each of the Company and the Company Subsidiaries is in possession of all authorizations, licenses, permits, certificates, variances, exemptions, approvals, orders, registrations and clearances of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Permits”), except where the failure to hold or to comply with, or the suspension or cancellation of, or failure to be valid or to be in full force and effect of, any of the Permits, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is or, since December 31, 2015 has been, in conflict with, default under or violation of, any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, except for any conflicts, defaults or violations as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    Since December 31, 2015, none of the Company, any of the Company Subsidiaries or any Representative of the Company or any of the Company Subsidiaries, or any other Person acting on behalf of the Company or any of the Company Subsidiaries (including consultants, distributors, resellers and any other business intermediaries) has, directly or indirectly, taken any action which would cause them to be in material violation of: (i) the principles set out in the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions; (ii) the Foreign Corrupt Practices Act of 1977, as amended, or any rules or regulations thereunder; (iii) the UK Bribery Act 2010; (iv) Title 5 of the Israeli Penalty Law (Bribery Transactions) and the Israeli Prohibition on Money Laundering Law, 2000; and (v) any other applicable anticorruption and/or anti-bribery laws, statutes, rules, regulations, ordinances, judgments, orders, decrees, injunctions, and writs of any Governmental Authority of any jurisdiction applicable to the Company or the Company Subsidiaries (whether by virtue of jurisdiction or organization or conduct of business) (collectively, the “Applicable Anticorruption Laws”).

(c)    Since December 31, 2015, none of the Company, any of the Company Subsidiaries or any Representatives of the Company or any of the Company Subsidiaries, or any other Person acting on behalf of the

Company or any of the Company Subsidiaries (including consultants, distributors, resellers, and any other business intermediaries), has, directly or indirectly, offered, paid, promised to pay, or authorized a payment, of any money or other thing of value (including any fee, gift, sample, commission payment, discount, travel expense, or entertainment) to any of the following persons for the purpose of influencing any act or decision of such person in his official capacity, inducing such person to do or omit to do any act in violation of the lawful duty of such official, securing any improper advantage, or inducing such person to use his influence with a Governmental Authority or instrumentality thereof to affect or to influence any act or decision of such Governmental Authority or instrumentality, in order to assist the Company or a Company Subsidiary in obtaining or retaining business for or with, or directing the business to, any Person: (i) any person who is an agent, representative, official, officer, director, or employee of any Governmental Authority or any department, agency, or instrumentality thereof (including officers, directors, and employees of state-owned, operated or controlled entities) or of a public international organization; (ii) any person acting in an official capacity for or on behalf of any such Governmental Authority, department, agency, instrumentality, or public international organization; (iii) any political party or official thereof; (iv) any candidate for political or political party office (such recipients in paragraphs (i), (ii), (iii) and (iv) of this subsection (c) collectively, “Government Officials”); or (v) any other individual or entity while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any Government Official.

(d)    There are no current, pending, or, to the knowledge of the Company, threatened charges, proceedings, investigations, audits, or complaints against the Company or any of the Company Subsidiaries or, to the knowledge of the Company, any Representative or affiliate of the Company or any of the Company Subsidiaries with respect to any Applicable Anticorruption Laws.

(e)    The Company and each of the Company Subsidiaries are, and have at all times since December 31, 2015, been in compliance in all material respects with applicable United States, Israeli and foreign export control Laws and regulations, including: (i) the United States Export Administration Act and implementing Export Administration Regulations; (ii) the Arms Export Control Act and implementing International Traffic in Arms Regulations; (iii) the various economic sanctions Laws administered by the Office of Foreign Assets Control of the U.S. Treasury Department; (iv) the Israel Defense Export Control Law – 2007 and regulations promulgated thereunder; and (v) the Israel Control of Products and Services Declaration (Engagement in Encryption), 1974, as amended. Without limiting the foregoing, to the knowledge of the Company, there are no pending or threatened claims or investigations by any Governmental Authority of potential violations against the Company or any of the Company Subsidiaries with respect to export activity or export licenses, that would reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole.

(f)    Notwithstanding anything contained in this Section 3.6, no representation or warranty will be deemed to be made in this Section 3.6 in respect of environmental, Tax, employee benefits, intellectual property or labor matters.

Section 3.7    SEC Filings; Financial Statements.

(a)    The Company has timely filed or furnished all forms, reports and other documents required to be filed or furnished by it with the SEC since December 31, 2016 (such documents filed since December 31, 2016 and those filed by the Company with the SEC subsequent to the date of this Agreement, if any, including any amendments thereof, the “Company Reports”). At the time it was filed or furnished (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each Company Report (i) complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, the Sarbanes-Oxley Act of 2002 (“SOX”) and the applicable rules and regulations promulgated thereunder, and (ii) did not, at the time it was filed or furnished (or, if amended or superseded by a filing prior to the date of this Agreement, as of the date of such filing) or, with respect to Company Reports filed or furnished after the date of this Agreement, will not, subject to the second to last sentence of Section 3.12, contain any untrue statement of a material fact, or omit to state a material fact, required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b)    Each of the consolidated financial statements (including the notes thereto) contained in the Company Reports (i) complied as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis with the Company’s past practices throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by the rules and regulations of the SEC), and (iii) fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated Company Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments).

(c)    Except as and to the extent set forth in the consolidated balance sheet of the Company and its consolidated Company Subsidiaries as of December 31, 2018, including the notes thereto (the “Most Recent Company Balance Sheet”), neither the Company nor any Company Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) required to be disclosed by GAAP, except for liabilities and obligations (i) incurred since December 31, 2018 in the ordinary course of business consistent with past practice, (ii) in the form of executory obligations under any Contract to which the Company is a party or is bound and that are not in the nature of material breaches of such Contracts and (iii) incurred in connection with the preparation and negotiation of this Agreement or pursuant to this Agreement or in connection with the Transactions.

(d)    Each of the principal executive officer of the Company and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder with respect to the Company Reports filed with the SEC, and prior to the date of this Agreement, neither the Company nor any of its executive officers has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing such certifications. For purposes of this Section 3.7(d), “principal executive officer” and “principal financial officer” have the meanings given to such terms in SOX. Neither the Company nor any of the Company Subsidiaries has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of SOX.

(e)    The Company maintains a system of internal controls over financial reporting designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes, including to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP; (iii) access to assets that could have a material effect on the Company’s financial statements is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(f)    The Company has in place “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) that are designed to ensure that material information that is required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and made known to its principal executive officer and principal financial officer as appropriate to allow timely decisions regarding required disclosure.

(g)    As of the date of this Agreement, (i) there are no outstanding unresolved comments with respect to the Company or the Company Reports filed with the SEC noted in comment letters or, to the knowledge of the Company, other correspondence received by the Company or its attorneys from the SEC, and (ii) to the knowledge of the Company, there are no pending (A) formal or informal investigations of the Company by the SEC or (B) inspection of an audit of the Company’s financial statements by the Public Company Accounting Oversight Board.

(h)    The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K of the SEC, for senior financial officers, applicable to its principal financial officer, comptroller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed any change in or waiver of the Company’s code of ethics with respect to any such persons, as required by Section 406(b) of SOX.

(i)    Neither the Company nor any of the Company Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of the Company Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)), where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of the Company Subsidiaries in the Company’s or such Company Subsidiary’s published financial statements or the Company Reports.

(j)    Since December 31, 2016, none of the Company, the Company Board of Directors or the audit committee of the Company Board of Directors has received any oral or written notification of any (A) “significant deficiency” in the internal controls over financial reporting of the Company, (B) “material weakness” in the internal controls over financial reporting of the Company or (C) fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company.

(k)    To the knowledge of the Company, since December 31, 2016, (i) neither the Company nor any Company Subsidiary or any of their respective Representatives has received any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of the Company Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or any of the Company Subsidiaries has engaged in questionable accounting or auditing practices, in each case which set forth allegations of circumstances that if determined to be true, would be material to the Company and the Company Subsidiaries, taken as a whole, and (ii) no attorney representing the Company or any of the Company Subsidiaries has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any of its Representatives to the Company Board of Directors or any committee thereof or to any non-employee director or the Chief Legal Counsel or Chief Executive Officer of the Company pursuant to Section 307 of the Sarbanes-Oxley Act of 2002.

Section 3.8    Absence of Certain Changes or Events. Since the date of the Most Recent Company Balance Sheet through the date of this Agreement, (a) except as contemplated or permitted by this Agreement, the Company and the Company Subsidiaries have conducted their businesses, in all material respects, in the ordinary course and in a manner consistent with past practice, (b) there has not been any event, condition, circumstance, development, change or effect having, or that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and (c) except as set forth on Section 3.8 of the Company Disclosure Letter, there has not occurred any other action or event that would have required the consent of Parent pursuant to subsections (a), (b), (d), (e), (f), (g), (i), (k) or (o) of Section 5.1 if such action or event occurred after the date of this Agreement.

Section 3.9    Absence of Litigation. Other than as specified in Section 3.9 of the Company Disclosure Letter, as of the date of this Agreement, there is (a) no Action pending, and (b) to the knowledge of the Company, (i) no inquiry, audit or investigation by any Governmental Authority pending and (ii) no Action threatened in writing against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As of the date of this Agreement, none of the Company, any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is subject to any continuing Order, settlement agreement or similar written agreement with any Governmental Authority, or any Order, determination or award of any Governmental Authority, in each case that contains ongoing obligations that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.10    Employee Benefit Plans.

(a)    Section 3.10(a) of the Company Disclosure Letter lists all material Company Plans (except for (i) employment agreements and offer letters establishing at-will employment without obligating the Company to make any payment or provide any benefit upon termination of employment other than as required by Law or through a separate Company Plan; and (ii) individual equity award agreements that are consistent in all material respects with the standard form of award agreement under the applicable Company Equity Plan that has been disclosed hereunder (other than obligations that have been fully satisfied)) and indicates the sponsor of each such Company Plan and the geographic location of the employees or service providers covered by such Company Plan. The Company has made available to Parent with respect to each Company Plan that is required to be listed on Section 3.10(a) of the Company Disclosure Letter (in each case to the extent applicable): (A) a copy of the Company Plan document, including all currently effective amendments thereto, and in the case of an unwritten Company Plan, a written description thereof; (B) the most recent summary plan description and all currently effective summaries of material modifications with respect to the Company Plan; (C) the most recently filed annual report on Form 5500; (D) the most recently received IRS determination or opinion letter; and (E) the current trust agreement, insurance contract or any other document relating to the funding or payment of benefits.

(b)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Plan is, and since December 31, 2015 has been, operated in accordance with its terms and the requirements of all applicable Laws including ERISA and the Code. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Plan intended to be qualified under Section 401(a) of the Code either has received a favorable determination letter from the IRS or may rely upon a favorable prototype opinion letter from the IRS as to its qualified status, and each trust created thereunder has been determined by the IRS to be exempt from Tax under the provisions of Section 501(a) of the Code, and, to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that could reasonably be expected to adversely affect the qualification of such Company Plan.

(c)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) other than routine claims for benefits, there are no Actions, pending or, to the knowledge of the Company, threatened, with respect to any Company Plan; and (ii) there have been no prohibited transactions (within the meaning of Section 4975 of the Code or Section 406 of ERISA) or breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) by ERISA with respect to any of the Company Plans. No Company Plan is or at any time was funded through a “welfare benefit fund” as defined in Section 419(e) of the Code, and no benefits under any Company Plan are or at any time have been provided through a voluntary employees’ beneficiary association (within the meaning of Section 501(c)(9) of the Code) or a supplemental unemployment benefit plan (within the meaning of Section 501(c)(17) of the Code).

(d)    Neither the Company nor any Company Subsidiary nor any Company ERISA Affiliate currently has, or within the six-year period preceding the date of this Agreement, had, an obligation to contribute to a “defined benefit plan” as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, or a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no liability under Title IV or Section 302 of ERISA has been incurred by the Company, any Company Subsidiary or any Company ERISA Affiliate that has not been satisfied in full. Neither the Company nor any Company Subsidiary has an obligation to contribute to a “multiple employer plan” within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code or a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each group health plan benefiting any current or former employee of the Company, any Company Subsidiary or any Company ERISA Affiliate that is subject to Section 4980B of the Code, the Company, each Company Subsidiary and each Company ERISA Affiliate have complied with the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

(e)    Except as set forth in Section 3.10(e) of the Company Disclosure Letter, no Company Plan provides for post-retirement or other post-employment payments or welfare benefits (other than (i) health care continuation coverage required by Section 4980B of the Code or similar state or local Law or (ii) health care coverage through the end of the calendar month in which a termination of employment occurs).

(f)    Except as contemplated by this Agreement, the consummation of the Transactions will not, either alone or in combination with another event that is linked contractually to the Transactions, (i) entitle any current or former employee, officer or individual independent contractor of the Company or any Company Subsidiary to any material severance pay, incentive compensation or other material compensatory payment, or (ii) materially accelerate the time of payment or vesting of any compensatory amount or employee benefit, or increase the amount of compensation due any such employee or other person. There is no Contract, plan or arrangement by which the Company or any of the Company Subsidiaries are bound to compensate any individual for excise or other Taxes payable pursuant to Section 4999 of the Code or Section 409A of the Code. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company Plan subject to Section 409A of the Code is in material compliance in form and operation with Section 409A of the Code and the applicable guidance and regulations thereunder, and (ii) no amount under any Company Plan is or has been subject to the interest and additional Tax set forth under Section 409A(a)(1)(B) of the Code.

(g)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each Company Plan that is maintained outside of the United States or Israel primarily for the benefit of any current or former employees or individual service providers who are or were employed or providing services outside of the United States or Israel to the Company or any Company Subsidiary (each, a “Foreign Plan”), (i) all employer and employee contributions to each Foreign Plan required by Law or by the terms of such Foreign Plan have been made, or, if applicable, accrued in accordance with normal accounting practices, (ii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities, (iii) each Foreign Plan has been established, maintained, funded and administered in accordance with its terms and all applicable Laws, and (iv) no Foreign Plan is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA) or has any unfunded or underfunded liabilities.

(h)    Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in Section 3.5 (No Conflicts; Required Filings and Consents), Section 3.7 (SEC Filings; Financial Statements), Section 3.8 (Absence of Certain Changes or Events), this Section 3.10 and in Section 3.11 (Labor and Employment Matters) and Section 3.15 (Taxes) are the sole and exclusive representations and warranties of the Company with respect to the Company Plans and ERISA and no other representation or warranty of the Company contained herein shall be construed to relate to the Company Plans and ERISA (including their compliance with any applicable Law).

Section 3.11    Labor and Employment Matters.

(a)    Except as set forth in Section 3.11(a) of the Company Disclosure Letter, the employment of the Company’s or any Company Subsidiaries’ employees in the United States is terminable by the Company or Company Subsidiary at will.

(b)    Except as set forth in Section 3.11(b) of the Company Disclosure Letter, solely with respect to employees who reside or work in Israel or to whom Israeli Law applies (“Israeli Employees”) and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) neither the Company nor any Company Subsidiary has or is subject to, and no Israeli Employee of the Company or any Company Subsidiary benefits from, any extension order (tzavei harchava) (other than extension orders applicable to all employees in Israel); (ii) the Company’s or any applicable Company Subsidiary’s obligations to provide statutory severance pay to its Israeli Employees pursuant to the Severance Pay Law-1963 (with respect to the period from commencement date of employment to the present and on the basis of “entire salary,” as defined under such Law), vacation pursuant to the Israeli Annual Leave Law-1951, and contributions to any funds, including all pension arrangements and any personal employment agreement or any other binding source, have been satisfied in all material respects or have been fully funded by contributions to appropriate funds or if not required to be fully funded under any source are fully accrued on the relevant consolidated financial statements in accordance with GAAP; and (iii) the Company and the Company Subsidiaries are in compliance in all respects material to the Company and the Company Subsidiaries, taken as a whole, with all applicable Law, regulations, permits and Contracts relating to employment, wages and other compensation matters and terms and conditions of employment related to its Israeli Employees, including The Advance Notice of Discharge and Resignation Law, (5761-2001), The Notice to Employee (Terms of Employment) Law (5762-2002), The Prevention of Sexual Harassment Law (5758-1998), the Hours of Work and Rest Law, 1951, the Annual Leave Law, 1951, the Salary Protection Law, 1958, Law for Increased Enforcement of Labor Laws, 2011, Foreign Employees Law-1991, and The Employment of Employee by Manpower Contractors Law (5756-1996). Except as required by Law or as set forth in the Company Plans listed on Section 3.10(a) of the Company Disclosure Letter, the employment of each of the Israeli Employees of the Company and the Company Subsidiaries is terminable by the Company (or by the relevant Company Subsidiary) with no more than 30 days prior written notice. To the knowledge of the Company, the Company and the Company Subsidiaries have not engaged any Israeli Employees whose employment would require special licenses, permits or approvals from any Governmental Authority. “Israeli Employee” shall not include any consultants, sales agents or other independent contractors Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) all amounts that the Company and the Company Subsidiaries are legally or contractually required either (x) to deduct from their Israeli Employees’ salaries or to transfer to such Israeli Employees’ pension or provident, life insurance, incapacity insurance, continuing education fund or other similar funds or (y) to withhold from their Israeli Employees’ salaries and benefits and to pay to any Governmental Authority as required by the Ordinance and Israeli National Insurance Law, 1953, or otherwise have, in each case, been duly deducted, transferred, withheld and paid (other than routine payments, deductions or withholdings to be timely made in the normal course of business and consistent with past practice); (B) the Company and the Company Subsidiaries do not have any outstanding obligations to make any such deduction, transfer, withholding or payment (other than such that has not yet become due).

(c)    There are no, and since December 31, 2015, there have not been any, proceedings pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) between the Company or any of the Company Subsidiaries and any employee of the Company or any of the Company Subsidiaries or any individual who performs services for the Company or any of the Company Subsidiaries who is classified as an independent contractor (each, a “Worker”) or group of Workers, including before the U.S. Equal Employment Opportunity Commission, the National Labor Relations Board, the U.S. Department of Labor, the U.S. Occupational Health and Safety Administration, the Workers Compensation Appeals Board, or any Governmental Authority concerning employment, employment practices, harassment, discrimination, retaliation, terms and conditions of employment, immigration, workers’ compensation, long term disability, occupational safety, plant closings, compensation and benefits, wages and hours, proper classification of employees and independent contractors, payment of social security and similar taxes, income tax withholding or occupational safety and health, and/or any other tax issues relating to a Worker (“Employment Practices”).

(d)    Neither the Company nor any Company Subsidiary is, or during the five (5) years prior to the date of this Agreement has been, a party to any collective bargaining agreement or any similar agreement with any labor union, labor organization or works council. As of the date of this Agreement, and during the five (5) years prior to the date of this Agreement: (i) no such agreement is or has been negotiated, (ii) no labor union, labor organization or works council has made a pending written demand for recognition, (iii) to the knowledge of the Company, there has not been petitions seeking a representation proceeding pending or, to the knowledge of the Company, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal, (iv) to the knowledge of the Company, there have been no labor union organizing activities with respect to the employees of the Company or any Company Subsidiary and (v) to the knowledge of the Company, there has been no threatened, in writing, labor strikes, slowdowns, work stoppages, lockouts, or any similar activity, affecting the Company or any Company Subsidiary. As of the date of this Agreement, and during the five (5) years prior to the date of this Agreement, neither the Company nor any Company Subsidiary has experienced any, strike, slowdown, lockout or work stoppage or any similar activity materially affecting the Company or any Company Subsidiary.

(e)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries are, and since December 31, 2015 have been, in compliance with all applicable Laws respecting any Employment Practices. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary is liable for any material payment to any trust or other fund or to any Governmental Authority, with respect to providence fund, social security or other benefits or obligations for employees (other than routine payments to be made in the ordinary course of business consistent with past practice). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the knowledge of the Company, as of the date of this Agreement, (x) there are no audits or investigations pending by any Governmental Authority pertaining to the Employment Practices of the Company or any Company Subsidiary; and (y) no complaints relating to Employment Practices of the Company or any Company Subsidiary have been, during the five (5) years prior to the date of this Agreement, filed with any Governmental Authority or submitted in writing to the Company or any Company Subsidiary.

(f)    Except as would not reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole, to the knowledge of the Company, no employee or individual independent contractor of the Company or any Company Subsidiary is or since December 31, 2015 has been in violation of any term of any employment or service Contract, non-disclosure or confidentiality agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such person to be employed or retained by the Company or any Company Subsidiary by which the individual is employed or engaged because of the nature of the business conducted or presently proposed to be conducted by it or to the use of Trade Secrets or proprietary information of others.

(g)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Company Subsidiary is, and since December 31, 2015 has been, in compliance with the Worker Adjustment and Retraining Notification Act of 1988, as amended (29 U.S.C. §2101) and any similar applicable state laws or other applicable Laws regarding redundancies, reductions in force, mass layoffs, and plant closings, including all obligations to promptly and correctly furnish all notices required to be given thereunder in connection with any redundancy, reduction in force, mass layoff, or plant closing to affected employees, representatives, any state dislocated worker unit and local government officials, or any other Governmental Authority.

(h)    Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in Section 3.5 (No Conflicts; Required Filings and Consents), Section 3.7 (SEC Filings; Financial Statements), Section 3.8 (Absence of Certain Changes or Events) and this Section 3.11 are the sole and exclusive representations and warranties of the Company with respect to labor and employment matters and no other representation or warranty of the Company contained herein shall be construed to relate to labor and employment (including their compliance with any applicable Law).

Section 3.12    Information Supplied. The Proxy Statement will not, as of the date the Proxy Statement is first mailed to the Company Shareholders, and at the time of the Company Special Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Special Meeting that has become false or misleading. Notwithstanding the foregoing sentence, the Company makes no representation or warranty with respect to any information supplied by Parent, Merger Sub or any of their Representatives in writing specifically for inclusion in the Proxy Statement. The Proxy Statement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the rules and regulations thereunder, and other any applicable Laws.

Section 3.13    Property and Leases.

(a)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of the Company Subsidiaries owns, and has good title to, each of the tangible assets reflected as owned by the Company or the Company Subsidiaries on the Most Recent Company Balance Sheet (except for tangible assets sold or disposed of since that date in the ordinary course of business), free of any Liens other than Permitted Liens. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all of the machinery, equipment and other tangible personal property and assets owned or used by the Company and the Company Subsidiaries are usable in the ordinary course of business and are reasonably adequate and suitable for the uses to which they are being put.

(b)    Section 3.13(b) of the Company Disclosure Letter sets forth a complete and accurate list of all real property owned by the Company or any of the Company Subsidiaries (“Company Owned Real Property”). None of the Company Owned Real Property is subject to any leases, tenancies or occupancies other than that of the Company or the Company Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all of the buildings, fixtures and other improvements located on the Company Owned Real Property are reasonably adequate and suitable for the purpose of conducting the Company’s business as presently conducted.

(c)    Section 3.13(c) of the Company Disclosure Letter sets forth a complete and accurate list of all material leases to which the Company or any Company Subsidiary is a party, as lessee (“Company Real Property Leases”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all of the fixtures and other improvements located on the premises subject to the Company Real Property Leases are reasonably adequate and suitable for the purpose of conducting the Company’s business as presently conducted.

Section 3.14    Intellectual Property.

(a)    Section 3.14(a) of the Company Disclosure Letter contains a list as of the date hereof of all material Company Registered Intellectual Property, including Patents.

(b)    To the knowledge of the Company, all of the Company Owned Intellectual Property, including each item of Company Registered Intellectual Property, is exclusively owned by the Company or a Company Subsidiary free and clear of all Liens (other than (i) Permitted Liens, (ii) Company Product Sales Agreements, (iii) outbound nonexclusive licenses entered into in the ordinary course of business, (iv) Contracts set forth on Section 3.17(a)(ix) of the Company Disclosure Letter and (v) Company Immaterial Trademark Licenses).

(c)    Each item of material Company Registered Intellectual Property is, to the knowledge of the Company, valid and subsisting. Neither the Company nor any Company Subsidiary has received any written notice within the past two (2) years directed to the Company or any Company Subsidiary challenging the legality, validity, enforceability or ownership (excluding, for the avoidance of doubt, office actions issued by Governmental Authorities with respect to Registered Intellectual Property applications) of any Company Registered Intellectual Property.

(d)    To the knowledge of the Company, the operation by the Company and Company Subsidiaries of their business, including the design, development, use, import, export, manufacture, licensing, sale, offering for sale, supply or other disposition of the Company Products does not infringe, violate or misappropriate the Intellectual Property rights of any Person in a manner that would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary has received any written notice from any Person within the past two (2) years claiming that the operation of their business, or any Company Product, infringes or misappropriates the Intellectual Property rights of any Person.

(e)    Each current employee and contractor, and each former employee and contractor employed by or providing services to the Company since December 31, 2015, who is or has been involved in the development of any material Company Owned Intellectual Property, has executed and delivered to the Company or a Company Subsidiary agreements that (i) assign to the Company or one of the Company Subsidiaries all right, title and interest in and to any Intellectual Property arising from such Person’s work for or on behalf of the Company or such Company Subsidiary and (ii) for Israeli Employees, waive all rights for any additional compensation in connection with the foregoing assignment pursuant to Section 134 of the Israel Patent Law—1967.

(f)    The Company and each Company Subsidiary has taken commercially reasonable measures to protect the Company’s or such Company Subsidiary’s rights in the material Trade Secrets owned by the Company or such Company Subsidiary. For any Trade Secrets owned by any other Person that have been provided to the Company or such Company Subsidiary under Contract, to the knowledge of the Company, the Company and such Company Subsidiaries are not in material breach of the terms of such Contract with respect to the confidentiality of such Trade Secrets.

(g)    The Company and each Company Subsidiary has and uses commercially reasonable measures to enforce a policy requiring all employees, consultants and other contractors of the Company and each Company Subsidiary to execute Intellectual Property assignment and confidentiality agreements for the benefit of the Company or such Company Subsidiary.

(h)    Neither the Company nor any of the Company Subsidiaries is obligated to grant licenses or rights to or otherwise restrict the ability of the Company or any Company Subsidiary to enforce, license or exclude others from using or practicing, any material Company Owned Intellectual Property as a result of the Company’s or any Company Subsidiary’s membership or affiliation with any standards setting bodies or similar bodies.

(i)    To the knowledge of the Company, no material Company Registered Intellectual Property was developed using any facilities or resources of universities or under any Contract with any Governmental Authority.

(j)    Except as set forth in Section 3.14(j) of the Company Disclosure Letter, neither the execution of this Agreement nor the consummation of the Transactions will, under any Contract to which the Company or any Company Subsidiary is bound, cause (i) the granting of any material license to any Third Party or material immunity from suit or covenant not to assert (excluding, for clarity, any non-exclusive licenses granted in the ordinary course of business) under or with respect to any material Intellectual Property owned or controlled by Parent or any affiliate of Parent (excluding Surviving Company or the Company Subsidiaries), or (ii) Parent or Surviving Company being obligated to pay any royalties or other amounts to any Person, with respect to Intellectual Property, in excess of those payable by the Company or any Company Subsidiary, in the absence of this Agreement or the Transactions.

(k)    Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in Section 3.5 (No Conflicts; Required Filings and Consents), Section 3.7 (SEC Filings; Financial Statements), Section 3.8 (Absence of Certain Changes or Events), Section 3.9 (Absence of Litigation), this Section 3.14 and Section 3.17 (Material Contracts) are the sole and exclusive representations and warranties of the Company with respect to Intellectual Property, and no other representation or warranty of the Company contained herein shall be construed to relate to Intellectual Property (including their compliance with any applicable Law).

Section 3.15    Taxes.

(a)    Each of the Company and the Company Subsidiaries has timely filed all material Tax Returns that it was required to file under applicable Laws and all such Tax Returns are true, correct and complete in all material respects. The Company and the Company Subsidiaries have paid all material Taxes that are required to be paid by them (whether or not shown on any Tax Return), except for Taxes with respect to which adequate reserves are included in the Company Reports in accordance with GAAP.

(b)    Neither the Company nor any Company Subsidiary is a party to or bound by any Tax allocation, indemnification or sharing agreement (other than (i) agreements entered into in the ordinary course of business, the primary purpose of which is unrelated to Tax and (ii) any agreement between or among any of the Company and the Company Subsidiaries).

(c)    None of the Company or any non-U.S. Company Subsidiary is or was a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or should be treated as a U.S. corporation under Section 7874(b) of the Code. Neither the Company nor any Company Subsidiary has engaged in any “listed transaction” as defined in Treasury Regulations Section 1.6011-4(b)(2).

(d)    Neither the Company nor any Company Subsidiary has performed or was part of any action or transaction that requires special reporting in accordance with Section 131(g), 131D or 131E of the Ordinance or the regulations promulgated thereunder.

(e)    The Company and each of the Company Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other Third Party.

(f) (i)    No deficiencies for material Taxes against the Company or any Company Subsidiary have been claimed, proposed or assessed in writing by any Governmental Authority that remain unpaid except for deficiencies with respect to which adequate reserves have been established in accordance with GAAP, (ii) there are no ongoing or pending, nor has the Company or any Company Subsidiary received written notice of the expected commencement of any Actions with respect to any material Taxes of the Company or any Company Subsidiary and no such Actions are, to the knowledge of the Company, threatened, and (iii) there are no waivers or extensions of any statute of limitations currently in effect with respect to any Taxes of the Company or any Company Subsidiary.

(g)    Neither the Company nor any Company Subsidiary is liable for the material Taxes of any other Person (other than the Company or a Company Subsidiary) under Treasury Regulation Section 1.1502-6 or any similar provision of applicable Tax Law or as a transferee or successor or by Contract (other than agreements entered into in the ordinary course of business, the primary purpose of which is unrelated to Tax).

(h)    No written claim has been made in the past three (3) years by any Governmental Authority that the Company or any Company Subsidiary is or may be subject to Tax or required to file a Tax Return in a jurisdiction where it does not file Tax Returns. Neither the Company nor any of the Company Subsidiaries has, or has at any time since December 31, 2015 had, a permanent establishment or become subject to income taxation in any country other than the country where such Company or any Company Subsidiary was organized, as determined pursuant to applicable Law and applicable Tax treaty.

(i)    The Company has not been a real property corporation (Igud Mekarke’in) within the meaning of such term under Section 1 of the Israeli Land Taxation Law (Appreciation and Acquisition), 5723-1963.

(j)    Neither the Company nor any of the Company Subsidiaries is subject to any restrictions or limitations pursuant to Part E2 of the Ordinance or pursuant to any Tax ruling made with reference to the provisions of such Part E2 or otherwise.

(k)    The Company is duly registered for the purposes of Israeli value added tax and has complied in all material respects with all requirements concerning value added Taxes (“VAT”). No other non-Israeli Company Subsidiaries are required to effect Israeli VAT registration.

(l)    The prices and terms for the provision of any loan, property or services provided by or to the Company and any Company Subsidiary are at arm’s length and comply in all material respects with applicable transfer pricing Laws in all relevant jurisdictions. The Company and the Company Subsidiaries comply, and have always been compliant in all material respects with the requirements of Section 85A of the Ordinance.

(m)    The Company has made available to Parent any Tax exemption, Tax holiday, or other Tax reduction agreement or Order, applied for or received by the Company or any Company Subsidiary since December 31, 2015, or which was received prior to that date but is still valid and in effect, in connection with Israeli Taxes, or other applicable Taxes as the case may be, including any confirmation by the Investment Center of “Approved Enterprise” or “Benefitted Enterprise” status.

(n)    Each of the Company share incentive plans that are intended to qualify as a capital gains route plan under Section 102(b)(2) or 102(b)(3) of the Ordinance (a “102 Plan”) has received a favorable determination or approval letter from, or is otherwise approved by, or deemed approved by passage of time without objection by, the ITA. All Section 102 Awards which were issued under any 102 Plan were and are currently in material compliance with the applicable requirements of Section 102 (including the relevant sub-section of Section 102) and the written requirements and guidance of the ITA, including the filing of the necessary documents with the ITA, the grant of Section 102 Awards only following the lapse of the required 30 day period from the filing of the 102 Plan with the ITA, the receipt of the required written consents from the option holders, the appointment of an authorized trustee to hold the Section 102 Awards, and the due deposit of such Section 102 Awards with such trustee.

Section 3.16    Environmental Matters.

(a)    The Company and each Company Subsidiary is, and, to the knowledge of the Company, has at all times been, in compliance with all applicable Environmental Laws, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the properties currently owned, leased or operated by the Company or any Company Subsidiary (including soils and surface and ground waters) are contaminated with any Hazardous Substance above cleanup levels established by Governmental Authorities pursuant to Environmental Laws and require remediation by the Company or any Company Subsidiary.

(c)    Since December 31, 2015, neither the Company nor any Company Subsidiary has received any written notice, letter or request for information stating that it may be liable under any Contract, or pursuant to Environmental Law, for any contamination by Hazardous Substances above cleanup levels established by Governmental Authorities pursuant to Environmental Laws that require remediation at any site.

(d)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each Company Subsidiary possesses and is in compliance with all material permits, licenses and other authorizations required under any Environmental Law (“Environmental Permits”), and no suspension or cancellation of any of the Environmental Permits is pending or, to the knowledge of the Company, threatened.

(e)    Except for Contracts entered into in the ordinary course of business, to the knowledge of the Company and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has entered into any agreement (other than Company Real Property Leases entered into in the ordinary course of business) that would reasonably be expected to require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of Environmental Laws or Hazardous Substances. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no claim, suit or proceeding arising under or pursuant to Environmental Laws is pending, or to the knowledge of the Company, threatened against the Company or any of its Company Subsidiaries. No condition exists on any property, currently or formerly, owned or operated by the Company or any Company Subsidiary that has given rise to, or would reasonably be expected to give rise to, any liability or obligation under Environmental Laws, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f)    Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in Section 3.5 (No Conflicts; Required Filings and Consents), Section 3.7 (SEC Filings; Financial Statements), Section 3.8 (Absence of Certain Changes or Events) and this Section 3.16 are the sole and exclusive representations and warranties of the Company with respect to environmental and occupational health and safety matters, including Environmental Laws, Hazardous Substances and Environmental Permits, and no other representation or warranty of the Company contained herein shall be construed to relate to Environmental Laws, Hazardous Substances and Environmental Permits (including their compliance with any applicable Law).

Section 3.17    Material Contracts.

(a)    Section 3.17(a) of the Company Disclosure Letter lists the following respective Contracts (other than any Company Plan) in effect as of the date of this Agreement (including all material amendments and supplements) to which the Company or any Company Subsidiary is a party (provided, however, that the Company Material Contracts will be deemed to include, without requirement of listing, any “material contract” (as such term is used in Item 601(b)(10) of Regulation S-K of the SEC) that is filed as an exhibit to the Company Reports filed with the SEC prior to the date of this Agreement, other than any Company Plan), such Contracts as are required to be set forth in Section 3.17(a) of the Company Disclosure Letter, any Company Real Property Lease, and any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) collectively being, the “Company Material Contracts”:

(i)    all Contracts (excluding purchase orders issued in the ordinary course of business) for purchases by the Company or any of the Company Subsidiaries in excess of $15,000,000 during the 12-month period ended December 31, 2018;

(ii)    all Contracts (excluding purchase orders issued in the ordinary course of business) involving a customer or a distributor and providing for payments to, or receipts by, the Company or any of the Company Subsidiaries in excess of $15,000,000 during the 12-month period ended December 31, 2018;

(iii)    all Contracts to which any Governmental Authority is a party entered into since December 31, 2016;

(iv)    all Contracts that (i) materially limit or purport to materially limit the ability of the Company or any Company Subsidiary, or, upon the consummation of the Merger, Parent or any Subsidiary of Parent (a “Parent Subsidiary”), to compete with any Person, in any line of business, market or field, or develop, sell, supply, manufacture, market, distribute, or support any material product or service, in each case, in any geographic area or during any period of time or (ii) subject the Company or any Company Subsidiary or Parent or any of its Subsidiaries to any material “most-favored nation” right;

(v)    any Contract providing for the disposition or acquisition by the Company or any Company Subsidiary directly or indirectly (by merger, license or otherwise) of assets or equity ownership interests for consideration in excess of $15,000,000 (other than acquisitions of inventory in the ordinary course of business consistent with past practice) or containing material “earn-out” provisions or other material contingent payment obligations;

(vi)    any mortgages, indentures, guarantees, loans, credit agreements, security agreements or other Contracts in excess of $1,000,000 relating to Indebtedness, other than (A) accounts receivables and payables, and (B) loans to or guarantees for direct or indirect wholly owned Company Subsidiaries, in each case, in the ordinary course of business consistent with past practice;

(vii)    all Contracts establishing or otherwise providing for revenue, cost or profit-sharing joint ventures (whether in partnership, limited liability company or other organizational form);

(viii)    all Contracts (excluding licenses for commercially available computer components or software that are generally available on nondiscriminatory pricing terms) under which the Company or any Company Subsidiary is granted any license, option or other right or immunity (including a covenant not to be sued or right to enforce or prosecute any Patents) with respect to any Intellectual Property of a Third Party embodied in or necessary for the use of any Company Product and which Contract is material to the Company and the Company Subsidiaries, taken as a whole;

(ix)    all material Contracts (excluding non-exclusive licenses relating to sales, testing and evaluation of Company Products in the ordinary course of business or licenses for commercially available computer components or software that are generally available on nondiscriminatory pricing terms) under which the Company or any Company Subsidiary has granted to a Third Party any license, option or other right or immunity (including a covenant not to be sued or right to enforce or prosecute any Patents) with respect to any material Intellectual Property of the Company or any Company Subsidiary;

(x)    all Contracts entered into since December 31, 2016, in connection with the settlement or other resolution of any Action that has any material continuing obligation (other than confidentiality obligations), liability or restriction on the part of the Company or the Company Subsidiaries;

(xi)    any Contract for capital expenditures requiring future payments by the Company or the Company Subsidiaries in excess of $15,000,000 with respect to any project or series of projects;

(xii)    any Contract that contains any provisions requiring the Company or any Company Subsidiary to indemnify any other party (excluding indemnities contained in agreements in connection with the purchase, sale or license of Company Products or indemnities in connection with receipt of products or services from vendors in the ordinary course of business), which indemnity is material to the Company and the Company Subsidiaries, taken as a whole;

(xiii)    any Contract under which the Company or any Company Subsidiary has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in any Person in excess of $1,000,000; and

(xiv)    any Contract (A) restricting or otherwise relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any Company Securities or (C) providing the Company or any of the Company Subsidiaries with any right of first refusal with respect to, or right to purchase or otherwise acquire, any securities, other than with respect to investments by the Company in an amount less than $5,000,000 in any Person.

(b)    Except as would not reasonably be expected to be material to the Company and the Company Subsidiaries, as a whole, each Company Material Contract is a legal, valid and binding agreement and, to the knowledge of the Company, is in full force and effect and enforceable in accordance with its terms (except that (A) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought). Except as would not reasonably be expected to be material to the Company and the Company Subsidiaries, as a whole, (i) the Company or the Company Subsidiary, as applicable, is not in default under any Company Material Contract, has not committed or failed to perform any act that, and no circumstances exist and no event has occurred that, with or without notice, lapse of time, or both, would constitute a default under or would result in the acceleration of any obligation or loss of a benefit of the Company or a Company Subsidiary pursuant to, result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary pursuant to, or give rise to a right of termination or cancellation pursuant to the Company Material Contract and (ii) to the knowledge of the Company, no other party is in breach or violation of, or default under, any Company Material Contract. The Company has made available to Parent true and complete copies of all Company Material Contracts, including any material amendments and supplements thereto.

Section 3.18    NASDAQ; No Other Listing. The Company is in compliance in all material respects with the applicable criteria for continued listing of the Company Shares on NASDAQ, including all applicable corporate governance rules and regulations. The Company Shares are not listed on any stock exchange other than NASDAQ.

Section 3.19    Insurance.

(a)    The Company and each Company Subsidiary are, and continually since the later of December 31, 2015 or the date of acquisition by the Company with respect to any Company Subsidiary have been, insured against such losses and risks and in such amounts as are customary in the businesses in which they are engaged, except where the failure to be so insured would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each such insurance policy: (i) the policy is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice or both); and (iii) to the knowledge of the Company, no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation.

Section 3.20    Brokers and Expenses. No agent, broker, finder or investment banker (other than the Company Financial Advisors) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by, or on behalf of, the Company or any Company Subsidiary.

Section 3.21    Takeover Statutes. Assuming the accuracy of Parent’s representations and warranties in the first sentence of Section 4.8, no “fair price,” “moratorium,” “control share acquisition” or other anti-takeover Law or any anti-takeover provision in the Articles of Association is applicable to this Agreement and the Transactions.

Section 3.22    Affiliate Transactions. Other than compensation payable to officers and directors and employee expense reimbursement obligations and except to the extent not required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, there are no existing Contracts, transactions, Indebtedness or other arrangements between the Company or any Company Subsidiary, on the one hand, and any of the directors or officers of the Company and the Company Subsidiaries, on the other hand.

Section 3.23    Vote Required. The Company Shareholder Approval is the only vote of the holders of any class or series of the Company’s share capital necessary to approve the Merger and this Agreement.

Section 3.24    Opinion of Financial Advisors. The Company Board of Directors has received an opinion from Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC (the “Company Financial Advisors”), to the effect that, as of the date of such opinion and based upon and subject to the various factors, qualifications, limitations and assumptions considered in connection with the preparation of the opinion, the Per Share Merger Consideration to be paid to holders of Company Shares (other than Company Shares held in treasury or owned by the Company or any Company Subsidiary or owned by the Parent, Merger Sub or any of their affiliates) in the Merger is fair, from a financial point of view, to such holders. The Company will make available to Parent on a non-reliance basis a copy of such written opinions as soon as practicable following the execution of this Agreement for informational purposes only.

Section 3.25    No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article III (as qualified by the Company Disclosure Letter), none of the Company, any of its affiliates or any other Person on behalf of the Company makes any express or implied representation or warranty (and there is and has been no reliance by Parent, Merger Sub or any of their respective affiliates, officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors, representatives or authorized agents on any such representation or warranty) with respect to the Company, the Company Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to Parent, Merger Sub or their respective Representatives or affiliates in connection with the Transactions, including the accuracy or completeness thereof. Without limiting the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or affiliates or any other Person resulting from Parent’s, Merger Sub’s or their Representatives’ or affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or affiliates, including any information made available in the electronic data room maintained by the Company for purposes of the Transactions, teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article III (as qualified by the Company Disclosure Letter).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as set forth below in this Article IV.

Section 4.1    Corporate Organization. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. Merger Sub is a corporation organized and validly existing, is wholly owned by Parent, and has the requisite corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted. No proceedings have been commenced to strike Merger Sub from the Registry of Companies maintained by the Companies Registrar. Parent and Merger Sub are in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.2    Charter Documents and Bylaws. Parent has made available to the Company a complete and correct copy of the certificate of incorporation and bylaws, or equivalent organizational documents, each as amended to date (the certificate of incorporation and bylaws or equivalent organizational documents of a Person collectively referred to as “Charter Documents”) of Parent. Such Charter Documents are in full force and effect. Parent is not in material violation of any of the provisions of its Charter Documents. Merger Sub has made available to the Company a complete and correct copy of its Charter Documents. Such Charter Documents are in full force and effect. Merger Sub is not in material violation of any of the provisions of its Charter Documents.

Section 4.3    Authority Relative to this Agreement.

(a)    Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the Transactions by each of Parent and Merger Sub have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings (including any actions of Parent’s stockholders) on the part of Parent and Merger Sub are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent and Merger Sub in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)    The Parent Board of Directors and the Merger Sub Board of Directors has adopted resolutions (i) determining that this Agreement and the Transactions are fair to, and in the best interests of, Parent, Merger Sub and their respective shareholders or other equityholders, as applicable and (ii) approving the Merger, the execution of this Agreement and the consummation of the Transactions, and the Board of Directors of Merger Sub has further (iii) determined that, considering the financial position of the merging companies, no reasonable concern exists that the Surviving Company will be unable to fulfill the obligations of Merger Sub to its creditors and (iv) resolved to recommend that Parent, as the sole shareholder of Merger Sub, approve the Merger, this Agreement and the consummation of the Transactions. Parent, as the sole shareholder of Merger Sub, approved this Agreement, the Merger and the other Transactions.

(c)    No vote of, or consent by, the holders of any equity interests of Parent is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions or to approve the Merger, or otherwise required by Parent’s Charter Documents, applicable Law or any Governmental Authority in connection therewith.

Section 4.4    No Conflict; Required Filings and Consents.

(a)    The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate the Charter Documents of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.4(b) have been obtained and all filings and obligations described in Section 4.4(b) have been made, conflict with or violate any Law or Order applicable to Parent or Merger Sub or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of or any loss of any benefit under, constitute a default (or an event that, with notice or lapse of time or both, would become a default or breach) under, result in the acceleration of any obligation of Parent or Merger Sub pursuant to, result in the creation of a Lien on a property or asset of Parent or Merger Sub pursuant to, or give rise to a right of termination or cancellation pursuant to, any material Contract of Parent or Merger Sub, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, would not have a Parent Material Adverse Effect.

(b)    The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) the filing of the Merger Proposal and Merger Notice with the Companies Registrar and all such other notices or filings required under the ICL, with respect to the consummation of the Merger and the issuance of the Certificate of Merger by the Companies Registrar, (ii) any filings as may be required under the rules and regulations of NASDAQ, (iii) the Securities Act, Exchange Act and Blue Sky Laws, (iv) the pre-merger notification requirements of the HSR Act, SAMR and similar requirements under other applicable Antitrust Laws, (v) filing of the IIA Notice and IIA Undertaking, and (vi) where the failure to obtain such consents, approvals, authorizations or permits of, or to make such filings, registrations with or notifications to, any Governmental Authority, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.5    Absence of Litigation. As of the date of this Agreement, there is (a) no Action pending, and (b) to the knowledge of Parent, (i) no inquiry, audit or investigation by any Governmental Authority pending and (ii) no Action threatened against Parent or any Parent Subsidiary, or any property or asset of Parent or any Parent Subsidiary that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date of this Agreement, neither Parent nor any Parent Subsidiary nor any property or asset of Parent or any Parent Subsidiary is subject to any continuing Order, settlement agreement or similar written agreement with any Governmental Authority, or any Order, determination or award of any Governmental Authority, in each case that contains ongoing obligations that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.6    Information Supplied. The information supplied by Parent in writing specifically for inclusion in the Proxy Statement will not, as of the date the Proxy Statement is first mailed to the Company Shareholders, and at the time of the Company Special Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. Notwithstanding the foregoing sentence, Parent makes no representation or warranty with respect to any information supplied by the Company or any of its Representatives for inclusion in the Proxy Statement. The information supplied by Parent for inclusion in the Proxy Statement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act, the Exchange Act, the rules and regulations thereunder, and any other applicable Laws.

Section 4.7    Ownership of Company Share Capital. Neither Parent, Merger Sub or any of their respective Subsidiaries owns, or at any time during the past three (3) years has owned, beneficially or otherwise, any Company Shares or Company Equity Awards or any outstanding securities of any Company Subsidiary (or any other economic interest through derivative securities or otherwise in the Company or any Company Subsidiary). None of the Persons referred to in Section 320(c) of the ICL with respect to Parent or Merger Sub owns any Company Shares.

Section 4.8    Sufficient Funds. At the Closing, Parent and Merger Sub will have all of the funds available as and when needed that are necessary to consummate the Merger and to perform their respective obligations under this Agreement. The obligations of Parent and Merger Sub hereunder are not subject to any condition regarding Parent’s or Merger Sub’s ability to obtain financing for the Merger and the Transactions contemplated by this Agreement.

Section 4.9    Brokers and Expenses. Except for Goldman Sachs & Co. LLC, whose fees will be paid by Parent, no agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by, or on behalf of, Parent or any Parent Subsidiary.

Section 4.10    Operations of Merger Sub. The authorized share capital of Merger Sub consists solely of 1,000,000 ordinary shares, par value Israeli Agora (NIS 0.01) per share, all of which are issued and outstanding. All of the issued and outstanding shares of Merger Sub are, as of the date of this Agreement, and at the Effective Time will be, owned directly or indirectly by Parent. Merger Sub was formed solely for the purpose of engaging in the Transactions, including the Merger. Except for obligations or liabilities incurred in connection with its formation, this Agreement and the Transactions, Merger Sub has not and will not prior to the Effective Time have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 4.11    No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article IV, neither Parent nor Merger Sub, any of their affiliates or any other Person on behalf of Parent or Merger Sub makes any express or implied representation or warranty (and there is and has been no reliance by the Company or any of its respective affiliates, officers, directors, employees, accountants, consultants, legal counsel, investment bankers, advisors, representatives or authorized agents on any such representation or warranty) with respect to Parent, Merger Sub, the Parent Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to the Company or its respective Representatives or affiliates in connection with the Transactions, including the accuracy or completeness thereof. Without limiting the foregoing, neither Parent nor any other Person will have or be subject to any liability or other obligation to the Company or its Representatives or affiliates or any other Person resulting from the Company or its Representatives’ or affiliates’ use of any information, documents, projections, forecasts or other material made available to the Company or its Representatives or affiliates, including any information made available in teasers, marketing materials, consulting reports or materials, confidential information memoranda, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of the Company or its respective Representatives or in any other form in connection with the Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article  IV.

ARTICLE V.

COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER

Section 5.1    Conduct of Business by the Company Pending the Closing. The Company agrees that between the date of this Agreement and the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except (1) as set forth in Schedule 5.1, (2) as specifically permitted by this Agreement, (3) as required by Law or Order or (4) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall and shall cause each Company Subsidiary to, conduct its business, in all material respects, in the ordinary course of business consistent with past practice, including, to the extent consistent therewith, using commercially reasonable efforts to preserve intact its and their present business organizations and to preserve its and their present relationships with customers, suppliers and other Persons with whom it and they have material business relations. Without limiting the generality of the foregoing, except (a) as expressly permitted by this Agreement, (b) as set forth in the subsection of Schedule 5.1 corresponding to the applicable subsection of this Section 5.1, (c) as required by Law or final Order or (d) as consented to in writing by Parent (which consent shall not be unreasonably withheld, delayed or conditioned), until the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, the Company shall not and shall not permit any Company Subsidiary to:

(a)    declare, accrue or pay any dividends on or make any distribution with respect to its outstanding shares (whether in cash, assets, shares or other securities of the Company or any Company Subsidiary), except dividends and distributions by a wholly owned Company Subsidiary to the Company or another wholly owned Company Subsidiary;

(b)    split, combine, reduce or reclassify any of its share capital, except for any such transaction by a wholly owned Company Subsidiary that remains a wholly owned Company Subsidiary after consummation of such transaction;

(c)    except as set forth in Schedule 5.1(c) or as required by the terms of this Agreement or any Company Plan in effect on the date of this Agreement and disclosed on Section 3.10(a) of the Company Disclosure Letter:

(i)    grant, provide, amend or increase any retention or change in control payments or benefits to any employee or consultant;

(ii)    grant, provide, amend or increase any severance payments or benefits to any employee or consultant, except with respect to employees, severance pursuant to the Company’s generally applicable severance policies or practices as in effect on the date of this Agreement and disclosed on Section 3.10(a) of the Company Disclosure Letter;

(iii)    grant, provide, amend or increase the cash or equity compensation payable or to become payable to any of its current or former employees or individual independent contractors;

(iv)    establish, adopt, enter into, amend or terminate any collective bargaining agreement or any other labor-related agreement with any labor union, labor organization or works council;

(v)    establish, adopt, enter into, amend or terminate any Company Plan (or any arrangement that would be a Company Plan if in effect on the date hereof), other than ordinary course annual renewals of or modifications to Company Plans that are health or welfare plans consistent with past practice;

(vi)    accelerate the vesting or payment date of any Company Equity Awards or accelerate any payment or benefit, or the funding of any payment or benefit, payable or to become payable under a Company Plan;

(vii)    hire or retain any person for employment or to be a consultant with the Company or any Company Subsidiary at the level of vice president or above, other than to fill a position of vice president or higher that becomes vacant after the date of this Agreement, subject to the other limitations contained in this Section 5.1(c); or

(d)    make any material change in its financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by Law, GAAP or SEC policy;

(e)    acquire, directly or indirectly (including by merger, consolidation, or acquisition of shares or assets or any other business combination), (i) any corporation, partnership, other business organization or any division thereof, or (ii) any investment in any other Person in an amount excess of $10,000,000 individually or $25,000,000 in the aggregate, including by purchase of capital stock or securities, contributions to capital, property transfers (other than between the Company and a wholly owned Subsidiary of the Company or between wholly owned Subsidiaries of the Company);

(f)    amend the Articles of Association of the Company or the Charter Documents of any Company Subsidiary, except, in the case of Company Subsidiaries, for amendments that are advisable or necessary to dissolve the Company Subsidiaries set forth in Schedule 5.1(f);

(g)    adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, recapitalization, restructuring or other reorganization of the Company or any of the Company Subsidiaries or alter through merger, liquidation, reorganization or restructuring the corporate structure of the Company and the Company Subsidiaries (other than the Merger or dissolution of the Company Subsidiaries set forth in Schedule 5.1(g));

(h)    except as permitted by Section 5.1(c), issue, deliver, grant, sell, pledge, dispose of or encumber, or subject to any Lien (other than Permitted Liens) any shares or voting securities of the Company or any Company Subsidiary or any securities convertible into or exchangeable for any such shares or voting securities, or any rights, warrants or options to acquire any such shares or voting securities or any “phantom” stock, “phantom”

stock rights, stock appreciation rights or stock based performance units, other than (i) issuances of Company Shares in respect of the exercise of purchase rights under the Company ESPP, upon the exercise of Company Options or the vesting and settlement of Company RSUs, in each case in accordance with their respective terms and the terms of this Agreement, and (ii) transactions between the Company and a wholly owned Company Subsidiary or between wholly owned Company Subsidiaries;

(i)    directly or indirectly, purchase, redeem or otherwise acquire any shares in its capital or any rights, warrants or options to acquire any such shares in its capital, except for (i) acquisitions of Company Shares tendered by holders of Company Equity Awards in order to satisfy obligations to pay the exercise price and/or Tax withholding obligations with respect thereto, (ii) the acquisition by the Company of Company Equity Awards in connection with the forfeiture or cancellation of such awards and (iii) transactions between the Company and a wholly owned Company Subsidiary or between wholly owned Company Subsidiaries;

(j) (i)    redeem, repurchase, prepay (other than prepayments of revolving loans), defease, incur, assume, endorse, guarantee or otherwise become liable for or modify in any material respects the terms of any Indebtedness for borrowed money or issue or sell any debt securities or calls, options, warrants or other rights to acquire any debt securities (directly, contingently or otherwise), except for (A) any Indebtedness among the Company and its wholly owned Company Subsidiaries or among wholly owned Company Subsidiaries, (B) guarantees by the Company of Indebtedness of wholly owned Company Subsidiaries or guarantees by wholly owned Company Subsidiaries of Indebtedness of the Company or any wholly owned Company Subsidiary, which Indebtedness is incurred in compliance with this clause (j), (C) the incurrence of Indebtedness in an amount not to exceed $25,000,000 in aggregate principal amount and (D) any hedging obligations of the Company or any Company Subsidiary in the ordinary course of business consistent with past practice; (ii) make any loans or advances to any other Person, other than (A) in wholly-owned Company Subsidiaries, and (B) in respect of travel or other business expenses;

(k) (i)    allow to lapse, encumber, sell, lease, license, transfer, assign, exchange, swap, abandon, pledge or otherwise waive or dispose of, or subject to any Lien (other than Permitted Liens), any of its properties, rights or assets, except for (A) sales of inventory or Company Products, or dispositions of obsolete or worthless equipment, in the ordinary course of business, (B) non-exclusive licenses of Intellectual Property in the ordinary course of business consistent with past practice, and (C) transactions among the Company and its wholly owned Company Subsidiaries or among wholly owned Company Subsidiaries; or (ii) release any Core Technology that is material to the business of the Company and the Company Subsidiaries, taken as a whole, under any Open Source Material license terms or use any Open Source Material in such a way that would require the release of any Core Technology that is material to the business of the Company and the Company Subsidiaries, taken as a whole, under any Open Source Material license terms;

(l) (i)    settle, pay, discharge or satisfy any Actions other than (A) the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Most Recent Company Balance Sheet in an amount that is less than the amount reserved or (B) those that do not involve the payment of money greater than the applicable amount set forth on Schedule 5.1(l) and in each case in the foregoing clause (A) and (B), that does not involve the grant of equitable relief or otherwise impose any restriction on the Company’s or any Company Subsidiaries’ business, does not relate to any litigation brought by or on behalf of the Company Shareholders in connection with this Agreement or the Transactions and pursuant to which the Company and the Company’s Subsidiaries receive a full release of claims or (ii) institute any Action by the Company or any Company Subsidiary, other than for collections in the ordinary course of business consistent with past practice;

(m) (i)    make (except for elections made in the ordinary course of business consistent with past practice) or change any material Tax election; (ii) change any Tax accounting period with respect to a material Tax or material method of Tax accounting; (iii) file any material amended Tax Return; (iv) settle or compromise any audit or proceeding relating to a material Tax or a material amount of Taxes; (v) except in the ordinary course of business consistent with past practice agree to an extension or waiver of the statute of limitations with respect to a material amount of Taxes; (vi) enter into any “closing agreement” within the meaning of Section 7121 of the

Code (or any similar provision of state, local, or non-U.S. Law) with respect to any material Tax or surrender any right to claim a material Tax refund; or (vii) obtain a Tax pre-ruling other than as expressly contemplated by this Agreement;

(n) (i)    enter into any Contract that if entered into prior to the date of this Agreement would have been a Company Material Contract described in subsections (iv), (vii), (ix), (xii), (xiii) or (xiv) of Section 3.17(a), (ii) modify or amend (or take any other action that would require disclosure under the Exchange Act with respect to) to the extent related to, or waive, release or assign any rights or claims under, any Company Material Contract described in subsections (iv), (vii), (ix), (xii), (xiii) or (xiv) of Section 3.17(a), or other than in the ordinary course of business any other Company Material Contract (subject to the other restrictions of this Section 5.1), (iii) enter into, modify, amend, waive, release or assign any rights or claims under any other Company Material Contract other than in the ordinary course of business consistent with past practice, but subject to any other restrictions imposed by this Section 5.1, or (iv) enter into any Contract that contains a “take or pay” or similar obligation;

(o)    make any capital expenditures, except for (i) capital expenditures made in accordance with the Company’s annual budget and capital expenditure plan, copies of which have been made available to Parent or (ii) other capital expenditures in the ordinary course of business consistent with past practice not to exceed the Company’s anticipated 2019-2020 capital expenditure amount set forth on Schedule 5.1(o) by $5,000,000 in the aggregate;

(p)    call or convene any general or special meeting of the Company Shareholders, or seek any action or other approval of or from the Company Shareholders, in each case with respect to a Competing Proposal or any action prohibited by this Section 5.1; or

(q)    offer or agree, in writing or otherwise, to take any or authorize any of the foregoing actions.

Section 5.2    Solicitation by the Company.

(a)    From and after the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, and except as otherwise specifically provided for in this Agreement, the Company shall not and shall cause the Company Subsidiaries and its and their directors and officers not to, and the Company shall instruct its and their Representatives to not to on behalf of the Company: (i) solicit or initiate or knowingly facilitate or encourage any inquiry, proposal or offer that constitutes or would be reasonably expected to lead to a Competing Proposal or engage in any discussions or negotiations with respect thereto (other than, solely in response to an inquiry not solicited in breach of this Section 5.2, solely informing the Person making such inquiry of the existence of the provisions contained in this Section 5.2; provided, however, that the Company and its Representatives may communicate in writing with a Person making a Competing Proposal (and its Representatives) solely to clarify (and not negotiate) the material terms of such Competing Proposal for the purpose of the Company Board of Directors informing itself about the terms of such Competing Proposal); (ii) provide any information regarding, cooperate with, or provide access to the properties, personnel, books and records of, the Company or any Company Subsidiary to any Person or “group” (as defined under Section 13(d) of the Exchange Act) in connection with or under circumstances that would reasonably be expected to lead to a Competing Proposal, except as permitted by Section 5.2(c) below; (iii) approve endorse, or publicly recommend, or propose publicly to approve, endorse or recommend, any Competing Proposal; (iv) withdraw or change or qualify in a manner adverse to Parent, the Company Board Recommendation or fail to include the Company Board Recommendation in the Proxy Statement when disseminated to the Company Shareholders; (v) fail to publicly reaffirm the Company Board Recommendation within five (5) Business Days after receipt of a written request by Parent following a Competing Proposal (or modification to the financial terms thereof or modification of any other material term thereof) becoming publicly known, provided that the Company and its Representatives shall have no obligation to reaffirm the Company Board Recommendation more than once with respect to any Competing Proposal (with modification to the financial terms thereof or any other material term thereof constituting a new Competing Proposal); (vi) if a tender offer or exchange offer that constitutes a Competing Proposal is commenced, fail to publicly recommend against acceptance of such tender offer or exchange offer by the Company Shareholders within ten (10) Business Days after the commencement thereof (or any modification to the financial terms thereof or any other material terms thereof); (vii) enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or other similar Contract or understanding relating to any Competing Proposal (whether binding or nonbinding); or (viii) resolve or agree to do any of the foregoing (any act described in clauses (iii), (iv), (v) or (vi), this clause (viii) (to the extent related to clauses (iii), (iv), (v) or (vi)), above, a “Company Change of Recommendation”). Any violation of the restrictions contained in this Section 5.2(a) or in Section 5.2(b) by any of the Company’s Representatives shall be deemed to be a breach of this Section 5.2(a) or in Section 5.2(b), respectively, by the Company. The Company agrees that neither it, nor its affiliates, will enter into any agreement with any Third Party subsequent to the date of this Agreement which would prohibit the Company or any of its affiliates from providing any information to Parent in accordance with, or otherwise complying with, this Section 5.2.

(b) The Company shall immediately cease and shall cause the Company Subsidiaries and instruct its and their Representatives to promptly cease, any and all existing discussions, activities or negotiations with any Person conducted heretofore with respect to any Competing Proposal (including, if applicable, the termination within 24 hours of access to any data room established in connection therewith). Promptly following the date of this Agreement, the Company will request that each Person (other than Parent and its Representatives) that has, prior to the date of this Agreement, executed a confidentiality agreement in connection with its consideration of a Competing Proposal which has not terminated or expired pursuant to its terms to promptly return or destroy (and certify such destruction in writing) all non-public information furnished to such Person by or on behalf of the Company or any of the Company Subsidiaries prior to the date of this Agreement in accordance with the terms of such confidentiality agreement.

(c)    Notwithstanding the limitations set forth in Section 5.2(a), if, after the date of this Agreement and prior to the Company Shareholder Approval being obtained, the Company receives an unsolicited bona fide written Competing Proposal and the Company Board of Directors determines in good faith after consultation with the Company’s outside legal counsel and financial advisor that such Competing Proposal constitutes a Superior Proposal or would reasonably be likely to lead to a Superior Proposal, then in either event the Company and its Representatives may: (i) furnish information (including nonpublic information) to the Person making such Competing Proposal, its Representatives and its potential sources of financing, if, and only if, prior to so furnishing such information, the Company receives (or has previously received) from such Person an executed Acceptable Confidentiality Agreement covering such Persons; and (ii) engage in discussions or negotiations with such Person, its Representatives and its potential sources of financing with respect to such Competing Proposal and any changes thereto, including by making counterproposals thereto. The Company will promptly provide to Parent any material nonpublic information concerning the Company or the Company Subsidiaries provided to any other Person in connection with any Competing Proposal that was not previously provided to Parent.

(d)    The Company shall notify Parent promptly (but in no event later than two (2) Business Days) after, to the knowledge of the Company, the receipt of any Competing Proposal or any inquiry, indication, request or offer that would be reasonably expected to lead to a Competing Proposal, together with the identity of the Person making any such Competing Proposal inquiry, indication, request or offer, and provide Parent with a copy of the Competing Proposal, inquiry, indication, request or offer (or if the Competing Proposal, inquiry, indication, request or offer is not in writing, a written description of the material terms thereof), together with any material documents and proposed material terms relating to the financing thereof, if any. The Company shall (i) keep Parent reasonably informed on a prompt basis of the status of discussions relating to any Competing Proposal inquiry, indication, request or offer, and (ii) promptly provide to Parent written notice containing copies of correspondence, documents and other written materials sent by or provided to the Company, the Company Subsidiaries or any of their Representatives that describes any financial or other material terms or conditions of such Competing Proposal, inquiry, indication, request or offer (together with written summaries of any additional or modified material terms or conditions conveyed orally to or by the Company).

(e)    Notwithstanding anything in this Section 5.2 or Section 5.3 to the contrary, at any time prior to the receipt of the Company Shareholder Approval, the Company Board of Directors may make a Company Change of Recommendation in response to a Company Intervening Event if, and only if, (i) the Company Board of

Directors has determined in good faith after consultation with the Company’s outside legal counsel and financial advisor that the failure to make a Company Change of Recommendation would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Company Board of Directors to the Company Shareholders under Israeli Law (provided, however, that in order to determine the appropriate standards that would apply to such fiduciary duties, the Company Board of Directors may also consider and act on the basis of the fiduciary duties owed by a board of directors to the shareholders of a company under Delaware Law); provided, further, that the actions of the Company Board of Directors solely in making such determination and such determination shall not constitute a Company Change of Recommendation or a violation of this Section 5.2, (ii) the Company has provided Parent with a written notice (a “Company Intervening Event Notice”) of such determination, stating that such notice constitutes a Company Intervening Event Notice, providing a description of the material facts and circumstances giving rise to the Company Intervening Event, and that the Company Board of Directors intends to effect a Company Change of Recommendation (provided, however, that the sole action of giving such Company Intervening Event Notice and of the Company Board of Directors in authorizing and disclosing (to the extent legally required) such Company Intervening Event Notice shall not constitute a Company Change of Recommendation or a violation of this Section 5.2) and (iii) during the period commencing on the date of Parent’s receipt of the Company Intervening Event Notice and ending at 5:00 p.m. California time on date that is the fourth (4th) Business Day thereafter, has made its Representatives reasonably available for the purpose of engaging in discussions and negotiations with Parent and its Representatives (to the extent Parent desires to negotiate) regarding a possible amendment to this Agreement and has considered in good faith any proposals made by Parent, and after taking account of Parent’s proposals, if any, the Company Board of Directors again makes the determination set forth in Section 5.2(e)(i).

(f)    Notwithstanding anything in this Section 5.2 or Section 5.3 to the contrary, at any time prior to the receipt of the Company Shareholder Approval, the Company Board of Directors may in response to its receipt after the date of this Agreement of a bona fide written Competing Proposal, make a Company Change of Recommendation or terminate this Agreement to enter into a definitive written agreement providing for such Competing Proposal pursuant to Section 8.1(h) if, and only if, (i) the Company Board of Directors has determined in good faith after consultation with the Company’s outside legal counsel and financial advisor that (x) such Competing Proposal constitutes a Superior Proposal, after giving effect to all of the adjustments to the terms of this Agreement which may have been offered by Parent prior to the determination by the Company Board of Directors, and (y) the failure to make such Company Change of Recommendation or to terminate this Agreement would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Company Board of Directors to the Company Shareholders under Israeli Law (provided, however, that in order to determine the appropriate standards that would apply to such fiduciary duties, the Company Board of Directors may also consider and act on the basis of the fiduciary duties owed by a board of directors to the shareholders of a company under Delaware Law); provided, further, that the actions of the Company Board of Directors solely in making such determination and such determination shall not constitute a Company Change of Recommendation, a violation of this Section 5.2 or a termination of this Agreement, (ii) the Company has provided Parent with a written notice (a “Company Notice”) of such determination, stating that such notice constitutes a Company Notice, stating whether the Company Board of Directors intends to effect a Company Change of Recommendation or the Company intends to terminate this Agreement, and describing in reasonable detail the reasons for such Company Change of Recommendation or termination (provided, however, that the sole action of giving such Company Notice and of the Company Board of Directors in authorizing and disclosing (to the extent legally required) such Company Notice shall not constitute a Company Change of Recommendation, a violation of this Section 5.2 or a termination of this Agreement), (iii) the Company has provided Parent with the material agreements and documents relating to such Competing Proposal (including the financing thereof), and (iv) during the period commencing on the date of Parent’s receipt of the Company Notice and ending at 5:00 p.m. California time on date that is the fourth (4th) Business Day thereafter, the Company has made its Representatives reasonably available for the purpose of engaging in discussions and negotiations with Parent and its Representatives (to the extent Parent desired to negotiate) regarding a possible amendment to this Agreement and has considered in good faith any written proposals made by Parent that if accepted by the Company would be binding upon Parent, and after taking account of Parent’s proposals, if any, the Company Board of Directors again makes the determination set forth in Section 5.2(f)(i). Following receipt by Parent of a Company Notice, if the financial or other material terms of such Competing Proposal are amended prior to the Company Board of Directors making a Company Change of Recommendation or terminating this Agreement in accordance with the foregoing sentence, the Company will deliver to Parent a new Company Notice prior to the Company Board of Directors making a Company Change of Recommendation or terminating this Agreement in accordance with the foregoing sentence, provided that the period of negotiation provided in Section 5.2(f)(iv) shall instead end at 5:00 p.m. local time in California on the second (2nd) Business Day immediately following Parent’s receipt of such Company Notice, but no such new Company Notice shall shorten the original five (5) Business Day notice period.

(g)    Nothing contained in this Section 5.2 shall prohibit the Company or the Company Board of Directors from (i) disclosing to the Company Shareholders a position contemplated by Rules 14d-9 or 14e-2(a) promulgated under the Exchange Act (or any communication required under Israeli Law with substantially similar content) or a position contemplated by Section 329 of the ICL, or (ii) making any disclosure to the Company Shareholders if the Company Board of Directors has reasonably determined in good faith after consultation with the Company’s outside legal counsel and financial advisor that the failure to do so would be reasonably likely to be inconsistent with the fiduciary duties of the members of the Company Board of Directors to the Company Shareholders under Israeli Law (provided, however, that in order to determine the appropriate standards that would apply to such fiduciary duties, the Company Board of Directors may also consider and act on the basis of the fiduciary duties owed by a board of directors to the shareholders of a company under Delaware Law); provided, further, that any such disclosure referred to in clauses (i) or (ii) that relates to a Competing Proposal shall be deemed to be a Company Change of Recommendation unless (x) the Company Board of Directors expressly reaffirms the Company Board Recommendation in such disclosure or (y) such disclosure is a “stop, look and listen” communication to the Company Shareholders pursuant to Rule 14d-9(b) promulgated under the Exchange Act, or any communication under Israeli Law with substantially similar content; provided, further, that this Section 5.2(g) shall not permit the Company Board of Directors to make a Company Change of Recommendation except to the extent permitted by Section 5.2(e) or Section 5.2(f).

Section 5.3    Preparation of the Proxy Statement; Company Special Meeting.

(a)    As promptly as reasonably practicable following the date of this Agreement (and in any event within thirty (30) Business Days after the date of this Agreement), the Company shall prepare and cause to be filed with the SEC the Proxy Statement in preliminary form. Each of the Company and Parent shall furnish all information concerning itself, its affiliates and the holders of its shares to the other and provide such other assistance as may be reasonably requested by such other Party in connection with the preparation, filing and distribution of the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement, and shall, as promptly as reasonably practicable after receipt thereof, provide Parent with copies of all correspondence between it and its Representatives, on one hand, and the SEC, on the other hand, and all written comments with respect to the Proxy Statement received from the SEC and advise Parent of any oral comments with respect to the Proxy Statement received from the SEC. The Company shall respond as promptly as practicable to any comments from the SEC with respect to the Proxy Statement. Notwithstanding the foregoing, prior to mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent a reasonable opportunity to review and comment on such document or response in advance and include any such reasonable comments in the Proxy Statement, except to the extent such disclosures relate to a Competing Proposal.

(b)    If, at any time prior to the receipt of the Company Shareholder Approval, any information relating to the Company or Parent, or any of their respective affiliates, is discovered by the Company or Parent that, in the reasonable judgment of the Company or Parent, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by Law, in disseminating the information contained in such amendment or supplement to the Company Shareholders. Nothing in this Section 5.3(b) shall limit the obligations of any Party under Section 5.3(a).

(c)    The Company shall, in accordance with applicable Law and the Company Governing Documents, establish a record date for, duly call, publish the notice of and schedule the Company Special Meeting (the “Notice Date”) as promptly as reasonably practicable after the date of this Agreement. Subject to compliance with applicable Law, the Company shall as promptly as reasonably practicable (and in any event within five (5) Business Days) after the Proxy Statement is approved, or deemed to have been approved by the SEC for dissemination to the Company Shareholders in accordance with Rule 14a-6(a) promulgated under the Exchange Act, mail the Proxy Statement to the Company Shareholders and, unless the Company Board of Directors shall have made a Company Change of Recommendation in accordance with Section 5.2, use its reasonable best efforts to solicit and obtain the Company Shareholder Approval. The Company shall comply with the notice requirements applicable to the Company in respect of the Company Special Meeting pursuant to the ICL and the regulations promulgated thereunder and the Articles of Association. The Company shall consult with Parent regarding the date of the Company Special Meeting, which, subject to the terms of the next sentence relating to postponement and adjournment thereof, shall be held no earlier than thirty-five (35) days, and not later than forty-five (45) days, following the Notice Date. The Company shall not include any proposals in the Proxy Statement other than those permitted by this Agreement to be considered at the Company Special Meeting without the prior written consent of Parent. Notwithstanding the foregoing provisions of this Section 5.3(c), the Company shall not adjourn, postpone or delay the Company Special Meeting without the prior consent of Parent, except that it may do so if and to the extent that: (i) there are holders of an insufficient number of Company Shares present or represented by a proxy at the Company Special Meeting to constitute a quorum at the Company Special Meeting; (ii) the Company has not received proxies representing a sufficient number of Company Shares to obtain the Company Shareholder Approval; (iii) such adjournment, postponement, delay or cancellation is required by applicable Law or a request from the SEC or its staff; or (iv) in the good faith judgment of the Company Board of Directors (after consultation with its outside legal advisors), the failure to adjourn, postpone or delay the Company Special Meeting would be reasonably likely to not allow sufficient time under applicable Laws for the distribution of any required or appropriate supplement or amendment to the Proxy Statement; provided, however, that without the prior written consent of Parent, (1) no single such adjournment or postponement shall be for more than five (5) Business Days and (2) in no event may the Company Special Meeting be postponed to later than the date that is fifteen (15) Business Days after the date for which the Company Special Meeting was originally scheduled. In the event that Parent or any Person listed in Section 320(c) of the ICL casts any votes in respect of the Merger, Parent shall disclose to the Company its interest in the Company Shares so voted. At the Company Special Meeting, Parent and Merger Sub shall disclose to the Company its interest in the Company Shares so voted. At the Company Special Meeting, Parent and Merger Sub shall cause any Company Shares owned by them and their affiliates (if any) to be voted in favor of the approval of the Transactions. Without limiting the generality of the foregoing, unless this Agreement has been terminated in accordance with its terms, the Company shall submit this Agreement for approval by at the Company Shareholders at the Company Special Meeting whether or not a Company Change of Recommendation shall have occurred or a Competing Proposal shall have been publicly announced; provided that the Proxy Statement shall include, if applicable, the disclosure of the Company Change of Recommendation in accordance with Section 5.2.

Section 5.4    Merger Proposal; Certificate of Merger.

(a)    Subject to the ICL, as promptly as practicable following the date hereof, the Company and Merger Sub, as applicable, shall take the following actions within the timeframes set forth herein; provided, however, that any such actions or the timeframe for taking such action shall be subject to any amendment in the applicable provisions of the ICL (and in case of an amendment thereto, such amendment shall automatically apply so as to amend this Section 5.4(a) accordingly): (i) the Company and Merger Sub shall cause a merger proposal (in the Hebrew language) (the “Merger Proposal”) to be prepared and executed in accordance with Section 316 of the ICL; (ii) the Company and Merger Sub shall deliver the executed Merger Proposal to the Companies Registrar within three (3) days from the calling of the Company Special Meeting; (iii) the Company and Merger Sub, as applicable, shall cause a copy of the Merger Proposal to be delivered to its secured creditors, if any, no later than three (3) days after the date on which the Merger Proposal is delivered to the Companies Registrar; (iv) promptly after the Company and Merger Sub, as applicable, shall have complied with the preceding sentence and with clauses (A) and (B) of this Section 5.4(a), but in any event no more than three (3) days following the date on which such notice was sent to the creditors, the Company and Merger Sub, as applicable, shall inform the Companies Registrar, in accordance with Section 317(b) of the ICL, that notice was given to their respective creditors, if any, under Section 318 of the ICL; (v) each of the Company and, if applicable, Merger Sub, shall: (A) publish a notice, with respect to subsection (x) to its creditors, stating that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at the office of the Companies Registrar, the Company’s registered office or Merger Sub’s registered offices, as applicable, and at such other locations as the Company or Merger Sub, as applicable, may determine, in (x) two (2) daily Hebrew newspapers, on the day that the Merger Proposal is submitted to the Companies Registrar, and (y) in a popular newspaper in New York as may be required by applicable Law, within three (3) Business Days from the date of submitting the Merger Proposal to the Companies Registrar; (B) if applicable, within four (4) Business Days from the date of submitting the Merger Proposal to the Companies Registrar, send a notice by registered mail to all of the “Substantial Creditors” (as such term is defined in the Israeli Companies Regulations (Merger) 5760-2000 promulgated under the ICL) that the Company or Merger Sub, as applicable, is aware of, in which it shall state that a Merger Proposal was submitted to the Companies Registrar and that the creditors may review the Merger Proposal at such additional locations, if such locations were determined in the notice referred to in the immediately preceding clause (A); and (C) send to the Company’s “employees committee” (Va’ad Ovdim) or display in a prominent place at the Company’s premises a copy of the notice published in a daily Hebrew newspaper (as referred to in clause (A)(x) of this Section 5.4(a)), no later than three (3) Business Days following the day on which the Merger Proposal was submitted to the Companies Registrar; (vi) not later than three (3) days after the date on which the Company Shareholder Approval is received, the Company shall (in accordance with Section 317(b) of ICL and the regulations thereunder) inform the Companies Registrar of such approval; and (vii) subject to the satisfaction or waiver of the last of the conditions set forth in Article VII to be satisfied or (to the extent permitted) waived (other than any such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted) waiver of such conditions at the Closing), in accordance with the customary practice of the Companies Registrar, the Company and Merger Sub shall request that the Companies Registrar declare the Merger effective and issue the Certificate of Merger upon such date as the Company and Merger Sub shall advise the Companies Registrar. For the avoidance of doubt, and notwithstanding any provision of this Agreement to the contrary, it is the intention of the Parties that the Merger shall be declared effective and the Certificate of Merger shall be issued on the Closing Date, as a condition to the Closing taking place. For purposes of this Section 5.4(a), “Business Day” shall have the meaning set forth in the Israeli Companies Regulations (Merger) 5760-2000 promulgated under the ICL.

(b)    The sole shareholder of Merger Sub has approved the Merger. No later than three (3) days after the date of such approval, Merger Sub shall (in accordance with Section 317(b) of the ICL and the regulations thereunder) inform the Companies Registrar of such approval.

ARTICLE VI.

ADDITIONAL AGREEMENTS

Section 6.1    Access; Confidentiality; Notice of Certain Events.

(a)    From the date of this Agreement until the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, to the extent permitted by applicable Law, the Company shall, and shall cause each of the Company Subsidiaries to, afford to Parent and its Representatives reasonable access during normal business hours and upon reasonable advance notice to all of their properties, offices, books, contracts, commitments, personnel and records, and, during such period the Company shall, and shall cause each of the Company Subsidiaries to, furnish reasonably promptly to Parent all existing information (financial or otherwise) concerning its business, properties and personnel as Parent may reasonably request. Notwithstanding the foregoing, the Company shall not be required by this Section 6.1 to provide Parent or its Representatives with access to or to disclose information (i) that is subject to the terms of a confidentiality agreement with a Third Party entered into prior to the date of this Agreement or entered into after the date of this Agreement in the ordinary course of business consistent with past practice, (ii) the disclosure of which would reasonably be expected to violate or conflict with any Law, including Antitrust Laws, or (iii) that is subject to any attorney-client or attorney work product or other legal privilege; provided for (i) through (iii) that the Company will inform Parent of the general nature of the document or information being withheld and reasonably cooperate with Parent to provide such document or information in a manner that would not result in a violation of Law or any such contractual restraint or the loss or waiver of such privilege. Parent will reasonably minimize any disruption to the businesses of the Company that may result from the requests for access, data and information hereunder.

(b)    Notwithstanding the foregoing in this Section 6.1 or as set forth in Section 6.2, the Company may, as it deems necessary based on the advice of its outside counsel, reasonably designate any competitively sensitive material provided under this Section 6.1 or under Section 6.2 as either “Antitrust Counsel Only Material” or “Antitrust Restricted Material.” Antitrust Counsel Only Material and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express permission is obtained in advance from the Company or its legal counsel. Antitrust Restricted Material and the information contained therein shall be given only to outside antitrust counsel and other outside Representatives of the recipient and employees, officers or directors of the recipient approved by the Company based on the advice of its outside counsel, and will not be disclosed by such Persons to other employees, officers or directors of the recipient unless express permission is obtained in advance from the Company or its legal counsel. Anything to the contrary contained in this Section 6.1 or in Section 6.2 notwithstanding, materials provided pursuant to this Section 6.1 or Section 6.2 may be redacted (i) to remove references concerning the valuation of the Company and the Merger, and (ii) as reasonably contemplated by Sections 6.1(a)(i), (ii) or (iii), but subject to the proviso thereof.

(c)    Parent will hold, and will cause its Representatives and affiliates to hold, any nonpublic information, including any information exchanged pursuant to this Section 6.1 or Section 6.2, in confidence to the extent required by and in accordance with, and will otherwise comply with, the terms of the Confidentiality Agreement.

(d)    The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, (i) of any notice or other communication received by such Party from any Governmental Authority in connection with this Agreement or the Transactions, or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such Party to obtain such consent could be material to the Company, the Surviving Company or Parent, (ii) of any Action commenced or, to the knowledge of the Company or the knowledge of Parent, threatened against, such Party or any of its Subsidiaries or otherwise relating to, involving or affecting such Party or any of its Subsidiaries, in each case in connection with, arising from or otherwise relating to the Transactions, and (iii) upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of the Company Subsidiaries or the Parent Subsidiaries, respectively, which would reasonably be expected, individually or in the aggregate, to result in the failure to be satisfied of any of the conditions to the other Party’s obligation to effect the Merger or that would reasonably be expected to prevent or materially delay or impede the consummation of the Transactions; provided, however, that the delivery of any notice pursuant to this Section 6.1(d) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to any Party.

Section 6.2    Reasonable Best Efforts.

(a)    Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the Merger and the other Transactions as soon as practicable after the date of this Agreement, including (x) prepare and file, in consultation with the other Party and as promptly as reasonably practicable and advisable after the date of this Agreement, all documentation to effect all necessary applications, notices, petitions, filings and other documents and to obtain as promptly as reasonably practicable all waiting period expirations or terminations, registrations, Permits and authorizations necessary or advisable to be obtained from any Specified Antitrust Authority in order to consummate the Merger or any of the other Transactions and (y) take all steps as may be reasonably necessary to obtain all waiting period expirations or terminations, registrations, Permits and authorizations of any Specified Antitrust Authority. In furtherance and not in limitation of the foregoing, each Party agrees (i) to make all necessary applications, notices, petitions and filings required with respect to this Agreement or the Transactions (A) in connection with the pre-merger notification under the HSR Act as promptly as practicable but in no case later than ten (10) Business Days after execution of this Agreement, (B) in connection with the pre-merger notification under the Anti-Monopoly Law of the People’s Republic of China as promptly as reasonably practicable and (C) with the Specified Antitrust Authorities (other than in the United States and China) (the foregoing (A) through (C), the “Antitrust Approvals”) as promptly as reasonably practicable after the execution of this Agreement (in each case, unless another date is mutually agreed between the Parties), or where the ability to control timing of the application, notice, petition or filing is not within the control of the submitting Party, commence pre-submission consultation procedures for, any applications notices, petitions or filings with the Specified Antitrust Authorities (and thereafter make any other required submissions and respond as promptly as reasonably practicable to any requests for additional information or documentary material), and (ii) to promptly determine whether any other filings are required to be made with, and whether any other consents, approvals, permits or authorizations are required to be obtained from, any Governmental Authority under any other applicable Law in connection with the Transactions, and if so, to prepare and file any such filings and to seek any such other consents, approvals, permits or authorizations (the filings described in the foregoing clauses (i) through (ii) collectively, “Regulatory Filings”).

(b)    In connection with, and without limiting, the efforts or the obligations of the Parties under Section 6.2(a), each of Parent and the Company shall, to the extent permitted by applicable Law and not prohibited by the applicable Governmental Authority and subject to all applicable privileges (including the attorney client privilege), (i) cooperate and coordinate with the other in the making of Regulatory Filings (including, to the extent permitted by applicable Law and subject to the provisions of Section 6.1(b), providing copies, or portions thereof, of all such documents to the non-filing Parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation, request or other inquiry of any Governmental Authority under any applicable Law with respect to any such filing, (ii) supply the other with any information and reasonable assistance that may be required or reasonably requested in connection with the making of such Regulatory Filings, and (iii) supply, within the time allowed, any additional or supplemental information that may be required or reasonably requested by the Federal Trade Commission (the “FTC”), the DOJ, the Israeli Competition Authority (the “ICA”), the Anti-Monopoly Bureau of the State Administration for Market Regulation in the People’s Republic of China (“SAMR”) and any Specified Antitrust Authority.

(c)    As soon as practicable after the date of this Agreement, and no later than fifteen (15) Business Days after the date hereof, the Company shall instruct its Israeli counsel, advisors and/or accountants to prepare and file with the Investment Center an application to obtain the Investment Center Approval. Without limiting the generality of Section 6.2(a) and Section 6.2(b), each of the Company and Parent shall cause their respective Israeli counsel, advisors and accountants to coordinate all activities, and to cooperate with each other, with respect to the preparation and filing of such application and in the preparation of any written or oral submissions that may be necessary, proper or advisable to obtain the Investment Center Approval. Subject to the terms and conditions of this Agreement, the Company, Parent and Merger Sub shall use reasonable best efforts to promptly take, or cause to be taken, all reasonable action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to obtain the Investment Center Approval, as promptly as reasonably practicable.

(d)    Each of Parent and Merger Sub (and their respective affiliates, if applicable), on the one hand, and the Company (and the Company Subsidiaries, if applicable), on the other hand, shall, to the extent practicable and unless prohibited by applicable Law or by the applicable Governmental Authority and subject to all applicable privileges (including the attorney client privilege), promptly inform the other of any material communication from any Governmental Authority regarding any of the Transactions in connection with any Regulatory Filings or investigations with, by or before any Governmental Authority relating to this Agreement or the Transactions, including any Actions initiated by a private party. If any Party or Subsidiary or other affiliate thereof shall receive a request for additional information or documentary material from any Governmental Authority with respect to a Regulatory Filing, then such Party shall use its reasonable best efforts to make, or cause to be made, as soon as reasonably practicable, an appropriate response in compliance with such request. In connection with and without limiting the foregoing provisions of this Section 6.2(d), to the extent reasonably practicable and unless prohibited by applicable Law or by the applicable Governmental Authority, the Parties will (i) give each other reasonable advance notice of all meetings with any Governmental Authority relating to the Merger or any other Transactions, (ii) give each other an opportunity to participate in each of such meetings, (iii) keep the other Party reasonably apprised with respect to any material communications with any Governmental Authority regarding the Merger or any other Transactions, (iv) cooperate in the filing of any analyses, presentations, memoranda, briefs, arguments, opinions or other written communications explaining or defending the Merger or any other Transactions, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Authority, (v) provide each other with a reasonable advance opportunity to review and comment upon, and consider in good faith the views of the other with respect to, all material written communications (including applications, analyses, presentations, memoranda, briefs, arguments and opinions) with a Governmental Authority regarding the Merger or any other Transactions and (vi) provide each other (or counsel of each Party, as appropriate) with copies of all material written communications to or from any Governmental Authority relating to the Merger or any other Transactions. Any such disclosures, rights to participate or provisions of information by one Party to the other may be made on a counsel-only basis to the extent required under applicable Law and the provisions of Section 6.1(b). Anything to the contrary contained in this Section 6.2 notwithstanding, materials provided pursuant to this Section 6.2 may be redacted to remove such information as the Company is not obligated to provide under Section 6.2(b) and references concerning the valuation of the Company determined by Parent.

(e)    The Parties agree that it is Parent’s primary right to devise and implement the strategy for all filings, notifications, submissions and communications in connection with any filing, notice, petition, statement, registration, submission of information, application or similar filing subject to this Section 6.2 after consulting with, and taking into account in good faith any comments of, the Company relating to such strategy.

(f)    If any Action is instituted challenging any transaction contemplated by this Agreement as in violation of the HSR Act or any similar Law, the Parties shall cooperate and use reasonable best efforts to contest and resist any such Action, and shall use their reasonable best efforts to support one another in contesting and resisting any such Action, and shall use their reasonable best efforts to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other governmental Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents, limits or restricts consummation of the Transactions, unless the Company and Parent, after good faith consultation, jointly decide that litigation is not in their respective best interests.

(g)    In furtherance to and not in limitation of the foregoing, Parent, the Company and their respective Subsidiaries shall use their reasonable best efforts to take or cause to be taken all lawful actions necessary to obtain the Antitrust Approvals of the Merger or the Transactions or the expiration or termination of any applicable waiting periods (and any extension thereof) in connection therewith in order for the Parties to consummate the Transactions as promptly as reasonably practicable and in any event prior to the Outside Date (as the same may be extended), including (i) proposing, negotiating, committing to, and/or effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture, transfer, license, disposition, or hold separate (through the establishment of a trust or otherwise) of the assets, properties, or businesses to be acquired pursuant to this Agreement as are required to be divested in order to avoid the entry of any lawful decree, judgment, injunction (permanent or preliminary), or any other lawful Order that would make the Transactions unlawful or would otherwise materially delay or prevent the consummation of the Transactions, (ii) terminating, modifying, or assigning existing relationships, Contracts, or obligations relating to any assets, properties, or businesses to be acquired pursuant to this Agreement, or (iii) changing or modifying any course of conduct regarding future operations of the assets, properties, or businesses to be acquired pursuant to this Agreement (all such actions referenced in clauses (i) through (iii), “Antitrust Remedies”); provided, however, that notwithstanding anything to the contrary set forth in this Agreement, Parent and the Parent Subsidiaries shall not, except as provided on Schedule 6.2(g), be obligated to, and the Company and the Company Subsidiaries shall not, without Parent’s prior written approval, propose, negotiate, commit to, effect or undertake any Antitrust Remedies (x) that would reasonably be anticipated to have a material adverse impact on the business of the Company and the Company Subsidiaries taken as a whole following the Merger, (y) with respect to the Company’s Core Technology, or (z) with respect to the assets, properties or business of Parent or Parent’s Subsidiaries (other than, after the Effective Time, the Company and the Company Subsidiaries).

(h)    Notwithstanding anything to the contrary in this Section 6.2, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, shall be required to (and the Company and Company Subsidiaries shall not, without Parent’s prior consent) agree to any term or take or omit to take any action in connection with obtaining the approval of any Governmental Authority that is not conditioned upon the consummation of the Merger and the other Transactions.

(i)    Each of Parent and the Company shall use its reasonable best efforts to obtain all consents, waivers, authorizations and approvals of all third parties (other than Governmental Authorities, which are the subject of clauses (a)-(h) above) necessary, proper or advisable in connection with the consummation of the Transactions and to provide any notices to third parties required to be provided by them prior to the Effective Time.

Section 6.3    Publicity. Parent and the Company have agreed upon the initial joint press release with respect to the execution of this Agreement, and will issue such press release promptly following the execution of this Agreement. From and after the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, so long as this Agreement is in effect, neither the Company nor Parent, nor any of their respective affiliates, shall issue or cause the publication of any press release or any public announcement with respect to the Transactions or this Agreement without the prior consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed), unless such Party determines, after consultation with outside counsel, that it is required by applicable Law or by any listing agreement with or the listing rules of a national securities exchange or trading market to issue or cause the publication of any press release or any public announcement with respect to the Transactions or this Agreement, in which event such Party shall endeavor, on a basis reasonable under the circumstances, to provide a meaningful opportunity to the other Party to review and comment upon such press release or public announcement in advance and shall give due consideration to all reasonable additions, deletions or changes suggested thereto. Notwithstanding the foregoing provisions of this Section 6.3, (i) Parent and the Company may make press releases and other public announcements concerning this Agreement or the Transactions that consist solely of information previously disclosed in all material respects in previous press releases and other public announcements made by Parent and/or the Company in compliance with this Section 6.3, (ii) Parent and the Company may make public statements in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements consist solely of information previously disclosed in all material respects in previous press releases, public disclosures or public statements made by the Company or Parent in compliance with this Section 6.3 and do not reveal material, non-public information regarding the other Parties, this Agreement or the Transactions, (iii) the Company shall not be required to provide any review or comment to Parent regarding any statement, release or disclosure made by the Company or its Representatives that does not reveal material, non-public information regarding the Parties, this Agreement or the Transactions in response to or in connection with the receipt and existence of a Competing Proposal, the consideration of making a Company Change of Recommendation or any matters related thereto, and (iv) Parent shall not be required to provide any review or comment to the Company regarding any statement, release or disclosure made by the Parent or its Representatives that does not reveal material, non-public information regarding the Company or the Company Subsidiaries, this Agreement or the Transactions in response to or in connection with the Company’s receipt and existence of, or disclosure in relation to, a Competing Proposal, or any matters related thereto.

Section 6.4    Directors’ and Officers’ Insurance and Indemnification.

(a)    From and after the Effective Time, the Surviving Company shall (and Parent shall cause the Surviving Company to) indemnify and hold harmless all past and present directors and officers of the Company or any Company Subsidiary and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of the Company or any Company Subsidiary (collectively, together with such Persons’ heirs, executors, administrators and assigns, the “Covered Persons”) to the fullest extent permitted by Law, against any costs and expenses (including advancing attorneys’ fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Covered Person to the fullest extent permitted by Law), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened Action or investigation, whether civil, criminal, administrative or investigative, arising out of acts or omissions occurring at or prior to the Effective Time (including acts or omissions in connection with such Persons serving as an officer, director or other fiduciary in any entity at the request or for the benefit of the Company). Without limiting the foregoing, from and after the Effective Time, Parent, the Company and the Surviving Company shall indemnify and hold harmless the Covered Persons to the fullest extent permitted by Law, for acts or omissions occurring in connection with the process resulting in and the adoption and approval of this Agreement and the consummation of the Transactions. From and after the Effective Time, Parent, the Company and the Surviving Company shall advance expenses (including reasonable legal fees and expenses) incurred in the defense of any Action or investigation with respect to the matters subject to indemnification pursuant to this Section 6.4(a) in accordance with the procedures (if any) set forth in the Articles of Association, the certificate of incorporation and bylaws, or other organizational or governance documents, of any Company Subsidiary, and indemnification agreements, if any, in existence on the date of this Agreement. In the event of any such Action or investigation, Parent, the Company and the Surviving Company shall cooperate with the Covered Person in the defense of any such Action or investigation.

(b)    For not less than seven (7) years from and after the Effective Time, the articles of association of the Surviving Company and the Charter Documents of each Company Subsidiary shall contain provisions no less favorable with respect to exculpation, indemnification of and advancement of expenses to Covered Persons for periods at or prior to the Effective Time than are currently set forth in the Articles of Association and the Charter Documents of each Company Subsidiary. Notwithstanding anything herein to the contrary, if any Action or investigation (whether arising before, at or after the Effective Time) is made against any Covered Person with respect to matters subject to indemnification hereunder on or prior to the seventh anniversary of the Effective Time, the provisions of this Section 6.4(b) shall continue in effect until the final disposition of such Action or investigation. Following the Effective Time, the indemnification agreements, if any, in existence on the date of this Agreement with any of the directors, officers or employees of the Company or any Company Subsidiary shall be assumed by the Surviving Company, without any further action, and shall continue in full force and effect in accordance with their terms.

(c)    For not less than seven (7) years from and after the Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, maintain for the benefit of the Covered Persons, an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policies of the Company and the Company Subsidiaries relating to errors and omissions of directors and officers or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Company shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid prior to the date of this Agreement, but in such case shall purchase as much coverage as is available for such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained prior to the Effective Time (which the Company shall use its reasonable best efforts to purchase prior to the Effective Time), which policies provide such directors and officers with coverage for an aggregate period of at least seven (7) years from and after the Effective Time with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the Transactions. If such prepaid policies have been obtained prior to the

Effective Time, the Surviving Company shall, and Parent shall cause the Surviving Company to, maintain such policies in full force and effect, and continue to honor the obligations thereunder.

(d)    In the event that Parent or the Surviving Company (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 6.4.

(e)    The rights of each Covered Person pursuant to this Section 6.4 shall be in addition to, and not in limitation of, any other rights such Covered Person may have (including any indemnification, exculpation or advancement of expenses rights) under the Articles of Association (or similar documents of any Company Subsidiary), any Contract (including any indemnification agreements between the Company or a Company Subsidiary, on the one hand, and the officers and directors of the Company or any Company Subsidiary), or under applicable Law. The provisions of this Section 6.4 shall survive the Effective Time and shall not be terminated or modified in any manner that is adverse to the Covered Persons (and their respective successors and assigns), it being expressly agreed that the Covered Persons (including their respective successors and assigns) shall be third party beneficiaries of, and entitled to enforce, this Section 6.4. In the event of any breach by the Surviving Company or Parent of this Section 6.4, the Surviving Company shall pay all reasonable expenses, including attorneys’ fees, that may be incurred by Covered Persons in enforcing the indemnity and other obligations provided in this Section  6.4 as such fees are incurred upon the written request of such Covered Person.

Section 6.5     Takeover Statutes. The Parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any of the other Transactions and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute on the Merger and the other Transactions.

Section 6.6    Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Company to perform their respective obligations under this Agreement and to consummate the Transactions, including the Merger, upon the terms and subject to the conditions set forth in this Agreement.

Section 6.7    Employee Benefits.

(a)    Parent hereby agrees that for the period commencing at the Effective Time and ending twelve (12) months following the Effective Time (such period, the “Transition Period”), Parent shall, or shall cause the Surviving Company or applicable Subsidiary or affiliate of Parent to provide each employee of the Company or any Company Subsidiary who continues to be employed by Parent, the Surviving Company or any Subsidiary or affiliate of Parent as of the Effective Time, while they remain employed during the Transition Period (each, a “Continuing Employee”) with:

(i)    at least the same level of annual base salary, global compensation for overtime, or hourly wage rate and health, welfare and defined contribution retirement benefits, as the case may be, that was provided to such Continuing Employee immediately prior to the Effective Time;

(ii)    an annual target cash incentive amount that is no less than the annual target cash incentive amount in effect with respect to such Continuing Employee immediately prior to the Effective Time;

(iii)    an annual target equity or comparable incentive opportunity (which may consist of, for example, actual stock options or equity awards, synthetic / phantom equity or other variable cash awards tied to the performance of Parent, the Surviving Company, or particular business unit thereof, or other incentive arrangements) that is no less favorable than the aggregate annual target equity incentive opportunity in effect with respect to such Continuing Employee immediately prior to the Effective Time;

(iv)    the opportunity to participate in applicable health (including health savings and flexible spending accounts), welfare, and defined contribution retirement benefit plans rates of contributions to any provident fund and programs that are no less favorable to those health, welfare and defined contribution retirement benefits provided to such Continuing Employee immediately prior to the Effective Time;

(v)    rate of accrual, maximum accrual and permitted use of paid vacation time or comparable paid time off under terms that are no less favorable than the terms of the Company’s policies governing such vacation or paid time off as in effect on the date of this Agreement; and

(vi)    severance benefits in accordance with such Continuing Employee’s individual employment, severance, change in control or similar agreement in effect as of immediately prior to the Effective Time or in accordance with the applicable severance plan or policy or practice of the Company or Company Subsidiary employing the Continuing Employee as in effect immediately prior to the Effective Time and in accordance with applicable Law, in each case disclosed on Section 3.10(a) of the Company Disclosure Letter.

(b)    Effective as of the Effective Time and thereafter, Parent shall use commercially reasonable efforts to provide or shall cause the Surviving Company to provide that periods of service with the Company or the Company Subsidiaries (including any current or former affiliate of the Company or the Company Subsidiaries or any predecessor of the Company or a Company Subsidiary) shall be credited for all purposes under all employee benefit plans maintained by Parent or an affiliate of Parent (including the Surviving Company) for the benefit of the Continuing Employees, including vacation or other paid-time-off plans or arrangements, 401(k) or other retirement plans and any severance or health or welfare plans or benefits (other than any equity compensation plans and for purposes of determining any accrued benefit under any defined benefit pension plan or as would result in a duplication of benefits for the same period of service).

(c)    Effective as of the Effective Time and thereafter, Parent shall use commercially reasonable efforts to provide or shall cause the Surviving Company to, with respect to Continuing Employees who reside in the United States, (i) ensure that no eligibility waiting periods, actively-at-work requirements or pre-existing condition limitations or exclusions shall apply with respect to such Continuing Employees under the applicable health, welfare and defined contribution retirement benefits plan of Parent or any affiliate of Parent (except to the extent applicable under Company Plans immediately prior to the Effective Time), (ii) waive any and all evidence of insurability requirements with respect to such Continuing Employees to the extent such evidence of insurability requirements were not applicable to the Continuing Employees under the Company Plans immediately prior to the Effective Time, (iii) credit each such Continuing Employee with all deductible payments, out-of-pocket or other co-payments paid by such employee under the Company Plans prior to the Closing Date during the plan year in which the Closing occurs for the purpose of determining the extent to which any such employee has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under any health benefit plan of Parent or an affiliate of Parent for such plan year and (iv) as applicable, credit each such Continuing Employee with his or her contribution balances, if any, under the health savings accounts, flexible spending accounts and dependent care spending accounts administered under Company Plans which contributions are made during the Company Plan year in which the Closing occurs.

(d)    Nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Parent, the Surviving Company or any affiliate of Parent, and nothing in this Agreement shall interfere with or restrict in any way the rights of Parent, the Surviving Company or any affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, subject to the terms of applicable Law. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.7 shall (i) be deemed or construed to be an amendment or other modification of any Company Plan or any employee benefit plan of Parent or any of its affiliates or (ii) create any third-party rights in any current or former employee or individual independent contractor of the Company or its affiliates (or any beneficiaries or dependents thereof).

Section 6.8    401(k) Plans. If requested by Parent at least ten (10) days prior to the Closing, then effective as of no later than the day immediately preceding the Closing, the Company will terminate each of the Company Plans intended to be “qualified” within the meaning of Section 401(a) of the Code (the “Company 401(k) Plans”). If Parent requires the termination of the Company 401(k) Plans, then Parent or one of Parent’s ERISA affiliates shall maintain or cause to be maintained, for the benefit of the Continuing Employees who participated in the Company 401(k) Plans, a defined contribution plan that (i) meets the requirements of Section 401(a) of the Code, and (ii) includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (such plan being referred to as the “Parent 401(k) Plan”). Parent will provide for the Parent 401(k) Plan to accept, on or after Closing, the rollover by each Continuing Employee of any “eligible rollover distribution” (within the meaning of Section 402(c)(4) of the Code) from the Company 401(k) Plans, including plan loans, in accordance with applicable Code provisions. Prior to the Effective Time, the Company shall provide Parent with evidence that such plan(s) have been terminated by providing resolutions approving such termination. The form and substance of such resolutions shall be subject to the review and approval of Parent (which approval shall not be unreasonably withheld, conditioned or delayed). The Parties shall cooperate with each other and provide each other with such information as is reasonably necessary to effect the provisions of this Section 6.8.

Section 6.9    Section 280G. Within thirty (30) days following the date of this Agreement, the Company shall provide to Parent calculations indicating whether any amounts that could be received (whether in cash, property or the vesting of property, and whether alone or in connection with any subsequent event) as a result of the transactions contemplated by this Agreement (the “Payments”) by any employee, officer or director of the Company or any Company Subsidiary who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1), could be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code).

Section 6.10    Rule 16b-3. The Company Board of Directors, or a committee of non-employee directors thereof, shall, prior to the Effective Time, take such steps as may be reasonably necessary or advisable to cause the dispositions by the Company Insiders of Company Shares (including derivative securities with respect to Company Shares) contemplated by this Agreement to be exempt from liability pursuant to Section 16(b) under the Exchange Act in accordance with Rule 16b-3 and interpretations of the SEC thereunder.

Section 6.11    Delisting. Each of the Parties agrees to cooperate with the other Parties in taking, or causing to be taken, all actions reasonably necessary to delist the Company Shares from NASDAQ and terminate its registration under the Exchange Act, provided, however, that such delisting and termination shall not be effective until after the Effective Time.

Section 6.12    Transaction Litigation. The Company shall give Parent the opportunity (at Parent’s sole cost and expense) to participate in the Company’s defense or settlement of any shareholder litigation against the Company and/or its directors or executive officers relating to this Agreement and/or the Transactions. The Company agrees that it shall not settle any litigation commenced after the date of this Agreement against the Company or its directors, executive officers or similar persons by any Company Shareholder relating to this Agreement and/or the Transactions without the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed.

Section 6.13    Control of Operations. Without in any way limiting any Party’s rights or obligations under this Agreement, the Parties understand and agree that (a) nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, the right to control or direct the other Party’s operations prior to the Effective Time and (b) prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

Section 6.14    Manufacturing Facility. Parent hereby acknowledges and agrees that, until December 31, 2022, (a) the manufacturing facilities of the Company currently located in the State of Israel shall continue to be located in the State of Israel with, subject to any adjustments necessary, substantially similar scope of operations as immediately prior to the Effective Time and as contemplated by the Company’s capacity expansion plan and (b) the aggregate number of employees or contractors employed or engaged by the Surviving Company and the Company Subsidiaries at such manufacturing facility shall, at all times, remain sufficient for the operations conducted at such manufacturing facility.

Section 6.15    Tax Rulings.

(a)    As soon as practicable after the date of this Agreement, the Company shall instruct its Israeli counsel, advisors and/or accountants to prepare and file with the ITA an application for a ruling confirming that (i) the cancellation and exchange of the Section 102 Awards in accordance with Section 2.3(a), Section 2.3(b), Section 2.3(c), Section 2.3(d), Section 2.3(e) and conversion of the Section 102 Shares in accordance Section 2.1(a) shall not be regarded as a violation of the “requisite holding period” (as such term is defined in Section 102 of the Ordinance) so long as the respective Option Consideration, payment in respect of Cashed-Out Company RSUs and the Per Share Merger Consideration are deposited with the 102 Trustee until the end of the respective holding period and (ii) the deposit of the respective Option Consideration, payment in respect of Cashed-Out Company RSUs and the Per Share Merger Consideration with the Exchange Agent and the 102 Trustee shall not be subject to any withholding obligation and (iii) that the assumption of Company RSUs and Company PSUs which are Section 102 Awards pursuant to Section 2.3(c) and 2.3(e) shall not constitute a taxable event and that tax continuity shall apply with respect to the Assumed RSUs and Assumed PSUs (which ruling may be subject to customary conditions regularly associated with such a ruling) (the “Options Tax Ruling”). The Company shall include in the request for the Options Tax Ruling a request to exempt Parent, the Surviving Company, the Exchange Agent and their respective agents from any withholding obligation. If the Options Tax Ruling is not granted prior to the Closing or in accordance with the instructions of the ITA, the Company shall seek to obtain prior to the Closing an interim tax ruling confirming, among other things, that Parent and any Person acting on its behalf  (including the Exchange Agent) shall be exempt from Israeli withholding Tax in relation to any payments made with respect to any Company Options, Section 102 Shares, Company RSUs or Company PSUs (whether or not subject to Section 102 of the Ordinance) to the, Exchange Agent, the 102 Trustee or the Company in connection with the Merger (the “Interim Options Tax Ruling”). To the extent that prior to the Closing an Interim Options Tax Ruling shall have been obtained, then all references in this Agreement to the Options Tax Ruling shall be deemed to refer to such Interim Options Tax Ruling, until such time that a final definitive Options Tax Ruling is obtained.

(b)    As soon as practicable following the date of this Agreement but in no event later than fifteen (15) Business Days after the date hereof, the Company shall instruct its Israeli counsel, advisors and accountants to prepare and file with the ITA an application for a ruling (which shall be approved by Parent prior to its submission and which approval shall not be unreasonably withheld, conditioned or delayed) that: (i) with respect to holders of Company Shares that are non-Israeli residents (as defined in the Ordinance or as will be determined by the ITA), (A) exempting Parent, the Exchange Agent, the Surviving Company and their respective agents from any obligation to withhold Israeli Tax at the source from any consideration payable or otherwise deliverable pursuant to this Agreement, including the Per Share Merger Consideration, or clarifying that no such obligation exists, or (B) clearly instructing Parent, the Exchange Agent, the Surviving Company and their respective agents on how such withholding at the source is to be implemented, and in particular, with respect to the classes or categories of holders of the Company Shares from which Tax is to be withheld (if any), the rate or rates of withholding to be applied and how to identify any such non-Israeli residents; (ii) with respect to holders of Company Shares that are Israeli residents (as defined in the Ordinance or as will be determined by the ITA) (other than the Company Shares subject to Section 102 of the Ordinance) (x) exempting Parent, the Exchange Agent, the Surviving Company and their respective agents from any obligation to withhold Israeli Tax at the source from any consideration payable or otherwise deliverable pursuant to this Agreement, including the Per Share Merger Consideration, or clarifying that no such obligation exists, or (y) clearly instructing Parent, the Exchange Agent, the Surviving Company and their respective agents on how such withholding at the source is to be executed, and in particular, with respect to the classes or categories of holders of the Company Shares from which Tax is to be withheld (if any), the rate or rates of withholding to be applied; and (iii) and with respect to holders of Company Options, Company RSUs and Company PSUs which are not Section 102 Awards, that are non-Israeli residents (as defined in the Ordinance or as will be determined by the ITA), (A) exempting Parent, the Exchange Agent, the Surviving Company and their respective agents from any obligation to withhold Israeli Tax at the source from any consideration payable or otherwise deliverable pursuant to this Agreement, including the Per Share Merger Consideration, or clarifying that no such obligation exists, or (B) instructing Parent, the Exchange Agent, the Surviving Company and their respective agents on how such withholding at the source is to be executed, the rate or rates of withholding to be applied and how to identify any such non-Israeli residents (the “Withholding Tax Ruling”).

(c)    The text of the applications for, submissions relating to and the final text of the Interim Option Tax Ruling, the Option Tax Ruling and the Withholding Tax Ruling shall be subject to the prior written confirmation of Parent or its counsel, not to be unreasonably withheld, conditioned or delayed. The Company and its counsel and advisors shall not make any application to, or conduct any material negotiation with, the ITA with respect to material matters relating to the subject matter of the Options Tax Ruling and the Withholding Tax Ruling without prior coordination with Parent or its Representatives, and will enable Parent’s Representatives to participate in all discussions and meetings relating thereto. To the extent that the Parent’s representatives elect not to participate in any meeting or discussion, upon request, the Company’s Representatives shall provide a full report of the discussions held.

ARTICLE VII.

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 7.1    Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part with respect to such Party (in writing) by Parent, Merger Sub and the Company, as the case may be, to the extent permitted by applicable Law:

(a)    Shareholder Approval. The Company Shareholder Approval has been obtained;

(b)    No Restraints. No Governmental Authority of competent jurisdiction shall have issued an Adverse Law or Order restraining, enjoining or otherwise prohibiting the consummation of the Merger that remains in effect;

(c)    Required Clearances. (i) Any applicable waiting period (or extension thereof) relating to the Merger under the HSR Act has expired or been earlier terminated, (ii) any applicable clearance or affirmative approval by SAMR has been obtained and any mandatory waiting period related thereto has expired, and (iii) any waiting period, clearance or affirmative approval of any other Specified Antitrust Authority has been obtained and any mandatory waiting period related thereto has expired; and

(d)    Statutory Waiting Period. At least fifty (50) days shall have elapsed after the filing of the Merger Proposal with the Companies Registrar and at least thirty (30) days shall have elapsed after the Company Shareholder Approval has been received.

Section 7.2    Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver (in writing) by Parent on or prior to the Closing Date of each of the following additional conditions:

(a)    Representations and Warranties. The representations and warranties of the Company (i) set forth in Section 3.3(b), (c) and (d) (Capitalization) are true and correct in all respects as of immediately prior to the Effective Time with the same force and effect as if made on and as of immediately prior to the Effective Time (except to the extent expressly made as of a particular date, in which case as of such particular date) except for any inaccuracies that, individually or in the aggregate, would not result in the aggregate amount required to be paid by Parent as additional consideration in the Merger (including as a result of the assumption of Company Equity Awards or other securities convertible into Company Shares) to increase by more than $25,000,000, (ii) set forth in Section 3.1(a) (Qualification, Organization, Subsidiaries, etc.), Section 3.3(a) and (e)-(g) (Capitalization), Section 3.4 (Authority Relative to this Agreement), Section 3.20 (Brokers and Expenses), Section 3.21 (Takeover Statutes), Section 3.23 (Vote Required) and Section 3.24 (Opinion of Financial Advisors) (collectively, the “Company Specified Representations”) are, if qualified by materiality or “Company Material Adverse Effect,” true and correct in all respects, and if not qualified by materiality or “Company Material Adverse Effect,” true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (except to the extent expressly made as of a particular date, in which case as of such particular date) and (iii) set forth in Article III, other than the Company Specified Representations and the representation and warranties of the Company set forth in Section 3.3(b), (c), and (d) (Capitalization), are true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except for any failure to be so true and correct which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such date which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect); provided, however, that for purposes of determining the accuracy of the representations and warranties of the Company set forth in this Agreement for purposes of this Section 7.2(a)(iii), all qualifications based on a “Company Material Adverse Effect” and all materiality qualifications and other qualifications based on the word “material” or similar phrases contained in such representations and warranties will be disregarded (it being understood and hereby agreed that the “Company Material Adverse Effect” qualification set forth in clause (b) of Section 3.8 will not be disregarded pursuant to the terms of this proviso);

(b)    Covenants. The Company has complied with or performed, in all material respects, the covenants, obligations and agreements of the Company under this Agreement to be complied with or performed by it prior to the Effective Time;

(c)    Company Material Adverse Effect. No Company Material Adverse Effect solely with respect to clause (a) of the definition of the Company Material Adverse Effect has occurred since the date of this Agreement and is continuing; and

(d)    Certificate. The Company has furnished Parent with a certificate, dated as of the Closing Date and signed on its behalf by the chief executive officer or chief financial officer of the Company, to the effect that the conditions set forth in Section 7.2(a), (b) and (c) are satisfied.

Section 7.3    Conditions to Obligations of the Company. The obligations of the Company to effect the Merger are also subject to the satisfaction or waiver (in writing) by the Company on or prior to the Closing Date of each of the following additional conditions:

(a)    Representations and Warranties. The representations and warranties of (i) Parent and Merger Sub set forth in Section 4.1 (Corporate Organization) and Section 4.3 (Authority Relative to this Agreement) and the representations and warranties of Guarantor set forth in Section 4.3 (Authority Relative to this Agreement), are, if qualified by materiality or “Parent Material Adverse Effect,” true and correct in all respects, and if not qualified by materiality or “Parent Material Adverse Effect,” true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date (except to the extent expressly made as of a particular date, in which case as of such particular date), (ii) Parent, Merger Sub and Guarantor set forth in Section 4.8 (Sufficient Funds) are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date and (iii) Parent, Merger Sub and Guarantor set forth in Article IV, other than the Parent Specified Representations, are true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date, except for any failure to be so true and correct which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect and except for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct as of such particular date, except for any failure to be so true and correct as of such date which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect); provided, however, that for purposes of determining the accuracy of the representations and warranties of Parent and Merger Sub set forth in this Agreement for purposes of this Section 7.3(a)(iii), all qualifications based on a “Parent Material Adverse Effect” and all materiality qualifications and other qualifications based on the word “material” or similar phrases contained in such representations and warranties will be disregarded;

(b)    Covenants. Parent and Merger Sub have complied with or performed, in all material respects, the covenants, obligations and agreements of Parent and Merger Sub under this Agreement to be complied with or performed by them on or prior to the Closing Date; and

(c)    Deliveries. Parent and Merger Sub have furnished the Company with a certificate, dated as of the Closing Date and signed on their behalf by the chief executive officers or chief financial officers of Parent and Merger Sub, to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) are satisfied.

Section 7.4    Frustration of Closing Conditions. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 7.1 or Section 7.2 to be satisfied if such failure was primarily caused by the failure of Parent or Merger Sub to perform any of its respective material obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Section 7.1 or Section 7.3 to be satisfied if such failure was primarily caused by its failure to perform any of its material obligations under this Agreement.

ARTICLE VIII.

TERMINATION

Section 8.1    Termination. This Agreement may be terminated and the Merger and the other Transactions may be abandoned (except as otherwise provided below, whether before or after receipt of the Company Shareholder Approval) as follows:

(a)    by mutual written consent of Parent and the Company;

(b)    by either the Company or Parent, at any time prior to the Effective Time, if a Governmental Authority of competent jurisdiction shall have issued a final and nonappealable Adverse Law or Order that remains in effect and that permanently restrains, permanently enjoins or otherwise permanently prohibits the consummation of the Merger; provided, however, that the right to terminate this Agreement under this Section 8.1(b) will not be available to any Party where failure to fulfill any obligation under this Agreement has been the principal cause of, or resulted in, such Adverse Law or Order;

(c)    by Parent, at any time prior to the Effective Time, if (i) there has been a breach by the Company of its representations, warranties or covenants contained in this Agreement, such that any condition contained in Section 7.1 or Section 7.2 is not reasonably capable of being satisfied while such breach is continuing, (ii) Parent has delivered to the Company written notice of such breach and (iii) either such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions contained in Section 7.1 or Section 7.2 prior to the Outside Date or at least forty-five (45) days have elapsed since the date of delivery of such written notice to the Company and such breach has not been cured in all material respects; provided, however, that Parent will not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if there has been any material breach by Parent or Merger Sub of its representations, warranties or covenants contained in this Agreement, and such breach has not been cured in all material respects;

(d)    by the Company, at any time prior to the Effective Time, if (i) there has been a breach by Parent or Merger Sub of any of its representations, warranties or covenants contained in this Agreement, such that any condition contained in Section 7.1 or Section 7.3 is not reasonably capable of being satisfied while such breach is continuing, (ii) the Company has delivered to Parent written notice of such breach and (iii) either such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions contained in Section 7.1 or Section 7.3 prior to the Outside Date or at least forty-five (45) days have elapsed since the date of delivery of such written notice to Parent and such breach has not been cured in all material respects; provided, however, that the Company will not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if there has been any material breach by the Company of its representations, warranties or covenants contained in this Agreement, and such breach has not been cured in all material respects;

(e)    by either Parent or the Company, if the Effective Time shall not have occurred by 11:59 p.m., local time in Israel, on December 10, 2019 (as it may be extended pursuant to this Section 8.1(e), the “Outside Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(e) will not be available to any Party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has caused, or resulted in, the Effective Time not occurring prior to the Outside Date; and provided, further, that (i) if on the Outside Date all of the conditions to Closing, other than the conditions set forth in Section 7.1(b) or Section 7.1(c), shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, which conditions shall be capable of being satisfied at such time), the Outside Date will automatically be extended one (1) time for an additional three (3) months, and (ii) if on the Outside Date as so extended pursuant to clause (i) of this Section 8.1(e), all of the conditions to Closing, other than the conditions set forth in Section 7.1(b) or Section 7.1(c), shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, which conditions shall be capable of being satisfied at such time), the Outside Date will automatically be extended one (1) additional time by an additional three (3) months;

(f)    by Parent, if, prior to receipt of the Company Shareholder Approval, (i) the Company materially and willfully breaches its obligations under Section 5.2, or (ii) the Company Board of Directors shall have effected a Company Change of Recommendation;

(g)    by either the Company or Parent, if the Company Shareholder Approval is not obtained at the Company Special Meeting or at any adjournment or postponement thereof, in each case at which a vote on such approval was taken; or

(h)    by the Company in order to accept a Superior Proposal in accordance with Section 5.2(f); provided that as a condition to the termination of this Agreement by the Company pursuant to this Section 8.1(h), the Company pays Parent, or causes Parent to be paid, the Company Termination Fee payable under Section 8.2(b)(i).

Section 8.2    Effect of Termination.

(a)    To terminate this Agreement as provided in Section 8.1 (other than in the case of termination pursuant to Section 8.1(a)), the terminating Party shall give written notice to the other Party specifying the subsection of Section 8.1 pursuant to which such termination is made, and this Agreement will become null and void and there will be no liability on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement, Section 6.3, this Section 8.2 and Section 9.3 through Section 9.13 will survive such termination; provided, however, that each Party will retain liability for its fraud or a willful and material breach of its representations, warranties covenants or agreements set forth in this Agreement prior to such termination and any aggrieved Party will be entitled to all rights and remedies available under applicable Law or in equity.

(b)    Company Termination Fee.

(i)    If the Company terminates this Agreement pursuant to Section 8.1(h), then the Company shall pay or cause to be paid to Parent prior to or substantially concurrently with, and as a condition to such termination, an amount in cash equal to $225,000,000 (the “Company Termination Fee”).

(ii)    If Parent terminates this Agreement pursuant to Section 8.1(f), (provided that if either Parent or the Company terminates this Agreement pursuant to Section 8.1(g) at a time when Parent would have been entitled to terminate this Agreement pursuant to Section 8.1(f), this Agreement shall be deemed to have been terminated pursuant to Section 8.1(f) for purposes of this Section 8.2), then the Company shall pay the Company Termination Fee or cause the Company Termination Fee to be paid to Parent within five (5) Business Days after such termination.

(iii)    If (A) Parent or the Company terminates this Agreement pursuant to Section 8.1(e) (in each case, solely in the event that the Company Shareholder Approval has not been obtained and provided that the Company is not entitled to the Parent Termination Fee (as defined below)), or Section 8.1(g), (B) a bona fide Competing Proposal made by a Third Party that has been publicly disclosed after the date of this Agreement and prior to the date of such termination and has not been publicly withdrawn prior to the Outside Date (in the case of a termination pursuant to Section 8.1(e)) or the date of the Company Special Meeting (in the case of a termination pursuant to Section 8.1(g)), and (C) within twelve (12) months after such termination, the Company either consummates a Competing Proposal or enters into a definitive agreement with respect to any Competing Proposal and such Competing Proposal (or any “superior proposal” permitted by the terms of such Competing Proposal) is subsequently consummated, whether or not within such twelve (12) month period, then within two (2) Business Days after the date of such consummation, the Company will pay or cause to be paid to Parent the Company Termination Fee. For purposes of this Section 8.2(b)(iii), the term “Competing Proposal” will have the meaning assigned to such term in Section 9.5, except that the references to “20%” and to “80%” will be deemed to be references to “50%”.

(iv)    In the event any amount is payable by the Company pursuant to the preceding clauses (i)-(iii), such amount shall be paid by wire transfer of immediately available funds to an account designated by Parent. In no event shall the Company be obligated to pay the Company Termination Fee on more than one (1) occasion.

(v)    The Company acknowledges that (A) the agreements contained in this Section 8.2 are an integral part of the Transactions and that without this Section 8.2 Parent and Merger Sub would not have entered into this Agreement and (B) the Company Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub in the circumstances in which the Company Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions. If the Company fails to promptly pay any amount due pursuant to this Section 8.2(b), the Company shall pay to Parent all reasonable fees, costs and expenses of enforcement (including reasonable attorney’s fees as well as reasonable expenses incurred in connection with any action initiated by Parent), together with interest on the amount of the Company Termination Fee at the prime lending rate as published in The Wall Street Journal, in effect on the date such payment is required to be made. Subject to Parent’s and Merger Sub’s rights set forth in Section 9.13(b), Parent’s right to receive payment from the Company of the Company Termination Fee (under the circumstances in which it is payable) shall be the sole and exclusive remedy of the Parent Related Parties against the Company, the Company Subsidiaries or any of their respective former, current or future officers, directors, partners, shareholders, managers, members or affiliates (collectively, “Company Related Parties”) for any loss suffered as a result of the failure of the Transactions, including the Merger, to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount (if entitled under this Section 8.2(b)), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, including the Merger (except that the Company shall remain obligated for, and Parent and its affiliates may be entitled to remedies with respect to, the sections of this Agreement surviving such termination pursuant to Section 8.2(a)). For the avoidance of doubt, while Parent and Merger Sub may pursue both a grant of specific performance of the Company’s obligation to consummate the Merger in accordance with Section 9.13(b) and the payment of the Company Termination Fee under this Section 8.2(b), under no circumstances shall Parent and Merger Sub be permitted or entitled to receive both a grant of such specific performance requiring the Company to consummate the Merger and to pay the Company Termination Fee (if entitled under this Section 8.2(b)). In any circumstance where performance by the Company of its obligations under this Agreement would relieve the Company of its obligation to pay the Company Termination Fee, Parent and Merger Sub may, in their sole discretion (i) seek specific performance pursuant to Section 9.13(b), (ii) withdraw any claim for specific performance and require payment of the Company Termination Fee if entitled to payment of the Company Termination Fee under this Section 8.2(b) or (iii) if Parent and Merger Sub are unable for any reason to obtain specific performance, require payment of the Company Termination Fee if entitled to payment of the Company Termination Fee under this Section 8.2(b). For the avoidance of doubt, in no event shall the Company be required to pay the Company Termination Fee on more than one (1) occasion.

(vi)    In the event that the Company reasonably determines it is required to withhold amounts on account of Israeli Taxes from or in connection with the Company Termination Fee, the Company shall notify Parent of such determination, if requested by Parent in writing, as promptly as reasonably practicable after making such determination and provide it with reasonable time (but in any event no less than twenty (20) days) to obtain a Valid Tax Certificate allowing the Company to make the payment of the Company Termination Fee with no withholding, or a reduced rate of withholding, on account of Israeli Taxes. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to Parent. In the event that Parent requests such time extension as set forth above, then all references in this Agreement to payment of the Company Termination Fee shall be deemed to provide for a deferral of the time upon which payment of the Company Termination Fee is due without such deferral limiting any rights of the Company to terminate this Agreement or in connection with such termination.

(c)    Parent Termination Fee.

(i)    If (A) all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing) other than the condition set forth in Section 7.1(b) with respect to a Specified Antitrust Law or the condition set forth in Section 7.1(c), and (B) this Agreement is terminated by either the Company or Parent pursuant to Section 8.1(b) or Section 8.1(e), then

Parent shall pay or cause to be paid to the Company (x) if such termination was by Parent, prior to or substantially concurrently with, and as a condition to, such termination, or (y) if such termination was by the Company, within five (5) Business Days of such termination, an amount in cash equal to $350,000,000 (the “Parent Termination Fee”).

(ii)    In the event any amount is payable pursuant to the preceding clause (i) such amount shall be paid by wire transfer of immediately available funds to an account designated in writing by the Company. In no event shall Parent be obligated to pay the Parent Termination Fee on more than one occasion.

(iii)    Parent and Merger Sub each acknowledge that (A) the agreements contained in this Section 8.2 are an integral part of the Transactions and that without this Section 8.2 the Company would not have entered into this Agreement and (B) the Parent Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Company in the circumstances in which the Parent Termination Fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions. If Parent fails to promptly pay any amount due pursuant to this Section 8.2(c), Parent shall pay to the Company all reasonable fees, costs and expenses of enforcement (including reasonable attorneys’ fees as well as reasonable expenses incurred in connection with any action initiated by the Company), together with interest on the amount of the Parent Termination Fee at the prime lending rate as published in The Wall Street Journal, in effect on the date such payment is required to be made. Subject to the Company’s rights set forth in Section 9.13(b), the Company’s right to receive payment from Parent of the Parent Termination Fee (under the circumstances in which it is payable) shall be the sole and exclusive remedy of the Company Related Parties against Parent, the Parent Subsidiaries or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or affiliates (collectively, “Parent Related Parties”) for any loss suffered as a result of the failure of the Transactions, including the Merger, to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount (if entitled under this Section 8.2(c)), none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, including the Merger (except that Parent and Merger Sub shall remain obligated for, and the Company and its affiliates may be entitled to remedies with respect to, the sections of this Agreement surviving such termination pursuant to Section 8.2(a)). For the avoidance of doubt, while the Company may pursue both a grant of specific performance of the obligation of Parent and Merger Sub to consummate the Merger in accordance with Section 9.13(b) and the payment of the Parent Termination Fee under this Section 8.2(c), under no circumstances shall the Company be permitted or entitled to receive both a grant of such specific performance requiring Parent and Merger Sub to consummate the Merger and to pay the Parent Termination Fee (if entitled under this Section 8.2(c)). In any circumstance where performance by Parent of its obligations under this Agreement would relieve Parent of its obligation to pay the Parent Termination Fee, the Company may, in its sole discretion (i) seek specific performance pursuant to Section 9.13(b), (ii) withdraw any claim for specific performance and require payment of the Parent Termination Fee if entitled to payment of the Parent Termination Fee under this Section 8.2(c) or (iii) if the Company is unable for any reason to obtain specific performance, require payment of the Parent Termination Fee if entitled to payment of the Parent Termination Fee under this Section 8.2(c). For the avoidance of doubt, in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

ARTICLE IX.

MISCELLANEOUS

Section 9.1    Amendment and Modification; Waiver.

(a)    Subject to applicable Law and except as otherwise provided in this Agreement, this Agreement may be amended, modified and supplemented, whether before or after receipt of the Company Shareholder Approval, by written agreement of the Company and Parent; provided, however, that after receipt of the Company Shareholder Approval, no amendment shall be made that by Law requires further approval by such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

(b)    At any time and from time to time prior to the Effective Time, either the Company, on the one hand, or Parent or Merger Sub, on the other hand, may, to the extent legally allowed and except as otherwise set forth herein, (i) extend the time for the performance of any of the obligations or other acts of Parent or Merger Sub or the Company, as applicable, (ii) waive any inaccuracies in the representations and warranties made to Parent or the Company contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of Parent or Merger Sub or the Company, as applicable, contained herein. Any agreement on the part of Parent or Merger Sub or the Company to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of Parent or the Company, as applicable. Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

Section 9.2    Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time. None of the covenants or agreements of the Parties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement to the extent that it is to be performed prior to the Effective Time shall survive the Effective Time. This Section 9.2 shall not limit any covenant or agreement of the Parties which by its terms expressly contemplates performance at or after the Effective Time.

Section 9.3    Expenses. Except as otherwise expressly provided in this Agreement, all Expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such Expenses.

Section 9.4    Notices. All notices, requests, demands and other communications under this Agreement shall, except to the extent expressly provided to be oral, be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or Federal Express), upon receipt of proof of delivery on a Business Day before 5:00 p.m. in the time zone of the receiving Party, otherwise upon the following Business Day after receipt of proof of delivery; (c) if sent by e-mail including by a .pdf, .tif, .gif, .jpeg or similar electronic attachment on a Business Day before 5:00 p.m. in the time zone of the receiving Party, when transmitted; (d) if sent by e-mail including by a .pdf, .tif, .gif, .jpeg or similar electronic attachment on a day other than a Business Day or after 5:00 p.m. in the time zone of the receiving Party, on the following Business Day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any Party shall provide by like notice to the other Parties:

if to the Company, to:

Mellanox Technologies, Ltd

Hakidma 26

Ofer Industrial Park

Yokneam

Israel, 2069200

Attention:	Eyal Waldman
Email:	Eyal@Mellanox.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

140 Scott Drive

Menlo Park, CA 94025, U.S.A

Attention:	Alan Mendelson
Josh Dubofsky
Email:	Alan.Mendelson@lw.com
Josh.Dubofsky@lw.com

and

Herzog, Fox and Neeman

Asia House

4 Weizmann Street

Tel Aviv, 6423904

Israel

Attention:	Ehud Sol, Adv.
Yuval Meidar, Adv.
Email:	sol@hfn.co.il
meidary@hfn.co.il

and

if to Guarantor, Parent or Merger Sub, to:

NVIDIA Corporation

2788 San Tomas Expressway

Santa Clara, CA 95051

Attention:	Colette M. Kress
Timothy S. Teter
Email:	ckress@nvidia.com
tteter@nvidia.com

with copies (which shall not constitute notice) to:

Jones Day

1755 Embarcadero Road

Palo Alto, CA 94303, U.S.A.

Attention:	Daniel R. Mitz
Jonn R. Beeson
Robert J. Cardone
Email:	drmitz@jonesday.com
jbeeson@jonesday.com
rcardone@jonesday.com

and

Yigal Arnon & Co.

22 Rivlin Street

Jerusalem 94263 Israel

Attention:	Barry Levenfeld, Adv.
Ben Sandler
Email:	barry@arnon.co.il
bens@arnon.co.il

Section 9.5    Certain Definitions. For the purposes of this Agreement, the term:

“102 Trustee” means the trustee appointed by the Company from time to time in accordance with the provisions of the Ordinance, and approved by the ITA, with respect to the Section 102 Shares and Section 102 Awards.

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains terms that are no less favorable in the aggregate to the Company, than those contained in the Confidentiality Agreement; provided, however, that an Acceptable Confidentiality Agreement (i) shall not be required to contain standstill provisions, (ii) shall not provide for an exclusive right to negotiate with the Company and (iii) shall not restrict the Company from complying with Section 5.2.

“Action” means any and all litigation, suits, actions, legal proceedings, audits, claims, investigations, hearings, arbitrations or mediations (including civil, criminal, administrative or appellate) by or before or otherwise involving any Governmental Authority or any arbitrator or arbitration panel.

“Adverse Law or Order” means (i) any Law shall have been enacted or promulgated by any Governmental Authority of competent jurisdiction which prohibits or makes illegal the consummation of the Merger or (ii) there shall be in effect any Order preventing the consummation of the Merger.

“Antitrust Laws” mean any antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act and the Anti-Monopoly Law of the People’s Republic of China.

“Business Days” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York, and Tel Aviv, Israel are authorized or required by applicable Law to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Equity Awards” means each outstanding award granted under the Company Equity Plans (including each outstanding Company Option, Company RSU and Company PSU).

“Company Equity Plans” means the Mellanox Technologies, Ltd. Third Amended and Restated Global Share Incentive Plan (2006), the Voltaire Ltd. 2007 Incentive Compensation Plan, Voltaire Ltd. Section 102 Stock Option/Stock Purchase Plan, the Global Share Incentive Assumption Plan (2010), the EZchip Semiconductor Ltd. 2003 Amended and Restated Equity Incentive Plan and the Amended and Restated EZchip Semiconductor Ltd. 2009 Equity Incentive Plan.

“Company ERISA Affiliate” means any trade or business (whether or not incorporated), which is or within the last six (6) years, has been under common control with the Company within the meaning of Section 4001(b)(1) of ERISA, or which together with the Company is, or within the last six (6) years, has been treated as a single employer for purposes of Section 414(b), (c), (m), (o) or (t) of the Code.

“Company ESPP” means the Mellanox Technologies, Ltd. Amended and Restated Employee Share Purchase Plan.

“Company Immaterial Trademark Licenses” means licenses or other rights of use granted by the Company or any Company Subsidiary in respect of Trademarks to Third Party vendors to refer to the Company as a customer and rights granted to Third Parties as part of corporate sponsorships, or other similar licenses or rights that are not material to the Company or Company Subsidiaries.

“Company Insiders” means those officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act.

“Company Intervening Event” means a material positive Effect on the business, assets, properties, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole: (a) that was not known to the Company Board of Directors and the material consequences of which (based on facts known to members of the Company Board of Directors as of the date of this Agreement) were not reasonably foreseeable, as of the date of this Agreement but become known to the Company Board of Directors prior to the receipt of the Company Shareholder Approval, and (b) that does not relate to any Competing Proposal; provided, however, that any Effect related to any of the following shall not constitute a Company Intervening Event: (i) the Effects arising from the announcement (whether or not authorized by the Parties, including any pre signing reports in the press or otherwise, reporting on a potential transaction among the Parties or otherwise relating to the acquisition of the Company) or pendency of this Agreement or the Transactions; and (ii) any change in the trading price or trading volume of Company Shares on NASDAQ or any change in the Company’s credit rating.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate, (a) is, or would reasonably be expected to be, materially adverse to the business, assets, properties, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole; provided, however, that no

Effects relating to the following will be deemed, either alone or in combination, to be or constitute a “Company Material Adverse Effect” or be taken into account when determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur: (i) changes in the industry in which the Company and the Company Subsidiaries operate; (ii) general economic conditions; (iii) changes in securities markets, credit markets, currency markets or other financial markets; (iv) political conditions or changes in such conditions or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism); (v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events; (vi) changes in Law or other legal or regulatory conditions (or the interpretation thereof) or changes in GAAP or other accounting standards (or the interpretation thereof); (vii) Effects directly arising from the announcement (whether or not authorized by the Parties, including any pre signing reports in the press or otherwise, reporting on a potential transaction among the Parties or otherwise relating to the acquisition of the Company), or pendency of this Agreement or the Transactions, including the identity of, or Effects relating to, Parent or any of its affiliates or any communication by Parent or any of its affiliates regarding plans, proposals or projections with respect to the Company, the Company Subsidiaries or their employees (including any impact on the relationship of the Company or any the Company Subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, licensors, licensees, lenders, employees or partners), provided that this clause (vii) shall not apply with respect to any representation or warranty set forth in Section 3.5 that by its terms addresses the consequences of the announcement or pendency of this Agreement or the Transactions; (viii) changes in the Company’s share price or the trading volume (including suspension of trading) of the Company’s share capital, or any failure by the Company to meet any public estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, or any failure by the Company to meet any internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (but not, in each case, the underlying cause of such changes or failures, unless such changes or failures would otherwise be excepted from this definition); (ix) any breach, violation or non-performance of any provision of this Agreement by Parent or any of its affiliates; (x) actions or omissions required of the Company under this Agreement (other than its obligations to operate its business in the ordinary course) or taken or not taken at the request of, or with the consent of, Parent; and (xi) any claims or Actions arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the Transactions; except, in the case of each of clauses (i) through (vi), to the extent such Effects disproportionately affect the Company and the Company Subsidiaries, taken as a whole, in any material respect relative to other companies of comparable size in the same industries and geographies in which the Company and the Company Subsidiaries operate (in which case only the incremental disproportionate impact will be taken into account in determining whether there has been a Company Material Adverse Effect), or (b) would prevent or materially impair the Company from consummating the Merger or performing any of its material obligations under this Agreement.

“Company Owned Intellectual Property” means any Intellectual Property that is owned or purported to be owned by the Company or any of the Company Subsidiaries.

“Company Plans” means (i) all employee benefit plans (as defined in Section 3(3) of ERISA, whether or not subject to ERISA), and (ii) all employment, pension, bonus, stock option, stock purchase, restricted stock, restricted stock unit, equity-based incentive, cash-based incentive, retention incentive, compensatory change in control payment, profit sharing, vacation pay, paid time off, cafeteria plan, fringe benefit, deferred compensation, severance, salary continuation, supplemental termination pay, retiree medical or life insurance, retirement, supplemental retirement or other compensation or benefit plans, programs, agreements or arrangements, in each case, with respect to which the Company or any Company Subsidiary has or would reasonably be expected to have any liability or that are maintained by, contributed to (or required to be contributed to) or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, director or other individual providing services to the Company or any Company Subsidiary, but excluding compensation and benefit plans, programs and arrangements sponsored or maintained by a Governmental Authority.

“Company Product Sales Agreements” means Contracts pursuant to which any Company Products are or have been directly or indirectly licensed or sold by the Company or any of the Company Subsidiaries to customers or channel partners in the ordinary course of business.

“Company Products” means all material product offerings, including all software, of the Company and each of the Company Subsidiaries (a) that are being sold, licensed, or distributed, as applicable, as of the date of this Agreement, or (b) that the Company, or any of the Company Subsidiaries, is otherwise obligated, as of the date of this Agreement, to license, distribute, support or maintain (in each case, excluding, for the avoidance of doubt, (i) those Third Party products or Open Source Materials embedded in or otherwise part of the product offering and (ii) any of the Company’s support, consulting and/or training services), in each case, that are material to the business of the Company and its Subsidiaries, taken as a whole.

“Company PSU” means a performance share unit award entitling the holder thereof to receive the value of one or more Company Shares, whether payable in cash or Company Shares, in respect of each unit subject to such award.

“Company Registered Intellectual Property” means all Company Owned Intellectual Property that is Registered Intellectual Property.

“Company RSU” means a restricted stock unit award entitling the holder thereof to receive the value of one (1) Company Share, whether payable in cash or Company Shares, in respect of each unit subject to such award.

“Company Shareholder” means a holder of Company Shares.

“Company Shareholder Approval” means the affirmative vote of the holders of at least a majority of the outstanding voting power of the Company of the approval of this Agreement, the Merger and the consummation of the Transactions at the Company Special Meeting.

“Company Special Meeting” means an extraordinary general meeting of the Company Shareholders solely for the purpose of seeking (i) the Company Shareholder Approval, (ii) any postponement or adjournment thereof, (iii) approval on a non-binding advisory basis of any “golden parachute compensation” payable to the named executive officers of the Company in connection with the Merger, (iv) approval of the purchase by the Company of the D&O Insurance in accordance with the terms of this Agreement and (v) approval of any matters set forth on Schedule 5.3.

“Competing Proposal” means any offer or proposal made by a Person or group (other than a proposal or offer by Parent or any of its Subsidiaries) at any time that contemplates, through any transaction or series of transactions (i) a merger, consolidation, business combination or similar transaction involving the Company pursuant to which the Company Shareholders immediately prior to such transaction or series of transactions would own less than 80% of any class of equity securities of the entity surviving or resulting from such transaction or series of transactions or (ii) such Person or group otherwise acquiring beneficial ownership (as defined under Section 13(d) of the Exchange Act) of at least 20% of the assets (on a consolidated basis with its Subsidiaries, as measured by fair market value as determined in good faith by the Company Board of Directors) of or equity interest (including Company Securities) in the Company (whether pursuant to a merger, consolidation or other business combination, sale of shares, sale of assets, tender offer or exchange offer or otherwise, including any single or multi-step or series of related transactions), in each case other than the Merger.

“Confidentiality Agreement” means the Confidentiality Agreement, dated October 28, 2018, between Guarantor and the Company, as amended.

“Continuing Employees” means those individuals who continue their employment with Company or its affiliates, as applicable, immediately following the Closing Date.

“Contract” means any legally binding agreement, arrangement, contract, subcontract, settlement agreement, lease, sublease, note, option, bond, mortgage, indenture, trust document, loan or credit agreement, license, sublicense, insurance policy or other legally binding commitment or undertaking of any nature.

“Copyrights” means any and all copyrights, mask work rights and all other rights with respect to works of authorship and copyrightable subject matter (including software) and any and all registrations thereof and applications therefor.

“Core Technology” means the Company’s and the Company Subsidiaries’ technology that is core to the benefits that Parent expects to receive from the Transaction, and include InfiniBand and RDMA technology.

“DOJ” means the Antitrust Division of the U.S. Department of Justice.

“Domain Names” means all Internet domain name registrations.

“Effect” means any change, effect, development, circumstance, condition, state of facts, event or occurrence.

“Environmental Laws” means any Law, including common law, relating to (i) releases or threatened releases of Hazardous Substances, (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances, (iii) pollution or protection of the indoor or outdoor environment, occupational health as it relates to exposures to Hazardous Substances or natural resources, or (iv) the European Union’s Directives on the Restriction of Hazardous Substances (RoHS) and the Waste Electrical and Electronic Equipment (WEEE).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated and rulings issued thereunder.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Expenses” means all out-of-pocket expenses (including all fees and expenses of counsel, financing sources, accountants, investment bankers, experts and consultants to a Party and its affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of equityholders and equityholder approvals, any filings with the SEC and all other matters related to the closing of the Merger and the other Transactions.

“Government Grant” means any grant, incentive, qualification, subsidy, award, funding, participation, exemption, status, cost sharing arrangement, reimbursement arrangement or other benefit, relief or privilege, from the government of the State of Israel or any other Governmental Authority, or judicial body thereof, any outstanding application to receive the same filed by the Company or any of the Company Subsidiaries, including, any material Tax or other incentive granted to, provided or made available to, or enjoyed by the Company or any of the Company Subsidiaries, under the Laws of the State of Israel, and further including without limitation, by or on behalf of or under the authority of the Investment Center and IIA.

“Governmental Authority” means any supranational, national, federal, state, county, municipal, local or foreign government, or other political subdivision thereof, or any arbitral body and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative, prosecutorial or arbitral functions of or pertaining to government, including military forces.

“Hazardous Substances” means (i) those substances, materials, contaminants or wastes defined in or regulated as “hazardous,” “toxic,” or “radioactive,” under the following U.S. federal statutes and their state counterparts, as amended to date, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Clean Air Act, (ii) petroleum and petroleum products, including crude oil and any fractions thereof, (iii) natural gas, synthetic gas and any mixtures thereof, (iv) polychlorinated biphenyls, friable asbestos and radon, and (v) any biological or chemical substance, material or waste regulated or classified as “hazardous,” “toxic,” or “radioactive” by any Governmental Authority pursuant to any Environmental Law.

“HSR Act” means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“IIA” means the Israeli Innovation Authority (previously known as the Office of Chief Scientist of the Ministry of Economy and Industry of Israel or the OCS).

“IIA Notice” means a written notice of the Company to the IIA regarding the change in ownership of the Company effected as a result of the Merger, required to be submitted to the IIA in connection with the Merger in accordance with the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984 and the IIA’s regulations.

“IIA Undertaking” means a completed and executed undertaking of the Parent to the IIA in the form attached hereto as Schedule 3.5(b).

“Indebtedness” means with respect to any Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent (a) in respect of notes payable, accrued interest payable or other obligations for borrowed money, whether secured or unsecured, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) (not including any undrawn amounts under standby letters of credit); (c) in respect of banker’s acceptances; (d) representing capital lease obligations; (e) representing the balance deferred and unpaid of the purchase price of any property or services (other than accounts payable in the ordinary course of business); or (f) representing any hedging obligations. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

“Intellectual Property” means any of the following or any of the rights associated with or arising out of any of the following: (a) Patents; (b) Trade Secrets; (c) Copyrights; (d) Trademarks; (e) Domain Names; and (f) any similar, corresponding or equivalent intellectual property rights to any of the foregoing anywhere in the world.

“Investment Center” means the Israeli Investment Center of the Israeli Ministry of Economy and Industry.

“Investment Center Approval” means the approval by the Investment Center regarding the change in ownership of the Company to be effected by the Merger.

“IRS” means the United States Internal Revenue Service.

“ITA” means the Israeli Tax Authority.

“knowledge of Parent” means the actual knowledge of each executive officer of Parent set forth in Schedule 1.2, in each case after reasonable inquiry by such executive officer of those other employees of Parent who are direct reports of such executive officer and who would reasonably be expected to have actual knowledge of the relevant matter based on their duties and responsibilities to Parent.

“knowledge of the Company” means the actual knowledge of each executive officer of the Company set forth in Schedule 1.1, in each case after reasonable inquiry by such executive officer of those other employees of the Company who are direct reports of such executive officer and who would reasonably be expected to have actual knowledge of the relevant matter based on their duties and responsibilities to the Company.

“Law” means any statute, code, rule, regulation, ordinance, rule of common law, or other pronouncement of any Governmental Authority having the effect of law.

“Lien” means any lien, pledge, hypothecation, mortgage, security interest, encumbrance, claim, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“NASDAQ” means the NASDAQ Global Select Market.

“Open Source Materials” refers to any software or other material that is distributed pursuant to any license identified as an open source license by the Open Source Initiative (www.opensource.org) (including but not limited to the GNU General Public License (GPL), LGPL, Mozilla Public License (MPL), BSD licenses, the

Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL), and the Apache License).

“Order” means any injunction, judgment, decree or other order issued by a Governmental Authority of competent jurisdiction.

“Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961, as amended, and the rules and regulations promulgated thereunder.

“Parent Material Adverse Effect” means any Effect on Guarantor, Parent or any of their Subsidiaries that, individually or in the aggregate (i) materially impairs the ability of Guarantor, Parent or Merger Sub to perform its obligations under this Agreement or (ii) would prevent Parent or Merger Sub from consummating the Merger.

“Parent Specified Representations” means the representations and warranties of Parent set forth in Section 4.1 (Corporate Organization), Section 4.3 (Authority Relative to this Agreement) and Section 4.8 (Sufficient Funds).

“Patents” means patents and patent applications, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof (and all foreign counterparts of any of the foregoing).

“Permitted Lien” means any Lien (i) for Taxes or assessments, charges or claims of payment of a Governmental Authority that are not yet delinquent or which are being contested in good faith, and in both cases for which accruals or reserves have been established in accordance with GAAP, (ii) which is a carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Lien arising in the ordinary course of business which are not delinquent or which are being contested in good faith, (iii) which is disclosed on the Most Recent Company Balance Sheet or notes thereto, (iv) which would not reasonably be expected to materially impair the continued use of the applicable property for the purposes for which the property is currently being used, (v) statutory or common law Liens to secure landlords, lessors or renters under leases or rental agreements that have been made available to Parent, (vi) imposed on the underlying fee interest in leased real property, (vii) any zoning, land use, covenants, conditions and restrictions, matters that would be shown by a real property survey or similar matters affecting the Company’s real property, (viii) Liens imposed by applicable Law, (ix) Liens relating to intercompany borrowings solely among the Company and its wholly owned Subsidiaries and (x) nonexclusive licenses of Intellectual Property.

“Person” means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity or organization.

“Proxy Statement” means a proxy statement to be sent to the Company Shareholders (together with any amendments or supplements thereto) with respect to the Company Special Meeting.

“Registered Intellectual Property” means any Intellectual Property that is the subject of an application, certificate, filing or registration issued, filed with, or recorded by any Governmental Authority, including any of the following: (a) issued Patents and Patent applications; (b) Trademark registrations, renewals and applications; (c) Copyright registrations and applications; and (d) Domain Name registrations.

“Representatives” means, when used with respect to Parent, Merger Sub, the Company, or the Company Subsidiaries, the directors, officers, employees, consultants, financial advisors, accountants, legal counsel, investment bankers, lenders and other agents, advisors and representatives of Parent or the Company, as applicable, and the Company Subsidiaries.

“SEC” means the United States Securities and Exchange Commission.

“Section 102” means Section 102 of the Ordinance.

“Section 102 Award” means any Company Equity Award that was intended to be granted and taxed pursuant to Section 102(b)(2) of Section 102(b)(3) of the Ordinance.

“Section 102 Shares” means any Company Shares that were issued upon exercise or vesting of Section 102 Awards and at the Effective Time are held by the 102 Trustee.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Specified Antitrust Authority” means (i) any U.S. federal or state Governmental Authority, (ii) any non-U.S. or supranational Governmental Authority listed on Schedule 1.3 to the extent such Governmental Authority’s waiting period, clearance, consent or approval is required under Antitrust Laws in connection with the Transactions and (iii) any other Governmental Authority in respect of which a Regulatory Filing is made pursuant to Section 6.2(a)(ii).

“Specified Antitrust Laws” means the Antitrust Laws of any Specified Antitrust Authority.

“Subsidiary” or “Subsidiaries” means with respect to any Person, any corporation, limited liability company, partnership or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the outstanding shares of, or other equity interests, having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries or (b) with respect to a partnership, such Person or any other Subsidiary of such Person is a general partner of such partnership.

“Superior Proposal” means a bona fide written offer from a Third Party (on its most recently amended or modified terms, if amended or modified) constituting a Competing Proposal (with references to 20% and 80% being deemed to be replaced with references to 50%), which did not result from a breach of Section 5.2(a) or Section 5.2(b) and which the Company Board of Directors determines in good faith after consultation with the Company’s outside legal and financial advisors to be more favorable to the Company Shareholders from a financial point of view than the Merger, taking into account such factors as the Company Board of Directors considers in good faith to be appropriate (including the terms and conditions of such offer, the identity of the Person or group making such offer, the existence of any financing conditions, the conditionality of any financing commitments and the likelihood and timing of consummation).

“Takeover Statutes” mean any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other takeover or anti-takeover statute or similar Law.

“Tax” or “Taxes” means (i) any and all taxes, levies, duties, tariffs, imposts and other similar charges and fees imposed by any Governmental Authority or any taxing authority, including, income, franchise, windfall or other profits, gross receipts, premiums, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, gains tax and license, registration and documentation fees, severance, occupation, environmental, customs duties, disability, real property, personal property, registration, alternative or add-on minimum, or estimated tax, (ii) any interest, penalty, inflation linkage, additions to tax or additional amounts imposed with respect to the type described in clause (i), whether disputed or not and (iii) the liability for the payment of any such amounts described in clauses (i) and (ii) as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to indemnify or pay any other Person.

“Tax Return” means any report, document, return, certificate, claim for refund, election, estimated tax filing or declaration required to be filed with any Governmental Authority or any taxing authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Third Party” means any Person other than the Company, Parent and each of their respective affiliates (including Merger Sub) and the respective Representatives of the Company, Parent and each of their respective affiliates.

“Trade Secrets” means non-public know-how and trade secret rights and corresponding rights in confidential information and other non-public information (whether or not patentable) that derive economic value from being maintained as confidential.

“Trademarks” means all trademarks, service marks, logos, trade dress and trade names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith.

“Treasury Regulations” means the regulations in force as final or temporary that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code and any successor regulations.

“Valid Tax Certificate” means a valid certificate, ruling or any other written instructions Tax withholding, issued by the ITA in form and substance reasonably satisfactory to Parent, or to the extent the Withholding Tax Ruling is obtained, the Exchange Agent (provided the Withholding Tax Ruling imposes responsibility for withholding solely on the Exchange Agent), that is applicable to the payments to be made pursuant to this Agreement stating that no withholding, or reduced rate of withholding, of Israeli Tax is required with respect to such payments or providing other instructions regarding such payments or withholding.

Section 9.6    Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

Term	Section
“102 Plan”	Section 3.15(n)
“affiliates”	Section 9.7
“Agreement”	Preamble
“Antitrust Approvals”	Section 6.2(a)
“Antitrust Counsel Only Material”	Section 6.1(b)
“Antitrust Remedies”	Section 6.2(g)
“Antitrust Restricted Material”	Section 6.1(b)
“Applicable Anticorruption Laws”	Section 3.6(b)
“Articles of Association”	Section 3.2
“Assumed PSU”	Section 2.3(d)
“Assumed RSU”	Section 2.3(c)
“Blue Sky Laws”	Section 3.5(b)
“Book-Entry Shares”	Section 2.1(a)
“Capitalization Date”	Section 3.3(b)
“Cashed-Out Company RSU”	Section 2.3(b)
“Certificate”	Section 2.1(a)
“Certificate of Merger”	Section 1.3
“Charter Documents”	Section 4.2
“Closing”	Section 1.2
“Closing Date”	Section 1.2
“Companies Registrar”	Section 1.3
“Company”	Preamble
“Company 401(k) Plans”	Section 6.8
“Company Board of Directors”	Recitals
“Company Board Recommendation”	Recitals
“Company Change of Recommendation”	Section 5.2(a)
“Company Disclosure Letter”	Article III
“Company Financial Advisors”	Section 3.24
“Company Intervening Event Notice”	Section 5.2(e)
“Company Material Contracts”	Section 3.17(a)
“Company Notice”	Section 5.2(f)
“Company Option”	Section 2.3(a)
“Company Owned Real Property”	Section 3.13(b)
“Company Real Property Leases”	Section 3.13(c)
“Company Related Parties”	Section 8.2(b)(v)

Term	Section
“Company Reports”	Section 3.7(a)
“Company Required Approvals”	Section 3.5(b)
“Company Securities”	Section 3.3(d)
“Company Shares”	Recitals
“Company Specified Representations”	Section 7.2(a)
“Company Subsidiary”	Section 3.1(b)
“Company Termination Fee”	Section 8.2(b)(i)
“Continuing Employee”	Section 6.7(a)
“Covered Persons”	Section 6.4(a)
“D&O Insurance”	Section 6.4(c)
“Effective Time”	Section 1.3
“Electronic Delivery”	Section 9.8
“Employment Practices”	Section 3.11(c)
“Environmental Permits”	Section 3.16(d)
“Exchange Agent”	Section 2.2(a)
“Exchange Fund”	Section 2.2(a)
“Exchange Ratio”	Section 2.3(c)
“Final Purchase Date”	Section 2.3(e)(ii)
“Foreign Plan”	Section 3.10(h)
“FTC”	Section 6.2(b)
“GAAP”	Section 3.7(b)
“Government Officials”	Section 3.6(c)
“Guaranteed Obligations”	Section 9.14(a)
“Guarantor”	Recitals
“Guaranty”	Section 9.14(b)
“Guaranty Law”	Section 9.14(c)
“ICA”	Section 6.2(b)
“ICL”	Recitals
“Information Agent”	Section 2.2(a)
“Interim Options Tax Ruling”	Section 6.14(a)
“Israeli Employees”	Section 3.11(b)
“Merger”	Recitals
“Merger Notice”	Section 1.3
“Merger Proposal”	Section 5.4(a)
“Merger Sub”	Preamble
“Merger Sub Board of Directors”	Recitals
“Most Recent Company Balance Sheet”	Section 3.7(c)
“Notice Date”	Section 5.3(c)
“Option Consideration”	Section 2.3(a)
“Options Tax Ruling”	Section 6.14(a)
“Outside Date”	Section 8.1(e)
“Parent”	Preamble
“Parent 401(k) Plan”	Section 6.8
“Parent Board of Directors”	Recitals
“Parent Related Parties”	Section 8.2(c)(iii)
“Parent Subsidiary”	Section 3.17(a)(iv)
“Parent Termination Fee”	Section 8.2(c)(i)
“Party” or “Parties”	Preamble
“Payments”	Section 6.9(a)
“Payor”	Section 2.4
“Per Share Merger Consideration”	Section 2.1(a)

Term	Section
“Performance Satisfied PSUs”	Section 2.3(d)
“Permits”	Section 3.6(a)
“Regulatory Filings”	Section 6.2(a)
“SAMR”	Section 6.2(b)
“Section 102 Award Consideration”	Section 2.3(f)
“SOX”	Section 3.7(a)
“Surviving Company”	Section 1.1
“Transactions”	Recitals
“Transition Period”	Section 6.7(a)
“VAT”	Section 3.15(k)
“Withholding Drop Date”	Section 2.4
“Withholding Tax Ruling”	Section 6.14(b)
“Worker”	Section 3.11(c)

Section 9.7    Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation.” All references in this Agreement to “Sections,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Annexes and Schedules to this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement. References herein to a Person are also to such Person’s successors and permitted assigns. All references in this Agreement to “$”or other monetary amounts refer to U.S. dollars. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. As used in this Agreement, the term “affiliates” shall have the meaning set forth in Rule 12b-2 of the Exchange Act. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. Any statement in this Agreement to the effect that any information, document or other material has been “made available” or “provided” shall mean that such information, document or material was: (a) filed with the SEC and publicly available on EDGAR in unredacted form at least two (2) Business Days before the execution of this Agreement; or (b) available for review by Parent or Parent’s Representatives by 11:59 p.m. (Pacific Time) on March 9, 2019 in the “Neptune” virtual data room or “Clean-Room” virtual data room maintained by the Company with IntraLinks, Inc. in connection with the Transactions.

Section 9.8    Counterparts. This Agreement may be executed and delivered (including by e-mail of a .pdf, .tif, .jpeg or similar attachment (“Electronic Delivery”)) in two (2) or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Any such counterpart, to the extent delivered using Electronic Delivery shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

Section 9.9    Entire Agreement; Third-Party Beneficiaries.

(a)    This Agreement (including the Company Disclosure Letter) and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all other prior agreements (except that the Confidentiality Agreement shall be deemed amended hereby so that until the termination of this Agreement in accordance with Section 8.1, Parent and Merger Sub shall be permitted to take the actions contemplated by this Agreement) and understandings, both written and oral, among the Parties or any of them with respect to the subject matter hereof and thereof.

(b)    Except (i) for the right of holders of Company Shares to receive the Per Share Merger Consideration, which shall be enforceable by such holders after the Effective Time, (ii) for the rights of the holders of Company Options, Company RSUs and Company PSUs to receive such amounts as provided for in Section 2.3, which shall be enforceable by such holders after the Effective Time, (iii) as provided in Section 6.4, and (iv) subject to Section 8.2(a), for the rights of holders of Company Shares to pursue claims for damages and other relief, including equitable relief, for Guarantor’s, Parent’s or Merger Sub’s fraud or willful and material breach of their representations, warranties, covenants or agreements set forth in this Agreement (provided, however, that the rights granted pursuant to this clause (iv) shall only be enforceable on behalf of such holders of Company Shares by the Company in its sole and absolute discretion, and in no event by such holders directly), neither this Agreement (including the Company Disclosure Letter) nor the Confidentiality Agreement are intended to confer upon any Person other than the Parties any rights or remedies hereunder.

Section 9.10    Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 9.11    Governing Law; Jurisdiction.

(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Israel, without giving effect to conflicts of laws principles (whether of the State of Israel or otherwise) that would result in the application of the Law of any other state.

(b)    Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any court of competent jurisdiction located in Tel Aviv-Jaffa, Israel in any Action arising out of or relating to this Agreement or the agreements delivered in connection herewith or the Transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such Action except in any court of competent jurisdiction located in Tel Aviv-Jaffa, Israel, (ii) agrees that any claim in respect of any such Action may be heard and determined in any court of competent jurisdiction located in Tel Aviv-Jaffa, Israel, (iii) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any such Action in such courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in such courts. Each of the Parties hereto (A) agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions (including the United States) by suit on the judgment or in any other manner provided by Law and (B) waives any objection to the recognition and enforcement by a court in other jurisdictions (including the United States) of any such final judgment. Each Party to this Agreement irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 9.11(b) in the manner provided for notices in Section 9.4 and Guarantor, Parent and Merger Sub agree that service provided to Yigal Arnon & Co. in the manner provided for notices in Section 9.4 that is substantially concurrently provided to Guarantor, Parent or Merger Sub, as applicable, shall constitute valid service on Guarantor, Parent or Merger Sub, as applicable, in Israel. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

Section 9.12    Assignment. This Agreement shall not be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties; provided that Parent shall be permitted to assign any of its rights or obligations hereunder to any wholly owned Subsidiary of Guarantor, and Merger Sub shall be permitted to assign any of its rights or obligations hereunder to any wholly owned

Subsidiary of Guarantor that is an Israeli entity, but no such assignment shall relieve Guarantor, Parent or Merger Sub of any of its obligations hereunder and provided, further, that (i) under no circumstances shall such assignment in any way prevent, impair or materially delay the consummation of the Transactions and (ii) to the extent any such assignment results in withholding taxes that exceed the amount of withholding taxes that would have been applicable but for such assignment, the Party that made such assignment shall pay additional amounts as necessary to ensure that the recipient of any payment under this Agreement receives the same amount that it would otherwise have received if no such assignment had been made, including with respect to payments pursuant to Article II and Article VIII. Subject to the preceding sentence, but without relieving any Party of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 9.13    Enforcement; Remedies; Specific Performance.

(a)    Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy.

(b)    The Parties agree that irreparable injury will occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Each Party shall be entitled to an injunction or injunctions to prevent or remedy any breaches or threatened breaches of this Agreement by any other Party, to a decree or order of specific performance to specifically enforce the terms and provisions of this Agreement and to any further equitable relief.

(c)    The Parties’ rights in this Section 9.13 are an integral part of the Transactions and each Party hereby waives any objection to any remedy referred to in this Section 9.13 (including any objection on the basis that there is an adequate remedy at Law or that an award of such remedy is not an appropriate remedy for any reason at Law or equity). In the event any Party seeks any remedy referred to in this Section 9.13, such Party shall not be required to obtain, furnish, post or provide any bond or other security in connection with or as a condition to obtaining any such remedy.

Section 9.14    Guaranty.

(a)    To induce the Company to enter into this Agreement, Guarantor, intending to be legally bound, hereby absolutely, irrevocably and unconditionally guarantees to the Company the full and punctual payment and performance of Parent’s and Merger Sub’s (or their respective successors or assigns) obligations under this Agreement, including any liabilities arising out of a breach thereof or non-compliance therewith (collectively, the “Guaranteed Obligations”), and agrees with the Company that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal as a result of the lack of legal capacity of Parent or Merger Sub or lack of authority of the party signing on behalf of Parent or Merger Sub, it will, as an independent and primary obligation, indemnify the Company on demand against any cost, loss or liability it incurs as a result of Parent and/or Merger Sub not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under this Agreement on the date when it would have been due.

(b)    The guaranty set forth in Section 9.14(a) (the “Guaranty”) is an absolute, unconditional and continuing guarantee of the payment and performance by Parent and Merger Sub of the Guaranteed Obligations and will extend to the ultimate balance of sums payable by Parent and Merger Sub under this Agreement. Should Parent or Merger Sub default in the payment or performance of any of the Guaranteed Obligations, Guarantor’s obligations hereunder shall become immediately due and payable and the Guarantor shall discharge them promptly on demand. Claims hereunder may be made on one or more occasions. If any payment in respect of any Guaranteed Obligation is rescinded or must otherwise be returned for any reason whatsoever, including in insolvency, liquidation or administration, then Guarantor shall remain liable hereunder with respect to such Guaranteed Obligation as if such payment had not been made.

(c)    Guarantor agrees that the Guaranteed Obligations shall not be released or discharged, in whole or in part, or otherwise affected by: (i) any change in the time, place or manner of payment of the Guaranteed

Obligations or rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of this Agreement made in accordance with the terms of this Agreement or any agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations; (ii) the addition, substitution or release of any Person interested in the Transactions; (iii) any change in the corporate existence, structure or ownership of Parent or Merger Sub or any assignment of any rights or obligations of Parent or Merger Sub; (iv) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent or Merger Sub or their assets; (v) the adequacy of any means the Company may have of obtaining payment related to the Guaranteed Obligations; (vi) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, Parent, Merger Sub or any other Person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realize the full value of any security; or (vii) without prejudice to any defense that would be available to Guarantor if it had been the principal under this Agreement, or to any defense available to Parent or Merger Sub, any unenforceability, illegality or invalidity of any obligation of Parent, Merger Sub or any other Person under this Agreement or any agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations. Guarantor absolutely, irrevocably and unconditionally waives: (1) promptness, diligence, notice of the acceptance of the Guaranty and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the Guaranteed Obligations incurred and all other notices of any kind, all defenses that may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent or Merger Sub or any other Person interested in the Transactions, and all suretyship defenses generally, defenses to the payment of the Guaranteed Obligations that are available to Parent or Merger Sub under this Agreement and defenses available to Guarantor under the Guaranty; (2) any right it may have of first requiring the Company to proceed against or enforce any other rights or security or claim payment from Parent, Merger Sub or any other Person before claiming from Guarantor under this Section 9.14; (3) all rights and defenses under sections 4(b), 5, 6, 7(b), 8, 9, 10, 11, 12, 13, 15, 16 and 17 of the Guarantee Law, 1967 (the “Guaranty Law”) and confirms that the provisions of the Guarantee Law affording such rights or defenses to a guarantor shall not apply to the guarantee granted under this Agreement; and (4) any right of set-off or counter-claims against the Company. Guarantor acknowledges that these waivers apply irrespective of any Law to the contrary and that it has received and will receive substantial direct and indirect benefits from the Transactions and that the waivers set forth in this Section 9.14 are knowingly made in contemplation of such benefits.

(d)    This Guaranty may only be amended by a writing signed and delivered by Guarantor and the Company. Guarantor hereby covenants and agrees that it shall not institute, and shall cause its respective affiliates not to institute, any Action asserting that the Guaranty is illegal, invalid or unenforceable in accordance with its terms.

(e)    Guarantor represents and warrants to the Company that it is not a “single guarantor” or a “protected guarantor” within the meaning of such terms under the Guarantee Law and therefore the rights and protections under Chapter B of the Guarantee Law do not apply to it.

(f)    Guarantor represents and warrants to the Company as set forth in Section 4.3 (Authority Relative to this Agreement), Section 4.4 (No Conflict; Required Filings and Consents), Section 4.5 (Absence of Litigation), Section 4.7 (Ownership of Company Share Capital), Section 4.8 (Sufficient Funds) and Section 4.9 (Brokers and Expenses), in each case, mutatis mutandis, as applicable to Guarantor if any references to Parent are replaced with references to Guarantor.

(g)    For purposes of Section 6.2, all references to Parent or to a party shall include Guarantor and all references to Subsidiaries of Parent shall include references to Subsidiaries of Guarantor.

(h)    Nothing in this Section 9.14 shall waive any defenses, counterclaims or rights of setoff that Parent or Merger Sub may have under this Agreement or applicable Law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Guarantor, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

NVIDIA CORPORATION

By	/s/ Jen-Hsun Huang
Name: Jen-Hsun Huang
Title: President and Chief Executive Officer

NVIDIA INTERNATIONAL HOLDINGS INC.

By	/s/ Jen-Hsun Huang
Name: Jen-Hsun Huang
Title: President and Chief Executive Officer

TEAL BARVAZ LTD.

By	/s/ Jen-Hsun Huang
Name: Jen-Hsun Huang
Title: President and Chief Executive Officer

MELLANOX TECHNOLOGIES, LTD.

By	/s/ Eyal Waldman
Name: Eyal Waldman
Title: President and Chief Executive Officer

Annex B

March 10, 2019

The Board of Directors

Mellanox Technologies, Ltd.

Hakidma 26

Ofer Industrial Park

Yokneam, Israel

2069200

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of ordinary shares, par value NIS 0.0175 per share (the “Company Shares”), of Mellanox Technologies, Ltd. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with an indirectly wholly-owned subsidiary of NVIDIA Corporation (the “Guarantor”). Pursuant to the Agreement and Plan of Merger (the “Agreement”) to be entered into among the Company, the Guarantor, NVIDIA International Holdings Inc., a wholly-owned subsidiary of the Guarantor (“Parent”), and Teal Barvaz, a subsidiary of the Guarantor and Parent (“Merger Sub”), the Company will become a wholly-owned subsidiary of Parent, and each outstanding Company Share, other than Company Shares held in treasury or owned by the Company or its subsidiaries or Parent, Merger Sub or any of their respective subsidiaries, will be converted into the right to receive $125.00 per share in cash (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed a draft dated March 10, 2019 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Shares and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Guarantor or Parent under any state, federal or foreign laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company and the

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Guarantor and Parent in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Shares in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Shares in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had, and continue to have, commercial or investment banking relationships with the Company, for which we and such affiliates have received, or will receive, customary compensation. Such services during such period have included acting as the Company’s financial advisor in connection with its defenses in March 2017 and March 2018. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any material financial advisory or other material commercial or investment banking relationships with the Guarantor or Parent. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company and the Guarantor. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company or the Guarantor for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Shares in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. Morgan Securities LLC

J.P. MORGAN SECURITIES LLC

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Annex C

CREDIT SUISSE SECURITIES (USA) LLC
650 California Street San Francisco, CA 94108	Phone +1 415 249 2100 Fax +1 415 249 2196 www.credit-suisse.com

March 10, 2019

Mellanox Technologies, Ltd.

Beit Mellanox, Yokneam, Israel 20692

Attention: Board of Directors

Members of the Board:

You have asked us to advise you in your capacity as the Board of Directors (the “Board”) of Mellanox Technologies, Ltd. (the “Company”) with respect to the fairness, from a financial point of view, to the holders of ordinary shares, par value NIS 0.0175 per share (“Company Shares”), of the Company of the Per Share Consideration (as defined below) to be received by such holders pursuant to the terms of the Agreement and Plan of Merger, dated March 10, 2019 (the “Agreement”), by and among NVIDIA International Holdings Inc. (the “Acquiror”), Teal Barvaz Ltd., a wholly owned subsidiary of the Acquiror (“Merger Sub”), NVIDIA Corporation and the Company. We understand that the Agreement provides for, among other things, the merger of Merger Sub with the Company (the “Transaction”) pursuant to which the Company will become a wholly owned subsidiary of the Acquiror and each outstanding Company Share will be deemed to have been transferred to the Acquiror in exchange for the right to receive $125.00 in cash (the “Per Share Consideration”).

In arriving at our opinion, we have reviewed the Agreement and certain publicly available business and financial information relating to the Company. We have also reviewed certain other information relating to the Company, including three financial forecast cases regarding the Company’s future financial performance for the years ending December 31, 2019 through December 31, 2027 (collectively, the “Company Projections”) prepared and provided to us by the Company, and have met with the Board and management of the Company and certain of the Company’s representatives to discuss the business and prospects of the Company. We have also considered certain financial and stock market data of the Company, and we have compared that data with similar data for other companies with publicly traded equity securities in businesses we deemed similar to those of the Company, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not independently verified any of the foregoing information and, with your consent, we have assumed and relied upon such information being complete and accurate in all respects material to our analyses and this opinion. At your direction, we have assumed that the Company Projections have been reasonably prepared in good faith and are a reasonable basis on which to evaluate the Company and the Transaction, and at your direction we have relied upon the Company Projections for purposes of our analyses and this opinion. We express no view or opinion with respect to the Company Projections, or the assumptions and methodologies upon which they are based.

We also have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Transaction, no modification, delay, limitation, restriction or condition will be imposed that would have an adverse effect on the contemplated benefits of the Transaction and that the Transaction will be consummated in compliance with all applicable laws and regulations and in accordance with the terms of the Agreement without waiver, modification or amendment of any term, condition or agreement thereof that is material to our analyses or this opinion. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluations or appraisals.

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Our opinion addresses only the fairness, from a financial point of view, to the holders of Company Shares of the Per Share Consideration to be received by such holders in the Transaction pursuant to the Agreement and does not address any other aspect or implication of the Transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise, including, without limitation, the form or structure of the Transaction and the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received or otherwise payable to any officers, directors, employees, securityholders or affiliates of any party to the Transaction, or class of such persons, relative to the Per Share Consideration or otherwise. Furthermore, we are not expressing any advice or opinion regarding matters that require legal, regulatory, accounting, insurance, intellectual property, tax, environmental, executive compensation or other similar professional advice. We have assumed that the Company has or will obtain such advice or opinions from the appropriate professional sources. The issuance of this opinion was approved by our authorized internal committee.

Our opinion is necessarily based on information made available to us as of the date hereof and upon financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. We have not undertaken, and are under no obligation, to update, revise, reaffirm or withdraw this opinion, or otherwise comment on or consider events occurring or coming to our attention after the date hereof. Our opinion does not address the relative merits of the Transaction as compared to alternative transactions or strategies that might be available to the Company, nor does it address the underlying business decision of the Board or the Company to proceed with or effect the Transaction.

We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee for our services, a substantial portion of which is contingent upon the consummation of the Transaction. We also became entitled to receive a fee upon the rendering of our opinion. In addition, the Company has agreed to reimburse us for certain of our expenses and to indemnify us and certain related parties for certain liabilities and other items arising out of or related to our engagement. We and our affiliates have in the past provided investment banking and other financial advice and services to the Company and its affiliates for which advice and services we and our affiliates have received and would expect to receive compensation, including among other things, during the past two years, having acted as financial advisor to the Company in connection with certain shareholder activism matters. We and our affiliates may in the future provide investment banking and other financial advice and services to the Company, the Acquiror and their respective affiliates for which advice and services we and our affiliates would expect to receive compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial advice and services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, the Acquiror and any other company that may be involved in the Transaction, as well as provide investment banking and other financial advice and services to such companies and their affiliates.

It is understood that this letter is for the information of the Board (in its capacity as such) in connection with its consideration of the Transaction and does not constitute advice or a recommendation to any security holder of the Company as to how such security holder should vote or act on any matter relating to the proposed Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Per Share Consideration to be received by the holders of Company Shares in the Transaction pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,
/s/ Credit Suisse Securities (USA) LLC

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Annex D

AMENDED AND RESTATED EXECUTIVE SEVERANCE BENEFITS AGREEMENT

This AMENDED AND RESTATED EXECUTIVE SEVERANCE BENEFITS AGREEMENT (the “Agreement”) is entered into effective as of this [●] day of [●], 2019 (the “Effective Date”), between EYAL WALDMAN (“Executive”) and MELLANOX TECHNOLOGIES, LTD. (the “Company”). This Agreement is intended to provide Executive with the compensation and benefits described herein upon the occurrence of specific events and supersedes in its entirety that certain Amended and Restated Executive Severance Benefits Agreement entered into by and between Executive and the Company dated as of December 19, 2008 (the “Prior Agreement”). Certain capitalized terms used in this Agreement are defined in Article 5.

The Company and Executive hereby agree as follows:

ARTICLE 1.

SCOPE OF AND CONSIDERATION FOR THIS AGREEMENT

1.1 Position and Duties. Executive is currently employed by the Company as the President and Chief Executive Officer of the Company. Executive reports directly to the Board.

1.2 Restrictions. During Executive’s employment by the Company, Executive agrees to the best of Executive’s ability and experience that Executive will at all times loyally and conscientiously perform all of the duties and obligations required of and from Executive as President and Chief Executive Officer. During the term of Executive’s employment, Executive further agrees that Executive will devote all of Executive’s business time and attention to the business of the Company, the Company shall be entitled to all of the benefits and profits arising from or incident to all such work, services and advice, Executive shall not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Board, and Executive shall not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Nothing in this Agreement shall prevent Executive from accepting speaking or presentation engagements in exchange for honoraria or from service on boards of charitable organizations or otherwise participating in civic, charitable or fraternal organizations, or from owning no more than one percent (1%) of the outstanding equity securities of a corporation whose stock is listed on a national stock exchange.

1.3 Employee Proprietary Information and Inventions Agreement. Executive acknowledges that Executive has previously executed and delivered to an officer of the Company the Company’s Employee Proprietary Information and Inventions Agreement and a Confirmatory Assignment (together, the “Confidentiality Agreement”) and that the Confidentiality Agreement remains in full force and effect.

1.4 Benefits Upon Covered Termination. The Company and Executive wish to set forth the benefits which Executive shall be entitled to receive in the event of a Covered Termination.

1.5 Consideration. The duties and obligations of the Company to Executive under this Agreement shall be in consideration for Executive’s past services to the Company, Executive’s continued employment with the Company and full compliance with the provisions of this Agreement, and Executive’s execution of a release in accordance with Section 4.1 hereof.

1.6 Prior Agreement. This Agreement shall supersede any other agreement relating to severance benefits in the event of Executive’s severance from employment, including without limitation, the Prior Agreement.

ARTICLE 2.

SEVERANCE BENEFITS

2.1 Covered Termination Severance Benefits. A Covered Termination of Executive’s employment entitles Executive to receive the benefits set forth in this Section 2.1, subject to Section 4.1 and 6.13.

(a) Additional Severance Payment. Subject to Executive’s continued compliance with this Agreement, including without limitation, Executive’s obligations and undertakings pursuant to Section 1.3 and 3 thereof, the

Company shall pay to Executive, in addition to any rights and entitlements under law or agreement, an amount equal to two times the sum of Executive’s Base Salary and Target Bonus. The severance contemplated by this Section 2.1(a) (the “Cash Severance”), which shall be subject to all required tax and other applicable withholdings, shall be payable in equal monthly installments during the period commencing on the date of termination and ending twenty-four (24) months thereafter (the “Severance Period”). Notwithstanding the foregoing, but subject to Section 6.13(b), all or a portion of the Cash Severance shall be paid in a lump sum on the sixtieth (60th) day following the date of Executive’s Separation from Service (as defined below) solely to the extent (and in such amount, which for the avoidance of doubt, shall be the maximum amount) that such lump sum payment would not result in any additional excise tax or tax penalties under Section 409A of the Code.

(b) Equity Award Acceleration. The vesting and/or exercisability of one-hundred percent (100%) of the unvested shares subject to Executive’s Equity Awards shall be automatically accelerated immediately effective as of the date of the Covered Termination, subject to the terms of the award agreement pursuant to which any performance share units were granted.

2.2 Other Terminations. If Executive’s employment is terminated by the Company for Cause, by Executive other than pursuant to a Constructive Termination or as a result of Executive’s death or disability, the Company shall not have any other or further obligations to Executive under this Agreement (including any financial obligations) except that Executive shall be entitled to receive (a) Executive’s fully earned but unpaid base salary, through the date of termination at the rate then in effect, and (b) all other amounts or benefits to which Executive is entitled under any compensation, retirement or benefit plan or practice of the Company at the time of termination in accordance with the terms of such plans or practices or applicable law. In addition, subject to the provisions of the Company’s equity compensation plans and the terms of Executive’s Equity Awards, if Executive’s employment is terminated by the Company for Cause, by Executive other than pursuant to a Constructive Termination or as a result of Executive’s death or disability, all vesting of Executive’s unvested Equity Awards previously granted to Executive by the Company shall cease and none of such unvested Equity Awards shall be exercisable following the date of such termination. The foregoing shall be in addition to, and not in lieu of, any and all other rights and remedies that may be available to the Company under the circumstances, whether at law or in equity.

2.3 Mitigation. Except as otherwise specifically provided herein, Executive shall not be required to mitigate damages or the amount of any payment provided under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by Executive as a result of employment by another employer or by any retirement benefits received by Executive after the date of a Covered Termination.

2.4 Exclusive Remedy. Except as otherwise expressly required by law or as specifically provided herein, all of Executive’s rights to salary, severance, benefits, bonuses and other amounts hereunder (if any) accruing after the termination of Executive’s employment shall cease upon such termination.

ARTICLE 3.

RESTRICTIVE COVENANTS

3.1 Non-Solicitation. In further consideration of the duties and obligations of the Company to Executive hereunder, Executive acknowledges that during the course of Executive’s employment with the Company, Executive has or will become familiar with the Company’s trade secrets and with other confidential information concerning the Company and that Executive’s services shall be of special, unique and extraordinary value to the Company; and, therefore, Executive agrees that, during the one-year period commencing on the date of termination of Executive’s employment for any reason (the “Restricted Period”), Executive shall not, directly or indirectly, through another person or entity, (i) induce, solicit, encourage or attempt to induce, solicit or encourage any employee of the Company to leave the employ of the Company, or in any way interfere with the relationship between the Company and any employee thereof; or (ii) induce, solicit or encourage or attempt to induce, solicit or encourage any customer, supplier, licensee, licensor, franchisee or other business relation of the Company and any of its affiliates to cease doing business with the Company and any of its affiliates, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation of the Company and any of its affiliates.

3.2 Modification of Covenants. If, at the time of enforcement of any of the covenants contained in Section 3.1 hereof, a court of competent jurisdiction shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

ARTICLE 4.

LIMITATIONS AND CONDITIONS ON BENEFITS

4.1 Release Prior to Payment of Benefits. Upon a Covered Termination, and prior to the payment of any benefits under this Agreement on account of such Covered Termination, Executive shall execute and deliver to the Company an effective general release (the “Release”) in the form attached hereto and incorporated herein as Exhibit A or Exhibit B, as applicable, subject to any changes the Company deems necessary or appropriate to reflect applicable law. Such Release shall specifically relate to all of Executive’s rights and claims in existence at the time of such execution and shall confirm Executive’s obligations under the Confidentiality Agreement. It is understood that, as specified in the applicable Release, Executive has a specified number of calendar days to consider whether to execute such Release, and Executive may revoke such Release within seven (7) calendar days after execution. In the event Executive does not execute and deliver such Release within the applicable period, or if Executive revokes such Release within the subsequent seven (7) day period, no benefits shall be payable under this Agreement.

4.2 Termination of Benefits. Benefits under this Agreement shall terminate immediately if Executive, at any time, violates any proprietary information or confidentiality obligation to the Company or any other restrictive covenant, including, without limitation, the Confidentiality Agreement and any non-solicitation obligation to the Company pursuant to Section 3.1 above or otherwise.

ARTICLE 5.

DEFINITIONS

For purposes of the Agreement, the following terms are defined as follows:

5.1 “Base Salary” means Executive’s annual salary (that is the base salary and where applicable together with the Overtime Payment, with no fringe benefits whatsoever) as in effect during the last regularly scheduled payroll period immediately preceding a Covered Termination but excluding any reduction of base salary giving rise to Constructive Termination hereunder.

5.2 “Board” means the Board of Directors of the Company.

5.3 “Cause” means that, in the reasonable determination of the Board, Executive:

(a) has committed an act of fraud or embezzlement or has intentionally committed some other illegal act that has a material adverse impact on the Company or any successor or parent or subsidiary thereof;

(b) has been convicted of, or entered a plea of “guilty” or “no contest” to, a felony which causes or may reasonably be expected to cause substantial economic injury to or substantial injury to the reputation of the Company or any subsidiary or affiliate of the Company;

(c) has made any unauthorized use or disclosure of confidential information or trade secrets of the Company or any successor or parent or subsidiary thereof that has a material adverse impact on any such entity;

(d) has committed any other intentional misconduct that has a material adverse impact on the Company or any successor or parent or subsidiary thereof; or

(e) has intentionally refused or intentionally failed to act in accordance with any lawful and proper direction or order of the Board, provided such direction is not materially inconsistent with Executive’s customary duties and responsibilities.

5.4 “Change of Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed under the laws of any applicable jurisdiction) whereby any person or related group of persons (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Subsections (a) or (c) hereof) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or shares of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Subsection (c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d) The Company’s shareholders approve a liquidation or dissolution of the Company.

The Board shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

5.5 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time and the Treasury Regulations thereunder.

5.6 “Company” means Mellanox Technologies, Ltd., company organized under the laws of the State of Israel, or, following a Change of Control, the surviving entity resulting from such transaction.

5.7 “Constructive Termination” means that Executive voluntarily terminates Executive’s employment with the Company after any of the following are undertaken without Executive’s express written consent:

(a) the removal of or a material reduction in the nature or scope of Executive’s responsibilities, or the assignment to Executive of duties that are materially inconsistent with Executive’s position;

(b) a change in Executive’s direct reporting relationship so that Executive no longer reports directly to the Board;

(c) a material reduction in Executive’s base salary or target annual bonus, unless the base salaries or target annual bonus, as applicable, of all other executives are similarly reduced; or

(d) a relocation of Executive’s place of employment that increases Executive’s one-way commute by more than thirty (30) miles from such Executive’s place of employment as of immediately prior to such relocation. The termination of Executive’s employment as a result of Executive’s death or disability shall not be deemed to be a Constructive Termination.

Notwithstanding the foregoing, a resignation shall not constitute a “Constructive Termination” unless the event or condition giving rise to such resignation continues more than thirty (30) days following Executive’s written notice of such condition provided to the Company within ninety (90) days of the first occurrence of such event or condition and such resignation is effective within thirty (30) days following the end of such notice period.

5.8 “Covered Termination” means an Involuntary Termination Without Cause or a Constructive Termination, in each case, which occurs within 12 months following a Change of Control.

5.9 “Equity Awards” means all options to purchase ordinary shares, awards of restricted ordinary shares and such other awards granted pursuant to the Company’s option and other equity incentive award plans or agreements.

5.10 “Involuntary Termination Without Cause” means Executive’s dismissal or discharge by the Company other than for Cause. The termination of Executive’s employment as a result of Executive’s death or disability shall not be deemed to be an Involuntary Termination Without Cause.

5.11 “Target Bonus” means Executive’s target annual bonus for the year in which a Covered Termination occurs or, in the event a target annual bonus has not been established for Executive for such year, the average of the three most recent annual bonuses paid to Executive as of the date of the Covered Termination.

ARTICLE 6.

GENERAL PROVISIONS

6.1 Employment Status. This Agreement does not constitute a contract of employment or impose upon Executive any obligation to remain as an employee, or impose on the Company any obligation (a) to retain Executive as an employee, (b) to change the status of Executive as an at-will employee (subject to applicable law), or (c) to change the Company’s policies regarding termination of employment.

6.2 Notices. Any notices provided hereunder must be in writing, and such notices or any other written communication shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by first class mail to the Company at its primary office location and to Executive at Executive’s address as listed in the Company’s payroll records. Any payments made by the Company to Executive under the terms of this Agreement shall be delivered to Executive either in person or at the address as listed in the Company’s payroll records.

6.3 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained herein.

6.4 Waiver. If either party should waive any breach of any provisions of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

6.5 Complete Agreement. Without derogating from any rights and entitlements under law or any agreement relating to such statutory rights and entitlements, this Agreement, including Exhibit A and Exhibit B, constitutes the entire agreement between Executive and the Company and is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter, wholly superseding all written and oral agreements with respect to severance benefits to Executive in the event of employment termination, including without limitation, the Prior Agreement. It is entered into without reliance on any promise or representation other than those expressly contained herein. Notwithstanding anything herein to the contrary, this Agreement shall not supersede any indemnification agreement between Executive and the Company.

6.6 Amendment or Termination of Agreement. This Agreement may be changed or terminated only upon the mutual written consent of the Company and Executive. The written consent of the Company to a change or termination of this Agreement must be signed by an executive officer of the Company after such change or termination has been approved by the Board.

6.7 Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.

6.8 Headings. The headings of the Articles and Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

6.9 Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, and the Company, and any surviving entity resulting from a Change of Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company, and their respective successors, assigns, heirs, executors and administrators, without regard to whether or not such person actively assumes any rights or duties hereunder; provided, however, that Executive may not assign any duties hereunder and may not assign any rights hereunder without the written consent of the Company, which consent shall not be withheld unreasonably.

6.10 Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of Israel, without regard to its conflict of laws rules. Any legal proceeding arising out of, or relating to this Agreement will be instituted in a court in Israel, and the Executive and the Company hereby consent to the personal and exclusive jurisdiction of such court(s) and hereby waive any objection(s) that they may have to personal jurisdiction, the laying of venue of any such proceeding and any claim or defense of inconvenient forum.

6.11 Non-Publication. The parties mutually agree not to disclose publicly the terms of this Agreement except to the extent that disclosure is mandated by applicable law or regulation or to their respective advisors (e.g., attorneys, accountants).

6.12 Construction of Agreement. In the event of a conflict between the text of the Agreement and any summary, description or other information regarding the Agreement, the text of the Agreement shall control.

6.13 Code Section 409A.

(a) Notwithstanding any provision to the contrary in this Agreement, no amount that is deemed deferred compensation subject to Section 409A of the Code shall be payable pursuant to Section 2 unless Executive’s termination of employment constitutes a separation from service within the meaning of Treasury Regulation Section 1.409A-1h (a “Separation from Service”) and, except as provided under Section 6.13(b) below, any such amount shall not be paid, or in the case of installments, commence to be paid, until the sixtieth (60th) day following Executive’s Separation from Service. Any installment payments that would have been made to Executive during the sixty (60) day period immediately following Executive’s Separation from Service but for the preceding sentence shall be paid to Executive on the sixtieth (60th) day following Executive’s Separation from Service and the remaining payments shall be made as provided in this Agreement, subject to the last sentence of Section 2.1(a).

(b) Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed at the time of Executive’s separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the

Code, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (x) the expiration of the six (6)-month period measured from the date of Executive’s Separation from Service or (y) the date of Executive’s death. Upon the first business day following the expiration of the applicable Code Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 6.13(b) shall be paid in a lump sum to Executive, and any remaining payments due under this Agreement shall be paid as otherwise provided herein.

(c) To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A of the Code, any such reimbursements payable to Executive pursuant to this Agreement shall be paid to Executive no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and Executive’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.

(d) Executive’s right to receive any installment payments under this Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Treasury Regulation Section 1.409A-2(b)(2)(iii).

(e) The parties acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and the parties agree to use their best efforts to achieve timely compliance with, Section 409A of the Code, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder would otherwise be taxable to Executive under Section 409A, the Company may adopt such limited amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company reasonably determines are necessary or appropriate to comply with the requirements of Section 409A of the Code and thereby avoid the application of penalty taxes under such Section.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties have executed this Agreement on the Effective Date written above.

MELLANOX TECHNOLOGIES, LTD.	EYAL WALDMAN
By:
Name:
Title:

Exhibit A: Form of Release (Individual Termination) [not for execution]

Exhibit B: Form of Release (Group Termination) [not for execution]

[Signature Page To Executive Severance Benefits Agreement]

Exhibit A

RELEASE

(Individual Termination)

Certain capitalized terms used in this Release are defined in the Amended and Restated Executive Severance Benefits Agreement (the “Agreement”), which I have executed and of which this Release is a part.

I hereby confirm my obligations under the Company’s Employee Proprietary Information and Inventions Agreement.

I also hereby confirm that of the date hereof, I have received all amounts and/or entitlements to which I am due as a result of or in connection with my employment with the Company and its termination including, without limitation, with respect to salary, wages, back wages, contributions of all kind (including to Managers’ Insurance Policy or Pension Fund (*) and Education Fund (**), severance pay, Additional Severance Payment, annual vacation, redemption of annual vacation, overtime pay, travel allowance, car, recreation pay (***), sick pay, commissions, incentives, bonuses, options, stock, warranties, benefit plans or programs, notice period or payment in lieu of notice, deferred compensation payments, expenses, benefits, and reimbursement of any kind and any other payment or benefits or rights whatsoever in connection with or arising out of my employment with the Company or termination of my employment or that otherwise might be owed to me by the Company.

In accordance with the termination of my employment at the Company I am entitled to all sums as described in the List of Final Payments, attached to this letter, and the release letters. I accept the payments and the rights described in the List of Final Payments as full, complete and unconditional payment, settlement and satisfaction of any and all obligations of the Company arising out of my employment or the termination of my employment, or that otherwise might be owed to me by the Company.

Upon completion by the Company of the payments and provision of the release letters, all as listed in the attached “List of Final Payments” in connection with my employment with the Company and/or the termination of such employment, neither myself, nor anyone on my behalf, has or will have any claim, demand and/or cause of action, including with respect to my dismissal and/or entitlement to severance pay, whether or not now known, suspected or claimed, which I have ever had, now have, or may claim to have against the Company and/or its affiliates (whether directly or indirectly) pursuant to any applicable law and/or agreement or otherwise against Company and/or its parent company, and/or its affiliates and/or anyone on its behalf, including directors officers, employees, agents, partners, investors, predecessors, successors, heirs, assigns, directors, employees or shareholders or any of their representatives of successors or affiliated corporations or organizations, whether previously or hereinafter affiliated in any manner. Without derogating in any way from the above, I acknowledge that this Release is a “Settlement and Acknowledgement of Discharge” as defined in Section 29 of the Severance Pay Law, 5723—1963.

I acknowledge that all of the payments referred to hereunder (including in the Agreement and in the List of Final Payments) are gross amounts and shall be subject to the withholding of applicable taxes and deductions required by any applicable law.

I acknowledge and agree that the payments and entitlements specified in and the attached “List of Final Payments” are the sole consideration to which I am entitled from the Company (subject to the contingencies set forth in such documents) and that there is no further obligation, financial or otherwise, owing to me by the Company.

I hereby confirm that I shall continue to comply with any undertakings that by their nature survive my employment with the Company. Without limiting the generality of the foregoing, I undertake to maintain the terms of this Release in strict confidence.

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Exhibit A-1

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, with respect to salary, wages, back wages, contributions to managers insurance (*) and education fund (**), severance pay, annual vacation, overtime pay, travel allowance, recreation pay (***), sick pay, commissions, incentives, bonuses, options, notice period or payment in lieu of notice, deferred compensation payments, expenses, benefits, and reimbursement of any kind and any other payment or benefits or rights whatsoever in connection with my employment with the Company or termination of my employment or that otherwise might be owed to me by the Company; claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1866; Title VII of the federal Civil Rights Act of 1964, as amended; the federal Civil Rights Act of 1991; Sections 1981 through 1988 of Title 42 of the United States Code, as amended; the federal Occupational Safety and Health Act of 1970; the Consolidated Omnibus Budget Reconciliation Act of 1985; the federal Family and Medical Leave Act of 1993, except as prohibited by law; the federal Worker Adjustment and Retraining Notification Act of 1988; the federal Vocational Rehabilitation Act of 1973; the federal Equal Pay Act of 1963; the federal Fair Labor Standards Act, except as prohibited by law; the National Labor Relations Act, as amended; the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”); the Sarbanes-Oxley Act of 2002; the California Fair Employment and Housing Act, as amended; the California civil rights laws; the California Equal Pay Law; tort law; contract law; statutory law; common law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from (i) the payments and benefits under Section 2 of my Agreement, (ii) to benefits described in the List of Final Payments, (iii) its obligation to indemnify me pursuant to the Company’s indemnification obligation pursuant to agreement or applicable law, (iv) to any rights or benefits that may not be waived pursuant to applicable law, including, without limitation, any right to unemployment insurance benefits, or (v) to my right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.

For the avoidance of doubt, nothing in this Agreement will be construed to prohibit me from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, the California Department of Fair Employment and Housing, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General, or making other disclosures that are

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Exhibit A-2

protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation; provided, however, that I may not disclose information of the Company or any of their affiliates that is protected by the attorney-client privilege, except as otherwise required by law. I do not need the prior authorization of the Company to make any such reports or disclosures, and I am not required to notify the Company that I have made such reports or disclosures.

Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Agreement: (i) I shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (x) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if I file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the trade secret to my attorney, and may use the trade secret information in the court proceeding, if I file any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I also acknowledge that the consideration given under the Agreement for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I should consult with an attorney of my choice prior to executing this Release; (C) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release by the parties to revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me. I hereby understand that the revocation contemplated in this paragraph shall not be effective unless it is in writing and signed by me and received by the Company prior to the expiration of the revocation period. I further acknowledge that I have read this Release carefully and completely understand each of the terms of this Release. I acknowledge that the undertakings contained in this Release are irrevocable and the Company and its representatives and successors are relying upon my undertakings. I declare that I am fully aware of my rights under law and that this waiver is signed by me upon my own free will after I was given the opportunity to receive any and all explanations regarding my rights to my full satisfaction, and to check all my accounts with the Company and after I have examined all my rights against the Company. I further acknowledge that I have been afforded sufficient time to understand the terms and effects of this Release, and that the agreements and obligations herein are made voluntarily, knowingly and without duress, and that neither the Company nor its agents or representatives have made any representations inconsistent with the provisions of this Release.

EYAL WALDMAN

Date:

Exhibit A-3

LIST OF FINAL PAYMENTS

On or subsequent to the date of termination of your employment with the Company (the “Termination Date”), the Company shall pay and/or release to you the following:

1.	Last Monthly Salary:

A gross sum for Salary through Termination Date.

2.	Severance Pay: (gross)

All amounts accumulated in the severance component in your managers insurance policy and/or pension fund shall be released to you should you be entitled to statutory severance pay on account of your statutory severance pay entitlement, and the Company will complete payment of the statutory severance entitlement.

3.	Vacation Days:

A gross payment for                      accrued and unused vacation days-NIS

4.	Recuperation Pay (d’mei havra’ah):

A gross payment for                      unpaid d’mei havra’ah due as of the Termination Date-NIS

5.	Prior Notice of Termination

A gross payment in lieu of prior notice for                      days, including a payment for social benefits payable thereupon. [If applicable]

6.	Additional Severance Payment

Subject to the terms and conditions of the Agreement-NIS

7.

In addition, the Company shall release the Managers Insurance Policy and/or Pension Fund (severance payment and pension) and Education Fund (Keren Hishtalmuti) maintained on your behalf by the Company.

Exhibit A-4

Exhibit B

RELEASE

(Group Termination)

Certain capitalized terms used in this Release are defined in the Amended and Restated Executive Severance Benefits Agreement (the “Agreement”), which I have executed and of which this Release is a part.

I hereby confirm my obligations under the Company’s Employee Proprietary Information and Inventions Agreement.

I also hereby confirm that of the date hereof, I have received all amounts and/or entitlements to which I am due as a result of or in connection with my employment with the Company and its termination including, without limitation, with respect to salary, wages, back wages, contributions of all kind (including to Managers’ Insurance Policy or Pension Fund (*) and Education Fund (**), severance pay, Additional Severance Payment, annual vacation, redemption of annual vacation, overtime pay, travel allowance, car, recreation pay (***), sick pay, commissions, incentives, bonuses, options, stock, warranties, benefit plans or programs, notice period or payment in lieu of notice, deferred compensation payments, expenses, benefits, and reimbursement of any kind and any other payment or benefits or rights whatsoever in connection with or arising out of my employment with the Company or termination of my employment or that otherwise might be owed to me by the Company.

In accordance with the termination of my employment at the Company I am entitled to all sums as described in the List of Final Payments, attached to this letter, and the release letters. I accept the payments and the rights described in the List of Final Payments as full, complete and unconditional payment, settlement and satisfaction of any and all obligations of the Company arising out of my employment or the termination of my employment, or that otherwise might be owed to me by the Company.

Upon completion by the Company of the payments and provision of the release letters, all as listed in the attached “List of Final Payments” in connection with my employment with the Company and/or the termination of such employment, neither myself, nor anyone on my behalf, has or will have any claim, demand and/or cause of action, including with respect to my dismissal and/or entitlement to severance pay, whether or not now known, suspected or claimed, which I have ever had, now have, or may claim to have against the Company and/or its affiliates (whether directly or indirectly) pursuant to any applicable law and/or agreement or otherwise against Company and/or its parent company, and/or its affiliates and/or anyone on its behalf, including directors officers, employees, agents, partners, investors, predecessors, successors, heirs, assigns, directors, employees or shareholders or any of their representatives of successors or affiliated corporations or organizations, whether previously or hereinafter affiliated in any manner. Without derogating in any way from the above, I acknowledge that this Release is a “Settlement and Acknowledgement of Discharge” as defined in Section 29 of the Severance Pay Law, 5723—1963.

I acknowledge that all of the payments referred to hereunder (including in the Agreement and in the List of Final Payments) are gross amounts and shall be subject to the withholding of applicable taxes and deductions required by any applicable law.

I acknowledge and agree that the payments and entitlements specified in and the attached “List of Final Payments” are the sole consideration to which I am entitled from the Company (subject to the contingencies set forth in such documents) and that there is no further obligation, financial or otherwise, owing to me by the Company.

I hereby confirm that I shall continue to comply with any undertakings that by their nature survive my employment with the Company. Without limiting the generality of the foregoing, I undertake to maintain the terms of this Release in strict confidence.

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Exhibit B-1

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time prior to the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, with respect to salary, wages, back wages, contributions to managers insurance (*) and education fund (**), severance pay, annual vacation, overtime pay, travel allowance, recreation pay (***), sick pay, commissions, incentives, bonuses, options, notice period or payment in lieu of notice, deferred compensation payments, expenses, benefits, and reimbursement of any kind and any other payment or benefits or rights whatsoever in connection with my employment with the Company or termination of my employment or that otherwise might be owed to me by the Company; claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1866; Title VII of the federal Civil Rights Act of 1964, as amended; the federal Civil Rights Act of 1991; Sections 1981 through 1988 of Title 42 of the United States Code, as amended; the federal Occupational Safety and Health Act of 1970; the Consolidated Omnibus Budget Reconciliation Act of 1985; the federal Family and Medical Leave Act of 1993, except as prohibited by law; the federal Worker Adjustment and Retraining Notification Act of 1988; the federal Vocational Rehabilitation Act of 1973; the federal Equal Pay Act of 1963; the federal Fair Labor Standards Act, except as prohibited by law; the National Labor Relations Act, as amended; the federal Employee Retirement Income Security Act of 1974, as amended; the federal Americans with Disabilities Act of 1990; the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”); the Sarbanes-Oxley Act of 2002; the California Fair Employment and Housing Act, as amended; the California civil rights laws; the California Equal Pay Law; tort law; contract law; statutory law; common law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from (i) the payments and benefits under Section 2 of my Agreement, (ii) to benefits described in the List of Final Payments, (iii) its obligation to indemnify me pursuant to the Company’s indemnification obligation pursuant to agreement or applicable law, (iv) to any rights or benefits that may not be waived pursuant to applicable law, including, without limitation, any right to unemployment insurance benefits, or (v) to my right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.

For the avoidance of doubt, nothing in this Agreement will be construed to prohibit me from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the Equal Employment Opportunity Commission, the National Labor Relations Board, the California Department of Fair Employment and Housing, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation; provided, however, that I may not disclose information of the Company or any of their affiliates

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Exhibit B-2

that is protected by the attorney-client privilege, except as otherwise required by law. I do not need the prior authorization of the Company to make any such reports or disclosures, and I am not required to notify the Company that I have made such reports or disclosures.

Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Agreement: (i) I shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (x) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (ii) if I file a lawsuit for retaliation by the Company for reporting a suspected violation of law, I may disclose the trade secret to my attorney, and may use the trade secret information in the court proceeding, if I file any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA. I also acknowledge that the consideration given under the Agreement for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I should consult with an attorney of my choice prior to executing this Release; (C) I have forty-five (45) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following the execution of this Release by the parties to revoke the Release; (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Release is executed by me. I hereby understand that the revocation contemplated in this paragraph shall not be effective unless it is in writing and signed by me and received by the Company prior to the expiration of the revocation period. I further acknowledge that I have read this Release carefully and completely understand each of the terms of this Release; and, as required by ADEA, that I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated. I acknowledge that the undertakings contained in this Release are irrevocable and the Company and its representatives and successors are relying upon my undertakings. I declare that I am fully aware of my rights under law and that this waiver is signed by me upon my own free will after I was given the opportunity to receive any and all explanations regarding my rights to my full satisfaction, and to check all my accounts with the Company and after I have examined all my rights against the Company. I further acknowledge that I have been afforded sufficient time to understand the terms and effects of this Release, and that the agreements and obligations herein are made voluntarily, knowingly and without duress, and that neither the Company nor its agents or representatives have made any representations inconsistent with the provisions of this Release.

EYAL WALDMAN

Date:

Exhibit B-3

LIST OF FINAL PAYMENTS

On or subsequent to the date of termination of your employment with the Company (the “Termination Date”), the Company shall pay and/or release to you the following:

1.	Last Monthly Salary:

A gross sum for Salary through Termination Date.

2.	Severance Pay: (gross)

All amounts accumulated in the severance component in your managers insurance policy and/or pension fund shall be released to you should you be entitled to statutory severance pay on account of your statutory severance pay entitlement, and the Company will complete payment of the statutory severance entitlement.

3.	Vacation Days:

A gross payment for                      accrued and unused vacation days-NIS

4.	Recuperation Pay (d’mei havra’ah):

A gross payment for                      unpaid d’mei havra’ah due as of the Termination Date-NIS

5.	Prior Notice of Termination

A gross payment in lieu of prior notice for                      days, including a payment for social benefits payable thereupon. [If applicable]

6.	Additional Severance Payment

Subject to the terms and conditions of the Agreement-NIS

7.

In addition, the Company shall release the Managers Insurance Policy and/or Pension Fund (severance payment and pension) and Education Fund (Keren Hishtalmuti) maintained on your behalf by the Company.

Exhibit B-4

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet – QUICK AND EASY IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail MELLANOX TECHNOLOGIES, LTD. As a shareholder of Mellanox Technologies, Ltd., you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2019. Vote by Internet Access the Website and submit your proxy: www.proxyvoting.com/MLNX Vote by Telephone Call Toll-Free: +1 (800) 868-5136 If you are calling from outside of the U.S. please call +1 (484) 997-2085 Vote by Mail Sign and return our proxy in the postage-paid envelope provided. Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders: The Notice, Proxy Statement and Form of Proxy are Available at: www.Stockholderdocs.com/MLNX FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED MELLANOX TECHNOLOGIES, LTD. PROXY FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON , 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MELLANOX TECHNOLOGIES, LTD. The undersigned shareholder of Mellanox Technologies, Ltd., an Israeli company, hereby acknowledges receipt of the Notice of the Extraordinary General Meeting of Shareholders and Proxy Statement, each dated , 2019, and hereby appoints each of Eyal Waldman and Gideon Rosenberg as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Extraordinary General Meeting of Shareholders of Mellanox Technologies, Ltd. to be held on , 2019 at local Israeli time ( Eastern Time) at the offices of Mellanox Technologies, Ltd., located at 8B Habarzel Street, Tel Aviv, Israel 6971012 and at any postponement or adjournment thereof, and to vote all ordinary shares which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the other side. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted “FOR” Proposal 1: the Merger Proposal, “FOR” Proposal 2: the Adjournment Proposal, ‘FOR” Proposal 3: the Merger- Related Executive Compensation Proposal, “FOR” Proposal 4: the CEO Base Salary Proposal, “FOR” Proposal 5: the CEO Cash Incentive Proposal, “FOR” Proposal 6: the CEO Severance Proposal, “FOR” Proposal 7: the CEO Equity Award Proposal, “FOR Proposal 8: the CEO Tax Equalization Proposal, and “FOR” Proposal 9: the Waters Bonus Proposal. If the undersigned does not state otherwise, any additional business to properly come before the meeting will be voted in a manner consistent with the Israeli Companies Law, 1999, Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, and in accordance with the best judgment of the proxies named herein. (Continued and to be signed on the reverse side)

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

MELLANOX TECHNOLOGIES, LTD. If you have questions or require any assistance with voting your shares, please contact the Company’s proxy solicitor listed below: 1407 Broadway, 27th Floor New York, New York 10018 +1 (212) 929-5500 or Toll-Free (800) 322-2885 Email: proxy@mackenziepartners.com THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Please mark your votes like this X THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” Proposals 1b, 2, 3, 4b, 5b, 6b, 7b, 8b & 9 Proposal 1a For Against â–¡ â–¡ Are you a Parent Affiliate (as defined in the Proxy Statement)? Note: By selecting FOR I confirm that I AM NOT a Parent Affiliate and by selecting AGAINST I confirm that I AM a Parent Affiliate. Proposal 1b For Against Abstain â–¡ â–¡ â–¡ The Merger Proposal. To approve the acquisition of the Company by NVIDIA International Holdings Inc., a Delaware corporation (“Parent”), including the approval of (a) the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated March 10, 2019, by and among Parent, Teal Barvaz Ltd., a company organized under the laws of the State of Israel and a wholly-owned subsidiary of Parent (“Merger Sub”), NVIDIA Corporation, a Delaware corporation (“NVIDIA”), and the Company, pursuant to which Merger Sub will merge with and into the Company, and the Company will be the surviving company (the “Surviving Company”) and will become a direct wholly-owned subsidiary of Parent (the “Merger”); (b) the Merger itself; (c) the consideration to be received by the shareholders of the Company in the Merger, consisting of $125.00 per share in cash, without interest and less any applicable withholding taxes, for each ordinary share, par value NIS 0.0175 per share, of the Company owned immediately prior to the effective time of the Merger; (d) the purchase by the Company of a tail liability insurance policy for directors and officers of the Company for a period of seven years commencing at the effective time of the Merger in accordance with the terms of the Merger Agreement; (e) the adoption by the Surviving Company of the articles of association of Merger Sub upon and subject to the consummation of the Merger, in accordance with the terms of the Merger Agreement; and (f) all other transactions and arrangements contemplated by the Merger Agreement, a copy of which is attached as Annex A to the Proxy Statement; Proposal 2 For Against Abstain â–¡ â–¡ â–¡ The Adjournment Proposal. To approve the adjournment of the Extraordinary General Meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Extraordinary General Meeting; Proposal 3 For Against Abstain â–¡ â–¡ â–¡ The Merger-Related Executive Compensation Proposal. To approve, on a non-binding, advisory basis, any “golden parachute compensation” that will or may become payable to the Company’s named executive officers in connection with the Merger; Proposal 4a For Against â–¡ â–¡ Do you have a Personal Interest (as defined in the Proxy Statement) with regards to Proposal 4b? Note: By selecting FOR I confirm that I DO NOT HAVE a Personal Interest and by selecting AGAINST I confirm I DO HAVE a Personal Interest in voting this proposal. Proposal 4b For Against Abstain â–¡ â–¡ â–¡ The CEO Base Salary Proposal. To approve the increase in annual base cash compensation for Eyal Waldman, our chief executive officer, from $610,000 to $650,000; Proposal 5a For Against â–¡ â–¡ Do you have a Personal Interest with regards to Proposal 5b? Note: By selecting FOR I confirm that I DO NOT HAVE a Personal Interest and by selecting AGAINST I confirm I DO HAVE a Personal Interest in voting this proposal. Proposal 5b For Against Abstain â–¡ â–¡ â–¡ The CEO Cash Incentive Proposal. To approve the grant to Mr. Waldman of a 2019 performance-based cash incentive award, which will be tied to the Company’s achievement of pre-established revenue and adjusted operating income objectives for fiscal 2019 and which will be measured and paid, if earned, in 2020; Proposal 6a For Against â–¡ â–¡ Do you have a Personal Interest with regards to Proposal 6b? Note: By selecting FOR I confirm that I DO NOT HAVE a Personal Interest and by selecting AGAINST I confirm I DO HAVE a Personal Interest in voting this proposal.

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

Proposal 6b For Against Abstain The CEO Severance Proposal. To approve the amendment and restatement of Mr. Waldman’s severance agreement to increase the benefits thereunder to two years of base salary, two years of target bonus and vesting acceleration of 100% of his equity awards in the event of certain employment terminations within 12 months following a change in control of the Company; Proposal 7a For Against Do you have a Personal Interest (as defined in the Proxy Statement) with regards to Proposal 7b? Note: By selecting FOR I confirm that I DO NOT HAVE a Personal Interest and by selecting AGAINST I confirm I DO HAVE a Personal Interest in voting this proposal. Proposal 7b For Against Abstain The CEO Equity Award Proposal. To approve the grant to Mr. Waldman of a 2019 equity incentive award of 55,696 restricted share units; Proposal 8a For Against Do you have a Personal Interest (as defined in the Proxy Statement) with regards to Proposal 8b? Note: By selecting FOR I confirm that I DO NOT HAVE a Personal Interest and by selecting AGAINST I confirm I DO HAVE a Personal Interest in voting this proposal. Proposal 8b For Against Abstain The CEO Tax Equalization Proposal. To approve certain tax equalization payments to Mr. Waldman to reimburse Mr. Waldman for additional personal income tax liability incurred as the result of him allocating his time between Israel and the United States in the amount of $54,000 for the 2018 tax year and an amount to be determined consistently with past practice but not to exceed $125,000 for the 2019 tax year to be made as soon as administratively practicable after the tax differential is substantiated to the reasonable satisfaction of the Company’s chief financial officer or, in the event that the Merger has been consummated, to the reasonable satisfaction of the chief executive officer or the chief financial officer of NVIDIA; and Proposal 9 For Against Abstain The Waters Bonus Proposal. To approve payment of a cash bonus of $25,000 to Greg Waters, an independent member of the Company’s board of directors, in recognition of his services with respect to the Merger. Signature of Shareholder Date: , 2019 Signature of Shareholder (if held jointly) Date: , 2019 Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.